UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

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☐  Definitive Proxy Statement

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ONDAS HOLDINGS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Ondas Holdings Inc. common stock par value $0.0001.

(2)	Aggregate number of securities to which transaction applies: 8,625,000 shares of common stock, including 1,875,000 shares of common stock underlying warrants.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $7.94 (the average of the high and low prices reported on the Nasdaq Stock Market on June 21, 2021), plus $7,500,000 in cash.

(4)	Proposed maximum aggregate value of transaction: $75,982,500 (8,625,000 shares multiplied by $7.94 plus $7,500,000 in cash).

(5)	Total fee paid: $8,289.69. The fee has been calculated at a rate equal to $109.10 per $1,000,000 of the proposed maximum aggregate value of the transaction.

☐  Fee paid previously with preliminary materials.

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Ondas Holdings Inc.

TRANSACTION PROPOSED — YOUR VOTE IS VERY IMPORTANT

Dear Ondas Stockholders:

The board of directors (the “Board”) of Ondas Holdings Inc., a Nevada corporation (“Ondas,” the “Company,” “we,” “us,” or “our”), has approved an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Drone Merger Sub I Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub I”), Drone Merger Sub II Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), American Robotics, Inc., a Delaware corporation (“American Robotics”), and Reese Mozer, solely in his capacity as the representative of American Robotics’ Stockholders (the “American Robotics Stockholders’ Representative”). Under the terms of the Merger Agreement, Merger Sub I will merge with and into American Robotics (“Merger I”), with American Robotics as the surviving entity, and American Robotics will then subsequently and immediately merge with and into Merger Sub II (“Merger II” and, together with Merger I, the “Mergers”), with Merger Sub II continuing as the surviving entity and as a direct wholly-owned subsidiary of the Company. Pursuant to the terms of the Merger Agreement, simultaneously with Merger II, Merger Sub II shall be renamed American Robotics, Inc. The Mergers are subject to customary closing conditions, including approval by the Company’s stockholders of the issuance of common stock, including common stock underlying the Warrants (as defined below), as consideration in connection with the Mergers. The Mergers and the transactions contemplated by the Merger Agreement are referred to herein as the “Transaction.” The Transaction is expected to close in the third quarter of 2021.

Upon completion of the Transaction, Ondas Holdings Inc.’s common stock will continue to trade on the Nasdaq Stock Market LLC (“Nasdaq”), under the symbol “ONDS.” On June 22, 2021, the closing price per share of the Company’s common stock as reported by Nasdaq was $8.05. You are urged to obtain current market quotations for the shares of the Company.

If the Transaction is completed, the Company will acquire American Robotics in exchange for (a) cash consideration in an amount equal to $7,500,000, less certain transaction expenses and indebtedness of American Robotics as described in the Merger Agreement (the “Cash Consideration”); (b) 6,750,000 validly issued, fully paid and non-assessable shares of the Company’s common stock, less certain shares which may be paid as transaction expenses; (c) warrants, in the form of Exhibit E of the Merger Agreement, exercisable for 1,875,000 shares of the Company’s common stock (each a “Warrant,” and collectively the “Warrants”), as such number may be adjusted pursuant to the terms of the Merger Agreement; and (d) the cash released to the American Robotics’ Stockholders from the PPP Loan Escrow Amount (as defined in the Merger Agreement) (if any) and from the Company Stockholders’ Representative Expense Fund (as defined in the Merger Agreement) (if any). Each Warrant entitles the holder to purchase a number of shares of the Company’s common stock at a price equal to the average of the high and low prices of one share of common stock as reported on Nasdaq on the trading day immediately preceding the closing date of the Transaction. Each Warrant shall be exercisable in three equal annual installments commencing on the one year anniversary of the closing date of the Transaction and shall have a term of ten years.

If American Robotics’ PPP loans are not forgiven by the U.S. Small Business Administration (the “SBA”) prior to the closing of the Transaction, a portion of the Cash Consideration equaling indebtedness owed by American Robotics on either of its PPP loans plus an amount equal to the amount of interest that would have accrued on such PPP loans as of their maturity dates will be held in escrow with American Robotics’ PPP lender. If an escrow account is established to hold the PPP Loan Escrow Amount at the closing, such amount or a portion thereof, as applicable, will be distributed as merger consideration to American Robotics’ Stockholders upon a determination by the SBA that one or both of the PPP loans are forgivable under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). As of the date of this proxy statement, one of American Robotics’ two PPP loans outstanding as of the date of signing of the Merger Agreement has been forgiven, representing an aggregate amount of $249,732.60 in principal and interest.

Also on the closing date of the Transaction, the Company expects to enter into employment agreements and issue up to 1,375,000 restricted stock units under the Company’s incentive stock plan to key members of American Robotics’ management.

The Transaction cannot be completed unless holders of Ondas common stock approve the issuance of common stock, including common stock underlying the Warrants, as consideration in connection with the Transaction.

In addition to the stock issuance in connection with the Transaction, the Board asks that you approve a proposal to approve an adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the foregoing proposal.

The Company will hold a special meeting of its stockholders to vote on these matters. Whether or not you plan to attend the special meeting, please take the time to cause your shares to be voted by completing and mailing the enclosed proxy card or submitting your proxy by telephone or through the Internet, using the procedures in the proxy voting instructions included with your proxy card. Even if you return the proxy, you may attend the special meeting and vote your shares in person at the meeting.

YOUR VOTE IS IMPORTANT. The issuance of common stock is a condition to completing the Transaction, and as such, at the special meeting Ondas stockholders must approve the proposal relating to this matter in order for the Transaction to close.

This document describes the Transaction and other matters to be considered in more detail. The Company encourages you to read this entire document carefully, including the Merger Agreement, which is included as Annex A, and the section discussing “Risk Factors” relating to the Transaction beginning on page 8.

Ondas looks forward to seeing you at the special meeting and to the successful completion of the Transaction.

Eric A. Brock
Chairman and Chief Executive Officer
Ondas Holdings Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the matters described in this proxy statement or the Ondas common stock to be issued pursuant to the Transaction, or determined if this proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

This proxy statement is dated [●], 2021 and, together with the accompanying proxy card, is first being mailed or otherwise delivered to Ondas stockholders as of the record date for the special meeting on or about [●], 2021.

THIS PROXY STATEMENT INCORPORATES ADDITIONAL INFORMATION

This document incorporates by reference important business and financial information about Ondas from other documents filed with the Securities and Exchange Commission (the “SEC”) that are not included in or delivered with this proxy statement. This information is available to you without charge upon your written or oral request. For a list of the documents incorporated by reference into this proxy statement, see “Where You Can Find More Information.” You can obtain electronic or hardcopy versions of the documents that are incorporated by reference into this proxy statement, without charge, from the Investor Relations section of Ondas’ website or by requesting them in writing or by telephone, in each case as set forth below:

Electronic:	www.ondas.com (please see “SEC Filings” page in the Investor portion of the site)

By Mail:	61 Old South Road, #495 Nantucket, Massachusetts 02554 Attention: Investor Relations

E-mail Address:	inquiries@ondas.com

By Telephone:	(888) 350-9994

IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY [●], 2021 IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETING.

SUBMITTING A PROXY ELECTRONICALLY, BY INTERNET, TELEPHONE, OR BY MAIL

Ondas stockholders of record on [●], 2021 may submit their proxies as follows:

●	Through the Internet, by visiting the website established for that purpose at [●] by [●] Eastern Time on [●], 2021 and following the instructions;

●	By telephone, by calling the toll-free number [●] in the United States, Canada or Puerto Rico on a touch-tone phone by [●] Eastern Time on [●], 2021 and following the recorded instructions; or

●	By mail, by marking, signing, and dating the enclosed proxy card and returning it in the postage-paid envelope provided or returning it pursuant to the instructions provided in the proxy card.

If you are a beneficial owner, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

[INTENTIONALLY LEFT BLANK]

Ondas Holdings Inc.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On [●], 2021

Dear Ondas Stockholder:

Ondas Holdings Inc. is pleased to invite you to attend a special meeting of the stockholders of Ondas which will be held on [●], 2021 at [●] a.m., Eastern time, at [●].

The purpose of the Ondas special meeting is to consider and to vote upon the following proposals:

1.	Approval of Stock Issuance Proposal – a proposal to approve the issuance of shares of Ondas common stock, including shares of common stock underlying the Warrants, in connection with the Transaction; and

2.	Adjournment Proposal – a proposal to approve an adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the foregoing proposal.

The Board has approved the Mergers and related transactions, the Merger Agreement and the other agreements relating to the Mergers and related transactions, and determined that the Mergers and related transactions, the Merger Agreement and the other agreements relating to the Mergers and related transactions, are advisable and in the best interests of Ondas and its stockholders and unanimously recommends that Ondas stockholders vote “FOR” the issuance of shares of Ondas common stock, including shares of common stock underlying the Warrants, in connection with the Transaction and “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the Stock Issuance Proposal.

Your vote is very important. The Stock Issuance Proposal is a condition to completing the Transaction, and as such, Ondas stockholders must approve this proposal in order for the Transaction to be completed.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE ONDAS STOCKHOLDERS APPROVE THE STOCK ISSUANCE PROPOSAL AND ADJOURNMENT PROPOSAL.

The close of business on [●], 2021 has been fixed as the record date for the special meeting (the “Record Date”). Only holders of record of Ondas common stock on the Record Date are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. A list of holders of common stock entitled to vote at the special meeting will be available for examination by any Ondas stockholder for any purpose germane to the special meeting at Ondas’ principal executive offices at 61 Old South Road, #495, Nantucket, Massachusetts 02554, for ten days before the special meeting, during normal business hours, and at the time and place of the special meeting as required by law.

Ondas directs your attention to the proxy statement accompanying this notice for more detailed information regarding the matters to be acted upon at the special meeting. You are encouraged to read the entire proxy statement carefully, including the Merger Agreement, which is included as Annex A to the proxy statement, and the section titled “Risk Factors” beginning on page 8.

SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ATTEND THE SPECIAL MEETING, PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE BY MAIL, BY TELEPHONE OR THROUGH THE INTERNET. INSTRUCTIONS ON THESE DIFFERENT WAYS TO SUBMIT YOUR PROXY ARE FOUND ON THE ENCLOSED PROXY FORM. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING. REMEMBER, YOUR VOTE IS IMPORTANT, SO PLEASE ACT TODAY!

By Order of the Board of Directors,

Eric A. Brock
Chairman and Chief Executive Officer

[●], 2021

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SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information that may be important to you. You are urged to carefully read this entire document, including the attached annexes, and the other documents to which this proxy statement refers you in order for you to understand fully the Transaction. See “Where You Can Find More Information.”

The Companies

Ondas Holdings Inc.

Ondas Holdings Inc., a Nevada corporation, through its wholly-owned subsidiary, Ondas Networks Inc., is a developer of proprietary, software-based wireless broadband technology for large established and emerging industrial markets. The Company’s standards-based, multi-patented, software-defined radio FullMAX platform enables MC-IoT applications by overcoming the bandwidth limitations of today’s legacy private licensed wireless networks. Ondas Networks’ customer end markets include railroads, utilities, oil and gas, transportation, aviation (including drone operators) and government entities whose demands span a wide range of mission critical applications. These markets require reliable, secure broadband communications over large and diverse geographical areas, many of which are within challenging radio frequency environments. Customers use the Company’s FullMAX technology to deploy their own private licensed broadband wireless networks. The Company also offers mission-critical entities the option of a managed network service. Ondas Networks’ FullMAX technology supports IEEE 802.16s, the new worldwide standard for private licensed wide area industrial networks.

Drone Merger Sub I Inc. and Drone Merger Sub II Inc.

Drone Merger Sub I Inc. and Drone Merger Sub II Inc., each a Delaware corporation, are newly formed, wholly-owned subsidiaries of Ondas and were organized specifically for the purpose of completing the Mergers. Merger Sub I and Merger Sub II have engaged in no business activities to date and have no material assets or liabilities of any kind, other than those incidental to their formation and in connection with the Transaction.

American Robotics, Inc.

American Robotics, a Delaware corporation, is a leading developer of highly automated commercial drone systems and the first and only company approved by the U.S. Federal Aviation Administration (“FAA”) to operate its drones beyond-visual-line-of-sight (“BVLOS”) without a human operator onsite.  American Robotics’ Scout System™ is a highly automated, AI-powered drone system capable of continuous, unattended operation and is marketed as a “drone-in-a-box” turnkey data solution service under a Robot-as-a-Service (RAAS) business model. American Robotics was founded by leading roboticists from Carnegie Mellon and Stanford with a shared vision for bringing robotic technology out of the lab and into the real-world to solve global challenges.

The Mergers

The Agreement and Plan of Merger, dated as of May 17, 2021, among Ondas, the Merger Subs, American Robotics, and the American Robotics Stockholders’ Representative, which is referred to as the Merger Agreement, is included as Annex A to this proxy statement. Ondas encourages you to carefully read the Merger Agreement in its entirety because it is the principal legal agreement that governs the Transaction.

Structure of the Mergers

Subject to the terms and conditions of the Merger Agreement, Ondas will acquire American Robotics through the Merger Subs. Merger Sub I will merge with and into American Robotics, with American Robotics continuing as the surviving entity, and American Robotics will then subsequently and immediately merge with and into Merger Sub II, with Merger Sub II continuing as the surviving entity and as a direct wholly-owned subsidiary of Ondas. Pursuant to the terms of the Merger Agreement, simultaneously with Merger II, Merger Sub II shall be renamed American Robotics, Inc.

Upon consummation of the Mergers, Ondas’ common stock will continue to trade on Nasdaq under the symbol “ONDS.”

Consideration

Ondas Stockholders. No consideration is being paid to Ondas stockholders in the Mergers. Ondas stockholders will continue to own their existing shares of Ondas common stock after the Transaction.

Holders of Interests in American Robotics. If the Transaction is completed, American Robotics’ stockholders will receive (a) cash consideration in an amount equal to $7,500,000, less certain indebtedness, transaction expenses and other expense amounts as described in the Merger Agreement; (b) 6,750,000 validly issued, fully paid and non-assessable shares of the Company’s common stock, less certain shares payable as transaction expenses, if any; (c) Warrants, in the form of Exhibit E of the Merger Agreement, exercisable for 1,875,000 shares of the Company’s common stock, as such number may be adjusted pursuant to the terms of the Merger Agreement; and (d) the cash released to the American Robotics’ Stockholders from the PPP Loan Escrow Amount (as defined in the Merger Agreement) (if any) and from the Company Stockholders’ Representative Expense Fund (as defined in the Merger Agreement) (if any). Each Warrant entitles the holder to purchase a number of shares of the Company’s common stock at a price equal to the average of the high and low prices of one share of common stock as reported on Nasdaq on the trading day immediately preceding the closing date of the Transaction. Each Warrant shall be exercisable in three equal annual installments commencing on the one year anniversary of the closing date of the Transaction and shall have a term of ten years.

If American Robotics’ PPP loans are not forgiven by the SBA prior to the closing of the Mergers, a portion of the Cash Consideration equaling indebtedness owed by American Robotics on either of its PPP loans plus an amount equal to the amount of interest that would have accrued on such PPP loans as of their maturity dates, will be held in escrow with American Robotics’ PPP lender. If an escrow account is established to hold the PPP Loan Escrow Amount at the closing, such amount or a portion thereof, as applicable, will be distributed as merger consideration to American Robotics’ Stockholders upon a determination by the SBA that one or both of the PPP loans are forgivable under the CARES Act. As of the date of this proxy statement, one of American Robotics’ two PPP loans outstanding as of the date of signing of the Merger Agreement has been forgiven, representing an aggregate amount of $249,732.60 in principal and interest.

Also on the closing date of the Transaction, the Company expects to enter into employment agreements and issue up to 1,375,000 restricted stock units under the Company’s incentive stock plan to key members of American Robotics’ management.

Ownership of Ondas after the Mergers

As of [●], 2021, Ondas has [34,032,040] shares of common stock outstanding.

Under the terms of the Merger Agreement, on the closing date of the Transaction, Ondas will issue to American Robotics’ stockholders an aggregate of 6,750,000 shares of common stock (less the shares, if any, paid as transaction expenses). Based on the foregoing, immediately after the closing of the Transaction, [40,782,040] shares of common stock will be issued and outstanding and the shares issued to American Robotics stockholders in the Transaction will represent approximately 16.6% of the outstanding common stock and voting power of the Company. Shares of common stock held by Ondas stockholders immediately before the closing of the Transaction will represent approximately 83.4% of the outstanding common stock and voting power of the Company after the closing of the Transaction. The foregoing are estimates of post-Transaction shares of common stock.

Interests of Ondas Executive Officers and Directors in the Transaction

When you consider the Board’s recommendations that stockholders vote in favor of the proposals described in this proxy statement, you should be aware that some Ondas executive officers and directors may have interests that may be different from, or in addition to, Ondas stockholders’ interests. For additional information see “Interests of Ondas Executive Officers and Directors in the Transaction.”

Accounting Treatment

Ondas will account for the Transaction as an acquisition of American Robotics by Ondas using the acquisition method of accounting in accordance with United States Generally Accepted Accounting Principles (“GAAP”). Ondas expects that, upon completion of the Transaction, holders of interests in American Robotics will receive approximately 16.6% of the outstanding common stock and voting power of the combined company, and Ondas stockholders will retain 83.4% of the outstanding common stock and voting power of the combined company. In addition to considering these relative voting powers, Ondas also considered the proposed composition of the combined company’s board of directors and the board committees, and the proposed members of the executive management team of the combined company, in determining the acquirer for accounting purposes. Based on the weighting of these factors, Ondas has concluded that it is the accounting acquirer.

Under the acquisition method of accounting, the assets, including identifiable intangible assets, and liabilities of American Robotics as of the effective time of the Mergers will be recorded at their respective fair values and added to those of Ondas. Any excess of the purchase price for the Mergers over the net fair value of American Robotics’ assets and liabilities will be recorded as goodwill. The results of operations of American Robotics will be combined with the results of operations of Ondas beginning at the closing of the Transaction. The consolidated financial statements of Ondas after closing will not be restated retroactively to reflect the historical financial position or results of operations of American Robotics. Following the Transaction, and subject to the finalization of the purchase price allocation, the earnings of Ondas will reflect the effect of any purchase accounting adjustments, including any increased depreciation and amortization associated with fair value adjustments to the assets acquired and liabilities assumed.

The allocation of the purchase price used in the unaudited pro forma financial statements included in this proxy statement is based upon a preliminary valuation by management. The final estimate of the fair values of the assets and liabilities will be determined with the assistance of a third-party valuation firm. Ondas’ preliminary estimates and assumptions are subject to materially change upon the finalization of internal studies and third-party valuations of assets, including investments, property and equipment, intangible assets including goodwill, and certain liabilities.

Regulatory Matters

Pursuant to the Merger Agreement, in the event Ondas does not qualify as a Citizen of the U.S. as defined in 49 U.S.C. 40102 (a)(15) (as determined after the Mergers), Ondas will be required to apply for and receive a U.S. Department of Transportation Foreign Civil Aircraft Permit or Special Authorization under Title 14 C.F.R. Part 375 related to American Robotics’ unmanned aircraft system (“UAS” or “drone”) operations (the “Requisite Regulatory Approval”). Ondas believes it currently qualifies and will qualify as of the closing of the Transaction as a Citizen of the U.S. as defined in 49 U.S.C. 40102 (a)(15) and, as a result, Ondas believes the Requisite Regulatory Approval is not required in connection with the Mergers.

Listing of Ondas Stock

Ondas has agreed to use commercially reasonable efforts to cause the shares of common stock to be issued in the Transaction to be approved for listing on Nasdaq.

Conditions to Consummation of the Transaction

Each party’s obligations to consummate the Transaction is subject to the satisfaction (or waiver in writing by each such party), at or prior to the closing of the Transaction, of the following conditions, including, among others:

●	obtaining the Requisite Regulatory Approval (if required);

●	the absence of any applicable Order (as defined in the Merger Agreement) (whether temporary, preliminary or permanent) being in effect which prohibits the consummation of the Mergers;

●	the absence of any Law prohibiting the consummation of the Mergers;

●	American Robotics obtaining the Requisite Company Vote (as defined in the Merger Agreement), which Requisite Company Vote has been obtained; and

●	Ondas obtaining the approval of the Stock Issuance Proposal (the “Ondas Stockholder Approval”).

Termination of the Merger Agreement

The Merger Agreement may be terminated prior to the closing of the Mergers:

●	by mutual written consent of Ondas and American Robotics;

●	by Ondas or American Robotics upon a breach by the other party which would constitute a failure of a closing condition that remains uncured by the earlier of (1) thirty (30) calendar days following receipt of written notice of such breach or (2) the date that is three (3) calendar days prior to 5:00 p.m., Eastern Time, on September 30, 2021;

●	if American Robotics has not obtained the Requisite Company Vote, which Requisite Company Vote has been obtained;

●	if the Ondas Stockholder Approval is not obtained;

●	if the Mergers have not been completed on or before 5:00 p.m., Eastern Time, on September 30, 2021; or

●	if any Governmental Authority having competent jurisdiction has issued or entered any Order or enacted any Law which, in any such case, permanently restrains, enjoins or otherwise prohibits the consummation of the Mergers.

The Special Meeting

Meeting. The special meeting will be held on [•] at [•] a.m., Eastern time, at [•]. At the special meeting, Ondas stockholders will be asked to:

●	Approval of Stock Issuance Proposal – approve the issuance of shares of Ondas common stock, including shares of common stock underlying the Warrants, in connection with the Transaction, which we refer to as the “Stock Issuance Proposal”; and

●	Adjournment Proposal – approve an adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the foregoing proposal, which we refer to as the “Adjournment Proposal.”

The Stock Issuance Proposal is a condition to completing the Transaction, and as such, Ondas stockholders must approve this proposal in order for the Transaction to close.

Record Date; Votes. Ondas has fixed the close of business on [●], 2021 as the Record Date for determining the Ondas stockholders entitled to receive notice of and to vote at the special meeting. Only holders of record of Ondas common stock on the Record Date are entitled to receive notice of and vote at the special meeting and any adjournment or postponement thereof.

Each share of common stock is entitled to one vote on each matter brought before the meeting. On the Record Date, there were [34,032,040] shares of common stock issued and outstanding.

Required Vote. Approval of the Stock Issuance Proposal requires the affirmative vote of a majority of the votes cast by the holders of our common stock at the special meeting. Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the holders of our common stock at the special meeting.

Failure to Vote; Abstentions. Any of your shares that are not voted or as to which you abstain are not “votes cast” and will have no effect on the vote for the Stock Issuance Proposal or the Adjournment Proposal. Since the Stock Issuance Proposal and the Adjournment Proposal are non-routine matters under applicable rules, your bank, broker or other nominee cannot vote without instructions from you. For more information regarding the effect of abstentions, a failure to vote, or broker non-votes, see “The Special Meeting — Votes Required to Approve Proposals.”

Revocation of Proxies. You have the power to revoke your proxy at any time before the proxy is voted at the special meeting. You can revoke your proxy in one of four ways:

●	you can send a signed notice of revocation of proxy;

●	you can grant a new, valid proxy bearing a later date;

●	you can revoke the proxy in accordance with the telephone or Internet proxy submission procedures described in the proxy voting instructions attached to the proxy card; or

●	if you are a holder of record, you can attend the special meeting and vote in person, which will automatically cancel any proxy previously given, but your attendance alone will not revoke any proxy that you have previously given.

If you choose either of the first two methods to revoke your proxy, you must submit your notice of revocation or your new proxy to Ondas’ Corporate Secretary at: 61 Old South Road, #495, Nantucket, Massachusetts 02554 Attention: Corporate Secretary, so that it is received no later than the beginning of the special meeting.

Stock Ownership of Directors and Executive Officers. On the Record Date, directors and executive officers of Ondas and their respective affiliates owned and were entitled to vote [●] shares of common stock, or approximately [●]% of the voting power of the Company’s common stock outstanding on the Record Date. To Ondas’ knowledge, the directors and executive officers of Ondas and their respective affiliates intend to vote their shares of Company common stock in favor of all proposals presented at the special meeting, and any adjournment or postponement thereof.

Recommendations of the Board

YOUR VOTE IS IMPORTANT. The Stock Issuance Proposal to be presented at the special meeting is a condition to consummating the Transaction, and as such, Ondas stockholders must approve the Stock Issuance Proposal in order for the Transaction to close.

The Board unanimously recommends that Ondas stockholders vote:

●	“FOR” the proposal to approve the issuance of shares of Ondas common stock, including the shares of common stock underlying the Warrants, in connection with the Transaction; and

●	“FOR” the proposal to approve an adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the foregoing proposal.

In making its recommendation, the Board considered, among other matters, the strategic benefits of combining the companies, synergies of the combined company, the strong financial and operational foundation of the combined company, and new growth opportunities available to the combined company. For additional information see “The Transaction— Rationale for the Transaction.” In addition, in making its respective recommendation, the Board considered those further matters set forth under the heading “The Transaction — Reasons for the Transaction.”

For additional information see “The Special Meeting — Board Recommendations.”

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

The following are some questions you may have regarding the proposed Transaction, the terms and conditions of the Merger Agreement and certain related agreements and procedures and brief answers to those questions. You are urged to read carefully this entire proxy statement, including the Annexes attached hereto and the other documents to which this proxy statement refers or which it incorporates by reference because the information in this section may not provide all the information that is important to you. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Merger Agreement attached hereto as Annex A.

Q:	What will happen in the Transaction?

A:	On May 17, 2021, the Company entered into the Merger Agreement to acquire American Robotics, a leading developer of highly automated commercial drone systems and the first and only company approved by the FAA to operate its drones beyond-visual-line-of-sight (“BVLOS”) without a human operator onsite. The Company anticipates that this acquisition will allow for integration between Ondas’ and American Robotics’ technology platforms and increase automation, data collection, and AI-powered analytics in industrial markets allowing for the improved maintenance, monitoring and operation of critical infrastructure.

Pursuant to the Merger Agreement, on closing date, Merger Sub I will merge with and into American Robotics, with American Robotics continuing as the surviving entity, and American Robotics will then subsequently and immediately merge with and into Merger Sub II, with Merger Sub II continuing as the surviving entity and as a direct wholly-owned subsidiary of Ondas. Pursuant to the terms of the Merger Agreement, simultaneously with Merger II, Merger Sub II shall be renamed American Robotics, Inc.

If the Mergers are completed, American Robotics’ stockholders will receive (a) cash consideration in an amount equal to $7,500,000, less certain indebtedness, transaction expenses and other expense amounts as described in the Merger Agreement; (b) 6,750,000 validly issued, fully paid and non-assessable shares of the Company’s common stock, $0.0001 par value per share (less certain shares, if any, which may be paid as transaction expenses); (c) Warrants, in the form of Exhibit E of the Merger Agreement, exercisable for 1,875,000 shares of the Company’s common stock, as such number may be adjusted pursuant to the terms of the Merger Agreement; and (d) the cash released to the American Robotics’ Stockholders from the PPP Loan Escrow Amount (as defined in the Merger Agreement) (if any) and from the Company Stockholders’ Representative Expense Fund (as defined in the Merger Agreement) (if any). Each Warrant entitles the holder to purchase a number of shares of the Company’s common stock at a price equal to the average of the high and low prices of one share of common stock as reported on Nasdaq on the trading day immediately preceding the closing date of the Transaction. Each Warrant shall be exercisable in three equal annual installments commencing on the one year anniversary of the closing date of the Transaction and shall have a term of ten years.

If American Robotics’ PPP loans are not forgiven by the SBA prior to the closing of the Mergers, a portion of the Cash Consideration equaling Indebtedness owed by American Robotics on either of its PPP loans plus an amount equal to the amount of interest that would have accrued on such PPP loans as of their maturity dates will be held in escrow with American Robotics’ PPP lender. If an escrow account is established to hold the PPP Loan Escrow Amount at the closing, such amount or a portion thereof, as applicable, will be distributed as merger consideration to American Robotics’ Stockholders upon a determination by the SBA that one or both of the PPP loans are forgivable under the CARES Act. As of the date of this proxy statement, one of American Robotics’ two PPP loans outstanding as of the date of signing of the Merger Agreement has been forgiven, representing an aggregate amount of $249,732.60 in principal and interest.

Also on the closing date of the Mergers, the Company expects to enter into employment agreements and issue up to 1,375,000 restricted stock units under the Company’s incentive stock plan to key members of American Robotics’ management.

Q:	When and where is the special meeting?

A:	A special meeting of Ondas stockholders will be held on [●] at [●] a.m., Eastern time, at [●], to consider and vote on the proposals related to the Transaction.

Q:	What proposals are being submitted at the special meeting?

A:	The proposals to be submitted at the special meeting are the following:

1.	Stock Issuance Proposal – a proposal to approve the issuance of Ondas common stock, including common stock underlying the Warrants, in connection with the Transaction; and

2.	Adjournment Proposal – a proposal to approve an adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the foregoing proposal.

Q.	What are the quorum requirements for the special meeting?

A:	Under Nevada law and the Ondas bylaws, a quorum of Ondas’ stockholders at the special meeting is necessary to transaction business. The holders of a majority of the shares of stock, issued and outstanding and entitled to vote, shall be present in person or represented by proxy in order to constitute a quorum for the transaction of any business at the special meeting.

Q:	Why is my vote important?

A:	The Stock Issuance Proposal is a condition to completing the Transaction. If the Stock Issuance Proposal is not approved by the Ondas Stockholders, the Transaction will not be completed.

Q:	What do I do if I want to change my vote?

A:	You can change your vote at any time before the special meeting. You can do this in one of four ways:

●	you can send a signed notice of revocation of proxy;

●	you can grant a new, valid proxy bearing a later date;

●	you can submit a proxy again by telephone or through the Internet; or

●	if you are a holder of record, you can attend the applicable special meeting and vote in person, but your attendance alone will not revoke any proxy that you have previously given.

If you choose either of the first two methods to revoke your proxy, you must submit your notice of revocation or your new proxy to Ondas’ Corporate Secretary at: 61 Old South Road, #495, Nantucket, Massachusetts 02554 Attention: Corporate Secretary, so that it is received no later than the beginning of the special meeting. If you are a stockholder, you can find further details on how to revoke your proxy in “The Special Meeting — Revocation of Proxies.”

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker is not permitted to vote on the Stock Issuance Proposal and the Adjournment Proposal unless you provide your broker with voting instructions on each proposal. You should instruct your broker to vote your shares by following the directions your broker provides you. Please review the voting information form used by your broker to see if you can submit your voting instructions by telephone or Internet.

Q:	What if I fail to instruct my broker with respect to the Stock Issuance Proposal and the Adjournment Proposal?

A:	A broker non-vote occurs when a beneficial owner fails to provide voting instructions to his or her broker as to how to vote the shares held by the broker in street name and the broker does not have discretionary authority to vote without instructions. See “The Special Meeting.”

A broker non-vote will have no effect on the Stock Issuance Proposal and the Adjournment Proposal. For additional information, see “The Special Meeting.”

Q:	What do I do now?

A:	Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including its annexes.

In order for your shares to be represented at the special meeting:

●	you can submit a proxy by telephone or through the Internet by following the instructions included on your proxy card;

●	you can indicate on the enclosed proxy card how you would like to vote and sign and return the proxy card in the accompanying pre-addressed postage paid envelope; or

●	you can attend the special meeting in person and vote at the meeting.

Q:	Are there risks involved in undertaking the Transaction?

A:	Yes. In evaluating the Transaction, Ondas stockholders should carefully consider the factors discussed in “Risk Factors” beginning on page 8 of this proxy statement and other information about Ondas and American Robotics included in this proxy statement and the documents incorporated by reference into this proxy statement.

Q:	When do you expect to complete the Transaction?

A:

Ondas is working to complete the Transaction as quickly as practicable. However, Ondas cannot assure you when or if the Transaction will be completed even if the Ondas stockholders approve the Stock Issuance Proposal. Completion of the Transaction is subject to satisfaction or waiver of the conditions specified in the Transaction Agreement, including regulatory approvals (if required). It is possible that factors outside the control of Ondas could result in the Transaction being completed later than expected. Although the exact timing of the completion of the Transaction cannot be predicted with certainty, Ondas anticipates completing the Transaction in the third quarter of 2021. If the Transaction is not completed on or before 5:00 p.m., Eastern Time, on September 30, 2021, the Merger Agreement may be terminated by Ondas or American Robotics. See “The Merger Agreement — Conditions to Closing.”

Q:	Whom should I call with questions?

A:	If you have additional questions about the Transaction or the Special Meeting, you should contact:

Ondas Holdings Inc.
61 Old South Road, #495

Nantucket, Massachusetts 02554

Attention: Investor Relations
Phone Number: (888) 350-9994
E-mail Address: inquiries@ondas.com

If you would like additional copies of this proxy statement or you need assistance voting your shares, you should contact:

[INSERT CONTACT INFORMATION FOR PROXY SOLICITOR]

RISK FACTORS

In addition to the other information included and incorporated by reference into this proxy statement, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements” below, you should carefully consider the following risk factors before deciding how to vote on the matters presented to stockholders at the special meeting. In addition to the risk factors set forth below, you should read and consider other risk factors specific to Ondas’ business and securities that will also affect the combined company after the Transaction, which are described in Part I, Item 1A of Ondas’ Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 8, 2021, and all of which are incorporated by reference into this proxy statement. If any of the risks described below or in the periodic reports incorporated by reference into this proxy statement actually occur, the business, financial condition, results of operations, prospects, or stock price of Ondas or the combined company could be materially adversely affected. See “Where You Can Find More Information.”

Risks Related to the Transaction

Completion of the Transaction is subject to the conditions contained in the Merger Agreement and if these conditions are not satisfied, the Transaction will not be completed.

The completion of the Transaction is subject to various closing conditions, including but not limited to (a) the Company obtaining stockholder approval of the Stock Issuance Proposal, and (b) the shares of the common stock to be issued as consideration, including shares of common stock underlying Warrants, in the Transaction being approved for listing on Nasdaq. Also, the Company may need to obtain approval from the United States Department of Transportation as a condition to closing if the Company is not a U.S. citizen under Department of Transportation rules.

Many of the conditions to the closing of the Transaction are not within our control, and we cannot predict with certainty when or if these conditions will be satisfied. The failure to satisfy any of the required conditions could delay the completion of the Transaction or prevent it from occurring. Any delay in completing the Transaction could cause us not to realize some or all of the benefits that we expect to achieve if the Transaction is successfully completed within the expected timeframe. There can be no assurance that the conditions to the closing of the Transaction will be satisfied or that the Transaction will be completed or that if completed we will realize the anticipated benefits.

Failure to complete the Transaction could negatively impact our stock price and our future business and financial results.

If the Transaction is not completed for any reason, our ongoing business may be adversely affected and, without realizing any of the benefits of having completed the Transaction, we could be subject to a number of negative consequences, including, among others: (i) we may experience negative reactions from the financial markets, including negative impacts on our stock price; (ii) we will still be required to pay certain significant costs relating to the Transaction, including legal, accounting, and financial advisor costs; and (iii) matters related to the Transaction (including integration planning) require substantial commitments of our time and resources, which could result in our inability to pursue other opportunities that could be beneficial to us. If the Transaction is not completed or if completion of the Transaction is delayed, any of these risks could occur and may adversely affect our business, financial condition, financial results, and stock price.

The Transaction will involve substantial costs.

We have incurred, and expect to continue to incur, a number of non-recurring costs associated with the Transaction. The substantial majority of the non-recurring expenses will consist of transaction and regulatory costs related to the Transaction. We will also incur transaction fees and costs related to formulating and implementing integration plans, including system consolidation costs and employment-related costs. We continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred from the Transaction and integration. Although we anticipate that the elimination of duplicative costs and the realization of other efficiencies and synergies related to the integration should allow us to offset integration-related costs over time, this net benefit may not be achieved in the near term, or at all.

Risks Related to the Combined Company if the Transaction is Completed

Our business relationships, those of American Robotics or the combined company may be subject to disruption due to uncertainty associated with the Transaction.

Parties with which we or American Robotics do business may experience uncertainty associated with the Transaction, including with respect to current or future business relationships with us, American Robotics or the combined company. Our and American Robotics’ business relationships may be subject to disruption, as customers, distributors, suppliers, vendors, and others may seek to receive confirmation that their existing business relationships with us or American Robotics, as the case may be, will not be adversely impacted as a result of the Transaction or attempt to negotiate changes in existing business relationships or consider entering into business relationships with parties other than us, American Robotics, or the combined company as a result of the Transaction. Any of these other disruptions could have a material adverse effect on our or American Robotics’ business, financial condition, or results of operations or on the business, financial condition or results of operations of the combined company, and could also have an adverse effect on our ability to realize the anticipated benefits of the Transaction.

If we are unable to implement and maintain effective internal control over financial reporting following completion of the Transaction, we may fail to prevent or detect material misstatements in our financial statements, in which case investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our securities may decline.

We and American Robotics currently maintain separate internal control over financial reporting with different financial reporting processes and different process control software. We plan to integrate our internal control over financial reporting with that of American Robotics. We may encounter difficulties and unanticipated issues in combining our respective accounting systems due to the complexity of the financial reporting processes. We may also identify errors or misstatements that could require audit adjustments. If we are unable to implement and maintain effective internal control over financial reporting following completion of the Transaction, we may fail to prevent or detect material misstatements in our financial statements, in which case investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our securities may decline.

American Robotics may have liabilities that are not known, probable or estimable at this time.

After the Transaction, American Robotics will remain subject to certain past, current, and future liabilities. There could be unasserted claims or assessments against or affecting American Robotics, including the failure to comply with applicable laws and regulations. In addition, there may be liabilities of American Robotics that are neither probable nor estimable at this time that may become probable or estimable in the future, including indemnification requests received from customers of American Robotics relating to claims of infringement or misappropriation of third party intellectual property or other proprietary rights, tax liabilities arising in connection with ongoing or future tax audits and liabilities in connection with other past, current and future legal claims and litigation. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our financial results. We may learn additional information about American Robotics that adversely affects us, such as unknown, unasserted, or contingent liabilities and issues relating to compliance with applicable laws or infringement or misappropriation of third party intellectual property or other proprietary rights.

Ondas stockholders will experience dilution as a consequence of the issuance of the common stock in connection with the Transaction.

Ondas stockholders will experience dilution upon the issuance of additional shares of common stock pursuant to the Merger Agreement. Such dilution will, among other things, limit the ability of the current Ondas stockholders to influence management of Ondas, including through the election of directors following the Transaction.

Ondas may experience difficulties integrating American Robotics’ business.

Achieving the anticipated benefits of the Transaction will depend in significant part upon whether Ondas and American Robotics integrate their businesses in an efficient and effective manner. Ondas has been able to conduct only limited planning regarding the integration of the companies following the Transaction and has not yet determined the exact nature of how the businesses and operations of the companies will be combined after the Transaction. The actual integration may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized. The companies may not be able to accomplish the integration process smoothly, successfully or on a timely basis. The necessity of coordinating geographically separated organizations, systems of controls, and facilities and addressing possible differences in business backgrounds, corporate cultures and management philosophies may increase the difficulties of integration. The companies operate numerous systems and controls, including those involving management information, purchasing, accounting and finance, sales, billing, employee benefits, payroll and regulatory compliance. The integration of operations following the Transaction will require the dedication of significant management and external resources, which may temporarily distract management’s attention from the day-to-day business of the combined company and be costly. Employee uncertainty and lack of focus during the integration process may also disrupt the business of the combined company. Any inability of management to successfully and timely integrate the operations of the two companies could have a material adverse effect on the business and results of operations of the combined company.

The combined company may not fully realize the anticipated benefits of the Transaction within the timing anticipated or at all.

Ondas and American Robotics entered into the Merger Agreement because each company believes that the Transaction will be beneficial to each of Ondas and American Robotics primarily as a result of the anticipated benefits resulting from the combined company’s operations. The companies may not be able to achieve the anticipated long-term strategic benefits of the Transaction. An inability to realize the full extent of, or any of, the anticipated benefits of the Transaction, as well as any delays that may be encountered in the integration process, which may delay the timing of such benefits, could have an adverse effect on the business and results of operations of the combined company, and may affect the value of Ondas common stock after the completion of the Transaction.

Charges to earnings resulting from the application of the acquisition method of accounting may adversely affect the market value of Ondas common stock following the Transaction.

In accordance with GAAP, Ondas will be considered the acquiror of American Robotics for accounting purposes. Ondas will account for the Transaction using the acquisition method of accounting. There may be charges related to the acquisition that are required to be recorded to Ondas’s earnings that could adversely affect the market value of Ondas common stock following the completion of the Transaction. Under the acquisition method of accounting, Ondas will allocate the total purchase price to the assets acquired, including identifiable intangible assets, and liabilities assumed from American Robotics based on their fair values as of the date of the completion of the Transaction, and record any excess of the purchase price over those fair values as goodwill. For certain tangible and intangible assets, revaluating them to their fair values as of the completion date of the Transaction may result in Ondas incurring additional depreciation and amortization expense that may exceed the combined amounts recorded by Ondas and American Robotics prior to the Transaction. This increased expense will be recorded by Ondas over the useful lives of the underlying assets. In addition, to the extent the value of goodwill or intangible assets were to become impaired after the Transaction, Ondas may be required to incur charges relating to the impairment of those assets.

The combined company’s goodwill or other intangible assets may become impaired, which could result in material non-cash charges to its results of operations.

The combined company will have goodwill and other intangible assets resulting from the Transaction. At least annually, or whenever events or changes in circumstances indicate a potential impairment in the carrying value as defined by GAAP, the combined company will evaluate this goodwill and other intangible assets for impairment based on the fair value of each reporting unit. Estimated fair values could change if there are changes in the combined company’s capital structure, cost of debt, interest rates, capital expenditure levels, operating cash flows, or market capitalization. Impairments of goodwill or other intangible assets could require material non-cash charges to the combined company’s results of operations.

The combined company may be unable to manage its growth effectively.

The combined company’s growth strategy will place significant demands on its financial, operational and management resources. In order to continue its growth, the combined company may need to add administrative and other personnel, and will need to make additional investments in operations and systems. There can be no assurance that the combined company will be able to find and train qualified personnel, or do so on a timely basis, or expand its operations and systems to the extent, and in the time, required.

The combined company may be unable to execute its acquisition growth strategy.

The combined company’s ability to execute its growth strategy depends in part on its ability to identify and acquire desirable acquisition candidates as well as its ability to successfully integrate American Robotics’ operations into its business. The consolidation of Ondas’s operations with the operations of American Robotics will present significant challenges to management, particularly during the initial phases of combining the operations of Ondas and American Robotics.

Additional factors may negatively impact the combined company’s growth strategy. The combined company’s strategy may require spending significant amounts of capital. If the combined company is unable to obtain additional needed financing on acceptable terms, it may need to reduce the scope of its acquisition growth strategy, which could have a material adverse effect on its growth prospects. If any of the aforementioned factors force management to alter the combined company’s growth strategy, the combined company’s growth prospects could be adversely affected.

Our largest stockholders may have the ability to exert substantial influence over actions to be taken or approved by our stockholders.

After the closing of the Transaction, the executive officers and directors and their affiliates of the combined company will beneficially own approximately [●%] of the voting power in the combined company. As a result, these individuals may have the ability to exert substantial influence over actions to be taken or approved by our stockholders, including the election of directors and any transactions involving a change of control.

In the future, our largest stockholders may acquire or dispose of shares of our common stock and thereby increase or decrease their ownership stake in us. Significant fluctuations in the levels of ownership of our largest stockholders could impact the volume of trading, liquidity, and market price of our common stock.

The loss of key personnel could have a material adverse effect on the combined company’s financial condition, results of operations and growth prospects.

The success of the combined company will depend on the continued contributions of key employees and officers. The loss of the services of key employees and officers, whether such loss is through resignation or other causes, or the inability to attract additional qualified personnel, could have a material adverse effect on the combined company’s financial condition, results of operations and growth prospects.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Ondas’s Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 8, 2021, and incorporated by reference into this proxy statement, and in particular, the risks discussed under the caption “Risk Factors” included in this proxy statement. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

PROPOSAL 1: THE STOCK ISSUANCE PROPOSAL

The following discussion contains important information relating to the Transaction. The Merger Agreement is included as Annex A to this proxy statement. Ondas encourages you to carefully read the Merger Agreement in its entirety because it is the principal legal agreement that governs the Mergers. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Merger Agreement attached hereto as Annex A.

The Companies

Ondas Holdings Inc.

Ondas Holdings Inc., through its wholly-owned subsidiary, Ondas Networks Inc., provides wireless connectivity solutions enabling mission-critical Industrial Internet applications and services. We refer to these applications as the Mission-Critical Internet of Things (“MC-IoT”). The Company’s wireless networking products are applicable to a wide range of MC-IoT applications, which are most often located at the very edge of large industrial networks. These applications require secure, real time connectivity with the ability to process large amounts of data at the edge of large industrial networks. Such applications are required in all of the major critical infrastructure markets, including rail, electric grids, drones, oil and gas, and public safety and government, where secure, reliable and fast operational decisions are required in order to improve efficiency and ensure a high degree of safety and security. We design, develop, manufacture, sell and support FullMAX, our patented, Software Defined Radio (“SDR”) platform for secure, licensed, private, wide-area broadband networks. Our customers install FullMAX systems in order to upgrade and expand their legacy wide-area network (“WAN”) infrastructure. Our MC-IoT intellectual property has been adopted by the Institute of Electrical and Electronics Engineers (“IEEE”), the leading worldwide standards body in data networking protocols, and forms the core of the IEEE 802.16s standard. Because standards-based communications solutions are preferred by our mission-critical customers and ecosystem partners, Ondas has taken a leadership position in IEEE as it relates to wireless networking for industrial markets. As such, management believes this standards-based approach supports the adoption of the Company’s technology across a burgeoning ecosystem of partners and end markets.

Our FullMAX SDR platform is an important and timely upgrade solution for privately-owned and operated wireless WANs, leveraging Internet Protocol-based communications to provide more reliability and data capacity for our mission-critical infrastructure customers. Critical infrastructure markets throughout the globe have reached an inflection point where legacy serial and analog based protocols and network transport systems no longer meet industry needs. In addition to offering enhanced data throughput, FullMAX is an intelligent networking platform enabling the adoption of sophisticated operating systems and equipment supporting next-generation MC-IoT applications over wide field areas. These new MC-IoT applications and related equipment require more processing power at the edge of large industrial networks and the efficient utilization of network capacity and scarce bandwidth resources which can be supported by the “Fog-computing” capability integrated in our end-to-end network platform. Fog-computing utilizes management software to enable edge compute processing and data and application prioritization in the field enabling our customers more reliable, real-time operating control of these new, intelligent MC-IoT equipment and applications at the edge.

We sell our products and services globally through a direct sales force and value-added sales partners to critical infrastructure providers including major rail operators, commercial and industrial drone operators, electric and gas utilities, water and wastewater utilities, oil and gas producers and pipeline operators, and for other critical infrastructure applications in areas such as homeland security and defense, and transportation. We continue to develop our value-added reseller relationships which today include a major strategic partnership with Siemens Mobility for the development of new types of wireless connectivity for the North American Rail. In addition, Ondas and JVCKenwood, a global supplier of Land Mobile Radio (“LMR”) systems, have jointly responded to a request from the rail industry for the design and delivery of a next generation data and voice platform. We believe our Siemens’ partnership and our joint effort with JVCKenwood are indicative of the potential for additional Tier 1 partnerships in our other vertical markets including securing reseller relationships with major suppliers to the worldwide government and homeland security markets. These partnerships are being driven by the flexibility of our FullMAX software to support legacy industrial protocols (e.g. Push to Talk Voice, Dial-up Serial Data Communications, and Advanced Train Control System – ATCS) while simultaneously operating our state of the art MC-IoT protocols. This dual and multi-mode software capability provides major industrial customers with a seamless migration path to advanced internet-protocol-based networks. Over time, these legacy functions, like Push to Talk Voice and ATCS, are transformed into just several of many new data applications we can support.

American Robotics, Inc.

American Robotics, a privately-owned company, is a leading developer of highly automated commercial drone systems and the first and only company approved by the FAA to operate its drones beyond-visual-line-of-sight (“BVLOS”) without a human operator onsite. American Robotics’ Scout System™ is a highly automated, AI-powered drone system capable of continuous, unattended operation and is marketed as a “drone-in-a-box” turnkey data solution service under a Robot-as-a-Service (“RAAS”) business model. American Robotics was founded by leading roboticists from Carnegie Mellon and Stanford with a shared vision for bringing robotic technology out of the lab and into the real-world to solve global challenges.

The American Robotics team is comprised of expert engineers, entrepreneurs, business leaders, and industry veterans. American Robotics has a high margin, recurring revenue RAAS business model with a deep customer pipeline in industrial and agriculture markets.

American Robotics’ Scout System is the first and only drone system to receive FAA regulatory approval for operations without a human operator onsite. This gives the company an exclusive first-mover advantage to unlock the commercial drone market by overcoming the need for costly visual observers to be on the ground during every drone flight. With humans removed from the field and data processing achieved at the edge, users can achieve a 10X+ reduction in data acquisition costs.

The Scout System™ is the ultimate mobile data gathering application for wide field area operations in industrial, agricultural and governmental settings with the drone residing as a high-value mobile edge device in a Mission Critical IoT (MC-IoT) network deployment. The Scout System consists of:

●	Scout™, a highly automated drone with advanced imaging payloads;

●	ScoutBase™, a ruggedized base station for housing, charging, data processing, and cloud transfer; and

●	ScoutView™, American Robotics’ analytics and front-end software package.

The Transaction

Structure of the Transaction

Subject to the terms and conditions of the Transaction, Ondas will acquire American Robotics through the Merger Subs. Merger Sub I will merge with and into American Robotics, with American Robotics continuing as the surviving entity, and American Robotics will then subsequently and immediately merge with and into Merger Sub II, with Merger Sub II continuing as the surviving entity and as a direct wholly-owned subsidiary of Ondas. Pursuant to the terms of the Merger Agreement, simultaneously with Merger II, Merger Sub II shall be renamed American Robotics, Inc.

Upon consummation of the Transaction, Ondas’ common stock will continue to trade on Nasdaq under the symbol “ONDS.”

Consideration

Ondas Stockholders. No consideration is being paid to Ondas stockholders in the Transaction. Ondas stockholders will continue to own their existing shares of Ondas common stock after the Transaction.

Holders of Interests in American Robotics. If the Transaction is completed, American Robotics’ stockholders will receive (a) cash consideration in an amount equal to $7,500,000, less certain transaction expenses and indebtedness of American Robotics as described in the Merger Agreement; (b) 6,750,000 validly issued, fully paid and non-assessable shares of the Company’s common stock (less certain shares, if any, which may be paid as transaction expenses); (c) Warrants, in the form of Exhibit E of the Merger Agreement, exercisable for 1,875,000 shares of the Company’s common stock, as such number may be adjusted pursuant to the terms of the Merger Agreement; and (d) the cash released to the American Robotics’ Stockholders from the PPP Loan Escrow Amount (as defined in the Merger Agreement) (if any) and from the Company Stockholders’ Representative Expense Fund (as defined in the Merger Agreement) (if any). Each Warrant entitles the holder to purchase a number of shares of the Company’s common stock at a price equal to the average of the high and low prices of one share of common stock as reported on Nasdaq on the trading day immediately preceding the closing date of the Transaction. Each Warrant shall be exercisable in three equal annual installments commencing on the one year anniversary of the closing date of the Transaction and shall have a term of ten years.

Holders of “in the money” stock options of American Robotics that are vested or that will vest at the closing of the Transaction can elect to either exercise such options for shares in American Robotics or to convert such options into stock options or warrants of Ondas. Holders of “in the money” stock options of American Robotics that are unvested and will not become vested at the closing of the Transaction will be converted into stock options of Ondas. Ondas and American Robotics will work in good faith before the closing to determine the Equity Award Exchange Ratio (as defined in the Merger Agreement) which will determine the number of options or warrants in Ondas that will be issued for such stock options of American Robotics. Additionally, Ondas and American Robotics will also work in good faith before the closing of the Transaction to equitably reduce the number of Ondas Warrants that will be issued as part of the consideration in an amount equal to the value of the Ondas stock options and warrants being issued in exchange for such stock options of American Robotics.

If American Robotics’ PPP loans are not forgiven by the SBA prior to the closing of the Mergers, a portion of the Cash Consideration equaling Indebtedness owed by American Robotics on either of its PPP loans plus an amount equal to the amount of interest that would have accrued on such PPP loans as of their maturity dates will be held in escrow with American Robotics’ PPP lender. If an escrow account is established to hold the PPP Loan Escrow Amount at the closing, such amount or a portion thereof, as applicable, will be distributed as merger consideration to American Robotics’ Stockholders upon a determination by the SBA that one or both of the PPP loans are forgivable under the CARES Act. As of the date of this proxy statement, one of American Robotics’ two PPP loans outstanding as of the date of signing of the Merger Agreement has been forgiven, representing an aggregate amount of $249,732.60 in principal and interest.

Also on the closing date of the Transaction, the Company expects to enter into employment agreements and issue up to 1,375,000 restricted stock units under the Company’s incentive stock plan to key members of American Robotics’ management.

Background of the Transaction

On January 29, 2020, Eric Brock, Chairman and Chief Executive Officer of the Company, was introduced to an American Robotics shareholder and board advisor (the “American Robotics board advisor”). The American Robotics board advisor has no material relationships with the Company. During the telephonic meeting, the American Robotics board advisor shared with Mr. Brock an overview of American Robotics Scout System™ platform and information regarding the prospects for Scout™ to receive FAA approval for highly automated BVLOS operations without a human operator onsite. Mr. Brock shared an overview of Ondas Networks and its FullMAX wireless platform.

From January 29, 2020 to January 15, 2021, the Company’s management team had no further contact with American Robotics.

On February 5, 2020, American Robotics retained HamiltonClark Sustainable Capital, Inc. (“HamiltonClark”) to assist American Robotics as a financial advisor. This engagement paused during 2020 awaiting FAA approvals.

On January 14, 2021, American Robotics received FAA approval to operate the highly-automated Scout System™ and BVLOS for research and development including for industrial applications. On or around that day, Mr. Brock reached out to the American Robotics board advisor and Reese Mozer, Chief Executive Officer of American Robotics, and Vijay Somandepalli, Chief Technology Officer of American Robotics, to discuss the FAA approval process and American Robotics’ business plan. Discussions between the management teams of the Company and American Robotics began on February 4, 2021.

On January 14, 2021, American Robotics re-engaged HamiltonClark as a financial advisor.

On January 26, 2021, Mr. Brock spoke to the American Robotics board advisor via telephone and learned that American Robotics had developed a business expansion plan and was launching a process to engage investors to raise capital or sell the company. Mr. Brock expressed interest in discussing opportunities for strategic cooperation and investment. The American Robotics board advisor noted he would share details of this conversation with Mr. Mozer and his management team.

On February 4, 2021, Mr. Brock held a telephonic meeting with Mr. Mozer to discuss the businesses of American Robotics and Ondas Networks. Mr. Mozer noted that the American Robotics Board of Directors was considering its strategic alternatives and was likely to commence a formal process to secure capital or sell American Robotics. Mr. Mozer noted that the management team preferred a path to remain with American Robotics and execute the growth plan if the company were acquired.

On February 9, 2021, Mr. Brock and Dr. Somandepalli held an introductory telephonic meeting to explore technology and marketing synergies between the two companies.

On February 15, 2021, Mr. Mozer introduced Mr. Brock to representatives of HamiltonClark during a telephonic meeting. The representatives of HamiltonClark explained their role in managing a formal sales process on behalf of the American Robotics Board of Directors. Mr. Brock provided an overview of the Ondas Networks business, and the group held a discussion regarding the business and financial outlook for American Robotics.

On February 16, 2021, the Company and American Robotics entered into a confidentiality agreement.

On February 16, 2021, Mr. Brock, Stewart Kantor, President, Chief Financial Officer, Secretary and Treasurer of the Company, and Mr. Mozer held discussions during a telephonic meeting focused on the initial financial diligence required to understand the respective business opportunities of each company, financing requirements, if any, and the opportunity for strategic cooperation and the related business and financial benefits. On that same day, the companies held a technical telephonic meeting to discuss in detail specific aspects of the Ondas wireless platform and American Robotics Scout System™. Mr. Brock and Mr. Kantor were joined by Guy Simpson, Chief Operating Officer of Ondas Networks, and Martin Paget, Director of Technical Solutions of Ondas Networks. Mr. Mozer and Dr. Somandepalli attended the technical meeting for American Robotics.

On February 17, 2021, Mr. Mozer provided the Company a Confidential Information Memorandum and access to a diligence data room. Mutual due diligence proceeded over the next several weeks on financial, operational, regulatory, accounting, information systems, legal, tax, environmental, labor and other matters.

On February 18, 2021, Ondas held an internal telephonic due diligence meeting attended by Messrs. Brock, Kantor, Simpson, and Paget. The meeting was also attended by Susan Roberts, an aviation and UAS expert, who the Company had engaged as a consultant to assist in managing Ondas’ UAS business efforts and explore opportunities to further grow the Company’s business in UAS and drone markets. Mrs. Roberts shared her independent analysis of American Robotics technical platform, standing with the FAA and the value of the FAA approval for remote automated BVLOS operation of the Scout System™.

On February 19, 2021, Messrs. Brock and Kantor hosted a telephonic meeting to share a business and financial outlook focused on the Company. Mr. Mozer, Dr. Somandepalli and representatives of HamiltonClark attended the meeting.

On February 21, 2021, Messrs. Brock and Mozer and a representative of HamiltonClark held a telephonic meeting to initiate preliminary discussions about the terms of an acquisition of American Robotics by the Company. Both companies discussed valuation concepts, structures and timelines. The representative of HamiltonClark stressed that American Robotics was continuing a process of reviewing strategic opportunities and had received substantial interest from other potential acquirors.

On February 22, 2021, the Company held an internal telephonic due diligence meeting attended by Messrs. Brock, Kantor, Simpson, and Paget. Mrs. Roberts, the Company’s consultant, also attended and presented further analysis of American Robotics’ technical and regulatory position. Also, Mrs. Roberts shared some additional information regarding the competitive environment in the UAS and “drone-in-a-box” markets. The parties discussed valuation approaches and comparable transactions.

On March 4, 2021, Mr. Brock visited American Robotics headquarters in Marlborough, Massachusetts for further in-person diligence, a facility tour and for a flight demonstration for the Scout System™. Mr. Mozer, Dr. Somandepalli and representatives of HamiltonClark were present for this visit. In connection with Mr. Brock’s visit, Mr. Brock was also provided additional technical information regarding the Scout System™ base station and Scout™ drone vehicle and the related software analytics capabilities.

On March 4, 2021, the Company provided American Robotics a preliminary draft term sheet for a proposed acquisition of American Robotics by the Company, which included the following terms: 6,250,000 shares of the Company’s common stock, warrants exercisable for 1,875,000 shares of the Company’s common stock and 1,875,000 restricted stock units to American Robotics’ senior management.

From March 4 to April 14, 2021, the management teams of the Company and American Robotics negotiated the term sheet.

On March 9, 2021, the Company held telephonic meetings with certain American Robotics customers as part of its business diligence, which list was compiled by Messrs. Brock and Mozer. The telephonic meetings were attended by Messrs. Brock, Kantor, Simpson, and Paget.

On March 10, 2021, Mr. Mozer contacted Mr. Brock via telephone to express interest in moving forward with exploring a proposed transaction. Mr. Mozer advised Mr. Brock that American Robotics had attracted serious interest from other suitors, though it preferred a strategic transaction with the Company, subject to finalizing the term sheet with the Company.

On March 10, 2021, Messrs. Brock and Mozer preliminarily discussed in a telephonic meeting the financial terms of a possible acquisition.

On April 7, 2021, Messrs. Brock and Mozer discussed the proposed transaction further in a telephonic meeting and Mr. Mozer requested (i) a $7,500,000 cash payment (“Cash Consideration”) and (ii) a $2.0 million loan upon execution of the term sheet (the “Bridge Note”). The loan was intended to help fund American Robotics hiring and inventory expansion to support growing customer demand.

On April 9, 2021, Messrs. Brock, Kantor, Mozer and Somandepalli, representatives of HamiltonClark, and representatives of Akerman, legal counsel for Ondas, and representatives of Hogan Lovells, legal counsel for American Robotics, held a telephonic meeting to discuss and further negotiate the key aspects of a draft term sheet for the proposed acquisition of American Robotics.

On April 9, 2021, the Company provided American Robotics a revised term sheet, which included the Cash Consideration and Bridge Note.

On April 10, 2021, the Company’s Board of Directors held a telephonic meeting. All directors were present and, at the request of the Board of Directors, representatives of Akerman attended the meeting. Mr. Brock discussed the proposed acquisition of American Robotics by the Company and provided the Board of Directors a summary of American Robotics’ business. Messrs. Brock and Kantor presented the strategic opportunity and financial considerations to the Board of Directors, including a draft term sheet regarding the proposed transaction, which included the Cash Consideration and the terms of the Bridge Loan. Representatives of Akerman reviewed (i) the approvals required in connection with the proposed transaction, including shareholder approval of the Company, (ii) the ability for the Board to engage a financial advisor to render a fairness opinion regarding the fairness of the transaction consideration to the Company from a financial point of view, and (iii) the ability of the Company to acquire representation and warranty insurance for the proposed transaction. The Board of Directors discussed the proposed transaction and the term sheet, which did not include a financing contingency. The Board of Directors also discussed a proposed equity offering of the Company’s securities. Mr. Brock noted that based on discussions with Oppenheimer, the Company’s financial advisor, the plan was to commence an equity offering shortly after the announcement of the proposed acquisition; however, as noted earlier in the meeting the proposed transaction was not contemplated to have a financing contingency. Mr. Kantor advised the Board of Directors that he would not approve the proposed transaction without a financing contingency. Messrs. Brock, Bushey, Cohen, Reisfield, Seidl, Silverman and Ms. Sood authorized Mr. Brock to finalize and execute the term sheet and promissory note with such changes as required in his discretion.

On April 11, 2021, Messrs. Brock and Mozer held a telephonic meeting to further negotiate the key terms of the proposed transaction. The discussion focused on consideration to be offered, structure of the consideration and the timeline for executing the transaction. Mr. Mozer emphasized his prior request for the Bridge Loan.

On April 14, 2021, the Company and American Robotics executed the term sheet, which included a provision for the Bridge Loan, which was made on April 22, 2021. The final term sheet represented no material changes from the draft term sheet approved by the Board on April 10, 2021.

On April 15, 2021, Mr. Brock visited American Robotics headquarters in Marlborough, Massachusetts for further in-person diligence meetings and negotiations. Mr. Mozer, Dr. Somandepalli and a representative of HamiltonClark were present. Thereafter, Ondas and Akerman began coordinating with respect to due diligence, timing and the process of obtaining a representation and warranty insurance policy (the “R&W Insurance Policy”).

Also, on April 15, 2021, American Robotics provided Ondas and Akerman access to the American Robotics data room.

On April 22, 2021, the Company loaned American Robotics $2.0 million pursuant to the Bridge Loan.

From April 20, 2021 to April 23, 2021, at the Board’s request, Messrs. Brock and Kantor spoke with two financial advisors, including National Securities, regarding the engagement of a financial advisor to render a fairness opinion in connection with the proposed transaction. After review by Messrs. Brock and Kantor, a written consent of the Board of Directors was presented to the Company’s Board of Directors to approve the engagement of National Securities Corp. (“National Securities”) to render an opinion as to the fairness to the Company, from a financial point of view, of the consideration to be paid by the Company in connection with the proposed transaction (the “Fairness Opinion”). All members of the Company’s Board of Directors executed the written consent.

On April 23, 2021, the Company executed an engagement letter with National Securities. Pursuant to the engagement letter, National Securities was retained as a financial advisor to the Company’s Board of Directors with respect to rendering the Fairness Opinion.

On April 23, 2021, the Company held a telephonic organizational meeting with representatives of National Securities. Messrs. Brock and Kantor and representatives of Akerman attended the meeting.

On April 27, 2021, Akerman provided Hogan an initial draft of the merger agreement.

Over the following weeks, due diligence and the negotiation of the merger agreement continued.

On May 4, 2021, American Robotics entered into additional confidentiality agreements with Ondas’ advisors for additional due diligence.

On May 4, 2021, representatives of National Securities held a telephonic diligence meeting with Messrs. Brock and Kantor focused on the business and financial outlook of the Company.

On May 5, 2021, Hogan provided Akerman a revised draft of the merger agreement.

On May 5, 2021, representatives of National Securities held a telephonic diligence meeting with Messrs. Mozer and Kantor. The meeting was focused on the business and financial outlook of American Robotics.

On May 6, 2021, representatives of National Securities held a telephonic diligence meeting with Messrs. Brock and Kantor to perform additional diligence on the financial outlook, business synergies and financial terms of the proposed transaction.

On May 6, 2021, Messrs. Brock, Mozer and a representative of HamiltonClark held a telephonic meeting to discuss key considerations in the draft merger agreement, the ongoing financial and legal diligence and timing of the transaction.

On May 10, 2021, Akerman provided Hogan a revised draft merger agreement.

On May 10, 2021, the Company’s Board of Directors held a telephonic meeting. All directors were present, except Mr. Silverman, and, at the request of the Board of Directors, representatives of Akerman attended the meeting. Mr. Brock provided the Board of Directors an update of the negotiations regarding the proposed acquisition of American Robotics. Also, Mr. Brock reviewed with the Board of Directors the expected execution of the merger agreement and public announcement of the transaction, which was scheduled for before market on Monday, May 17, 2021.

On May 11, 2021, the parties agreed to increase the shares of the Company’s common stock to be issued to stockholders of American Robotics in connection with the Transaction from 6,250,000 to 6,750,000 and reduce the number of restricted stock units to American Robotics’ senior management from 1,875,000 to 1,375,000.

On May 13, 2021, Hogan provided Akerman a revised draft of the merger agreement.

On May 14, 2021, Akerman provided Hogan a revised draft of the merger agreement.

 On May 13, 2021, an underwriting telephonic meeting with respect to the R&W Insurance Policy was held with Messrs. Brock and Kantor and representatives of Marsh Specialty Services, ASQ Underwriting Services, Akerman and of Berkeley Research Group.

On May 14, 2021, the Company’s Board of Directors held a telephonic meeting. All directors were present and, at the request of the Board of Directors, representatives of Akerman and National Securities attended the meeting. Also, representatives of Holland & Knight, legal counsel to National Securities, attended the meeting. Representatives of National Securities provided the Board of Directors a presentation regarding its review and analysis regarding the consideration to be paid in connection with the proposed transaction. At the request of the Board of Directors, representatives of National Securities delivered the Fairness Opinion orally. The Board discussed the National Securities presentation and asked questions of the National Securities representatives. The representatives of National Securities and Holland & Knight excused themselves from the remainder of the meeting. Mr. Brock reviewed with the Board of Directors the expected execution of the merger agreement and public announcement of the transaction, which was scheduled for before market on Monday, May 17, 2021. At Mr. Brock’s request, representatives of Akerman reviewed the terms of the merger agreement and outstanding items to be finalized.

On May 14, 2021, National Securities issued the written Fairness Opinion to the Company’s Board of Directors.

On May 15, 2021, Hogan provided Akerman a revised merger agreement.

On May 16, 2021, Akerman and Hogan agreed to the final form of the merger agreement, subject to the approval of their respective clients.

On May 16, 2021, the Company’s Board of Directors held a telephonic meeting. All directors were present and, at the request of the Board of Directors, representatives of Akerman attended the meeting. Mr. Brock provided the Board of Directors an update on the transaction. At the request of Mr. Brock, representatives of Akerman reviewed the changes to the draft merger agreement since the meeting of the Board of Directors on May 14, 2021 and noted that there were no material changes since the Board meeting on May 14, 2021. Also, representatives of Akerman reviewed with the Board of Directors resolutions regarding the transaction. Mr. Kantor advised the Board of Directors again that he would not approve the proposed transaction without a financing contingency. Messrs. Brock, Bushey, Cohen, Reisfield, Seidl, Silverman and Ms. Sood approved the execution of the merger agreement and the related transaction matters as set forth in the resolutions.

On the morning of May 17, 2021, (i) the merger agreement was executed, (ii) the Company issued a press release announcing the merger agreement, (iii) the Company filed a Current Report on Form 8-K with the SEC reporting the entry into the merger agreement and filed as exhibits transaction documents, investor presentations and the press release, (iv) the Company hosted an earnings conference call and audio webcasts, which included an overview of the American Robotics acquisition, and (v) the R&W Insurance Policy was bound.

On May 26, 2021, the Company issued a press release announcing a call and webcast for May 27, 2021 to provide a business update, including information relating to the Company’s acquisition of American Robotics.

Also, on May 26, 2021, the Company filed a Current Report on Form 8-K with the SEC to file (i) the audited financial statements of American Robotics for the years ended December 31, 2020 and December 31, 2019, (ii) the unaudited financial statements of American Robotics for the three months ended March 31, 2021 and March 31, 2020, and (iii) the unaudited pro forma condensed combined financial statements (and related notes) of the Company as of and for the three months ended March 31, 2021 and the year ended December 31, 2020.

On the morning of May 27, 2021, the Company filed a Current Report on Form 8-K to file the investor presentation to be reviewed during the business update call, which was held later that morning.

On June 8, 2021, the Company issued a press release announcing the launch of an underwritten public offering of common stock (“Public Offering”), and later that day issued a press release announcing the pricing of the Public Offering.

On June 11, 2021, the Company issued a press release announcing the closing of the Public Offering and exercise of the over-allotment option. The Company estimates net proceeds from the Public Offering to be approximately $47.4 million, after deducting underwriting discounts and commissions and estimated offering expenses. The Company stated its intent to use the net proceeds of the Public Offering for working capital and general corporate purposes.

Following the closing of the Public Offering, Mr. Kantor advised Mr. Brock and representatives of Akerman that he approved the transaction and would recommend that the Company’s stockholders vote in favor of the proposals to be submitted to the Company’s stockholders in relation to the acquisition of American Robotics.

On June 23, 2021, the Company filed a preliminary proxy statement with the SEC.

Rationale for the Transaction

The Company has identified a number of potential benefits of the Transaction, which it believes will contribute to the success of the combined company, including the following:

Strategic Benefits. As leading innovators in next generation MC-IoT markets, the Company and American Robotics both provide advanced data capabilities to critical infrastructure markets such as transportation, oil & gas, and utilities, as well as solutions for security, agriculture, government, and defense markets. In combining these two platforms, the Company expects users will have access to a fully integrated, end-to-end industrial solution that optimizes the use of edge computing and data-intensive sensor-type technologies. The Company believes that integrating American Robotics’ Scout System™ with its FullMAX wireless technology will provide its customers and ecosystem partners with the capability to better inspect and manage their large field operations and critical infrastructure.

Synergies of Combined Company. The Company expects to realize synergies from more rapid customer adoption and expanded end market penetration for both American Robotics’ Scout System™ and the Company’s FullMAX wireless platform. These synergies provide revenue benefits as well as reduced costs from a more efficient customer marketing and service platform. Market adoption for our industrial technology platforms is enhanced via:

●	Technical platform integration: American Robotics Scout Systems™ requires wireless network connectivity to both a) remotely command and control the highly automated drone and b) deliver payload data to customers from the remotely located base station. The Company’s FullMAX wireless networking platform provides an additional connectivity solution that offers enhanced coverage and bandwidth across wide and often remote field area operations where alternative wireless networks are often not available. The integration of a wireless network offering wider coverage and more reliable and secure connectivity allows customers to deploy and operate larger drone fleets and more rapidly scale purchases of the Scout System™. Similarly, we believe integrating drone command and control functionality, including a leading highly automated drone-in-a-box solution such as Scout™, with our FullMAX private wireless network platform creates substantial incremental value for our customers when they deploy a FullMAX network and will lead to additional FullMAX network demand. We believe the technical synergies between the drone and wireless network platforms will result in revenue growth for both companies, individually and on a combined basis.

●	Customer marketing and support: The Company and American Robotics provide next-generation data platforms to similar industrial, critical infrastructure and government end markets. In these markets, the operators and purchasers of wireless networks and drone solutions on behalf of our customers often evaluate solutions in parallel and consult each other prior to adopting private networks and drone platforms. A coordinated marketing effort between the Company and American Robotics can help increase revenue growth and also allow us to market our solutions more expertly and cost-efficiently to customers thereby reduce duplicative spending on the related customer marketing and support activity.

Strong Financial and Operational Foundation.  We believe the Company’s strong balance sheet and access to capital will provide the growth capital required to execute and accelerate the American Robotics expansion plan providing funds to increase the production of Scout Systems™ for customer pipeline demand and to execute a hiring plan to support larger customer activity. A strong capital position is a requirement for providers of mission-critical solutions to the industrial and government end markets we target and is similarly valuable to help the Company and American Robotics expand the number of ecosystem partnerships with Tier 1 industrial vendors such as Siemens.

New Growth Opportunities. The Company believes there is a substantial capital spending and investment cycle ahead in the end markets we target, driven by the adoption of MC-IoT technologies. As we drive market adoption of our FullMAX private wireless network platform and American Robotics Scout System™, we expect to find opportunities for the combined company to further enhance our customer solutions via the development of additional complementary products and technologies and by the expansion of our ecosystem partnering strategy. In addition, we plan to pursue strategic acquisitions of companies offering complementary products and technologies. Such acquisitions will be targeted to further enhance the platform solutions we offer to customers, as well as to provide financial scale and efficiency through consolidation as our end markets grow. We believe these strategies intended to drive new growth opportunities offer the potential to further enhance shareholder value.

Reasons for the Transaction

In reaching its decision to approve the Merger Agreement and unanimously recommend that its stockholders approve the proposals required as conditions to closing the Transaction, the Board consulted with its management and its financial and legal advisors and considered a number of factors, including the following material factors, which the Ondas Board viewed as supporting its determination:

●	all the reasons described above under “— Rationale for the Transaction,” including the strategic benefits and growth opportunities expected to be available to the combined company;

●	the fact that the Ondas stockholders will continue to hold approximately 83.4% of the voting power of a significantly larger combined company following the Transaction and will therefore participate meaningfully in the significant opportunities for long-term growth of the combined company;

●	the opinion of National Securities, dated as of March 14, 2021, to the Ondas Board as to the fairness, from a financial point of view, of the consideration to be paid by the Company in the Transaction (see “— Opinion of Financial Advisor”);

●	information concerning American Robotics’ businesses, prospects, financial condition and results of operations, management and competitive position, including the results of business, legal, and financial due diligence of American Robotics conducted by Ondas and its advisors;

●	the proposed governance and management of the combined company, including that the composition of the executive officers and Board would remain the same after the Transaction.

In addition to the factors described above, the Board identified and considered a variety of risks and potentially negative factors concerning the Transaction, including:

●	the possibility that the Transaction may not be completed as a result of the failure to satisfy one or more conditions to the Transaction described under “The Merger Agreement — Conditions to Closing;”

●	the effect of the public announcement of the Transaction on Ondas’s revenues, operating results, stock price, customers, suppliers, management, employees, and other constituencies;

●	the risk that the operations of the two companies might not be successfully integrated or integrated in a timely manner, and the possibility of not achieving the anticipated synergies and other benefits sought to be obtained in the Transaction;

●	the substantial costs to be incurred in connection with the Transaction, including costs of integrating the businesses and expenses arising from the Transaction, which may exceed management’s estimates;

●	the risk that American Robotics has material liabilities which were not identified during Ondas’s due diligence;

●	the interests that certain Ondas executive officers and directors may have with respect to the Transaction in addition to their interests as Ondas stockholders; and

●	various other risks associated with the Transaction and the combined company set forth under the “Risk Factors” section.

As discussed in “Background of the Transaction” above, before the closing of the Public Offering on June 11, 2021, Mr. Kantor advised the Board that he would not approve the Transaction without a financing contingency. After the closing of the Public Offering, Mr. Kantor advised Mr. Brock and representatives of Akerman that he approved the Transaction and recommended that the Company’s stockholders vote in favor of the proposals to be submitted to the Company’s stockholders in relation to the acquisition of American Robotics.

The foregoing discussion of the material factors considered by the Ondas Board is not intended to be exhaustive, but does set forth the principal factors the Board considered.

In light of the number and wide variety of factors considered in connection with its evaluation of the Transaction, the Board did not consider it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its determination. Rather, the Board made its recommendation based on the totality of information presented to, and the investigations conducted by or at its direction. In addition, individual directors may have given different weight to different factors. This explanation of Ondas’s reasons for the Transaction and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Risk Factors.”

The Merger Agreement

The disclosure under this section provides a brief summary of the Merger Agreement but may not include all the information important to you. You should read the entire Merger Agreement, which is included as Annex A to this proxy statement. In this section, we have used defined terms from the Merger Agreement for consistency between this summary and the complete agreement. Capitalized terms used in this section but not defined should be used as defined in the Merger Agreement.

The Mergers

Pursuant to the terms and subject to the conditions set forth in Merger Agreement, Merger Sub I will merge with and into American Robotics, with American Robotics continuing as the surviving entity, and American Robotics will then subsequently and immediately merge with and into Merger Sub II, with Merger Sub II continuing as the surviving entity and as a wholly-owned subsidiary of Ondas. Pursuant to the terms of the Merger Agreement, simultaneously with Merger II, Merger Sub II shall be renamed American Robotics, Inc.

Merger Consideration

Pursuant to the terms and conditions of the Merger Agreement, the shares of American Robotics common stock, par value $0.0001 per share issued and outstanding immediately prior to the Merger I Effective Time (including for this purpose all shares of American Robotics common stock issued upon the exercise of any vested American Robotics options and any conversion of the Convertible Notes), other than shares of American Robotics Common Stock cancelled pursuant to Section 2.01(a)(i) of the Merger Agreement and Dissenting Company Shares, will be converted into the right to the aggregate merger consideration comprised of the following components: (a) cash consideration in an amount equal to (i) $7,500,000, less (ii) Company Transaction Expenses incurred by American Robotics in connection with the Mergers and the Merger Agreement, to the extent unpaid prior to the closing date of the of the Mergers, including, among other items, any change of control or retention bonuses payable by American Robotics in connection with the Mergers, less (iii) Indebtedness of American Robotics as of the Merger I Effective Time, less (iv) a $200,000 representative expense fund, which will be transferred to the American Robotics Stockholders’ Representative to pay expenses incurred by him in such capacity and to satisfy certain indemnification obligations of the American Robotics Stockholders as set forth in Section 8.01 of the Merger Agreement, less (v) in the event that any American Robotics Stockholder perfects its exercise of appraisal rights pursuant to Section 262 of the DGCL prior to the Closing Date, an additional $500,000, to be used by the American Robotics Stockholders’ Representative to satisfy certain indemnification obligations of American Robotics under Section 8.01(c) of the Merger Agreement with respect to Dissenting Company Shares, (b) 6,750,000 validly issued, fully paid and non-assessable shares of Ondas common stock, $0.0001 par value per share, less the transaction expense shares, if any, payable to HamiltonClark; (c) Warrants, in the form of Exhibit E of the Merger Agreement, exercisable for 1,875,000 shares of Ondas common stock, $0.0001 par value per share, as such number may be adjusted pursuant to the terms of the Merger Agreement, including to reduce such number by the value of certain options of Ondas being issued in connection with certain American Robotics options, less the transaction expense warrants, if any, payable to HamiltonClark; and (d) a contingent right to receive the cash released to the American Robotics Stockholders from the PPP Loan Escrow Amount (if any) plus the cash released to the American Robotics Stockholders from the American Robotics Stockholders’ Representative Expense Fund (if any). HamiltonClark will receive part of the fee owed to it by American Robotics as shares of Ondas stock and Warrants, which will reduce the number of shares of Ondas and Warrants that the holders of shares of American Robotics are entitled to receive pursuant to the Merger Agreement.

The per share consideration to be paid by Ondas at the closing of the Mergers will be (a) the Cash Consideration divided by the Fully Diluted Share Number; plus (b) the Parent Payment Shares divided by the Fully Diluted Share Number plus (c) the Parent Payment Warrants divided by the Fully Diluted Share Number; plus (d) a contingent right to receive any Contingent Consideration divided by the Fully Diluted Share Number. If fractional shares of Ondas common stock would be issued in connection with the foregoing conversion (including with respect to any shares of Ondas common stock into which Parent Payment Warrants would be exercisable), such fractional shares will be paid out in cash.

Ondas is required to register for resale under the Securities Act of 1933, as amended, the shares issued in connection with the Mergers, including the shares of Ondas common stock underlying the Warrants, on a Form S-1 or S-3 registration statement (as applicable). Ondas is required to use commercially reasonable efforts to cause such registration statement to be declared effective no later than 90 days following the Closing Date, pursuant to the terms of a lock up and registration rights agreement executed by Ondas and the directors and officers of American Robotics at the same time the Merger Agreement was executed, which agreement is in the form attached hereto as Annex B.

Prior to the Merger I Effective Time, American Robotics is required to give notice to each holder of an In-Money Company Option that is either vested or will become vested as a result of the transactions contemplated by the Merger Agreement regarding information related to exercise of his or her vested American Robotics options prior to the Merger I Effective Time. American Robotics shall have the right to cause each such holder who does not so exercise to be subject to a deemed exercise procedure immediately before and on the same date on the Merger I Effective Time or permit conversion of the vested American Robotics options into options to purchase shares of Ondas common stock or warrants to purchase shares of Ondas common stock. Ondas and American Robotics will work in good faith before the Closing to determine the Equity Award Exchange Ratio which will determine the number of options or warrants to purchase shares of Ondas common stock that will be issued for such In-Money Company Options. Additionally, Ondas and American Robotics will also work in good faith before the Closing to equitably reduce the number of Ondas warrants constituting the Parent Warrants that will be issued as part of the consideration in an amount equal to the value of the Ondas stock options and warrants being issued in exchange for such In-Money Company Options. At the Merger I Effective Time, each Out-of-Money Company Option will automatically be terminated and of no further force and effect. Each holder of American Robotics common stock resulting from a vested American Robotics option so exercised will be treated as an American Robotics stockholder for all purposes of the Merger Agreement.

Each promissory note convertible into securities of American Robotics (each a “Convertible Note”) that remains outstanding immediately prior to the Merger I Effective Time will either (i) to the extent permitted by the terms of such Convertible Note, be included in the Funded Debt and repaid on the Closing Date pursuant to the Merger Agreement and the terms of such Convertible Note or (ii) be converted, immediately prior to the Merger I Effective Time, into American Robotics shares at the applicable conversion price specified in such Convertible Note pursuant to and in accordance with the terms thereof. Each holder of American Robotics common stock resulting from a Convertible Note that is so converted will be treated as an American Robotics stockholder for all purposes of the Merger Agreement. American Robotics may choose to (but is not required to) seek amendment of the Convertible Notes prior to the Closing in accordance with the terms and conditions of such Convertible Notes to require automatic conversion of the Convertible Notes as set forth in clause (ii) above.

Representations and Warranties

The representations and warranties described below and included in the Merger Agreement were made by the parties as of specific dates. The assertions embodied in these representations and warranties may be subject to important qualifications and limitations mutually agreed to by the parties, in connection with negotiating the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders and may have been used for the purpose of allocating risk among the parties, rather than establishing matters as facts. The Merger Agreement is described in this proxy statement to provide you with information regarding its terms and conditions at the time it was entered into by Ondas and American Robotics.

Representations and Warranties of Ondas, Merger Sub I and Merger Sub II

The Merger Agreement contains representations and warranties of Ondas, Merger Sub I and Merger Sub II that are customary for transactions of the type contemplated by the Merger Agreement, including representations and warranties concerning:

●	Organization;

●	Subsidiaries;

●	Capital Structure;

●	Authority; Execution and Delivery, Enforceability;

●	No Conflicts; Consents;

●	Litigation;

●	SEC Filings; Financial Statements;

●	Advisors;

●	Controls and Procedures;

●	Nasdaq Matters;

●	Absence of Undisclosed Liabilities;

●	Affiliate Transactions;

●	Opinion of Financial Advisor;

●	Availability of Funds;

●	Investment;

●	Disclaimer Regarding Projections;

●	Solvency;

●	R&W Policy;

●	Tax-Free Reorganization; and

●	No Additional Representations.

Representations and Warranties of American Robotics

The Merger Agreement also contains representations and warranties of American Robotics that are customary for transactions of the type contemplated by the Merger Agreement, including representations and warranties concerning:

●	Organization;

●	Authority; Enforceability; Company Board Recommendation;

●	No Conflicts; Consents;

●	Capital Structure;

●	No Subsidiaries;

●	Financial Statements;

●	Absence of Undisclosed Liabilities;

●	Absence of Certain Changes or Events;

●	Real Property;

●	Intellectual Property;

●	Material Contracts;

●	Taxes;

●	Benefit Plans;

●	Labor Relationships;

●	Litigation;

●	Compliance with Applicable Law; Regulatory Matters;

●	Environmental Matters;

●	Licenses and Permits;

●	Brokers and Other Fees;

●	Tangible Personal Property; Title; Sufficiency of Assets;

●	Certain Business Practices; OFAC;

●	Insurance;

●	Affiliate Transactions;

●	Customers, Suppliers and Key Relationships;

●	Business Continuity;

●	Information Security and Data Privacy Laws; and

●	No Additional Representations.

Covenants Regarding Conduct Pending the Mergers

Pending the closing of the Mergers or the earlier termination of the Merger Agreement in accordance with its terms, American Robotics has agreed to, except for matters permitted or contemplated by the Merger Agreement and the other Transaction Agreements, set forth on a schedule, as required by applicable Law (including any applicable COVID-19 Measures) or unless we otherwise agree in writing (which agreement shall not be unreasonably withheld, conditioned or delayed), conduct its business in the ordinary course in substantially the same manner as previously conducted and use its reasonable best efforts to (i) preserve intact its corporate existence and current business organization in all material respects, (ii) preserve in all material respects the goodwill and present business relationships (contractual or otherwise) with customers, suppliers, distributors and others having business dealings with the Company, (iii) keep available the services of its current officers, directors, employees and consultants, (iv) preserve in all material respects its present properties and its tangible and intangible assets, (v) comply in all material respects with all applicable Laws and Material Contracts and (vi) pay all applicable Taxes as such Taxes become due and payable.

Pending the closing of the Mergers, American Robotics has agreed to not do any of the following without our written consent:

●	authorize any amendments to its organizational documents;

●	declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of the equity interests of American Robotics or enter into any agreement with respect to the voting of the equity interests of American Robotics; (ii) split, combine or reclassify any of its equity interests; (iii) issue, sell, pledge, dispose of, encumber or transfer any other securities in respect of, in lieu of or in substitution for, any of its equity interests or authorize any of the foregoing; or (iv) purchase, redeem or otherwise acquire or issue or sell any of its equity interests or any other securities thereof or any rights, options, warrants or calls to acquire or sell any such shares or other securities other than redemptions or purchases to allow holders of Vested Company Options to satisfy the exercise price and any withholding obligations by net settlement;

●	acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets that are material, individually or in the aggregate, to American Robotics, except purchases of inventory in the ordinary course of business consistent with past practice;

●	grant to any executive officer, director, manager, employee or consultant of American Robotics any increase in compensation, except in the ordinary course of business consistent with past practice or to the extent required under certain employment agreements, (ii) grant to any executive officer, director, manager or employee of American Robotics any increase in severance or termination pay, except to the extent required under any agreement set forth in a schedule, (iii) enter into, modify or amend any employment, consulting, indemnification, severance or termination agreement, or a waiver of any terms thereof, with any such executive officer, director, manager or employee of American Robotics, (iv) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Benefit Plan or (v) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement or Benefit Plan;

●	make, change or rescind any material Tax election, change its method of Tax accounting, prepare or file any Tax Returns in a manner which is inconsistent with the past practices of American Robotics with respect to the treatment of items on such Tax Returns, incur any material liability for Taxes other than in the ordinary course of business, file an amended Tax Return or a claim for refund of Taxes with respect to the income, operations or property of American Robotics, compromise or settle any Tax Proceedings, consent to any extension or waiver of the limitation period applicable to any Tax Proceedings, enter into any agreement with any Governmental Authority (including a “closing agreement” under Code Section 7121) with respect to any Tax matter, apply for or request any Tax ruling or take any other affirmative action with respect to any Governmental Authority that could reasonably be expected to negatively affect Ondas or American Robotics following the Closing;

●	make any change in accounting methods, principles or practices, except insofar as may have been required by a change in GAAP;

●	sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien (other than any Permitted Lien), or otherwise dispose of, any of its material properties or other material assets or any interests therein, except for sales of inventory and used equipment in the ordinary course of business consistent with past practice and non-exclusive licenses granted in the ordinary course of business consistent with past practice, or (ii) enter into, modify or amend in a material respect any lease of material property, other than in the ordinary course of business consistent with past practice, or enter in any sublease or assignment thereof;

●	make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business consistent with past practice;

●	enter into, modify, amend, accelerate, waive any material right under or terminate (excluding any expiration in accordance with its terms) (i) any Material Contract that would (x) result in payment by the American Robotics in excess of Fifty Thousand Dollars ($50,000), (y) that would impose exclusivity, most favored nation or other terms outside the ordinary course of business consistent with past practice or (z) that would provide any third party a right to consent to the Mergers or the other transactions contemplated by the Merger Agreement, (ii) any amendment to any Convertible Note other than any amendment providing for automatic conversion of such Convertible Note(s) into shares of American Robotics common stock immediately prior to the Merger I Effective Time that is made no earlier than thirty (30) days after the date of this Agreement or (iii) any Restrictive Covenant Agreement;

●	pay, discharge or satisfy any material debt, claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the American Robotics latest financial statements or incurred in the ordinary course of business consistent with past practice after the date of the Latest Balance Sheet, (ii) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value or (iii) waive the benefits of, or agree to modify in any manner, any exclusivity, standstill or similar agreement benefiting American Robotics;

●	allow any material Permit that was issued to American Robotics that otherwise relates to its business as currently conducted or anticipated to be conducted to lapse or terminate;

●	layoff or terminate employees that could result in a material liability under the WARN Act;

●	fail to keep in force its insurance policies or replacement or revised policies providing insurance coverage with respect to the assets, operations and activities of American Robotics as are currently in effect;

●	adopt a plan or agreement of complete or partial liquidation, dissolution or reorganization;

●	institute, settle, or agree to settle any material Proceeding pending or threatened;

●	agree to any exclusivity, standstill or non-competition provision or covenant binding on American Robotics;

●	grant, permit or allow a Lien (other than a Permitted Lien) on any of its material assets other than in connection with any renewals, amendments, or restatements of the existing Indebtedness of American Robotics and to repay and reborrow with respect to such Indebtedness in the ordinary course of business or in connection with certain Indebtedness permitted by the Merger Agreement;

●	make (or fail to make) capital expenditures other than in the ordinary course of business;

●	incur any additional Indebtedness other than in the ordinary course of business;

●	make any material changes in policies, procedures or practices with respect to credit, collection, payment, accounts receivable or accounts payable, except, in each case, to the extent required to conform with GAAP;

●	pay any amounts of the type set forth in subsection (a) of the definition of “Company Transaction Expenses”; and

●	authorize any of, or commit or agree to take any of, the foregoing actions.

Pending the closing of the Mergers or the earlier termination of the Merger Agreement in accordance with its terms, Ondas has agreed to, except for matters permitted or contemplated by the Merger Agreement and the other Transaction Agreements, set forth on a schedule, as required by applicable Law (including any applicable COVID-19 Measures) or unless American Robotics otherwise agrees in writing (which agreement shall not be unreasonably withheld, conditioned or delayed), conduct its business in the ordinary course in substantially the same manner as previously conducted and use commercially reasonable efforts to: (i) preserve intact its corporate existence and current business organization in all material respects, (ii) keep available the services of its current officers, directors and key employees and consultants, (iii) preserve in all material respects the goodwill and present business relationships (contractual or otherwise) with customers, suppliers, distributors and others having business dealings with them, (iv) preserve in all material respects its present properties and its tangible and intangible assets, and (v) comply in all material respects with all applicable Laws and material contracts of Ondas and its Subsidiaries.

Prior to the Closing, Ondas has agreed not to do any of the following without American Robotics’ written consent:

●	authorize any amendments to its, Merger Sub I’s or Merger Sub II’s organizational documents;

●	declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of its equity interests (other than dividends paid by a direct or indirect wholly-owned subsidiary of Ondas to its parent); (ii) split, combine or reclassify any of its equity interests; or (iii) purchase, redeem or otherwise acquire any of its equity interests or any other securities thereof or any rights, options, warrants or calls to acquire any such shares or other securities of Ondas or its subsidiaries, unless appropriate corresponding and equitable adjustments are made to the Merger Consideration to the reasonable satisfaction of American Robotics; provided, that, Ondas and its subsidiaries are not prohibited or otherwise restricted from pre-paying all or any portion of certain of Ondas’ existing debt to the extent such prepayment does not materially impact or delay Ondas’, Merger Sub I’s or Merger Sub II’s ability to pay any amounts required under the Merger Agreement or to consummate the Merger Agreement and the transactions contemplated thereby;

●	issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of Ondas common stock or any shares of capital stock of Merger Sub I or Merger Sub II, any other Ondas voting securities or any securities convertible into, or exercisable for, Ondas common stock or capital stock of Merger Sub I or Merger Sub II, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units thereon, including pursuant to contracts as in effect on the date hereof (other than (i) grants, deferrals or issuances under any plans, arrangements or contracts between Ondas or any of its subsidiaries and any other person, in each case that are in effect on the date hereof and have been disclosed in the Parent SEC Reports filed prior to the date of the Merger Agreement or otherwise disclosed to American Robotics and (ii) issuances and sales of equity securities of Ondas which are not issued or sold at less than fair market value and which would not require stockholder approval under NASDAQ rules; provided, that, in each case, any such grants, deferrals, issuances or sales may be made only if appropriate corresponding and equitable adjustments are made to the Merger Consideration to the reasonable satisfaction of American Robotics); provided, further, that notwithstanding anything to the contrary contained herein, Ondas shall not be prevented or otherwise restricted from issuing shares of Ondas common stock or other securities of Ondas on an arms’ length basis in connection with the Financing;

●	acquire or agree to acquire, (i) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, (ii) make any investment (in the form of a loan, capital contribution or otherwise) in any other Person other than a subsidiary of Ondas or (iii) any assets that are material, individually or in the aggregate to Ondas or its subsidiaries, as applicable, except purchases of inventory or capital expenditures in each case in the ordinary course of business consistent with past practice;

●	layoff or terminate employees that would reasonably be expected to result in a material liability under the WARN Act;

●	fail to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to the assets, operations and activities of Ondas and its subsidiaries as are currently in effect;

●	adopt a plan or agreement of complete or partial liquidation, dissolution or reorganization; or

●	authorize any of, or commit or agree to take any of, the foregoing actions.

The foregoing however, does not prevent Ondas or any of its subsidiaries from (i) granting any Lien, or taking any other action, as may be required under certain of its existing indebtedness, (ii) undertaking any action authorized prior to the date of the Merger Agreement under any 401(k) matching or similar benefit plan in effect as of the date of the Merger Agreement in the ordinary course of business consistent with past practice; or (iii) canceling or retiring any treasury shares held by Ondas or transferring any or all of such treasury shares to Ondas.

Other Covenants and Agreements

The Merger Agreement contains certain other covenants and agreements by the parties customary for a transaction of the type contemplated by the Merger Agreement, including, but not limited to:

Convertible Notes. No earlier than 30 days after the date of the Merger Agreement, American Robotics must provide notice of the Mergers and other transactions contemplated by the Merger Agreement to all holders of Convertible Notes, subject to review by and consent from Ondas. Such notice must include, if permitted by the terms of the applicable Convertible Notes, a request that such holders elect to require American Robotics to repay such holder’s Convertible Note(s) at the Closing or to convert such holder’s Convertible Notes into shares of Ondas’ common stock immediately prior to the Closing. American Robotics may instead seek to amend the Convertible Notes in accordance with their terms so that they will automatically convert into shares of American Robotics immediately before the closing of the Mergers.

280G. Prior to the Closing and if required to avoid certain adverse tax consequences, American Robotics must use commercially reasonable efforts to obtain waivers from American Robotics’ voting shareholders for any payments and benefits provided by American Robotics to any “disqualified individual” (as such term is defined for purposes of Section 280G of the Code and the Treasury Regulations thereunder) which absent such shareholder waiver would reasonably be expected to be a “parachute payment”. Any documentation prepared in connection with the foregoing must be reviewed and approved by Ondas.

Notices. Each party must notify the other of (i) any event that would be likely to cause the condition to the obligations of the other party to effect the Mergers not to be satisfied, (ii) the failure of such party to comply with any covenant, condition or agreement to be complied with that would reasonably be expected to result in the conditions to the obligations of the other party to effect the Mergers not to be satisfied, or (iii) the occurrence of an event that has resulted in a Material Adverse Effect or Parent Material Adverse Effect.

Access to Information. American Robotics has agreed to give Ondas and its authorized representatives before the Closing reasonable access during normal business hours to the books, records, offices, properties and financial and operating data of American Robotics as Ondas may from time to time reasonably request. Any such access must be conducted in a manner that does not unreasonably interfere with the businesses or operations of American Robotics, and no such access is permitted to the extent such disclosure would result in a waiver of attorney-client privilege or other applicable privilege, or is prohibited by a third-party confidentiality agreement or would violate applicable law. Additionally, Ondas may not contact certain business relations of American Robotics regarding the Transaction without American Robotics’ prior consent.

After the Closing, Ondas has agreed to give the American Robotics Stockholders’ Representative and its authorized representatives reasonable access during normal business hours to the books, records, offices, properties and financial and operating data of American Robotics as the American Robotics Stockholders’ Representative may from time to time reasonably request in connection with any determination of the rights and obligations or liability of American Robotics or its stockholders under the Merger Agreement. Any such access must be conducted in a manner that does not unreasonably interfere with the businesses or operations of Ondas and its subsidiaries, and no such access is permitted to the extent such disclosure would result in a waiver of attorney-client privilege or other applicable privilege, or is prohibited by a third-party confidentiality agreement or would violate applicable law.

Efforts to Consummate. Each party must reasonably cooperate, and use its reasonable best efforts to take all action and do all things necessary under applicable law to consummate the Mergers and the other transactions contemplated by the Merger Agreement as promptly as practicable. Ondas must inform American Robotics within 30 days of the date of the Merger Agreement if the Requisite Regulatory Approval is required and cooperate with American Robotics if any filing is required to be made with the applicable Governmental Authority and use its reasonable best efforts to obtain any Requisite Regulatory Approval from such Governmental Authority with respect to the Mergers and the transactions contemplated by the Merger Agreement. The parties must reasonably cooperate and keep each other reasonably apprised of the status of and matters related to the completion of the transactions contemplated by the Merger Agreement, including obtaining consents from or communications with any Governmental Authority. Except with respect to the Requisite Regulatory Approval, no party is obligated to pay amounts in excess of $10,000 in the aggregate to obtain any consent.

Preparation of SEC Filings. Upon Ondas’ reasonable request, American Robotics must use reasonable best efforts to furnish information regarding American Robotics to Ondas as may be reasonably necessary in connection with the preparation of any filing with the SEC contemplated by the Merger Agreement, including certain audited and unaudited financial statements of American Robotics prepared in conformity with Regulation S-X under the Securities Act of 1933. Ondas must ensure that any required SEC filing complies in all material respects with all applicable requirements of law, and provide American Robotics and its counsel with copies of any correspondence or comments from the SEC or any other government officials with respect to the required SEC filings. Ondas and American Robotics must use commercially reasonable efforts to ensure the information provided for inclusion or incorporation in any required SEC filings does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Public Announcements. Prior to the Closing, Ondas may not issue a press release or other public announcement regarding American Robotics, the Mergers, Merger Agreement or the transactions contemplated thereby without the prior written consent of American Robotics. If Ondas is required by law to issue a press release or other public announcement, then Ondas may issue such press release or other public announcement without American Robotics’ consent if Ondas provides an advance copy to American Robotics’ so that, to the extent practicable, American Robotics has reasonable time to comment on such release or announcement and Ondas must reasonably consider in good faith any comments from American Robotics. American Robotics may not issue a press release or other public announcement regarding the Mergers, the Merger Agreement or the transactions contemplated thereby without the prior written consent of Ondas, but may issue a press release required by law, court process or obligations to any national securities exchange.

Listing. Ondas must use all reasonable efforts for Ondas to remain listed as a public company on, and for Ondas common stock to be tradable over, Nasdaq. On or prior to the Merger I Effective Time, Ondas must use commercially reasonable efforts to cause the shares to be issued in connection with the Mergers to be listed on Nasdaq at Ondas’ expense.

Tax Returns. Ondas must prepare and file, or cause to be prepared and filed, all tax returns of American Robotics required to be filed after the Closing Date. American Robotics Stockholders’ Representative and Ondas, and their respective affiliates, must reasonably cooperate in filing all tax returns or responding to tax proceedings with respect to American Robotics, including by furnishing prior years’ tax returns and such other information within the relevant party’s possession and promptly forwarding to the other party copies of notices and forms or other communications received from or sent to any Governmental Authority. American Robotics must terminate any tax sharing agreements as of the Closing Date such that there are no further rights or liabilities thereunder.

Books and Records. Ondas and American Robotics’ stockholders must (i) retain the books and records of American Robotics for a period of seven years following the Closing, (ii) make such books and records available to American Robotics Stockholders’ Representative and stockholders of American Robotics as reasonably requested, and (iii) provide other parties to the Merger Agreement reasonable written notice prior to transferring, destroying or discarding any such books and records.

Qualification as a Reorganization. Each party to the Merger Agreement has agreed to use its reasonable best efforts to cause the Mergers to qualify as a reorganization under Section 368(a) of the Code, and will not take any actions which could reasonably be expected to prevent the Mergers from qualifying as a reorganization under Section 368(a) of the Code. If the Mergers do not qualify as a reorganization, the parties to the Merger Agreement agree to treat the Mergers as separate transactions for U.S. federal income tax purposes not subject to the “integration doctrine” pursuant to Rev. Rul. 90-95, 1990-2 C.B. 67.

Employee Matters. For the period beginning on the Closing Date and ending the earlier of (i) the first anniversary of the Closing Date and (ii) the termination of the applicable employee of American Robotics, Ondas must provide employees of American Robotics who remain employed following the closing with base salary and cash bonus or commission opportunity that are in the aggregate substantially similar to those offered by Ondas to its similarly situated personnel and benefit plans that are the same as those offered by Ondas to its similarly situated personnel.

Ondas must use reasonable best efforts to take into account the service of continuing employees for purposes of participation, level of benefits and vesting and accrual of vacation and paid-time-off, as applicable, to the same extent such service was recognized for the same purpose under a similar benefit plan of American Robotics that such continuing employee participated in immediately prior to the Merger I Effective Time. Ondas must use commercially reasonable efforts to waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any group health benefit plan in which continuing employees will be eligible to participate from and after the Closing and in the plan year in which the Closing Date occurs, except to the extent that such items would not have been satisfied or waived under the comparable benefit plan immediately prior to the Closing.

American Robotics Stockholder Approval. American Robotics must use its commercially reasonable best efforts to obtain the written consent of the stockholders holding at least 70% of the outstanding common stock of American Robotics and at least a majority of certain holders of common stock party to a subscription agreement with American Robotics (“Written Consent”) within 48 hours after the execution of the Merger Agreement. Such Written Consent was delivered by American Robotics to Ondas immediately following the signing of this Agreement. Within 10 days after obtaining the Written Consent, American Robotics must prepare and mail a notice to every stockholder of American Robotics that did not sign the Written Consent, advising such stockholders that (i) the board of directors of American Robotics unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby, (ii) the Written Consent approved and adopted the Merger Agreement and the transactions contemplated thereby, and (iii) the dissent and appraisal rights such stockholders may have pursuant to Section 262 of the Delaware General Corporation Law (the “DGCL”). Such notice was not delivered because all of American Robotics’ stockholders executed the Written Consent.

Parent Stockholder Approval. Ondas must file with the SEC a proxy statement and solicit proxies from the holders of Ondas common stock to obtain the requisite approval of the Mergers and the other transactions contemplated by the Merger Agreement, and the other matters to be voted on at the Ondas stockholders’ meeting, as promptly as practicable, but in no event more than fifteen (15) Business Days after the later of (i) date of the Merger Agreement and (ii) Ondas’ receipt of the American Robotics required financial statements, which filing date was mutually extended by Ondas and American Robotics. The proxy statement must seek approval of the issuance of the shares of Ondas common stock and Warrants to be issued in connection with the Merger Agreement. Ondas must keep American Robotics reasonably informed on matters relating to the proxy statement and Ondas’ annual stockholders meeting, including by promptly furnishing any voting or proxy solicitation reports received by Ondas related to such matters. American Robotics must promptly provide to Ondas such information concerning American Robotics as may be reasonably requested by Ondas and necessary for the proxy statement and compliance with the applicable provisions of and rules under the Securities Act of 1933, Exchange Act of 1934, and the DGCL, including certain financial statements of American Robotics.

Financing. Ondas must use reasonable best efforts to consummate an equity financing on arms’ length terms with minimum gross proceeds of $35 million (the “Financing) as promptly as practical after the date of the Merger Agreement, and provide American Robotics with proposed forms of the related documentation for review and comment by American Robotics and its representatives. On June 11, 2021, Ondas closed the Public Offering (as described above in the section titled “Background of the Transaction”).

Parent Stockholder Approval; Recommendation of Parent’s Board of Directors. Ondas’ board of directors must recommend that Ondas’ stockholders adopt and approve the Mergers and the other transactions contemplated by the Merger Agreement, and such recommendation may not be withdrawn or modified in a way adverse to American Robotics. Such recommendation must be included in the proxy statement, and Ondas must use its reasonable best efforts to solicit and obtain the requisite Ondas stockholder approval.

Parent Stockholders’ Meeting. Ondas must use reasonable best efforts to establish a record date, which must also be mutually agreed upon with American Robotics for Ondas’ stockholders meeting. Within 45 days after the proxy statement is “cleared” by the SEC or otherwise filed, Ondas’ stockholders’ meeting shall be held in accordance with applicable law and Ondas’ certificate of incorporation. If a sufficient vote to approve the Merger and the transactions contemplated by the Merger Agreement is not obtained on the date of the stockholders’ meeting, or if quorum is not established, Ondas has the right to two adjournments of the stockholders’ meeting.

No Solicitation; Other Offers. American Robotics agreed not to and to cause its officers, directors, employees, stockholders, representatives, agents, investment bankers and any of their respective affiliates not to, directly or indirectly (a) discuss, pursue, solicit, initiate, knowingly facilitate or encourage or otherwise enter into any discussions, negotiations, agreements or other arrangements regarding or which could lead to, a possible sale or other disposition (whether by merger, reorganization, recapitalization or otherwise) of all or any part of the capital stock or any substantial portion of the assets of American Robotics other than Ondas or its affiliates, (b) enter into any contract with any third party that has submitted, or is seeking to submit, a proposal described in (a), or (c) provide any non-public and confidential information relating to American Robotics to any person other than Ondas or its affiliates, other than information which is traditionally provided in the regular course of the Company’s business operations to third parties.

Paycheck Protection Program Loan. Prior to the Closing, American Robotics must file an application for forgiveness for its Paycheck Protection Program loans (“PPP Loans”) with the U.S. Small Business Administration (“SBA”). If American Robotics does not obtain forgiveness prior to the Closing, at Closing the amount of the PPP Loans will be held in escrow pending determination by the SBA of whether such PPP Loans are eligible for forgiveness under the CARES Act, and released to the stockholders of American Robotics following such forgiveness. As of the date of this proxy statement, one of American Robotics’ two PPP loans outstanding as of the date of signing of the Merger Agreement has been forgiven, representing an aggregate amount of $249,732.60 in principal and interest.

Indemnification of Officers and Directors. From and after the Merger I Effective Time until the sixth (6th) anniversary thereof, Ondas must (i) cause the surviving entity of the Mergers to fulfill and honor in all respects to the fullest extent available under applicable Law the obligations of American Robotics pursuant to any indemnification provisions under American Robotics’ charter documents and any indemnification agreement set forth on the Disclosure Schedule, in each case, as in effect on the date of the Merger Agreement and (ii) cause the organizational documents of Merger Sub I, Merger Sub II, the intermediate surviving entity and the surviving entity of the Mergers to contain the same (or substantially similar) provisions with respect to indemnification and exculpation from liability set forth in American Robotics’ charter documents on the date of the Merger Agreement. Before the closing American Robotics may obtain, at its own expense, a “tail” policy for its directors and officers with a claims period of 6 years.

R&W Insurance. On the date of the Merger Agreement, Ondas must deliver a copy of the binder agreement with respect to the R&W Insurance. Ondas must bear all costs associated with obtaining the R&W Policy, including, as applicable, the premium, broker fee, underwriting fee, due diligence fee, carrier commissions, legal fees for counsel engaged by the underwriter and surplus lines fees. Ondas may not amend or modify the R&W Insurance Policy in a manner that would reasonably be expected to allow the insurer to subrogate against any stockholder of American Robotics or that would otherwise make or bring any action or proceeding against the stockholders of American Robotics.

Representation and Warranty Insurance Policy

In conjunction with the entry in the Merger Agreement, Ondas entered into a binder agreement for the R&W Insurance Policy which was bound by ASQ Underwriting. The R&W Insurance Policy is subject to a limit of liability of $7,000,000 in the aggregate, a retention amount of $700,000 subject to adjustment at the Closing as set forth in the binder, as well as certain exclusions and other terms and conditions set forth therein.

Conditions to Closing

The respective obligations of each of Ondas and American Robotics to effect the Mergers are subject to the satisfaction (or waiver in writing by each such party), at or prior to the Closing, of the following conditions:

●	obtaining the Requisite Regulatory Approval (if required);

●	the absence of any applicable Order (whether temporary, preliminary or permanent) in effect which prohibits the consummation of the Mergers;

●	the absence of any Law prohibiting the consummation of the Mergers;

●	American Robotics has obtained the Requisite Company Vote, which Requisite Company Vote has been obtained; and

●	Ondas has obtained the Ondas Stockholder Approval.

The obligations of Ondas to effect the Mergers are subject to the satisfaction (or waiver in writing by Ondas) of certain conditions, including the following:

●	each of the representations and warranties of American Robotics set forth in Article III of the Merger Agreement (other than those set forth in the next bullet point) must be true and correct in all respects (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) at and as of the Closing Date (except to the extent such representations and warranties address matters as of particular dates, in which case, such representations and warranties must be true and correct in all respects on and as of such dates), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein), individually or in the aggregate, has not had a Material Adverse Effect;

●	each of the representations and warranties of American Robotics set forth in Section 3.01 (Organization), Section 3.02(a) (Authority), Section 3.03(a) (No Conflicts), Section 3.04(a) (Capitalization), the first sentence of Section 3.04(b) (Capitalization) and Section 3.19 (Brokers and other Fees) must be true and correct in all respects at and as of the Closing Date (except for de minimis inaccuracies);

●	the performance by American Robotics of its agreements, covenants and conditions required under the Merger Agreement in all material respects at or prior to the Closing Date;

●	the absence of any event, change, effect or development that, individually or in the aggregate, has resulted in a Material Adverse Effect since the date of the Merger Agreement;

●	no more than five percent (5%) of American Robotics shares outstanding immediately prior to the Merger I Effective Time are Dissenting Company Shares;

●	the aggregate amount of (i) American Robotics transaction expenses, plus (ii) Indebtedness of American Robotics as of the Merger I Effective Time (other than Indebtedness arising pursuant to the Parent Note), plus (iii) the American Robotics Stockholders’ Representative Expense Amount plus, (iv) the American Robotics Stockholders’ Representative Indemnity Amount, if required to be transferred at Closing to the American Robotics Stockholders’ Representative in accordance with the Merger Agreement, shall not exceed $7,500,000;

●	American Robotics’ delivery of a certificate duly executed by its Chief Executive Officer dated as of the Closing, attesting to the satisfaction of the conditions set forth in Section 7.02(a) (relating to the accuracy of American Robotics’ representations and warranties), Section 7.02(b) (relating to American Robotics’ performance of its covenants) and Section 7.02(c) of the Merger Agreement (relating to the lack of a Material Adverse Effect);

●	American Robotics’ delivery to Ondas of one or more payoff letters with respect to all Funded Debt of American Robotics, accompanied by (if applicable) UCC termination statements, releases and any other documentation reasonably requested by Ondas to evidence the satisfaction in full of such indebtedness and the release of any and all Liens, other than Permitted Liens, relating to the assets, equity and property of American Robotics;

●	American Robotics’ delivery to Ondas of a certificate from the Secretary of American Robotics certifying on the Closing Date that the following are true, correct and complete and attaching a copy thereof (i) copies of the resolutions duly adopted by American Robotics’ Board, authorizing American Robotics’ execution, delivery and performance of the Merger Agreement and the other Transaction Agreements to which American Robotics is a party and the transactions contemplated by the Transaction Agreements to which American Robotics is a party, and (ii) the certificate of incorporation of American Robotics as in effect immediately prior to the Closing;

●	American Robotics’ delivery to Ondas of a certificate of the Secretary of State of the State of Delaware, dated as of a recent date prior to the Closing Date, as to the good standing of American Robotics;

●	to the extent that the grants of restricted stock units under Ondas’ 2018 Equity Incentive Plan to Reese Mozer, Vijay Somandepalli and Eitan Babcock will not result in “excess parachute payments” within the meaning of Section 280G(b) of the Code, American Robotics’ delivery to Ondas of copies of the grant agreements (each, a “Parent Grant Agreement”) for the issuance of such restricted stock units to such individuals and in the amounts set forth opposite such individual’s name set forth on Schedule 6.17(f) to the Merger Agreement, duly executed by each of such individuals;

●	American Robotics’ delivery to Ondas of copies of the employment agreements the form of Exhibit D to the Merger Agreement for each of Reese Mozer, Vijay Somandepalli and Eitan Babcock (the “Employment Agreements”), duly executed for each such individual;

●	American Robotics’ delivery to Ondas of resolutions of the American Robotics Board providing that the American Robotics Equity Incentive Plan will terminate immediately following the Merger I Effective Time;

●	American Robotics’ delivery to Ondas of a certificate in compliance with Treasury Regulations Section 1.1445-2(c), certifying that the American Robotics shares are not U.S. real property interests within the meaning of Section 897 of the Code and the Treasury Regulations, together with an accompanying notice in compliance with Treasury Regulations Section 1.897-2(h)(2); and

●	if there is any Indebtedness owed by American Robotics on the PPP Loans as of the Closing, (i) evidence reasonably satisfactory to Ondas that American Robotics has applied for forgiveness with the SBA and the applicable lender of the PPP Loans and (ii) American Robotics’ delivery to Ondas of the PPP Loan Escrow Agreement duly executed by the PPP Loans Escrow Agent and American Robotics.

The obligation of American Robotics to complete the Mergers is subject to the satisfaction (or waiver in writing by American Robotics) of certain conditions, including the following:

●	each of the representations and warranties of Ondas, Merger Sub I and Merger Sub II set forth in Article IV (other than those set forth in the next bullet point) must be true and correct in all respects (without giving effect to any limitation as to “materiality” or “material adverse effect” or “Parent Material Adverse Effect” set forth therein) at and as of the Closing Date (except to the extent such representations and warranties address matters as of particular dates, in which case, such representations and warranties must be true and correct in all respects on and as of such dates), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein), individually or in the aggregate, has not had a Parent Material Adverse Effect or a material adverse effect on the ability of Ondas, Merger Sub I and Merger Sub II to consummate the Mergers and the transactions contemplated by the Merger Agreement;

●	each of the representations and warranties of Ondas, Merger Sub I and Merger Sub II set forth in Section 4.01 (Organization), Section 4.02 (Subsidiaries), Section 4.03 (Capital Structure), Section 4.04 (Authority), Section 4.05 (No Conflicts) and Section 4.08 (Advisors) of the Merger Agreement must be true and correct in all respects at and as of the Closing Date (except for de minimis inaccuracies), and each of the representations of Ondas, Merger Sub I and Merger Sub II set forth in Section 4.19 (Tax-Free Reorganization) of the Merger Agreement shall be true and correct in all respects as of the Closing Date;

●	the performance by Ondas, Merger Sub I and Merger Sub II in all material respects with all agreements, covenants and conditions required under the Merger Agreement to be performed or complied with by Ondas, Merger Sub I and Merger Sub II at or prior to the Closing Date;

●	the absence of any event, change, effect or development that, individually or in the aggregate, has resulted in a Parent Material Adverse Effect since the date of the Merger Agreement;

●	the submission by Ondas of the Nasdaq Notification in accordance with Nasdaq rules and Nasdaq must not have objected to such Nasdaq Notification on or prior to the Closing Date;

●	Ondas’ payment by wire transfer of immediately available funds of American Robotics’ transaction expenses in each case, in the amounts and pursuant to wire instructions provided by American Robotics to Ondas pursuant to Section 2.12 of the Merger Agreement;

●	Ondas’s payment by wire transfer of immediately available funds of the Funded Debt in each case, in the amounts and pursuant to wire instructions set forth in the pay-off letters delivered pursuant to Section 6.17(b) of the Merger Agreement;

●	if there is any Indebtedness owed by American Robotics on the PPP Loans as of the Closing, Ondas’ payment by wire transfer of immediately available funds of an amount equal to the PPP Loan Escrow Amount to the PPP Loan Escrow Agent;

●	Ondas’ payment to the American Robotics Stockholders’ Representative by wire transfer of immediately available funds an amount equal to the American Robotics Stockholders’ Representative Expense Fund;

●	Ondas’ payment to the Exchange Agent by wire transfer of immediately available funds an amount equal to the Cash Consideration;

●	Ondas’s delivery to or through the Exchange Agent of the shares and Warrants to be issued in connection with the Mergers;

●	a certificate duly executed by the Chief Executive Officer of Ondas, dated as of the Closing, attesting to the satisfaction of the conditions set forth in Section 7.03(a) (relating to the accuracy of Ondas’, Merger Sub I’s and Merger Sub II’s representations and warranties), Section 7.03(b) (relating to Ondas’ performance of its covenants) and Section 7.03(c) (relating to the lack of a Parent Material Adverse Effect) of the Merger Agreement;

●	Ondas’ delivery of counterparts to each Employment Agreement, duly executed by the Surviving Entity; and

●	Ondas’ delivery of counterparts to each Parent Grant Agreement, duly executed by Ondas.

Indemnification

Indemnification by the American Robotics Stockholders

Each American Robotics Stockholder shall severally, not jointly, indemnify each Ondas indemnitee from and against, and defend and hold them harmless from, any losses, damages or liabilities, excluding any punitive or exemplary damages, except to the extent payable to third parties in respect of a Third Party Claim (collectively, “Losses”), suffered, sustained or incurred by any such indemnitee arising from, based upon, attributable to:

●	Fraud of American Robotics at or prior to the Closing;

●	any material breach by American Robotics of the covenants and agreements set forth in Section 5.01 of the Merger Agreement;

●	any Dissenting Company Shares; and

●	any claim by a holder of vested American Robotics options who (i) has not exercised (or exercised contingent upon the Closing) such holder’s vested American Robotics options at least one day prior to the Closing regarding the deemed exercise by American Robotics of such options as of immediately prior to the Merger I Effective Time and (ii) received any notice or written communication delivered by American Robotics related to treatment of the American Robotics options in connection with the Mergers to which Ondas did not consent.

Survival

Except with respect to the American Robotics stockholders’ indemnification obligations under Section 8.01 of the Merger Agreement and the covenants and agreements to which such indemnification obligations relate to, which shall survive for thirty (30) days after the applicable statute of limitations, the representations, warranties, covenants and agreements in this Agreement and in any certificate delivered hereunder do not survive the Closing except as set forth below.

Notwithstanding the foregoing: (a) Ondas and its Subsidiaries are not precluded from seeking recovery under the R&W Policy; (b) the foregoing does not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Closing until such time that such covenant or agreement is fully performed or no longer operative; (c) Ondas, Merger Sub I and Merger Sub II will be jointly and not severally liable for breach of any covenant or agreement requiring performance by Ondas, Merger Sub I, Merger Sub II or the Surviving Entity after the Closing; and (d) the foregoing does not limit a claim for Fraud.

Limitations of Liability

The obligations of each American Robotics stockholder to indemnify the Ondas indemnitees (i) shall be several, not joint, based on such American Robotics stockholder’s Pro Rata Indemnity Share and (ii) shall not exceed the portion of the Merger Consideration actually received by such American Robotics stockholder; provided that Ondas shall, and shall cause the other Ondas indemnitees, to recover any Losses for which an Ondas indemnitee is entitled to indemnification in respect to any Dissenting Company Shares first from the portion (if any) of the American Robotics Stockholders’ Representative Expense Fund which constitutes the American Robotics Stockholders’ Representative Indemnity Amount (and the liability of the American Robotics stockholders with respect to such Losses recovered against the American Robotics Stockholders’ Representative Indemnity Amount shall be joint and several) before seeking recourse against any individual American Robotics stockholder.

The amount of Losses subject to indemnification by the American Robotics stockholders shall be reduced by any insurance or other proceeds previously received by Ondas and its Subsidiaries with respect to such Losses (net of any deductible or co-payment, actual increase in insurance premiums attributable to such recovery and the reasonable out of pocket costs incurred in connection with such recovery) from any insurance carrier pursuant to any insurance coverage held by or on behalf of Ondas or its Affiliates (including, following the Closing, the Surviving Entity) or any other third party under any other indemnity or contribution agreements, Contracts or otherwise with respect to such Losses.

Termination Rights

The Merger Agreement provides that it may be terminated at any time prior to the Closing:

●	by mutual written consent of Ondas and American Robotics;

●	by Ondas (if none of Ondas, Merger Sub I or Merger Sub II is in material breach of its respective representations, warranties, covenants and obligations under the Merger Agreement) upon delivery of written notice to American Robotics, if there has been a breach of any representation, warranty, covenant or agreement made by American Robotics in the Merger Agreement, which breach (A) would cause any condition set forth in Section 7.01 or Section 7.02 of the Merger Agreement (Conditions Precedent) not to be satisfied and (B) (x) such breach cannot be cured by the End Date or (y) if capable of being cured, has not been cured by the earlier of (1) thirty (30) calendar days following receipt of written notice to American Robotics from Ondas of such breach or (2) the date that is three (3) calendar days prior to the End Date;

●	by American Robotics (if American Robotics is not in material breach of its representations, warranties, covenants and obligations under the Merger Agreement) upon delivery of written notice to Ondas, if there has been a breach of any representation, warranty, covenant or agreement made by Ondas in the Merger Agreement, which breach (A) would cause any condition set forth in Section 7.01 or Section 7.03 of the Merger Agreement (Conditions Precedent) not to be satisfied and (B) (x) such breach cannot be cured prior to the End Date or (y) if capable of being cured, has not been cured by the earlier of (1) thirty (30) calendar days following receipt of written notice from American Robotics of such breach or (2) the date that is three (3) calendar days prior to the End Date;

●	by Ondas, upon delivery of written notice to American Robotics, if within forty-eight (48) hours following the execution and delivery of the Merger Agreement, American Robotics has not delivered to Ondas a copy of the executed written consent evidencing receipt of the Requisite Company Vote (which delivery has been made);

●	by either Ondas or American Robotics, upon delivery of written notice to the other, if the Ondas Stockholder Approval has not been obtained at the Ondas stockholders’ meeting;

●	by either Ondas or American Robotics, upon delivery of written notice to the other, if the Closing has not occurred on or before 5:00 p.m., Eastern Time, on September 30, 2021 (the “End Date”); provided, that this termination right shall not apply to either Ondas or American Robotics if such Person’s material breach of, or material failure to fulfill any obligation under, the Merger Agreement has been a significant cause of the failure of the Closing to occur on or prior to such time on the End Date;

●	by either Ondas or American Robotics, upon delivery of written notice to the other, if any Governmental Authority having competent jurisdiction has issued or entered any Order or enacted any Law which, in any such case, permanently restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated by the Merger Agreement; provided, that this termination right shall not apply to either Ondas or American Robotics if such Person’s material breach of, or material failure to fulfill any obligation under, the Merger Agreement is a significant cause of the issuance or entry of such judgment, Order or decree; or

●	If Ondas’s stockholders do not approve the Mergers either at the stockholder’s meeting (or in either of two subsequent adjournments as set forth in the Merger Agreement) or prior to September 30, 2021, then either party may terminate the agreement and the $2.0 million promissory note issued by American Robotics to Parent will be forgiven and cancelled.

 Amendments.

Any provision of this Agreement may be amended prior to the Merger I Effective Time if, but only if, such amendment or waiver is in writing and is signed by each party to the Merger Agreement.

The American Robotics Stockholders’ Representative

Reese Mozer has been appointed as the American Robotics Stockholders’ Representative under the Merger Agreement. By virtue of the execution of the written consent, Support or Agreement or the delivery of a duly executed Letter of Transmittal or Post-Closing Letter of Transmittal, by any American Robotics stockholder, the American Robotics Stockholders’ Representative will be irrevocably authorized and empowered to act, after the Closing of the Merger, as a representative, for the benefit of all American Robotics stockholders, as the exclusive agent and attorney-in-fact, in connection with and to facilitate the consummation of the Mergers and the other Transaction Agreements contemplated by the Merger Agreement. This includes the authority and power to:

●	execute and deliver such Transaction Agreements (with such modifications or changes therein as to which the American Robotics Stockholders’ Representative, in his sole discretion, shall have consented) and to agree to such amendments or modifications thereto as the American Robotics Stockholders’ Representative, in its sole discretion, determines to be desirable;

●	execute and deliver such amendments, waivers, consents, notices and instructions in connection with the Transaction Agreements, and the consummation of the Mergers and the other transactions contemplated by the Transaction Agreements as the American Robotics Stockholders’ Representative, in his sole discretion, may deem necessary or desirable;

●	administer and resolve any disputes or compromise such disputes with Ondas, on the American Robotics stockholders’ behalf (including in connection with any and all claims related to Taxes, or claims related to Merger Consideration), including to consent to, compromise and settle claims for indemnification pursuant to ARTICLE VIII of the Merger Agreement;

●	take any and all actions that the American Robotics Stockholders’ Representative believes are necessary or appropriate under the Transaction Agreements or to effectuate the Mergers or the other transactions contemplated thereby, for and on behalf of American Robotics stockholders and to resolve any dispute with Ondas or any of its Affiliates over any aspect of the Transaction Agreements and, on behalf of the American Robotics stockholders, to enter into any agreement to effectuate any of the foregoing that shall have the effect of binding the American Robotics stockholders as if the American Robotics stockholders had personally entered into such an agreement; provided, that no such failure to act on the part of the American Robotics Stockholders’ Representative, except as otherwise provided in the Merger Agreement, shall be deemed a waiver of any such right or interest by the American Robotics Stockholders’ Representative or by American Robotics stockholders unless such waiver is in writing signed by the waiving party or by the American Robotics Stockholders’ Representative;

●	use the American Robotics Stockholders’ Representative Expense Fund and the funds therein to satisfy costs, expenses and/or liabilities of the American Robotics Stockholders’ Representative or American Robotics stockholders in connection with matters related to the Transaction Agreements, including to consent to, compromise and settle claims for indemnification pursuant to ARTICLE VIII of the Merger Agreement, with any balance of the American Robotics Stockholders’ Representative Expense Fund not used for such purposes to be disbursed and paid to each American Robotics stockholder in accordance with, and subject to, Section 10.14(b) of the Merger Agreement at such time as the American Robotics Stockholders’ Representative determines in his sole discretion that no such costs, expenses and/or liabilities shall become due and payable;

●	collect and receive all moneys and other proceeds and property payable to the American Robotics Stockholders’ Representative or the American Robotics stockholders as described in the Merger Agreement or otherwise payable to the American Robotics Stockholders’ Representative pursuant to the Transaction Agreements, and, subject to any applicable withholding Laws, and net of any out-of-pocket expenses incurred by the American Robotics Stockholders’ Representative, the American Robotics Stockholders’ Representative shall disburse and pay the same to each of the American Robotics stockholders in accordance with the American Robotics Certificate of Incorporation as in effect immediately prior to the Merger I Effective Time and the Payment Schedule at such time as the American Robotics Stockholders’ Representative determines in his sole discretion;

●	after the Closing, determine, from time to time, the allocation and distribution of any amounts payable to the American Robotics stockholders in accordance with the terms of the American Robotics Certificate of Incorporation and amend the Payment Schedule accordingly; provided, that any such determination shall be made by the American Robotics Stockholders’ Representative in good faith in his sole discretion; provided further, that any such determination by the American Robotics Stockholders’ Representative shall be final and binding on all American Robotics stockholders absent fraud or manifest error; and

●	make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, unit and/or stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the American Robotics Stockholders’ Representative, in his sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the transactions contemplated by the Transaction Agreements and all other agreements, documents or instruments referred to therein or executed in connection therewith.

At the Closing, an aggregate amount of $200,000 will be transferred by or on behalf of the American Robotics stockholders to the American Robotics Stockholders’ Representative, to be used by the American Robotics Stockholders’ Representative to pay expenses incurred by him in such capacity. In the event that any American Robotics stockholder has perfected its exercise of appraisal rights pursuant to Section 262 of the DGCL prior to the Closing Date, an additional $500,000 will be transferred at the Closing by or on behalf of the American Robotics stockholders to the American Robotics Stockholders’ Representative in a segregated account maintained by him to be used by him to pay any Losses for which an Ondas indemnitee is entitled to indemnification with respect to Company Dissenting Shares, provided further that any payments from the American Robotics Stockholders’ Representative Indemnity Amount for anything other than such Losses shall require Ondas’ prior written consent. The American Robotics Stockholders’ Representative is not entitled to any fee, commission or other compensation for the performance of his services under the Merger Agreement, but is entitled to the payment of all of his out-of-pocket expenses incurred as the American Robotics Stockholders’ Representative. In no event will the American Robotics Stockholders’ Representative be required to advance his own funds on behalf of the American Robotics stockholders or otherwise.

If the Mergers and the other transactions are not consummated, American Robotics must reimburse the American Robotics Stockholders’ Representative for all costs and expenses reasonably incurred by him in connection with the Mergers and the other transactions contemplated by the Merger Agreement. Once the American Robotics Stockholders’ Representative determines, in his sole discretion, that he will not incur, or reasonably be expected to incur, any additional expenses in his capacity as the American Robotics Stockholders’ Representative, then he will distribute the remaining unused American Robotics Stockholders’ Representative Expense Fund, if any, to the American Robotics stockholders in accordance with their Pro Rata Percentages; provided that if the American Robotics Stockholders’ Representative Indemnity Amount has been deposited into the American Robotics Stockholders’ Representative Expense Fund, only the unused amount of the American Robotics Stockholders’ Representative Expense Amount, if any, may be so distributed and the unused amount of the American Robotics Stockholders’ Representative Indemnity Amount, if any, shall not be distributed until the final resolution of the claims for appraisal rights which triggered the requirement for the American Robotics Stockholders’ Representative Indemnity Amount. Additionally, if the American Robotics Stockholders’ Representative incurs expenses, in such capacity, in an amount exceeding the American Robotics Stockholders’ Representative Expense Amount, or after the distribution of the American Robotics Stockholders’ Representative Expense Amount, then the American Robotics stockholders are required to, in accordance with their respective Pro Rata Indemnity Share, reimburse the American Robotics Stockholders’ Representative for the difference between the total expenses incurred by him and the amount received by him from the American Robotics Stockholders’ Representative Expense Amount.

Under the Merger Agreement, the American Robotics Stockholders’ Representative will incur no liability of any kind with respect to any action or omission by him in connection with his services pursuant to any Transaction Agreement except in the event of liability directly resulting from the American Robotics Stockholders’ Representative’s willful misconduct.

The American Robotics Stockholders’ Representative is not liable for any action or omission pursuant to the advice of counsel. Each American Robotics stockholder is required to indemnify, on a pro rata basis (based on such American Robotics stockholders’ Pro Rata Indemnity Share), the American Robotics Stockholders’ Representative against all losses and liabilities (including any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claims whatsoever), arising out of or in connection with any claim, investigation, challenge, action or proceeding or in connection with any appeal thereof, relating to the acts or omissions of the American Robotics Stockholders’ Representative under the Merger Agreement or otherwise. The foregoing indemnification does not apply to any action or proceeding which finally adjudicates liability against the American Robotics Stockholders’ Representative under the Merger Agreement for his willful misconduct. In the event of any indemnification upon written notice from the American Robotics Stockholders’ Representative to the American Robotics stockholders as to the existence of a deficiency toward the payment of any such indemnification amount, each American Robotics stockholder must promptly deliver to the American Robotics Stockholders’ Representative full payment of his, her or its ratable share of the amount of such deficiency (based on such American Robotics stockholder’s Pro Rata Indemnity Share).

Under the Merger Agreement, Ondas, Merger Sub I and Merger Sub II have the right to conclusively rely upon all actions taken or omitted to be taken by the American Robotics Stockholders’ Representative pursuant to the Merger Agreement and the Transaction Agreements and the transactions contemplated thereby, all of which actions or omissions shall be legally binding upon all American Robotics stockholders. The grant of authority provided to the American Robotics Stockholders’ Representative (i) is coupled with an interest and is irrevocable and survives the death, incompetency, bankruptcy or liquidation of any of the American Robotics Stockholders and (ii) will survive the closing of the Mergers.

Opinion of Our Financial Advisor

On May 14, 2021, National Securities Corp. (“National Securities” or “NSC”) rendered its oral opinion to the Board, which was subsequently confirmed in writing by delivery of National Securities’ written opinion addressed to the Board dated the same date as to, as of such date, the fairness, from a financial point of view, to the merger consideration (the “Merger Consideration”) to be paid to stockholders of American Robotics pursuant to the Merger Agreement (the “Opinion”). The Opinion was based on the most recent draft of the Merger Agreement, dated May 13, 2021, distributed to National Securities prior to its issuance of the Opinion.

National Securities’ opinion was directed to the Board (in its capacity as such) and only addressed the fairness, from a financial point of view, to Ondas of the Merger Consideration to be paid pursuant to the Merger Agreement. For purposes of the Opinion, National Securities assumed that (A) “Merger Consideration” includes the Company Transaction Expenses, the proceeds of the Parent Note (which National Securities assumed will be forgiven, but nonetheless, was included in “Merger Consideration” for purposes of the Opinion), the aggregate amount of the Company’s Stockholders’ Representative Expense Fund, the Parent Transaction Expenses Shares, the Parent Transactions Expenses Warrants, the Funded Debt, and the aggregate amount of the PPP Loan Escrow Amount (each as defined in the Merger Agreement)2, notwithstanding the definition of “Merger Consideration” in the Merger Agreement, (B) the Convertible Notes (as defined in the Merger Agreement) will be converted in full to shares of common stock, par value $0.0001 per share, of American Robotics (“American Robotics Shares”) on or before the Merger I Effective Time (as defined in the Merger Agreement) and (C) the Fully Diluted Share Number (as defined in the Merger Agreement) used to calculate Per Share Closing Merger Consideration (as defined in the Merger Agreement) and Per Share Contingent Consideration (as defined in the Merger Agreement) will be inclusive of such American Robotics Shares issuable upon such assumed full conversion of the Convertible Notes (as defined in the Merger Agreement). The Opinion did not address any other aspect or implication (financial or otherwise) of the Mergers, the Merger Agreement or any other agreement or understanding entered into in connection with the Mergers or otherwise. The summary of the Opinion in this proxy statement is qualified in its entirety by reference to the full text of the written Opinion, which is included as Annex C to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by National Securities in preparing its Opinion. The Opinion does not constitute advice or any recommendation to any holder of Ondas’ or American Robotics’ common stock as to how such holder should act or vote on any matter relating to the Mergers.

In connection with rendering the Opinion, National Securities reviewed:

●	Draft Transaction Agreements (as defined in the Merger Agreement), including drafts of the Merger Agreement, a form of agreement for the Parent Warrants (as defined in the Merger Agreement), forms of lock-up and registration rights agreements, forms of restrictive covenant agreements and forms of employment agreements;

●	Certain information provided by Ondas’ management and American Robotics’ management concerning each of Ondas’ and American Robotics’ respective business, financial condition and operations;

●	Publicly available financial information and other data with respect to Ondas, including its Annual Reports on Form 10-K for the fiscal years ended December 31, 2020 and 2019 including all amendments thereto;

●	Certain publicly available financial data, stock market performance data and trading multiples of Ondas and certain companies with publicly-traded securities that National Securities deemed appropriate and relevant to the Mergers;

●	Certain publicly-available financial data relating to certain precedent business combinations that National Securities deemed appropriate and relevant to the Mergers;

●	Certain financial forecasts of Ondas provided to NSC by Ondas’ management;

●	Certain financial forecasts provided by American Robotics’ management for fiscal years 2021 to 2025;

●	Historical and projected financial results provided to NSC by American Robotics’ management, as adjusted by NSC, with Ondas’ management’s approval (“American Robotics Projections”);

●	Discounted cash flow analyses of Ondas and of American Robotics utilizing financial information prepared and furnished to National Securities by Ondas’ management; and

●	Performed such other financial studies, analyses and investigations, and considered other such matters, as National Securities deemed necessary or appropriate for purposes of rendering its opinion.

For purposes of its analysis and opinion, National Securities relied, without assuming responsibility or liability for independent verification, upon the accuracy and completeness of all financial and other information available from public sources and provided to and reviewed by National Securities and all other information provided to National Securities or otherwise discussed with or reviewed by National Securities. National Securities assumed, at the direction and with the consent of the Board, that the financial and other projections prepared by Ondas and American Robotics’ managements, and the assumptions underlying those projections, including the amounts and the timing of all financial and other performance data, were reasonably prepared in accordance with industry practice and represented the best estimates and judgments of the managements of Ondas and of American Robotics as of the date of their preparation. At the direction of the Board, National Securities did not assume any responsibility for and did not express an opinion as to such analyses or forecasts or the assumptions on which they were based. National Securities also assumed that there were not any material changes in the assets, liabilities, financial condition, results of operations, business or prospects of American Robotics since the dates of the last financial statements made available to National Securities. National Securities further relied, with the Board’s consent, upon the assurances of the management of American Robotics that they were not aware of any facts that would have made the information and projections provided by them inaccurate, incomplete or misleading in any material respect.

In connection with rendering its Opinion, National Securities performed financial analyses utilizing several methodologies that National Securities considered appropriate and relevant to the Mergers and that National Securities believed are customary for similar transactions. The preparation of a fairness opinion involves significant judgment as to the most appropriate and relevant methods of financial analysis, data used in establishing fair value and the application of these methods to the particular circumstances and data and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. Accordingly, notwithstanding the analyses summarized herein, National Securities believes that its analyses must be considered as a whole and that selecting portions of the analyses, without considering all such analyses and factors, or attempting to ascribe relative weights to some or all such analyses and factors, could create an incomplete view of the evaluation process underlying National Securities Opinion.

In arriving at its Opinion, National Securities considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. National Securities made its determination on the basis of its experience and professional judgment after considering the results of all of its analyses. National Securities only considered weighting of various analyses to test its assumptions and conclusions, which confirmed its results. No company or precedent transaction used in the analyses as a comparison is directly comparable to Ondas or to American Robotics, or the Mergers. National Securities prepared these analyses for purposes of providing its Opinion to the Board (in its capacity as such) as to the fairness, from a financial point of view, to Ondas of the Merger Consideration to be paid pursuant to the Merger Agreement. These analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities may actually be bought or sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly different than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Ondas, National Securities, or any other person assumes responsibility if future results are materially different from those forecasts.

The Merger Consideration was determined through arm’s-length negotiations between American Robotics and Ondas. National Securities did not recommend any specific amount of Merger Consideration to the Board or that any specific amount of consideration constituted the appropriate consideration for the Mergers. National Securities’ Opinion to the Board (in its capacity as such) was one of many factors taken into consideration by the Board in making its determination to approve the Mergers.

National Securities was not asked to undertake, and did not undertake, an independent verification of any information provided to National Securities or reviewed by National Securities, nor was National Securities furnished with any such verification and National Securities did not assume any responsibility or liability for the accuracy or completeness of such information. National Securities did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of American Robotics including those which may arise from the Mergers, nor did National Securities evaluate the solvency of American Robotics under any state or federal laws. National Securities did not undertake an independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities to which American Robotics is or may be a party or subject to and its Opinion did not make an assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

National Securities also assumed, with the Board’s consent, that the final executed form of the Merger Agreement would not differ in any material respects from the last draft provided to National Securities, that the consummation of the Mergers would be effected in accordance with the terms and conditions of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary regulatory or third party consents and approval for the Mergers, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on American Robotics or the contemplated benefits of the Mergers. In addition, events occurring after the date of the Opinion could materially affect the assumptions used in rendering the Opinion; however, National Securities does not have any obligation to reaffirm, update or revise its Opinion. National Securities is not a legal, tax or regulatory advisor and National Securities relied upon, without independent verification, the assessments of Ondas and of American Robotics, and their respective legal, tax and regulatory advisors with respect to such matters.

The Opinion was limited to the fairness, from a financial point of view, as of the date of the Opinion, to Ondas of the Merger Consideration to be paid pursuant to the Merger Agreement, and did not an opinion as to the fairness of the Mergers to the holders of any class of securities, creditors or other constituencies of Ondas or as to the underlying decision by Ondas to engage in the Mergers. The Opinion did not address any other aspect or implication of the Mergers, the Merger Agreement, or any agreement or understanding entered into in connection with the Mergers or otherwise. National Securities did not express any opinion as to the fairness of the amount or nature of the compensation to any of Ondas’ officers, directors, or employees, or any class of such persons, relative to the Merger Consideration or otherwise. National Securities assumed that the exercise price of the Parent Warrants will be the trading price of the Parent Common Stock (as defined in the Merger Agreement) on the trading day immediately preceding the closing of the Mergers and, for purposes of the Opinion, that the exercise price of the Parent Warrants was equal to the 10-day volume-weighted average price of the Parent Common Stock as of May 12, 2021, and did not express any opinion as to the prices or trading ranges at which shares of Ondas’ common stock will trade at any time before or after the announcement or consummation of the Mergers. Furthermore, National Securities did not express an opinion regarding the impact of the Mergers on the solvency or viability of Ondas, or the ability of Ondas to pay its obligations when they become due before consummation of the Mergers.

National Securities’ Opinion was necessarily based upon economic, market, monetary, regulatory and other conditions as they existed and could be evaluated, and the information made available to it, on the date of its Opinion. National Securities’ Opinion did not address the relative merits of the transaction as compared to alternative transactions or strategies that may have been available to Ondas.

National Securities’ Opinion was provided to the Board solely in connection with and for the purposes of its evaluation of the Mergers. The Opinion did not address Ondas’ underlying business decision to effect the Mergers and was not a recommendation to the Board or any holder of Ondas’ common stock as to how to vote or act on any matter with respect to the transaction.

Financial Analyses

The following is a summary of the material financial analyses presented by National Securities to the Board on May 14, 2021 in connection with its consideration of the proposed Mergers contemplated by the Merger Agreement. The summary does not contain all of the financial data security holders of Ondas may want or need for purposes of making an independent determination of fair value. Holders of Ondas’ securities are encouraged to consult their own financial and other advisors before making any investment decision in connection with the proposed Mergers. The following summary does not purport to be a complete description of the financial analyses performed by National Securities. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by National Securities. The following summary of financial analyses includes information presented in tabular format. The tables must be read together with the full text of each summary to understand the financial analyses discussed.

For purposes of its analyses, National Securities utilized three valuation approaches for both companies. While National Securities utilized these approaches for both Ondas and American Robotics, its analysis of Ondas was solely to perform a comparison to the market price of Ondas common stock to be used as a portion of the consideration in the Mergers. National Securities concluded in its professional judgment that the results of such analyses were sufficiently close to Ondas’ market price that no further valuation analysis of Ondas was required.

The following describes the valuation approaches that National Securities used for American Robotics:

●	Trading Comparable Companies Analysis —generally, the value as of the Opinion date of American Robotics’ outstanding equity securities using valuation multiples, as adjusted, of certain other companies’ traded securities National Securities deemed appropriate and relevant;

●	Precedent Transactions Analysis—generally, the value of American Robotics’ outstanding equity securities using valuation multiples, as adjusted, of certain precedent business combinations National Securities deemed appropriate and relevant; and

●	Discounted Cash Flow Analysis—generally, the value of American Robotics’ outstanding equity securities based on the present value of the American Robotics Projections, as adjusted, for a specified period.

Selected Public Company Analysis

National Securities applied valuation multiples of selected companies with publicly-traded equity securities National Securities deemed relevant to certain financial data for American Robotics. The publicly-traded companies were selected by National Securities in its professional judgment and experience because they were deemed to be similar to American Robotics in one or more respects. For purposes of these analyses, (i) except as otherwise noted, share prices for the selected companies reflect closing prices as of May 12, 2021 and (ii) estimates of future financial performance for the selected companies for the years ending December 31, 2021 and 2022 were based on publicly available research analyst estimates for those companies. In its professional judgment, National Securities did not analyze periods after December 31, 2022, because analyst estimates were not generally available for such periods.

The financial data reviewed included:

●	Enterprise value as a multiple of revenue for the year ended December 31, 2021; and

●	Enterprise value as a multiple of revenue for the year ended December 31, 2022.

Although none of the selected public companies is directly comparable to American Robotics, the companies selected were chosen because they are publicly-traded companies with operations that, for purposes of analysis, may be considered similar in certain respects to American Robotics’ business. The selected companies considered by National Securities were:

Company Name

●	Elbit Systems Ltd.

●	FLIR Systems, Inc.

●	Ambarella, Inc.

●	AeroVironment, Inc.

●	Alpine 4 Holdings, Inc.

●	AgEagle Aerial Systems, Inc.

●	Drone Delivery Canada Corp.

●	Draganfly Inc.

●	Parrot S.A.

●	Red Cat Holdings, Inc.

●	Drone Volt SA

The mean, strip mean (which excluded the highest and lowest values), and median multiples of the financial data reviewed for the selected companies, based on publicly available research analyst estimates for the years ended December 31, 2021 and December 31, 2022, were:

Metric	Mean		Strip Mean		Median
Enterprise Value / 2021E Revenue	15.14	x	7.13	x	5.23	x

Enterprise Value / 2022E Revenue	6.26	x	5.75	x	3.98	x

Following its review of the results of the selected public companies analysis and taking into account several factors, including, among other things, the sizes, geographic presence and revenue mixes of American Robotics and the selected companies, as well as other operational and financial characteristics of American Robotics compared with the selected companies, National Securities applied, based on its professional judgment and experience, multiple ranges of 4.12x to 50.18x to estimates American Robotics’ 2021 revenue based on the American Robotics Projections and 3.70x to 10.32x to estimates of American Robotics’ 2022 revenue based on the American Robotics Projections.

This analysis indicated implied enterprise value reference ranges for American Robotics of approximately $6.8M to $83.1M (based on 2021E revenue) and $37.4M to $104.2M (based on 2022E revenue), as compared to the Merger Consideration of approximately $70.6M as provided in the Merger Agreement.

Selected Precedent Transactions Analysis

National Securities considered the financial terms of certain business combinations and other transactions that National Securities deemed relevant. The precedent transactions were selected because the target companies or assets were deemed by National Securities to be similar to American Robotics in one or more respects. Financial data for the selected transactions were based on public filings, publicly available research analyst estimates and other publicly available information.

The financial data reviewed for the selected transactions included the enterprise value implied by the consideration paid in the selected transaction as a multiple of the target companies’ then latest 12 months’ revenue as of the date of announcement of the transaction.

Date Announced	Target	Acquirer
01/2021	Arcturus UAV, Inc	Aerovironment, Inc.
01/2021	MicaSense, Inc	AgEagle Sensor Systems, Inc.
11/2020	Impossible Aerospace Corp	Alpine 4 Technologies, Ltd. (n/k/a Alpine 4 Holdings, Inc.)
12/2020	Altavian, Inc.	FLIR Systems, Inc.
08/2019	Corindus Vascular Robotics, Inc.	Siemens Medical Solutions USA, Inc.
01/2019	Aeryon Labs, Inc.	FLIR Systems, Inc.
09/2017	Blue River Technology Inc.	Deere & Company

The observed high, median, low, and average multiples of the financial data reviewed for the selected transactions were 71.21x, 8.71x, 3.57x, and 18.39x, respectively. Taking into account the results of the selected transactions analysis, National Securities applied, based on its professional judgment and experience, a multiple range of 3.57x to 71.21x to American Robotics’ projected 2021 revenue (as provided to National Securities).

The selected transactions analysis indicated an implied enterprise value reference range for American Robotics of approximately $5.9M to $117.9M, as compared to the Merger Consideration of approximately $70.6M as provided in the Merger Agreement.

Discounted Cash Flow Analysis

National Securities performed a discounted cash flow analysis to derive the equity value reference range for American Robotics. The reference range was determined by adding (i) the net present value of the unlevered free cash flows for the fiscal years ending December 31, 2018 through December 31, 2024, based on the American Robotics Projections and (ii) the present value of an estimated terminal value for American Robotics. In addition, National Securities performed an additional discounted cash flow analysis scenario whereby the American Robotics Projections adjusted downward by 50%. National Securities determined to perform this additional adjusted analysis in its professional judgment in order to analyze American Robotics’ discounted cash flows in the event of potential adverse circumstances to American Robotics. National Securities applied a range of terminal value multiples, based on its professional judgment and experience, of 10.0x to 14.0x to estimates of American Robotics’ unlevered free cash flow in both scenarios for the fiscal year ended December 31, 2025 based on the American Robotics Projections and discount rates ranging from 32.2% to 42.2%. National Securities derived the discount rates referenced above, reflecting estimates of weighted average cost of capital for American Robotics, by application of the capital asset pricing model. The discounted cash flow analysis indicated an implied equity value reference range for American Robotics of $168.5M to $413.2M based on the American Robotics Projections and an implied equity value reference range of $82.0M to $203.9M based on the American Robotics Projections as adjusted by National Securities.

Other Matters

Pursuant to the engagement letter between Ondas and National Securities, Ondas agreed to pay National Securities an initial retainer fee of $50,000 upon commencement of its engagement and a fee of $75,000 which was paid upon the rendering of its Opinion to the Board. In addition, should the Board request that National bring down its opinion in connection with the transaction, an additional fee of $25,000 would be due and payable. Ondas has agreed to reimburse certain of National Securities’ expenses and to indemnify National Securities and certain related persons and entities for certain liabilities and other items arising out of or related to its engagement. In the past two years, National Securities has acted (1) in an advisory capacity to, (2) as a placement agent in three private placements for and (3) as an underwriter in one public offering for Ondas.

At the time of issuing the Opinion, the banking team of National Securities was employed by National Securities. As of May 17, 2021, the banking team of National Securities is employed by B. Riley Financial, Inc. (“B. Riley”). B. Riley acted as an underwriter in the Public Offering, which closed on June 11, 2021.

National Securities and its affiliates are engaged in a broad range of securities activities and financial advisory services. National Securities and its affiliates may in the future provide investment banking and other financial advice and services to American Robotics, Ondas and their respective affiliates for which advice and services National Securities and its affiliates would expect to receive compensation. In the ordinary course of business, National Securities and its affiliates may actively trade or hold the securities of Ondas and its affiliates for their own accounts or for the accounts of others, and, accordingly, may at any time hold long or short positions in such securities.

Certain Projected Financial Information

American Robotics and the Company do not as a practice make public projections as to future revenues, earnings or other results. However, in connection with the Board’s consideration of the Transaction and NSC’s financial analysis of American Robotics described under “– Opinion of Financial Advisor,” American Robotics’ management confidentially provided to the Company its non-public, internal financial forecast regarding American Robotics’ anticipated future operations for the years ending December 31, 2021 through December 31, 2025, which the Company subsequently provided to NSC. NSC made certain adjustments to the data it received from the Company, which adjustments were based on NSC’s experience and judgment. The Company has included from American Robotics’ financial forecasts the summary information set forth below to give its stockholders access to certain previously non-public information because such information was considered by the Company’s Board for purposes of evaluating the Transaction and by our financial advisor, NSC, for purposes of rendering its fairness opinion.

The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward complying with the published guidelines of the SEC and the guidelines established by the American Institute of Certified Public Accountants with respect to the preparation and presentation of prospective financial information, but, in the view of the Company’s management, was prepared on a reasonable basis, and presents, as of the date prepared, American Robotics’ expectation of its estimated future financial performance for the periods indicated. Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. The prospective financial information was prepared treating American Robotics on a stand-alone basis, without giving effect to the Transaction or any other potential acquisitions. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information.

The accompanying prospective financial information includes financial measures that were not calculated in accordance with GAAP, namely EBITDA and Adjusted EBITDA (as defined above). EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as measures of operating performance or cash flows or as measures of liquidity. Non-GAAP measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to GAAP results.

American Robotics’ assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information, including, among others, risks and uncertainties set forth under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” contained elsewhere in this proxy statement. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of American Robotics, or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this proxy statement should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

The Company and American Robotics have not updated, and do not intend to update or otherwise revise, the prospective financial information to reflect circumstances existing since its preparation, including any changes in general economic or industry conditions, or to reflect the occurrence of subsequent events. None of the Company, American Robotics or any of their respective representatives or advisors makes any representation to any person with regard to the ultimate performance of the Company or American Robotics.

Certain Actual & Projected Financial Information – AR (in thousands)

	2018A	2019A	2020A	2021E	2022E	2023E	2024E	2025E
Revenue	$11.4	$14.7	$265.2	$1,656.2	$10,095.3	$51,177.6	$178,179.8	$443,807.7
EBITDA	$(2,116.8)	$(3,868.3)	$(1,035.6)	$(4,743.2)	$(6,018.8)	$11,300.5	$89,132.1	$272,873.3
EBIT	$(2,123.2)	$(3,881.1)	$(2,447.7)	$(4,991.1)	$(7,430.9)	$3,525.8	$68,959.7	$227,950.9
Less: Prov. for Taxes	0.0	0.0	0.0	0.0	0.0	148.1	11,888.9	47,869.7
Unlevered Net Inc.	$(2,123.2)	$(3,881.1)	$(2,447.7)	$(4,991.1)	$(7,430.9)	$3,377.7	$57,070.8	$180,081.2
Plus: D&A	6.4	12.8	1,412.1	247.8	1,412.1	7,774.7	20,172.3	44,922.4
Less: Capex	0.0	0.0	159.1	(3,290.2)	(8,920.9)	(26,441.7)	(62,084.5)	(123,874.4)
Less: Incr. in Net W/C	0.0	0.0	227.4	1,707.8	1,299.9	31,548.0	70,757.3	153,062.6
Unlevered Free CF	$(2,116.8)	$(3,868.3)	$(649.1)	$(6,325.7)	$(13,639.8)	$16,258.7	$85,915.9	$254,191.8

Interests of Ondas Executive Officers and Directors in the Transaction

In considering the recommendation of the Board with respect to the Transaction, stockholders should be aware that executive officers of Ondas and members of the Ondas board of directors may have interests in the Transaction that may be different from, or in addition to, the interests of Ondas stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and in making its recommendations regarding the proposals to be presented at the special meeting. These interests are as follows: directors and officers of Ondas have rights to indemnification and directors’ and officers’ liability insurance that will survive completion of the Transaction.

Accounting Treatment

Ondas will account for the Transaction as an acquisition of American Robotics by Ondas using the acquisition method of accounting in accordance with United States generally accepted accounting principles (“GAAP”). Ondas expects that, upon completion of the Transaction, holders of interests in American Robotics will receive approximately 16.6% of the outstanding common stock and voting power of the combined company, and Ondas stockholders will retain 83.4% of the outstanding common stock and voting power of the combined company. In addition to considering these relative voting powers, Ondas also considered the proposed composition of the combined company’s board of directors and the board committees, and the proposed members of the executive management team of the combined company, in determining the acquirer for accounting purposes. Based on the weighting of these factors, Ondas has concluded that it is the accounting acquirer.

Under the acquisition method of accounting, the assets, including identifiable intangible assets, and liabilities of American Robotics as of the effective time of the Mergers will be recorded at their respective fair values and added to those of Ondas. Any excess of the purchase price for the Mergers over the net fair value of American Robotics’ assets and liabilities will be recorded as goodwill. The results of operations of American Robotics will be combined with the results of operations of Ondas beginning at the closing of the Transaction. The consolidated financial statements of Ondas after closing will not be restated retroactively to reflect the historical financial position or results of operations of American Robotics. Following the Transaction, and subject to the finalization of the purchase price allocation, the earnings of Ondas will reflect the effect of any purchase accounting adjustments, including any increased depreciation and amortization associated with fair value adjustments to the assets acquired and liabilities assumed.

The allocation of the purchase price used in the unaudited pro forma financial statements included in this proxy statement is based upon a preliminary valuation by management. The final estimate of the fair values of the assets and liabilities will be determined with the assistance of a third-party valuation firm. Ondas’ preliminary estimates and assumptions are subject to materially change upon the finalization of internal studies and third-party valuations of assets, including investments, property and equipment, intangible assets including goodwill, and certain liabilities.

Ownership of Ondas after the Transaction

As of [●], 2021, Ondas has [34,032,040] shares of common stock outstanding.

Under the terms of the Merger Agreement, on the closing date of the Transaction, Ondas will issue to American Robotics’ stockholders an aggregate of 6,750,000 shares of common stock . Based on the foregoing, immediately after the closing of the Transaction, [40,782,040] shares of common stock will be issued and outstanding and the shares issued to American Robotics stockholders in the Transaction will represent approximately 16.6% of the outstanding common stock and voting power of the Company. Shares of common stock held by Ondas stockholders immediately before the closing of the Transaction will represent approximately 83.4% of the outstanding common stock and voting power of the Company after the closing of the Transaction. The foregoing are estimates of post-Transaction shares of common stock and to whether any adjustment is made.

Security Ownership of Certain Beneficial Owners and Management before the Transaction

As of [●], 2021, the record date for the special meeting, the following table sets forth certain information with respect to the beneficial ownership of our common stock by (i) each stockholder known by us to be the beneficial owner of more than five percent (5%) of our common stock, (ii) by each of our current directors and executive officers as identified herein, and (iii) all of our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock, stock options, restricted stock units (“RSUs”) and common stock purchase warrants that are currently exercisable or convertible into shares of our common stock within sixty (60) days of the date of this document, are deemed to be outstanding and to be beneficially owned by the person holding the options, RSUs, or warrants for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, the address for all officers and directors listed below is 61 Old South Road, #495, Nantucket, MA 02554.

Name and Address of Officer and Directors	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Eric A. Brock (Chairman of the Board and Chief Executive Officer) (2)	1,957,873	[●]	%
Stewart W. Kantor (Director, President, Chief Financial Officer, Treas. and Sec.) (3)	908,445	[●]	%
Thomas V. Bushey (Director) (4)	-	*
Richard M. Cohen (Director) (5)	55,564	*
Derek Reisfield (Director) (6)	60,564	*
Randall P. Seidl (Director) (7)	2,500	*
Richard H. Silverman (Director) (8)	55,564	*
Jaspreet Sood (Director) (9)	2,500	*
All Officers & Directors as a Group (8 persons) (10)	3,038,010	[●]	%
Name and Address of Stockholders
Energy Capital, LLC(11)	5,796,455	[●]	%

*	Represents beneficial ownership of less than 1%.
(1)	Unless otherwise noted, we believe that all shares are beneficially owned and that all persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them. Applicable percentage of ownership is based on [34,032,040] shares of common stock currently outstanding, as adjusted for each stockholder.
(2)	Mr. Brock exercises sole voting and dispositive power over the 1,891,206 shares of common stock and 66,667 shares of common stock issuable upon exercise of Warrants. The percentage beneficially owned is based on [●] shares which would be outstanding if Mr. Brock exercised the Warrants within sixty days of [●].
(3)	Mr. Kantor exercises sole voting and dispositive over the 908,445 shares of common stock. The percentage beneficially owned is based on [●] shares.
(4)	Mr. Bushey was granted the right to receive 1,000,000 RSUs. At the time of Mr. Bushey’s resignation as President, Mr. Bushey had the right to receive 500,000 RSUs (375,000 vested as of December 31, 2020 and 125,000 of which the Compensation Committee accelerated vesting), which will be issued on June 3, 2022 pursuant to Mr. Bushey’s deferral election.
(5)	Mr. Cohen exercises sole voting and dispositive power over 24,314 shares of common stock, 30,000 shares of common stock issuable upon exercise of an option and 1,250 shares of common stock issuable upon the vesting ofRSUs. The percentage beneficially owned is based on [●] shares which would be outstanding if Mr. Cohen exercised the option and RSUs were issued within sixty days of [●], 2021.
(6)	Mr. Reisfield exercises sole voting and dispositive power over 29,314 shares of common stock, 30,000 shares of common stock issuable upon exercise of an option and 1,250 shares of common stock issuable upon the vesting of RSUs. The percentage beneficially owned is based on [●] shares which would be outstanding if Mr. Reisfield exercised the option and the vested RSUs were issued within sixty days of [●], 2021.
(7)	Mr. Seidl exercises sole voting and dispositive power over 2,500 shares of common stock issuable upon the vesting of RSUs. The percentage beneficially owned is based on [●] shares which would be outstanding if the vested RSUs were issued within sixty days of [●], 2021.
(8)	Mr. Silverman exercises sole voting and dispositive power over 24,314 shares of common stock, 30,000 shares of common stock issuable upon exercise of an option and 1,250 shares of common stock issuable upon the vesting of RSUs. The percentage beneficially owned is based on [●] shares which would be outstanding if Mr. Silverman exercised the option and the vested RSUs were issued within sixty days of [●], 2021.
(9)	Ms. Sood exercises sole voting and dispositive power over 2,500 shares of common stock issuable upon the vesting of RSUs. The percentage beneficially owned is based on [●] shares which would be outstanding if the vested RSUs were issued within sixty days of [●], 2021.
(10)	The percentage beneficially owned is based on [●] shares which would be outstanding if all of the above described options and warrants were exercised and the vested RSUs were issued within sixty days of [●], 2021.
(11)	The address for Energy Capital, LLC (“Energy Capital”) is 13650 Fiddlesticks Blvd., Suite 202-324, Ft. Myers, FL 33912. Robert J. Smith is the sole owner of Energy Capital and exercises sole voting and dispositive power over the 5,092,248 shares of common stock and 704,207 shares of common stock issuable upon exercise of Warrants. The percentage beneficially owned is based on [●] shares which would be outstanding if Mr. Smith exercised the Warrants owned by Energy Capital within sixty days of [●], 2021.

Security Ownership of the Company after the Transaction

The following table sets forth information with respect to the beneficial ownership of our common stock after consummating the Transaction by each person expected to serve as an executive officer or director of the combined company, all such executive officers and directors as a group, and each person expected to own more than 5% of our common stock. For this table, we assume 6,750,000 shares of common stock will be issued in connection with the Transaction.

Name and Address of Officer and Directors	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Eric A. Brock (Chairman of the Board and Chief Executive Officer) (2)	1,957,873	[●]	%
Stewart W. Kantor (Director, President, Chief Financial Officer, Treas. and Sec.) (3)	908,445	[●]	%
Thomas V. Bushey (Director) (4)	-	*
Richard M. Cohen (Director) (5)	55,564	*
Derek Reisfield (Director) (6)	60,564	*
Randall P. Seidl (Director) (7)	2,500	*
Richard H. Silverman (Director) (8)	55,564	*
Jaspreet Sood (Director) (9)	2,500	*
All Officers & Directors as a Group (8 persons) (10)	3,038,010	[●]	%
Name and Address of Stockholders
Energy Capital, LLC(11)	5,796,455	[●]	%

*	Represents beneficial ownership of less than 1%.
(1)	Unless otherwise noted, we believe that all shares are beneficially owned and that all persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them. Applicable percentage of ownership is based on [40,782,040] shares of common stock currently outstanding, as adjusted for each stockholder.
(2)	Mr. Brock exercises sole voting and dispositive power over the 1,891,206 shares of common stock and 66,667 shares of common stock issuable upon exercise of Warrants. The percentage beneficially owned is based on [●] shares which would be outstanding if Mr. Brock exercised the Warrants within sixty days of [●], 2021.
(3)	Mr. Kantor exercises sole voting and dispositive over the 908,445 shares of common stock. The percentage beneficially owned is based on [●] shares.
(4)	Mr. Bushey was granted the right to receive 1,000,000 RSUs. At the time of Mr. Bushey’s resignation as President, Mr. Bushey had the right to receive 500,000 RSUs (375,000 vested as of December 31, 2020 and 125,000 of which the Compensation Committee accelerated vesting), which will be issued on June 3, 2022 pursuant to Mr. Bushey’s deferral election.
(5)	Mr. Cohen exercises sole voting and dispositive power over 24,314 shares of common stock, 30,000 shares of common stock issuable upon exercise of an option and 1,250 shares of common stock issuable upon the vesting of RSUs. The percentage beneficially owned is based on [●] shares which would be outstanding if Mr. Cohen exercised the option and RSUs were issued within sixty days of [●], 2021.
(6)	Mr. Reisfield exercises sole voting and dispositive power over 29,314 shares of common stock, 30,000 shares of common stock issuable upon exercise of an option and 1,250 shares of common stock issuable upon the vesting of RSUs. The percentage beneficially owned is based on [●] shares which would be outstanding if Mr. Reisfield exercised the option and the vested RSUs were issued within sixty days of [●].
(7)	Mr. Seidl exercises sole voting and dispositive power over 2,500 shares of common stock issuable upon the vesting of RSUs. The percentage beneficially owned is based on [●] shares which would be outstanding if the vested RSUs were issued within sixty days of [●], 2021.
(8)	Mr. Silverman exercises sole voting and dispositive power over 24,314 shares of common stock, 30,000 shares of common stock issuable upon exercise of an option and 1,250 shares of common stock issuable upon the vesting of RSUs. The percentage beneficially owned is based on [●] shares which would be outstanding if Mr. Silverman exercised the option and the vested RSUs were issued within sixty days of [●], 2021.
(9)	Ms. Sood exercises sole voting and dispositive power over 2,500 shares of common stock issuable upon the vesting of RSUs. The percentage beneficially owned is based on [●] shares which would be outstanding if the vested RSUs were issued within sixty days of [●], 2021.
(10)	The percentage beneficially owned is based on [●] shares which would be outstanding if all of the above described options and warrants were exercised and the vested RSUs were issued within sixty days of [●], 2021.
(11)	The address for Energy Capital is 13650 Fiddlesticks Blvd., Suite 202-324, Ft. Myers, FL 33912. Robert J. Smith is the sole owner of Energy Capital and exercises sole voting and dispositive power over the 5,092,248 shares of common stock and 704,207 shares of common stock issuable upon exercise of Warrants. The percentage beneficially owned is based on [●] shares which would be outstanding if Mr. Smith exercised the Warrants owned by Energy Capital within sixty days of [●], 2021.

Executive Officers and Board of Directors Before and After the Transaction

The following table sets forth information on our executive officers and directors before and after the Transaction.

Name	Age	Position
Eric A. Brock	51	Chairman and Chief Executive Officer
Stewart W. Kantor	58	Director, President, Chief Financial Officer, Treasurer and Secretary
Thomas V. Bushey	41	Director
Richard M. Cohen	70	Director
Derek Reisfield	58	Director
Randall P. Seidl	57	Director
Richard H. Silverman	81	Director
Jaspreet Sood	48	Director

Federal Securities Laws Consequences; Stock Transfer Restriction Agreements

All shares of Ondas common stock that holders of interests in American Robotics receive in the Transaction will be issued pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”) and as such will be deemed restricted securities as that term is understood under the Securities Act. Moreover, certain American Robotics equity holders will be subject to a 180-day contractual lock-up to be entered into in connection with consummating the Mergers. Ondas has agreed to file a registration statement on Form S-3 providing for the resale of shares issued in the transaction, including the shares of Ondas common stock underlying the Warrants, which registration statement is required to be effective within 90 days after the Closing Date, subject to SEC comment.

Dissenters’ Rights for Ondas Stockholders

Ondas stockholders have no dissenters’ rights in the Transaction.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS

There will be no U.S. federal income tax consequences to holders of Ondas common stock as a result of the Mergers.

REGULATORY MATTERS

Pursuant to the Merger Agreement, in the event Ondas does not qualify as a Citizen of the U.S. as defined in 49 U.S.C. 40102 (a)(15) (as determined after the Mergers), Ondas will be required to apply for and receive a U.S. Department of Transportation Foreign Civil Aircraft Permit or Special Authorization under Title 14 C.F.R. Part 375 related to American Robotics’ UAS operations.  Ondas believes it currently qualifies and will qualify as of the closing of the Transaction as a Citizen of the U.S. as defined in 49 U.S.C. 40102 (a)(15) and, as a result, Ondas believes the Requisite Regulatory Approval is not required in connection with the Mergers.

AMERICAN ROBOTICS MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

The following discussion and analysis provide information which management believes to be relevant to an assessment and understanding of the results of operations and financial condition of American Robotics for fiscal year 2020 compared to fiscal year 2019 and for the three months ended March 31, 2021 compared to the three months ended March 31, 2020.

Overview

American Robotics is a commercial developer of highly automated drone systems, providing ultra-high resolution aerial data to enterprise customers. Through innovations in robot autonomy, machine vision, edge computing and AI, American Robotics has created the next generation of drone technology: a highly automated robotic data platform capable of continuous, unattended operation. As a result, American Robotics provides enterprise customers with the ability to continuously digitize, monitor and analyze their assets in near real-time.

The American Robotics Scout System™ has been designed from the ground up as an end-to-end product capable of continuous attended operations in the real world. Powered by innovations in robotics automation, machine vision, edge computing, and AI, the Scout system provides unprecedented efficiencies as a drone solution for commercial use. The Scout System™ consists of (1) a highly automated drone with advanced imaging payloads, Scout (2) a ruggedized base station for housing, charging, data processing, and cloud transfer, ScoutBase, and (3) American Robotics’ analytics and user interface software package, ScoutView, as well as a host of supporting technologies that connect these major subsystems. Once installed in the field at customer locations, a fleet of connected, weatherproof Scouts remain indefinitely in an area of operation, automatically collecting data each day, self-charging, and seamlessly delivering data analysis regularly and reliably.

With no human intervention required to operate the Scout System™in the field and the incorporation of power edge computing into the Scout System™, the result is a 10x+ reduction in data acquisition costs for American Robotics’ customers. Unlike traditional drone technology, Scout System™live in the field for many years, performing multiple missions per day without physical human interaction. The result of this automation, as well as the edge computing power that lives within each base station, is the ability to capture data at resolutions, frequencies, and speeds never before feasible. This ability, in turn, allows users to extract actionable information in a manner that is reliable, repeatable, and scalable.

The advanced and high automation incorporated into the Scout drone technology enables the implementation of a Robot-as-a-Service (RaaS) business model wherein American Robotics’ customer are not required to make expensive capital investments in robotics or drone hardware, and instead can obtain the data collected by the Scout drone systems via a subscription service. This enables American Robotics to realize high profitability margins on the drone hardware that the company retains ownership of, and operates on behalf of these customers. Customers are also guaranteed access to the latest hardware and software features as American Robotics develops and rolls these features out.

American Robotics sells its products and services nationally through a direct sales force to large enterprises that operate in the agriculture, industrial and critical infrastructure verticals that include major rail operators, electric and gas utilities, oil and gas producers, large agricultural input manufacturers, large agricultural coops, and for other critical infrastructure applications in areas such as homeland security and defense, and transportation. American Robotics’ business consists of a single segment of services, all of which are sold and provided in the United States.

American Robotics has incurred significant net losses since inception, and expects to continue incurring substantial losses for the next several years as the company continues to develop, manufacture and market their technologies. American Robotics’ operating expenses are comprised of research and development expenses, general and administrative expenses, and sales and marketing expenses.

American Robotics’ future capital requirements will depend upon many factors, including progress with developing, manufacturing and marketing of the company’s technologies, the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other proprietary rights, the company’s ability to establish collaborative arrangements, marketing activities and competing technological and market developments, including regulatory changes and overall economic conditions in target markets.

Regulatory Approvals

During 2019, American Robotics filed several applications for regulatory approvals of the Scout System™. These included applications for Certifications, and waivers from several regulations in Title 14 C.F.R. Part 107 to allow the operational, research and development, and commercial use of American Robotics’ technology.

In January 2020, several American Robotics staff members along with multiple Scout System™ spent three weeks at a partner’s test facility in Southern Nevada to test, document, and demonstrate the capabilities of American Robotics’ technology to observers including those from the FAA. This test campaign culminated in the FAA issuing a Special Airworthiness Certificate, in February 2020, to the Scout System™ that allowed for operation of up to three systems simultaneously by a single pilot located in Boston. The scout drones would be monitored by visual observers while in flight.

In parallel to this effort, the FAA also granted American Robotics a waiver to Title 14 C.F.R. §107.31 that allowed for the use of American Robotics’ unique acoustics-based aircraft detect and avoid sensor in conjunction with the Scout System™ to allow BVLOS UAS flight operations. In this operational modality approved by the FAA, the UAS pilot, who is co-located with the Scout base station is allowed to operate the Scout System™ to a distance of 2 miles which would be beyond the line of sight of the pilot in any direction.

In January 2021, the FAA granted American Robotics the first and currently one of its kind approval to allow operations of the Scout System™ remotely, with no humans present at the operational locations. The approval consists of a unique combination of waivers and exemptions to certain Federal Aviation Regulations governing the operation of UAS in the National Airspace System (NAS). This approval is not only a validation of American Robotics’ technology and regulatory approach to the safe integration of UAS, but also provides the company with a strong and durable first-mover advantage to operate automated drone systems in the commercial markets, which the company believes is a requirement for over 90% of all commercial drone applications. This gives American Robotics a competitive advantage over other players in the commercial drone industry and allows the company to start engaging with large industrial enterprises to establish a beachhead as a trusted service provider to these enterprises.

American Robotics expects an increase in sales as a result of the grant of approval by the FAA, and the subsequent heightened interest from enterprise customers.

Financing Activity

In 2020, American Robotics issued convertible notes and sold common stock to existing investors and a small group of new investors to raise additional capital in the aggregate amount of $2.35 million, of which the convertible notes in the aggregate amount of $850,000 bear interest at 6% per annum. The capital raised will be used to fund American Robotics’ operations including research and development, additional support for regulatory matters, increased sales and marketing efforts, and to support the continued growth and expansion of American Robotics’ business and operations. Unless converted, these notes will automatically mature and be fully payable, including accrued interest, on dates ranging from January 31, 2023 to December 18, 2023.

During the three months ended March 31, 2021, American Robotics issued additional convertible notes in the aggregate amount of $250,000 bearing interest at 6% per annum and which mature on the same terms as described in the preceding paragraph. As of March 31, 2021, the convertible notes payable balance, inclusive of all convertible notes issued in 2021 and previous periods, consisted of principal outstanding of $2,725,000 and accrued interest of $212,999.

COVID-19

In December 2019, a novel strain of coronavirus (“COVID-19”) was identified in Wuhan, China, and has subsequently spread to other regions of the world, and has resulted in increased travel restrictions, business disruptions and emergency quarantine measures across the world including the United States.

American Robotics’ business, financial condition and results of operations were impacted from the COVID-19 pandemic significantly in 2020 and during the three months ended March 31, 2021:

●	Sales and marketing efforts were disrupted as American Robotics’ business development and sales team was unable to travel to visit customers and customers were unable to receive visitors for on-location meetings.
●	Field activity for testing and deploying American Robotics’ drone systems was delayed due to the inability of American Robotics’ staff to install and test equipment for customers.
●	Hiring of required staff was affected because of laws, regulations and public health measures relating to COVID-19.

In the first quarter of 2020, American Robotics reduced its business activity to critical operations only, and all employees were asked to work from home until the public health situation improves. Per orders issued by the Commonwealth of Massachusetts, American Robotics’ corporate offices and facilities were closed, except for functions related to the support of remote workers. All sales activities were curtailed, and customer engagements, where possible, were deferred. As most of the customers American Robotics was engaged with in 2020 were in the agriculture vertical, this meant that these customer engagements would be deferred to 2021 because of the seasonality of agriculture.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was enacted. The CARES Act is an approximately $2 trillion emergency economic stimulus package in response to the COVID-19 outbreak, which among other things contains numerous income tax provisions. Some of these tax provisions are expected to be effective retroactively for years ending before the date of enactment. American Robotics applied for, and received, funds under the Economic Injury Disaster Loan and Paycheck Protection Program (PPP) in the amount of $257,029. The application for these funds requires American Robotics to, in good faith, certify that the current economic uncertainty made the loan request necessary to support operations of the company. This certification further requires American Robotics to consider its current business activity and ability to access other sources of liquidity sufficient to support ongoing operations in a manner that is not significantly detrimental to the business.

On December 27, 2020, the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act (the “Economic Aid Act”) was enacted which included provisions for a second round of the PPP. In January 2021, American Robotics applied for, and in February 2021 received, funds under the second round of the PPP in the amount of $235,846.37. The application for these funds requires American Robotics to, in good faith, certify that the current economic uncertainty made the loan request necessary to support operations of the company. This certification further requires the company to consider its current business activity and ability to access other sources of liquidity sufficient to support ongoing operations in a manner that is not significantly detrimental to the business. The receipt of these funds, and the forgiveness of the loan related to these funds, is dependent on the company having initially qualified for the loan and qualifying for the forgiveness of such loan based on its future adherence to the forgiveness criteria. American Robotics is in discussion with the lender regarding the forgiveness of this second round PPP loan. However, no determination related to the forgiveness of this loan has been made as of the date of this proxy statement.

During 2020, in response to COVID-19, and the associated restrictions on personnel, management decided to continue the furlough and reduction in hours of certain employees who were expected to be brought back to full employment in April 2020. This continuation of reduced hours and furlough extended through 2020 and into the first quarter of 2021. Management also decided to freeze all plans for additional hiring, and expansion of manufacturing additional Scout systems. Engineering resources were diverted towards increasing manufacturability of American Robotics’ technology, and in support of obtaining regulatory approvals. It was also decided that only one customer engagement, local to Boston, would be executed, and manned by American Robotics staff with appropriate health precautions and in full-compliance of all public health orders. Sales and business development resources were diverted towards expanding American Robotics’ engagement with enterprises in the industrial sector, as it is expected that this vertical would be a revenue and sales driver once the regulatory approvals for American Robotics’ technology materialize. Limited engagements with large electric utilities, oil and gas majors, and chemical industry majors have been highly encouraging, and it is expected that these would turn into revenue-generating engagements as soon as the regulatory approvals sought by American Robotics are granted.

In May 2021, subsequent to the three months ended March 31, 2021, one of American Robotics’ two PPP loans outstanding as of such time had been forgiven, representing an aggregate amount of $249,732.60 in principal and interest.

American Robotics expects its business, financial condition and results of operations will be impacted from the COVID-19 pandemic during 2021, primarily due to the slowdown of customer activity during 2020 and 2021. Further, the COVID-19 pandemic is ongoing and remains an unknown risk for the foreseeable future. The extent to which the coronavirus may impact American Robotics’ business will depend on future developments, which are highly uncertain and cannot be predicted. As a result, the company is unable to reasonably estimate the full extent of the impact from the COVID-19 pandemic on its future business, financial condition and results of operations. In addition, if the company were to experience any new impact to its operations or incur additional unanticipated costs and expenses as a result of the COVID-19 pandemic, such operational delays and unanticipated costs and expenses there could be a further adverse impact on the company’s business, financial condition and results of operations during 2020 and 2021.

Key Components of American Robotics’ Results of Operations and Financial Condition

Revenues

American Robotics’ revenues are derived principally from the sale of services using the American Robotics Scout System™. Due to the ongoing development and commercialization process, as well as the ongoing regulatory approval processes for the Scout System™, the company’s revenues have historically been generated by pilot programs, short-term proof of concept tests, and related services. American Robotics, historically, had limited sales and customer service resources to support higher sales volumes. In 2020 and 2019, the company expanded its sales and business development effort into the industrial verticals which dramatically increased American Robotics’ sales pipeline and the number of customers and projects being targeted. American Robotics expects this increased customer engagement to lead to a larger number of sales opportunities and revenue in 2021 and beyond, following regulatory approvals of American Robotics’ technology.

Cost of Sales

American Robotics’ cost of sales consists primarily of the cost of components included in the American Robotics Scout System™ and other costs associated with the delivery, installation and deployment thereof. American Robotics expects its investment in expanding customer sales and service efforts to lead to increased volume of Scout System™ sales in future periods, which will lead to higher costs of sales. Higher unit sales volume will, in turn, provide scale manufacturing opportunities which could lead to a decline in the cost of sales as a percentage of revenue in future periods.

General and Administration

General and administration expenses primarily include salary and benefit expenses, legal and accounting services, professional services, rent and facilities costs, general liability insurances, and travel expenses. American Robotics expects these expenses to increase as a result of continued growth in headcount and support of its business and operations in 2021 and beyond.

Sales and Marketing

Sales and marketing expenses primarily include salary and benefit expenses, trade shows, marketing programs and promotional material, travel expenses, and the allocation of certain facility costs. American Robotics expects these expenses to increase as a result of continued growth in headcount and support of the company’s business and operations.

Research and Development

Research and development expenses primarily include salary and benefit expenses and costs for contractors engaged in research, design and development activities including intellectual property, travel expenses, and the allocation of certain facility costs. American Robotics expects its research and development costs to increase as the company continues to invest in developing its products in addition to new software and analytics features that may be customer- and industry- dependent.

Other Income (Expense)

Other income (expense) primarily includes interest expense and grant income.

Results of Operations

Three months ended March 31, 2021 compared to three months ended March 31, 2020

	Three months ended
	March 31, 2021	March 31, 2020	Increase / (Decrease)
Revenue	50,000	-	50,000
Cost of Sales	-	-	-
Gross Profit	50,000	-	50,000
Operating expenses:
General and administrative	617,291	582,539	34,752
Sales and marketing	10,659	119,585	(108,926)
Research and development	145,114	2,816	142,298
Total operating expense	773,064	704,940	68,124
Operating loss	(723,064)	(704,940)	(18,124)
Other income (expense)	195,264	(29,234)	224,498
Net loss	(527,800)	(734,174)	206,374

Revenues and Gross Profit

The revenue realized and the gross profit for the three months ended March 31, 2021 increased by $50,000 compared to the same period in 2020 as a result of an increase in customer sales activity.

Operating expenses

American Robotics’ principal operating costs include the following items as a percentage of total expense.

Operating Expenses	Three months ended
	March 31, 2021	March 31, 2020
Human resource costs, including benefits	36.6%	46.5%
Travel and entertainment	0.4%	1.9%
Other general and administration costs:
Professional fees and consulting expenses	11.5%	9.9%
Other expense	30.8%	23.9%
Depreciation and amortization	0.5%	0.5%
Other research and deployment costs, excluding human resources and travel and entertainment	18.8%	0.4%
Other sales and marketing costs, excluding human resources and travel and entertainment	1.4%	17.0%

Operating expenses increased by $68,124 as a result of the following items:

Operating expense increase

Human resource costs, including benefits	(44,416)
Travel and entertainment	(9,776)
Other general and administration costs:
Professional fees and consulting expenses	19,449
Other expense	69,494
Depreciation and amortization	-
Other research and development costs, excluding human resources and travel and entertainment	142,298
Other sales and marketing costs, excluding human resources and travel and entertainment	(108,926)
68,124

The increase in operating expense was primarily a result of the higher expense under the Other research and development costs that includes payments to technology partners and vendors of technology used in the company’s products and services.

Operating Loss

Primarily as a result of the foregoing increase in operating expense, American Robotics’ operating loss increased by $18,124, to $723,064 for the three months ended March 31, 2021 compared to $704,940 for the three months ended March 31, 2020.

Other Income (Expense), net

Other income (expense), net increased by $224,498, to $195,264 for the three months ended March 31, 2021, compared with $(29,234) for the three months ended March 31, 2020. During the three months ended March 31, 2021, compared to the same period in 2020, American Robotics recognized additional grant income that is reflected in Other Income (Expense), net.

Net Loss

As a result of the net effects of the foregoing items, net loss decreased by $206,374, to $527,800 for the three months ended March 31, 2021, compared with $734,174 for the three months ended March 31, 2020.

Liquidity and Capital Resources

As of March 31, 2021, American Robotics believes that its cash and cash equivalents together with its accounts receivable would not provide the company sufficient liquidity, as a stand-alone business, to satisfy its obligations for the following 12 months or subsequent periods, but expects to meet its liquidity needs through the consummation of the Transaction or, in the event the Transaction is not consummated, by increasing sales as well as reducing costs as needed, and through alternative strategic or financing transactions. Subject to the consummation of the Transaction, American Robotics’ future capital requirements will depend on many factors, including its rate of revenue growth, the rate of expansion of its workforce, the timing and extent of its expansion into new markets, the timing of introductions of new functionality and enhancements to its solutions, potential acquisitions of complementary businesses and technologies, continuing market acceptance of its solutions, and general economic and market conditions.

American Robotics’ principal sources of liquidity consisted of cash and cash equivalents of $725,483 as of March  31, 2021, as compared to $938,227 as of March  31, 2020, and net cash provided by financing activities of $250,000 during the three months ended March 31, 2021, as compared to $800,000 during the three months ended March  31, 2020. Additional information regarding American Robotics’ sources of liquidity and capital commitments for the period ended March 31, 2021 and the year ended December 31, 2020 is set forth under “—Sources and (Uses) of Cash” and “—Year ended December 31, 2020 compared to year ended December 31, 2019—Sources and (Uses) of Cash,” respectively.

Sources and (Uses) of Cash

	Three months ended
	March 31, 2021	March 31, 2020
Net cash used in operating activities	(490,807)	(709,367)
Net cash used in investing activities	(90,000)	(6,770)
Net cash provided by financing activities	250,000	800,000
Increase in cash	(330,807)	83,863
Cash and cash equivalents, beginning of period	1,056,290	854,364
Cash and cash equivalents, end of period	725,483	938,227

The principal use of cash in operating activities for the three months ended March 31, 2021 was to fund American Robotics’ current expenses primarily related to both sales and marketing and research and development activities necessary to allow the company to leverage its FAA approval to service and support customers. The net cash provided by financing activities of $250,000 was due to the issuance of the convertible notes in the three months ended March 31, 2021.

Year ended December 31, 2020 compared to year ended December 31, 2019

	Year ended
	December 31, 2020	December 31, 2019	Increase / (Decrease)
Revenue	8,100	-	8,100
Cost of Sales	-	-	-
Gross Profit	8,100	-	8,100
Operating expenses:
General and administrative	1,916,171	2,027,530	(111,359)
Sales and marketing	126,862	210,536	(83,674)
Research and development	544,537	1,657,762	(1,113,225)
Total operating expense	2,587,570	3,895,828	(1,308,258)
Operating loss	(2,579,470)	(3,895,828)	1,316,358
Other income (expense)	131,818	(23,759)	155,577
Net loss	(2,447,652)	(3,919,587)	1,471,935

Operating expenses

American Robotics’ principal operating costs include the following items as a percentage of total expense.

Operating Expenses	Year ended
	December 31, 2020	December 31, 2019
Human resource costs, including benefits	42%	34%
Travel and entertainment	1%	5%
Other general and administration costs:
Professional fees and consulting expenses	7%	0%
Other expense	24%	13%
Depreciation and amortization	1%	0%
Other research and deployment costs, excluding human resources and travel and entertainment	21%	43%
Other sales and marketing costs, excluding human resources and travel and entertainment	5%	5%

Operating expenses in 2020 decreased by $1,308,258 compared to 2019 as a result of the following items:

Operating expense decrease

Numbers in thousands
Human resource costs, including benefits	(255,035)
Travel and entertainment	(153,840)
Other general and administration costs:	-
Professional fees and consulting expenses	174,322
Other expense	121,855
Depreciation and amortization	1,339
Other research and development costs, excluding human resources and travel and entertainment	(1,113,225)
Other sales and marketing costs, excluding human resources and travel and entertainment	(83,674)
(1,308,258)

The decrease in operating expense was primarily a result of the lower expense under the Other research and development costs that includes funds spent on prototyping, field testing of systems and subsystems, payments to technology partners and vendors of technology used in the company’s products and services. Additionally, human resource costs were also lower because of extended furloughs, and a freeze in hiring in 2020. Similarly, sales and marketing costs were also lower in 2020 as a result of COVID-19-related restrictions.

Operating Loss

Primarily as a result of the decrease in operating expenses, American Robotics’ operating loss decreased by $1,316,358, to $2,579,470 for the year ended December 31, 2020, compared with $3,895,828 for the year ended December 31, 2019.

Other Income (Expense), net

	Year ended
	December 31, 2020	December 31, 2019	Increase / (Decrease)
Interest Expense	(125,236)	(47,338)	(77,898)
Grant Income	257,029	-	257,029
Interest and other income	25	23,579	(23,554)
	131,818	(23,759)	155,577

Other income (expense), net increased by $155,577, to $131,818 for the year ended December 31, 2020, compared with $(23,759) for the year ended December 31, 2020. In 2020, American Robotics recognized additional grant income that is reflected in Other Income (Expense), net.

Net Loss

As a result of the net effects of the foregoing items, net loss decreased by $1,471,935 to $2,447,652 for the year ended December 31, 2020 compared to $3,919,587 for the year ended December 31, 2019.

Sources and (Uses) of Cash

	Year ended
	December 31, 2020	December 31, 2019
Net cash used in operating activities	(2,162,222)	(3,504,243)
Net cash used in investing activities	14,148	12,809
Net cash provided by financing activities	2,350,000	4,225,020
Increase in cash	201,926	733,586
Cash and cash equivalents, beginning of year	854,364	120,778
Cash and cash equivalents, end of year	1,056,290	854,364

The principal use of cash in operating activities for the year ended December 31, 2020 was to fund American Robotics’ current expenses primarily related to research and development and sales and marketing activities necessary to allow the company to service and support a higher level of business as it expanded into new industry segments. The decrease in cash flow used in operation activities is primarily a result of reduction of personnel, both employees and third-party consulting services, and a reduction in research and development activities. The decrease in net cash provided by financing activities in 2020 compared to 2019 was due to a reduction in the issuance of convertible notes and common stock in 2020 compared to 2019.

Vote Required

The affirmative vote of a majority of the votes cast at the special meeting is required to approve the Stock Issuance Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE STOCK ISSUANCE PROPOSAL

PROPOSAL 2: THE ADJOURNMENT PROPOSAL

The Adjournment Proposal allows the Board to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the Stock Issuance Proposal. In no event will Ondas solicit proxies to adjourn the special meeting or consummate the Transaction beyond the date by which it may properly do so under Nevada law. The purpose of the Adjournment Proposal is to provide more time for Ondas to solicit proxies in favor of the Stock Issuance Proposal.

In addition to an adjournment of the special meeting upon approval of an Adjournment Proposal, the Board is empowered under Nevada law to postpone the meeting at any time before the special meeting is called to order. In such event, Ondas will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

Consequences if the Adjournment Proposal is not Approved

If the Adjournment Proposal is presented at the special meeting and such proposal is not approved by stockholders, the Board may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the consummation of the Mergers and the proposal relating thereto.

Vote Required

The affirmative vote of a majority of the votes cast at the special meeting by the holders of our common stock is required to approve the Adjournment Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE ADJOURNMENT PROPOSAL

THE SPECIAL MEETING

The Board is using this proxy statement to solicit proxies from stockholders of Ondas who hold shares of Ondas common stock on the Record Date for use at the Ondas special meeting. Ondas is first mailing this proxy statement and accompanying form of proxy to Ondas stockholders on or about [●], 2021.

Date, Time, and Place

The Ondas special meeting will be held on [●] at [●] Eastern time, at [●].

Purpose of the Ondas Special Meeting

At the Ondas special meeting, Ondas stockholders will be asked to consider and vote upon the following proposals:

1.	Approval of Stock Issuance Proposal – a proposal to approve the issuance of shares of Ondas common stock, including shares of common stock underlying the Warrants, in connection with the Mergers; and

2.	Adjournment Proposal – a proposal to approve an adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the foregoing proposal.

Board Recommendations

The Board has approved the Mergers and related transactions, the Merger Agreement and the other agreements relating to the Mergers and related transactions, and determined that the Mergers and related transactions, the Merger Agreement and the other agreements relating to the Mergers and related transactions, are advisable and in the best interests of Ondas and its stockholders. The Board unanimously recommends that Ondas stockholders vote:

●	“FOR” the Stock Issuance Proposal; and

●	“FOR” the Adjournment Proposal.

Record Date; Shares Entitled to Vote

Ondas has fixed the close of business on [●], 2021 as the record date for determining the Ondas stockholders entitled to receive notice of and to vote at the Ondas special meeting. Only holders of record of Ondas common stock on the Record Date are entitled to receive notice of and vote at the Ondas special meeting, and any adjournment or postponement thereof.

Each share of Ondas common stock is entitled to one vote on each matter brought before the meeting. On the Record Date, there were approximately [34,032,040] shares of common stock issued and outstanding.

Quorum Requirement

Under Nevada law and the Ondas bylaws, a quorum of Ondas stockholders at the special meeting is necessary to transact business at the special meeting of the Ondas stockholders. The presence of holders representing a majority of the shares of stock, issued and outstanding and entitled to vote at the special meeting, in person or represented by proxy, will constitute a quorum for the transaction of business at the Ondas special meeting.

All shares of Ondas common stock represented in person or by proxy at the Ondas special meeting, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum at the Ondas special meeting.

Abstentions

Any of your shares that are not voted or as to which you abstain are not “votes cast” and will have no effect on the vote for the Stock Issuance Proposal or the Adjournment Proposal.

Broker Non-Votes

Your broker is not permitted to vote on the Stock Issuance Proposal and the Adjournment Proposal unless you provide your broker with voting instructions on such proposal. You should instruct your broker to vote your shares by following the directions your broker provides you. Please review the voting information form used by your broker to see if you can submit your voting instructions by telephone or Internet.

A broker non-vote will have no effect on the Stock Issuance Proposal and the Adjournment Proposal.

Stock Ownership of Ondas Directors and Executive Officers

On the Record Date, directors and executive officers of Ondas and their respective affiliates beneficially owned and were entitled to vote approximately [●] shares of Ondas common stock. These shares represent approximately [●]% of the shares of Ondas common stock outstanding on the Record Date.

Votes Required to Approve Proposals

Approval of the proposals to be considered at the Ondas special meeting requires the vote thresholds described below. You may vote for or against either or both of the proposals submitted at the Ondas special meeting or you may abstain from voting.

Required Vote for Approval of the Stock Issuance Proposal (Proposal 1)

Approval of the Stock Issuance Proposal requires the affirmative vote of a majority of the votes cast at the special meeting. Consequently, an abstention from voting or a broker non-vote will have no effect on the outcome of the vote for Proposal 1.

Required Vote for Adjournment Proposal (Proposal 2)

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the special meeting. An abstention from voting or a broker non-vote will have no effect on the outcome of the vote for Proposal 2.

Approval of the Stock Issuance Proposal by the requisite vote of the Ondas stockholders is required to complete the Transaction.

Submission of Proxies

By Mail

A proxy card is enclosed for your use. To submit your proxy by mail, Ondas asks that you sign and date the accompanying proxy and, if you are a stockholder of record, return it as soon as possible in the enclosed postage-paid envelope or pursuant to the instructions set out in the proxy card. If you are a beneficial owner, please refer to your proxy card or the information provided to you by your bank, broker, custodian or record holder. When the accompanying proxy is returned properly executed, the shares of Ondas common stock represented by it will be voted at the special meeting in accordance with the instructions contained in the proxy.

If proxies are returned properly executed without indication as to how to vote, the Ondas common stock represented by each such proxy will be voted as follows: (1) “FOR” the Stock Issuance Proposal and (2) “FOR” the Adjournment Proposal.

Your vote is important. Accordingly, please sign, date and return the enclosed proxy card whether or not you plan to attend the Ondas special meeting in person.

By Telephone

If you are a stockholder of record, you may also submit your proxy by telephone by dialing the toll-free telephone number on your proxy card and providing the unique control number indicated on the enclosed proxy card. Telephone proxy submission is available 24 hours a day and will be accessible until [●] Eastern time on [●], 2021. Easy-to-follow voice prompts allow you to submit your proxy and confirm that your instructions have been properly recorded. If you are a beneficial owner, please refer to your proxy card or the information provided by your bank, broker, custodian or record holder for information on telephone proxy submission. If you are located outside the United States, Canada and Puerto Rico, see your proxy card or other materials for additional instructions. If you submit your proxy by telephone, you do not need to return your proxy card. If you hold shares through a broker or other custodian, please check the voting form used by that firm to see if it offers telephone proxy submission.

By Internet

If you are a stockholder of record, you may also choose to submit your proxy on the Internet. The website for Internet proxy submission and the unique control number you will be required to provide are on the proxy card. Internet proxy submission is available 24 hours a day and will be accessible until [●] Eastern time on [●], 2021. If you are a beneficial owner, please refer to your proxy card or the information provided by your bank, broker, custodian or record holder for information on Internet proxy submission. As with telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded. If you submit your proxy on the Internet, you do not need to return your proxy card. If you hold shares through a broker or other custodian, please check the voting form used by that firm to see if it offers Internet proxy submission.

Voting In Person

If you wish to vote in person at the special meeting, a ballot will be provided at the special meeting. However, if your shares are held in the name of your bank, broker, custodian or other record holder, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

Revocation of Proxies

You have the power to revoke your proxy at any time before your shares are voted at the special meeting. If you grant a proxy in respect of your Ondas shares and then attend the special meeting in person, your attendance at the special meeting or at any adjournment or postponement of the special meeting will not automatically revoke your proxy. Your proxy can be revoked in one of four ways:

●	you can send a signed notice of revocation of proxy;

●	you can grant a new, valid proxy bearing a later date (including, if applicable, a proxy by telephone or through the Internet);

●	you can revoke the proxy in accordance with the telephone or Internet proxy submission procedures described in the proxy voting instructions attached to the proxy card; or

●	if you are a holder of record, you can attend the special meeting (or, if the special meeting is adjourned or postponed attend the adjourned or postponed meeting) and vote in person, which will

●	automatically cancel any proxy previously given, but your attendance alone will not revoke any proxy that you have previously given.

If you choose either of the first two methods to revoke your proxy, you must submit your notice of revocation or new proxy to Ondas’s Corporate Secretary so that it is received no later than the beginning of the special meeting or, if the special meeting is adjourned or postponed, before the adjourned or postponed meeting is actually held.

If your shares are held in the name of a broker or nominee, you may change your vote by submitting new voting instructions to your broker or nominee. If you need assistance in changing or revoking your proxy, please contact your broker or nominee.

Solicitation of Proxies

This solicitation is made on behalf of the Board and Ondas will pay the costs of soliciting and obtaining proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals. Proxies may be solicited, without extra compensation, by Ondas’ officers and employees by mail, telephone, fax, personal interviews or other methods of communication. [Ondas has engaged [●] to assist it in the distribution and solicitation of proxies at a fee of $[●], plus expenses. Ondas will also reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and getting your voting instructions.]

AUDITORS, TRANSFER AGENT AND REGISTRAR

The independent registered public accounting firm that audits the Company’s financial statements is Rosenberg Rich Baker Berman, P.A., whose offices are located at 265 Davidson Avenue, suite 210, Somerset, New Jersey 08873. Representatives of Rosenberg Rich Baker Berman, P.A. are not expected to be present at the special meeting. As a result, there will be no statements made by Rosenberg Rich Baker Berman, P.A. and no opportunity to ask questions of Rosenberg Rich Baker Berman, P.A.

Also, the independent public accounting firm that audits American Robotics’ financial statements is Turner Stone & Company, L.L.P., whose offices are located at 12700 Park Central Drive, Suite 1400, Dallas, Texas 75251. Representatives of Turner Stone & Company, L.L.P. are not expected to be present at the special meeting. As a result, there will be no statements made by Turner Stone & Company, L.L.P. and no opportunity to ask questions of Turner Stone & Company, L.L.P.

The transfer agent and registrar for the Company’s common stock is Globex Transfer, LLC, whose offices are located at 780 Deltona Blvd., Suite 202, Deltona, Florida 32725.

FUTURE STOCKHOLDER PROPOSALS

We did not hold a 2020 Annual Meeting of Stockholders. We plan to hold a 2021 Annual Meeting of Stockholders by December 31, 2021. As a result, under Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”), a stockholder may submit proposals before the Company’s 2021 Annual Meeting of Stockholders if all applicable requirements of Rule 14a-8 are satisfied and such proposals are received by the Company’s Secretary within a reasonable time before the Company prints and mails materials for its 2021 Annual Meeting of Stockholders. If we hold a 2021 Annual Meeting of Stockholders, we anticipate that we will disclose the deadline for stockholders to submit proposals for the 2021 Annual Meeting of Stockholders under Rule 14a-8 on a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K once such deadline is known.

Also, pursuant to the Company’s bylaws, for business to be properly brought before an Annual Meeting of Stockholders by a stockholder, the stockholder shall give timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice shall be delivered to or mailed and received by the Secretary at the principal executive office of the Company no later than the 90th day nor earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything to the contrary provided herein, for the first annual meeting following the listing on a national securities exchange of common stock of the Company, which we expect will be the 2021 Annual Meeting of Stockholders, a stockholder’s notice shall be timely if delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the later of the 90th day prior to the scheduled date of such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made or sent by the Company.

WHERE YOU CAN FIND MORE INFORMATION

Ondas files annual, quarterly and periodic reports, proxy statements and other information with the SEC. These SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

The SEC allows Ondas to incorporate by reference information into this proxy statement, which means that the companies can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement or in later filed documents incorporated by reference into this proxy statement.

This document incorporates by reference the documents listed below that Ondas has previously filed with the SEC other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8–K. These documents contain important business and financial information about Ondas that is not included in or delivered with this proxy statement.

●	The Annual Report on Form 10–K for the fiscal year ended December 31, 2020, filed on March 8, 2021;

●	The Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 17, 2021;

●	The Current Reports on Form 8–K filed on January 20, 2021, January 29, 2021, April 20, 2021, May 17, 2021, May 26, 2021, May 27, 2021, June 8, 2021 and June 11, 2021; and

●	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on December 3, 2020, as updated by the description of capital stock contained in Exhibit 4.5 to the Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 8, 2021.

Ondas is also incorporating by reference additional documents that it files with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the date of the special meeting.

Documents incorporated by reference are available without charge from Ondas, as applicable, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this proxy statement. You can obtain documents incorporated by reference into this proxy statement by requesting them in writing or by telephone from the Company at the following address:

Ondas Holdings Inc.
61 Old South Road, #495
Nantucket, Massachusetts 02554
Attn: Secretary
Telephone: (888) 350-9994
website: www.ondas.com

If you wish to request documents, the Company must receive your request by [●], 2021 in order to receive them before the special meeting.

Ondas has not authorized anyone to give any information or make any representation about the Transaction that is different from, or in addition to, that contained in this proxy statement or in any of the materials that have been incorporated by reference into this proxy statement. Therefore, if anyone gives you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement does not extend to you. The information contained in this proxy statement speaks only as of the date of this proxy statement unless the information specifically indicates that another date applies.

AMERICAN ROBOTICS, INC. PRO FORMA FINANCIAL STATEMENTS

FINANCIAL STATEMENTS OF AMERICAN ROBOTICS, INC.

Audited Financial Statements

Years ended December 31, 2020 and December 31, 2019

Unaudited Financial Statements

Three months ended March 31, 2021 and March 31, 2020

Unaudited Pro Forma Condensed Combined Financial Statements

As of March 31, 2021 and for the three months ended March 31, 2021 and year ended December 31, 2020

AMERICAN ROBOTICS, INC.
Financial Statements
December 31, 2020 and 2019

American Robotics, Inc.

Table of Contents

December 31, 2020 and 2019

Independent Auditors’ Report

The Board of Directors and Stockholders of

American Robotics, Inc.

Marlborough, Massachusetts

We have audited the accompanying financial statements of American Robotics, Inc. (the “Company”), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company generated a net loss, has net stockholders’ deficit, and used significant cash for operating activities, all of which raise substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Turner Stone & Company L.L.P.

Certified Public Accountants

May 10, 2021

American Robotics, Inc.

Balance Sheets

December 31, 2020 and 2019

	2020	2019
Assets

Current assets
Cash and cash equivalents	$1,056,290	$854,364
Accounts receivable	5,643	5,643
Total current assets	1,061,933	860,007

Property and equipment, net	69,683	77,061
Security deposit	24,166	24,166
Right-of-Use Asset	543,804	709,629
Total assets	$1,699,586	$1,670,863

Liabilities and Stockholders’ Deficit

Current liabilities
Accounts payable	$330,004	$315,651
Deferred revenue	77,500	-
Accrued interest	172,574	47,338
Current portion of operating lease liability	170,361	160,043
Total current liabilities	750,439	523,032

Long-term liabilities
Operating lease liability, net of current portion	390,215	560,576
Convertible notes	1,950,000	1,450,000
Convertible notes, related party	525,000	275,000
Total long-term liabilities	2,865,215	2,285,576

Commitments & contingencies (Note 4)	-	-

Stockholders’ deficit
Common stock, $0.0001 par value, 10,000,000 shares authorized, 2,155,965 and 1,962,632 shares issued and outstanding as of December 31, 2020 and 2019, respectively	215	196
Additional paid-in capital	7,444,426	5,775,116
Subscription receivable	(2,541)	(2,541)
Accumulated deficit	(9,358,168)	(6,910,516)
Total stockholders’ deficit	(1,916,068)	(1,137,745)
Total liabilities and stockholders’ deficit	$1,699,586	$1,670,863

The Notes to Financial Statements are an integral part of these statements.

American Robotics, Inc.

Statements of Operations

Years Ended December 31, 2020 and 2019

	2020	2019
Revenue	$8,100	$-

Operating expenses
General and administrative expenses	1,916,171	2,027,530
Research and development	544,537	1,657,762
Selling and marketing	126,862	210,536
	2,587,570	3,895,828
Loss from operations	(2,579,470)	(3,895,828)

Other income (expense)
Other income	-	14,506
Grant income	257,029	-
Interest expense	(125,236)	(47,338)
Interest income	25	9,073
	131,818	(23,759)
Net loss	$(2,447,652)	$(3,919,587)

The Notes to Financial Statements are an integral part of these statements.

American Robotics, Inc.

Statements of Changes in Stockholders’ Deficit

Years Ended December 31, 2020 and 2019

	Common Stock		Additional Paid-in	Accumulated	Subscription	Total Stockholders’
	Shares	Amount	Capital	Deficit	Receivable	Deficit
Balance, January 1, 2019	1,628,570	$163	$3,173,896	$(2,990,929)	$-	$183,130
Stock-based compensation	-	-	98,692	-	-	98,692
Exercise of stock options	726	-	2,541	-	(2,541)	-
Issuance of common stock	333,336	33	2,499,987	-	-	2,500,020
Net loss	-	-	-	(3,919,587)	-	(3,919,587)
Balance, December 31, 2019	1,962,632	196	5,775,116	(6,910,516)	(2,541)	(1,137,745)
Stock-based compensation	-	-	69,329	-	-	69,329
Issuance of common stock	193,333	19	1,599,981	-	-	1,600,000
Net loss	-	-	-	(2,447,652)	-	(2,447,652)
Balance, December 31, 2020	2,155,965	$215	$7,444,426	$(9,358,168)	$(2,541)	$(1,916,068)

The Notes to Financial Statements are an integral part of these statements.

American Robotics, Inc.

Statements of Cash Flows

Years Ended December 31, 2020 and 2019

	2020	2019
Operating activities
Net loss	$(2,447,652)	$(3,919,587)
Adjustments to net loss:
Depreciation expense	(6,770)	(14,083)
Stock-based compensation	69,329	98,692
Difference in ROU and lease liability change	5,782	10,990
Changes in operating assets/liabilities:
Accounts receivable, net	-	(93)
Security deposits	-	(24,166)
Accounts payable	14,353	296,666
Accrued expenses and interest	125,236	47,338
Deferred revenue	77,500	-
Net cash used in operating activities	(2,162,222)	(3,504,243)
Investing activities
Purchase of property and equipment	14,148	12,809
Net cash provided by investing activities	14,148	12,809
Financing activities
Proceeds from issuance of common stock	750,000	1,725,000
Proceeds from issuance of convertible notes	1,600,000	2,500,000
Net cash provided by financing activities	2,350,000	4,225,020
Net change in cash and cash equivalents	201,926	733,586
Cash and cash equivalents
Beginning of year	854,364	120,778
End of year	$1,056,290	$854,364

Supplemental Information:
Interest paid	$-	$-
Income Taxes	$-	$-
Supplemental Non-Cash Activities:
Day one recognition of ROU asset and related operating lease liability	$-	$872,991
Supplemental disclosure of non-cash financing activity
In 2019, the Company issued 726 shares of common stock in exchange for stock subscription notes receivable totaling $2,541.

American Robotics, Inc.

Notes to Financial Statements

December 31, 2020 and 2019

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Nature of Business

American Robotics, Inc. (the “Company”) was incorporated on October 13, 2016 in Delaware, and is a developer of specialized drone technology. The Company manufactures an autonomous remote sensing drone solution consisting of a custom-designed drone and proprietary base station, the American Robotics Scout system, for use primarily in the agriculture industry. The Company was principally in the research and development phase and has commenced sales as it continues to build and enhance its product as it brings it to market.

Going Concern Uncertainty

The Company’s financial statements have been prepared assuming the Company will continue as a going concern. The Company has stockholders’ deficit of approximately $1.9 million as of December 31, 2020 and incurred a loss from operations of approximately $2.6 million and used approximately $2.1 million in cash for operating activities during the year ended December 31, 2020 raising substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in response to this are to start commercial drone sales as well as reducing costs as needed and working towards raising additional capital through issuance of common stock or other financing to obtain the necessary funding and sustain operations.

The Company’s ability to fund operations and capital expenditures in the future will be dependent on its ability to achieve its plan objectives. However, there can be no assurance that the Company will be able to achieve its strategic initiatives or obtain additional funding in the future. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. These accounting policies have been consistently applied in the preparation of the financial statements.

Basis of Presentation

The accompanying financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

The Notes to Financial Statements are an integral part of these statements.

American Robotics, Inc.

Notes to Financial Statements

December 31, 2020 and 2019

Cash and Cash Equivalents

The Company considers cash equivalents to be only those investments which are highly liquid, readily convertible to cash, and have a maturity date of ninety days or less from the date of purchase. The Company considers balances held in money market accounts to be cash equivalents. The Company maintains its cash in bank deposit accounts which at times, may exceed federally insured limits. The Company has not experienced any losses in these accounts and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of certain assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include depreciation and stock-based compensation. Actual results could differ from those amounts.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Maintenance and repairs are charged to expenses as incurred; major renewals and betterments are capitalized. Depreciation expense is computed on the straight-line method based on the assets’ estimated useful lives as follows:

Description	Estimated Life (Years)
Leasehold improvements	6-15
Furniture and fixtures	7
Computer equipment	5

Income Taxes

Income taxes are accounted for in accordance with the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 740, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their tax bases. The differences are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

The Notes to Financial Statements are an integral part of these statements.

American Robotics, Inc.

Notes to Financial Statements

December 31, 2020 and 2019

The pronouncement dealing with uncertain tax positions clarifies the accounting for uncertainty in income taxes recognized in the Company’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The pronouncement also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, and disclosure and transition. The Company had no uncertain tax positions for the years ended December 31, 2020 and 2019, respectively. Further, there were no tax related interest or penalties included in the financial statements.

Revenue Recognition

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606). This new standard replaces all previous accounting guidance on this topic and eliminates all industry-specific guidance. The new revenue recognition guidance provides a unified model to determine how revenue is recognized. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In doing so, companies need to use more judgment and make more estimates than under prior guidance. Judgments include identifying performance obligations in the contract, estimating the amount of consideration to include in the transaction price, and allocating the transaction price to each performance obligation.

In determining the appropriate amount of revenue to be recognized as it fulfills its obligations under its agreements, the Company performs the following steps: (i) identify contracts with customers; (ii) identify performance obligations; (iii) determine the transaction price; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in Topic 606. The Company’s performance obligations include deployment of its Scout aerial drone system to the customer and recurring subscription license to the Company’s ScoutBase and ScoutView drone support products.

The Company will begin recognizing revenue upon deployment and delivery of its Scout aerial drone system as the customer then has access to the product. Upon delivery, the Company has an ongoing performance obligation to provide a subscription license to the customer during the life of the contract. Subscription license revenue is recognized ratably over the term of the applicable contract once the product has been delivered.

The Notes to Financial Statements are an integral part of these statements.

American Robotics, Inc.

Notes to Financial Statements

December 31, 2020 and 2019

Subscription Revenue

The Company leases the use of its Scout aerial drone system which includes access to its ScoutBase and ScoutView drone support products, pursuant to contractual obligations. The Company recognizes revenue ratably over the life of the contract as the services are transferred to the customer. Subscription revenue amounted to $8,100 and $0 for the years ended December 31, 2020 and 2019, respectively.

Deferred Revenue

If a customer pays consideration before the Company transfers goods or services, the amount of consideration is presented as deferred revenue. The amount of deferred revenue will increase or decrease based upon the timing of invoices and collections and recognition of revenues. As of December 31, 2020 and 2019, deferred revenue amounted to $77,500 and $0, respectively.

General and Administrative

General and administrative expenses primarily include salaries and wages, professional services, travel, meals and entertainment, and rent expense.

Selling and Marketing

Selling and marketing expense is primarily made up of trade show fees, advertising costs, and promotional fees. The Company expenses advertising costs as incurred. For the years ended December 31, 2020 and 2019, advertising expense charged to operations totaled $12,970 and $12,670, respectively, and is included in selling and marketing expense in the statements of operations.

Research and Development

Costs incurred for research and product development are expensed as incurred. Research and development costs consist primarily of engineering services and parts and materials during the product development phase. The Company recognizes research and development expenses in the period in which it becomes obligated to incur such costs.

Stock-Based Compensation

Stock-based compensation cost is estimated at the grant date based on the fair value of the award and is recognized as expense, ratably over the vesting period of the award. In addition, the pronouncement dealing with stock-based compensation requires additional accounting related to the income tax effects and disclosures regarding the cash flow effects resulting from stock-based payment arrangements. Calculating stock-based compensation expense requires the input of highly subjective assumptions. including the expected term of the stock-based awards, volatility, dividend yield, and risk-free rates.

The assumptions used in calculating the fair value of stock-based awards represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management judgement. As a result, if factors change and the Company uses different assumptions, its stock-based compensation could be materially different in the future.

The Notes to Financial Statements are an integral part of these statements.

American Robotics, Inc.

Notes to Financial Statements

December 31, 2020 and 2019

Pending Accounting Pronouncement

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2016-02 “Leases” (ASU 2016-02) and subsequently issued supplemental adoption guidance and clarification (collectively, Topic 842). Topic 842 amends a number of aspects of lease accounting, including requiring lessees to recognize right-of-use assets and lease liabilities for operating leases with a lease term greater than one year. Topic 842 supersedes Topic 840 “Leases”. On January 1, 2019, the Company adopted Topic 842 using the modified retrospective approach. Results for reporting periods beginning after January 1, 2019 are presented under Topic 842, while prior period amounts are not adjusted and continue to be reported in accordance with the Company’s historical accounting under Topic 840. The Company elected the package of practical expedients permitted under the transition guidance within Topic 842, which allowed it to carry forward the historical lease classification, retain the initial direct costs for any leases that existed prior to the adoption of the standard and not reassess whether any contracts entered into prior to the adoption are leases. The Company also elected to account for lease and non-lease components in its lease agreements as a single lease component in determining lease assets and liabilities. Upon adoption of Topic 842, the Company recorded $872,991 of right-of-use assets and operating lease liabilities as of January 1, 2019. The adoption did not have a material impact on its Statements of Operations or Statements of Cash Flows.

3.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of December 31:

	2020	2019
Computer equipment	$20,347	$20,347
Leasehold improvements	7,522	7,522
Furniture and fixtures	75,898	69,128
	103,767	96,997
Accumulated depreciation	(34,084)	(19,936)
	$69,683	$77,061

Depreciation expense charged to operations for the years ended December 31, 2020 and 2019 amounted to $14,148 and $12,809, respectively.

The Notes to Financial Statements are an integral part of these statements.

American Robotics, Inc.

Notes to Financial Statements

December 31, 2020 and 2019

4.	COMMITMENTS

In March 2018, the Company entered into a 70-month lease for 62,621 square feet of office space for the Company’s corporate office in Marlborough, Massachusetts. Subsequently, in June 2018 this lease was amended to include an additional 10,450 square feet of office space. A right-of-use asset and operating lease liability has been recorded with the adoption of Topic 842, pertaining to this office lease. As this lease does not provide an implicit interest rate, the Company calculated a 3% interest rate based on the annual increase in rent to determine the lease liability. Operating lease expense is recognized on a straight-line basis over the lease term. Operating lease expense was $163,825 and $165,362 for the years ended December 31, 2020 and 2019.

The future minimum lease payments relating to these commitments are as follows:

2021	$184,857
2022	190,401
2023	196,117
2024	16,624
$588,000

Rent expense for the years ended December 31, 2020 and 2019 was $225,683 and $184,906, respectively.

The Company has entered into an agreement with an unrelated third party to assist in the development of its product. In connection with this agreement, the Company has agreed to pay $1,000,000 for the development assistance, of which $800,000 was incurred and paid in 2019, with the remaining $200,000 incurred and paid in 2020. Such amounts are included in research and development expenses on the statements of operations.

Additionally, the Company has agreed to make royalty installment payments to such party totaling $1,000,000 commencing upon the first sale of the product and continuing over a period of 3 1/2 years. The installment payments are to be made in 5 equal amounts of $200,000 at certain defined intervals as follows: date of the first sale, 6 months, 18 months, 30 months, 42 months. As of December 31, 2020, no sales of this product have occurred.

5.	CONVERTIBLE NOTES

During 2020 and 2019, the Company issued convertible notes totaling $750,000 and $1,725,000, respectively, bearing interest at 6% per annum. As of December 31, 2020 and 2019, the convertible notes payable balance consisted of principal outstanding of $2,475,000 and $1,725,000 and accrued interest of $172,574 and $47,338, respectively. Unless converted, these notes will automatically mature and be fully payable, including accrued interest, on dates ranging from January 31,2023 to December 18, 2023.

The Notes to Financial Statements are an integral part of these statements.

American Robotics, Inc.

Notes to Financial Statements

December 31, 2020 and 2019

In the event of a qualified financing, the outstanding principal and accrued interest will convert into Qualified Financing securities at a conversion price equal to 80% of the price per share of Qualified Financing Shares paid by other investors or in some cases the lesser of (i) the aforementioned conversion price or (ii) the price per share equal to the Target Valuation at the time of conversion as defined in the underlying agreement divided by the aggregate number of outstanding shares of the Company’s common stock immediately prior to the initial close of the Qualified Financing. Qualified Financing securities consist of shares of the same class and series of stock issued to other investors in the Qualified Financing. A Qualified Financing is defined as an issuance of shares with immediately available proceeds of not less than $5 million, of which not less than 50% is funded by a professional venture capital firm or strategic advisor.

In the event of a Significant Transaction as defined by the underlying agreements, all convertible notes shall be surrendered for shares of common stock of the Company for a conversion price per share equal to the Company’s Target Valuation at the time of conversion as defined in the underlying agreement divided by the aggregate number of outstanding shares of the Company’s common stock. A significant transaction is defined as the sale or disposition of all or substantially all of the Company’s property or business or a merger or consolidation with another entity; whereby the stockholders of the Company prior to the merger or consolidation do not retain a 50% or greater ownership interest.

If the notes are not converted into equity pursuant to a qualified financing or significant transaction defined above, the notes, at the option of the holder, may be converted into shares of common stock of the Company at maturity. The conversion price shall be equal to the Target Valuation at the time of conversion as defined in the underlying agreement divided by the aggregate number of outstanding shares of the Company’s common stock immediately prior to conversion.

Convertible notes, as disclosed above, issued to related parties totaled $525,000 and $275,000 during the years ended December 31, 2020 and 2019, respectively.

6.	STOCKHOLDERS’ EQUITY

During 2020, 193,333 shares of common stock were issued for cash totaling $1,600,000. During 2019, 333,336 shares of common stock were issued for cash totaling $2,500,020 and 726 shares of common stock were issued in conjunction with the exercise of stock options for $2,541. The Company has recorded a stock subscription receivable for the common stock issued for the exercised stock options.

Of the 193,333 and 333,336 shares of common stock issued during 2020 and 2019, respectively, 183,333 and 300,002 shares were issued to related parties for total consideration of $1,500,000 and $2,250,015 during 2020 and 2019, respectively

7.	STOCK-BASED COMPENSATION

The Company has a stock-based compensation plan (the “Plan”) for certain employees and officers.

Option terms are expected to be 7.5 years, and the vesting terms vary depending on the option holder. As of December 31, 2020, the maximum number of shares available for issuance to participants under the Plan was 250,000.

The Notes to Financial Statements are an integral part of these statements.

American Robotics, Inc.

Notes to Financial Statements

December 31, 2020 and 2019

The fair value of each option is estimated on the date of grant using the Black-Scholes option valuation model based on the assumptions noted in the table below. The expected terms of options represent the period that the Company’s stock-based awards are expected to be outstanding.

The risk-free interest rate for periods related to the expected life of the options is based on the U.S. Treasury yield curve in effect at the time of the grant. The expected volatility is based on volatilities noted by similar public companies. The expected dividend yield is zero, as the Company does not anticipate paying dividends in the near future.

Stock-based compensation expense recognized during the years ended December 31, 2020 and 2019 was $98,692 and $69,329, respectively. As of December 31, 2020 and 2019, the total unrecognized stock-based compensation balance for unvested options was $266,631 and $258,810, respectively, which is expected to be recognized ratably through October 2025.

The following valuation assumptions were used to determine stock-based compensation for the years ended December 31:

	2020	2019
Expected term	7.5	7.5
Volatility	96%	77% - 82%
Risk-free interest rate	0.87%	1.72% - 1.85%
Dividend yield	-0-%	-0-%

The following table summarizes stock option activity for the years ended December 31, 2020 and 2019:

	Number of Options Outstanding	Weighted Average Exercise Price per Share	Aggregate Intrinsic Value
Balance at January 1, 2019	136,349	$2.79	$-
Options granted	48,500	$4.13	$-
Options forfeited	(11,774)	$(3.50)	$-
Options exercised	(726)	$(3.50)	$-
Balance at December 31, 2019	172,349	$3.62	$-
Options granted	15,000	$6.31	$-
Options forfeited	(12,546)	$3.56	$-
Balance at December 31, 2020	174,803	$4.37	$-
Exercisable at December 31, 2020	91,449	$4.37	$-

The Notes to Financial Statements are an integral part of these statements.

American Robotics, Inc.

Notes to Financial Statements

December 31, 2020 and 2019

8.	INCOME TAXES

The Company’s deferred income tax assets as of December 31, 2020 and 2019 are as follows:

	2020	2019
Deferred tax assets
Net operating loss carryforwards	$1,956,545	$1,367,019
Temporary differences	(4,602)	(3,792)
Stock based compensation	1,951,942	1,363,227
Valuation allowance	(1,951,942)	(1,363,227)
Total net deferred tax assets	$-	$-

Deferred tax assets result primarily from unutilized net operating losses, stock- based compensation, and fixed assets. As of December 31,2020, the Company has approximately $876,000 in federal net operating loss carryforwards available to offset future taxable income that will begin to expire in 2037 and approximately $8,441,000 in federal net operating loss carryforwards available to offset future taxable income that have an indefinite life. In addition, the company has approximately $8,851,000 in state loss carryforwards available to offset future income.

In assessing the realizability of the Company’s deferred tax assets, management considers whether or not it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income. Management’s assessment is based upon the weight of available evidence, including cumulative losses since inception and expected future losses and as such, management does not believe it is more likely than not that the deferred tax assets will be realized. Accordingly, a full valuation allowance has been established and no deferred tax assets and related tax benefits have been recognized in the accompanying financial statements.

9.	PAYMENT PROTECTION PROGRAM (“PPP”) AND ECONOMIC INJURY DISASTER LOAN (“EIDL”)

On April 21, 2020, the Company executed an unsecured promissory note (the “PPP loan”) for $247,029 through the PPP established under the Coronavirus Aid, Relief, and Economic Security Act, and administered by the United States Small Business Administration (“SBA”). The PPP loan is guaranteed by the SBA. The PPP loan may be forgiven, in whole or in part, if the Company was eligible for the PPP loan at the time of application, used the loan proceeds for eligible expenses within the defined 8 or 24-week period after the PPP loan was disbursed (“covered period”), and otherwise satisfied PPP requirements. The PPP loan was made through Silicon Valley Bank (the “Lender”), has a two-year term, bears interest at 1.00% per annum, and matures on April 21, 2022. If the PPP loan is not forgiven, monthly principal and interest payments are deferred until the end of the covered period.

The Notes to Financial Statements are an integral part of these statements.

American Robotics, Inc.

Notes to Financial Statements

December 31, 2020 and 2019

When it applied for the loan, the Company believed it would qualify to have the loan forgiven under the terms of PPP, and therefore considered the loan to be a conditional government grant. The Company has performed initial calculations for PPP loan forgiveness, and expects that the PPP loan will be forgiven in full because 1) the Company has, prior to December 31, 2020, utilized all of the proceeds for payroll and other qualified expenses and 2) the Company believes it will continue to comply with other terms and conditions necessary for forgiveness. Accordingly, the Company has recognized the $247,029 of PPP funding as grant income in 2020.

The Company submitted the PPP loan forgiveness application on April 30, 2021. Although the Company believes it is probable that the PPP loan will be forgiven, the Company’s application must be evaluated by the lender and SBA before forgiveness is formally granted. Therefore, there is no guarantee that any portion of the PPP loan proceeds will be forgiven, and the Company is legally obligated to repay the PPP loan until such time as legal release is received.

The Company also received an economic injury disaster loan (“EIDL” ) grant of $10,000 in May 2020. This grant is grouped as part of grant income on the statement of operations.

10.	RISK AND UNCERTAINTIES

Management is currently evaluating the impact of the COVID-19 virus on its business operations. While it is reasonably possible that the virus could have a negative impact on the financial condition and results of operations, the specific impact is not readily determinable as of the date of these financial statements.

11.	RELATED PARTY TRANSACTIONS

As of December 31, 2020 and 2019, $200,000 and $175,000, respectively, of convertible notes were issued to immediate family members of the Company’s CEO. These notes have the same terms as outlined in Note 5 to the financial statements.

As of December 31, 2020 and 2019, $50,000 and $100,000, respectively, of convertible notes were issued to Charles Parkhurst, Director at the Company. These notes have the same terms as outlined in Note 5 to the financial statements.

During the year ended December 31, 2019, certain immediate members of the Company’s CEO purchased 26,688 shares of common stock for total consideration of $200,010.

The Notes to Financial Statements are an integral part of these statements.

American Robotics, Inc.

Notes to Financial Statements

December 31, 2020 and 2019

During the year ended December 31, 2019, Charles Parkhurst, Director at the Company, purchased 6,667 shares of common stock for total consideration of $50,003.

During the years ended December 31, 2020 and 2019, David Morgan, a significant shareholder purchased 266,667 and 183,333 shares of common stock for total consideration of $1,500,000 and $2,000,003, respectively.

12.	SUBSEQUENT EVENTS

On January 15, 2021, the Company received approval from the Federal Aviation Administration (“FAA”) permitting the Company to sell its product commercially.

In February 2021, $250,000 of convertible notes were issued bearing interest at 6% per annum. Unless converted, these notes will automatically mature and be fully payable, including accrued interest, on dates ranging from February 2, 2024 to February 4, 2024. These notes have the same conversion terms as outlined in Note 5 to the financial statements.

Company is pending a sale of business where the transaction is expected to close during the second quarter of 2021. In anticipation of the sale, the Company was issued a loan for $2,000,000 in exchange for negotiation exclusivity. Loan proceeds are to be used for the production of units and increasing headcount for the duration of the negotiations. Any remaining proceeds at the time of sale, if any, will revert to the new combined entity.

The Company has evaluated subsequent events through May 10, 2021, the date the financial statements were available to be issued and has determined that, with the exception of the matter noted above, there were no other events which occurred requiring disclosure in or adjustments to the financial statements.

The Notes to Financial Statements are an integral part of these statements.

AMERICAN ROBOTICS, INC.
Financial Statements
March 31, 2021 and 2020

American Robotics, Inc.
Table of Contents
March 31, 2021 and 2020

American Robotics, Inc.

Balance Sheets

	March 31, 2021 (Unaudited)	December 31, 2020 (Unaudited)
Assets
Current assets
Cash and cash equivalents	$725,483	$1,056,290
Accounts receivable	5,643	5,643
Total current assets	731,126	1,061,933

Property and equipment, net	156,146	69,683
Security deposit	24,166	24,166
Right-of-Use Asset	501,589	543,804

Total assets	$1,413,027	$1,699,586

Liabilities and Stockholders’ Deficit

Current liabilities
Accounts payable	$305,268	$330,004
Deferred revenue	77,500	77,500
Accrued interest	212,999	172,574
Current portion of operating lease liability	173,014	170,361
Total current liabilities	768,781	750,439

Long-term liabilities
Operating lease liability, net of current portion	346,025	390,215
Convertible notes	2,200,000	1,950,000
Convertible notes, related party	525,000	525,000
Total long-term liabilities	3,071,025	2,865,215

Commitments & contingencies (Note 4)	-	-

Stockholders’ deficit
Common stock, $0.0001 par value, 10,000,000 shares authorized,
2,155,965 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	215	215
Additional paid-in capital	7,461,515	7,444,426
Subscription receivable	(2,541)	(2,541)
Accumulated deficit	(9,885,968)	(9,358,168)
Total stockholders’ deficit	(2,426,779)	(1,916,068)

Total liabilities and stockholders’ deficit	$1,413,027	$1,699,586

The Notes to Financial Statements are an integral part of these statements.

American Robotics, Inc.

Statements of Operations

Periods Ending March 31, 2021 and 2020

	March 31, 2021 (Unaudited)	March 31, 2020 (Unaudited)

Revenue	$50,000	$-

Operating expenses
General and administrative expenses	617,291	582,539
Research and development	145,114	119,585
Selling and marketing	10,659	2,816
	773,064	704,940

Loss from operations	(723,064)	(704,940)

Other income (expense)
Grant income	235,846	-
Interest expense	(40,582)	(29,255)
Interest income	-	21
	195,264	(29,234)

Net loss	$(527,800)	$(734,174)

The Notes to Financial Statements are an integral part of these statements.

American Robotics, Inc.

Statements of Changes in Stockholders’ Deficit

Periods Ending March 31, 2021 and 2020 (Unaudited)

	Common Stock		Additional Paid-in	Accumulated	Subscription	Total Stockholders’
	Shares	Amount	Capital	Deficit	Receivable	Deficit

Balance, January 1, 2020	1,962,632	$196	$5,775,116	$(6,910,516)	$(2,541)	$(1,137,745)

Stock-based compensation	-	-	16,297	-		16,297

Exercise of stock options	-	-	-	-	-	-

Issuance of common stock	50,000	5	499,995	-	-	500,000

Net loss	-	-	-	(734,174)	-	(734,174)

Balance, March 31, 2020	2,012,632	201	6,291,408	(7,644,690)	(2,541)	(1,355,622)

Balance, December 31, 2020	2,155,965	215	7,444,426	(9,358,168)	(2,541)	(1,916,068)

Stock-based compensation	-	-	17,089	-	-	17,089

Net loss	-	-	-	(527,800)	-	(527,800)

Balance, March 31, 2021	2,155,965	$215	$7,461,515	$(9,885,968)	$(2,541)	$(2,426,779)

The Notes to Financial Statements are an integral part of these statements.

American Robotics, Inc.

Statements of Cash Flows

Periods Three Months Ended March 31, 2021 and 2020

	March 31, 2021 (Unaudited)	March 31, 2020 (Unaudited)
Operating activities
Net loss	$(527,800)	$(734,174)
Adjustments to net loss:
Depreciation expense	3,537	3,537
Stock-based compensation	17,089	16,297
Difference in ROU and lease liability change	678	2,005
Changes in operating assets/liabilities:
Accounts receivable, net	-	-
Security deposits	-	-
Accounts payable	(24,736)	(36,284)
Accrued expenses and interest	40,425	29,255
Deferred revenue	-	10,000
Net cash used in operating activities	(490,807)	(709,367)

Investing activities

Purchase of property and equipment	(90,000)	(6,770)
Net cash provided by investing activities	(90,000)	(6,770)

Financing activities

Proceeds from issuance of common stock	-	500,000
Proceeds from issuance of convertible notes	250,000	300,000
Net cash provided by financing activities	250,000	800,000

Net change in cash and cash equivalents	(330,807)	83,866

Cash and cash equivalents

Beginning of period	1,056,290	854,364
End of period	$725,483	$938,230

Supplemental Information:

Interest paid	$-	$-
Income Taxes	$-	$-

The Notes to Financial Statements are an integral part of these statements.

American Robotics, Inc.

Notes to Financial Statements

March 31, 2021 and 2020

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Nature of Business

American Robotics, Inc. (the “Company”) was incorporated on October 13, 2016 in Delaware, and is a developer of specialized drone technology. The Company manufactures an autonomous remote sensing drone solution consisting of a custom-designed drone and proprietary base station, the American Robotics Scout system, for use primarily in the agriculture industry. The Company was principally in the research and development phase and has commenced sales as it continues to build and enhance its product as it brings it to market.

Going Concern Uncertainty

The Company’s financial statements have been prepared assuming the Company will continue as a going concern. The Company has stockholders’ deficit of approximately $2.4 million as of March 31, 2021 and incurred a loss from operations of approximately $0.5 million and used approximately $0.5 million in cash for operating activities during the period ended March 31, 2021 raising substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in response to this are to start commercial drone sales as well as reducing costs as needed and working towards raising additional capital through issuance of common stock or other financing to obtain the necessary funding and sustain operations.

The Company’s ability to fund operations and capital expenditures in the future will be dependent on its ability to achieve its plan objectives. However, there can be no assurance that the Company will be able to achieve its strategic initiatives or obtain additional funding in the future. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. These accounting policies have been consistently applied in the preparation of the financial statements.

Basis of Presentation

The accompanying financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Cash and Cash Equivalents

The Company considers cash equivalents to be only those investments which are highly liquid, readily convertible to cash, and have a maturity date of ninety days or less from the date of purchase. The Company considers balances held in money market accounts to be cash equivalents. The Company maintains its cash in bank deposit accounts which at times, may exceed federally insured limits. The Company has not experienced any losses in these accounts and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of certain assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include depreciation and stock-based compensation. Actual results could differ from those amounts.

American Robotics, Inc.

Notes to Financial Statements

March 31, 2021 and 2020

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Maintenance and repairs are charged to expenses as incurred; major renewals and betterments are capitalized. Depreciation expense is computed on the straight-line method based on the assets’ estimated useful lives as follows:

Description	Estimated Life (Years)

Leasehold improvements	6-15
Furniture and fixtures	7
Computer equipment	5

Income Taxes

Income taxes are accounted for in accordance with the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 740, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their tax bases. The differences are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

The pronouncement dealing with uncertain tax positions clarifies the accounting for uncertainty in income taxes recognized in the Company’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The pronouncement also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, and disclosure and transition. The Company had no uncertain tax positions for the years ended December 31, 2020 and 2019, respectively. Further, there were no tax related interest or penalties included in the financial statements.

Revenue Recognition

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606). This new standard replaces all previous accounting guidance on this topic and eliminates all industry-specific guidance. The new revenue recognition guidance provides a unified model to determine how revenue is recognized. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In doing so, companies need to use more judgment and make more estimates than under prior guidance. Judgments include identifying performance obligations in the contract, estimating the amount of consideration to include in the transaction price, and allocating the transaction price to each performance obligation.

American Robotics, Inc.

Notes to Financial Statements

March 31, 2021 and 2020

In determining the appropriate amount of revenue to be recognized as it fulfills its obligations under its agreements, the Company performs the following steps: (i) identify contracts with customers; (ii) identify performance obligations; (iii) determine the transaction price; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in Topic 606. The Company’s performance obligations include deployment of its Scout aerial drone system to the customer and recurring subscription license to the Company’s ScoutBase and ScoutView drone support products.

The Company recognizes revenue upon deployment and delivery of its Scout aerial drone system as the customer then has access to the product. Upon delivery, the Company has an ongoing performance obligation to provide a subscription license to the customer during the life of the contract. Subscription license revenue is recognized ratably over the term of the applicable contract once the product has been delivered. It is expected that the Company will begin delivery and performance on customer contracts in the second quarter of 2021.

Subscription Revenue

The Company leases the use of its Scout aerial drone system which includes access to its ScoutBase and ScoutView drone support products, pursuant to contractual obligations. The Company recognizes revenue ratably over the life of the contract as the services are transferred to the customer. Subscription revenue amounted to $50,000 and $0 for the periods ended March 31, 2021 and 2020, respectively.

Deferred Revenue

If a customer pays consideration before the Company transfers goods or services, the amount of consideration is presented as deferred revenue. The amount of deferred revenue will increase or decrease based upon the timing of invoices and collections and recognition of revenues. As of March 31, 2021 and 2020, deferred revenue amounted to $77,500 and $10,000, respectively.

General and Administrative

General and administrative expenses primarily include salaries and wages, professional services, travel, meals and entertainment, and rent expense.

Selling and Marketing

Selling and marketing expense is primarily made up of trade show fees, advertising costs, and promotional fees. The Company expenses advertising costs as incurred. For the periods ended March 31, 2021 and, 2020, advertising expense charged to operations totaled $10,659 and $2,816, respectively, and is included in selling and marketing expense in the statements of operations.

Research and Development

Costs incurred for research and product development are expensed as incurred. Research and development costs consist primarily of engineering services and parts and materials during the product development phase. The Company recognizes research and development expenses in the period in which it becomes obligated to incur such costs.

American Robotics, Inc.

Notes to Financial Statements

March 31, 2021 and 2020

Stock-Based Compensation

Stock-based compensation cost is estimated at the grant date based on the fair value of the award and is recognized as expense, ratably over the vesting period of the award. In addition, the pronouncement dealing with stock-based compensation requires additional accounting related to the income tax effects and disclosures regarding the cash flow effects resulting from stock-based payment arrangements. Calculating stock-based compensation expense requires the input of highly subjective assumptions, including the expected term of the stock-based awards, volatility, dividend yield, and risk-free rates.

The assumptions used in calculating the fair value of stock-based awards represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management judgement. As a result, if factors change and the Company uses different assumptions, its stock-based compensation could be materially different in the future.

Pending Accounting Pronouncement

There were various other accounting standards and interpretations issued recently, none of which are expected to have a material impact on the Company’s financial position, operations, or cash flows. Management has evaluated these new pronouncements through May 21, 2021.

3.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of March 31, 2021 and December 31, 2020:	March 31,	December 31,
	2021	2020

Computer equipment	$20,347	$20,347
Leasehold improvements	7,522	7,522
Furniture and fixtures	165,898	75,898
	193,767	103,767
Accumulated depreciation	(37,621)	(34,084)
	$156,146	$69,683

Depreciation expense charged to operations for the periods ended March 31, 2021 and 2020 amounted to $3,537 and $3,537, respectively.

4.	COMMITMENTS

In March 2018, the Company entered into a 70-month lease for 62,621 square feet of office space for the Company’s corporate office in Marlborough, Massachusetts. Subsequently, in June 2018 this lease was amended to include an additional 10,450 square feet of office space. A right-of-use asset and operating lease liability has been recorded with the adoption of Topic 842, pertaining to this office lease. As this lease does not provide an implicit interest rate, the Company calculated a 3% interest rate based on the annual increase in rent to determine the lease liability. Operating lease expense is recognized on a straight-line basis over the lease term. Operating lease expense was $41,537 and $39,003 for the periods ended March 31, 2021 and 2020, respectively.

American Robotics, Inc.

Notes to Financial Statements

March 31, 2021 and 2020

The future minimum lease payments relating to these commitments are as follows:

2021	$139,220
2022	190,401
2023	196,117
2024	16,624
$542,362

Rent expense for the periods ended March 31, 2021 and 2020 was $66,739 and $75,786, respectively.

The Company has entered into an agreement with an unrelated third party to assist in the development of its product. In connection with this agreement, the Company has agreed to pay $1,000,000 for the development assistance, of which $800,000 was incurred and paid in 2019, with the remaining $200,000 incurred and paid in 2020. Such amounts are included in research and development expenses on the statements of operations.

Additionally, the Company has agreed to make royalty installment payments to such party totaling $1,000,000 commencing upon the first sale of the product and continuing over a period of 3 1/2 years. The installment payments are to be made in 5 equal amounts of $200,000 at certain defined intervals as follows: date of the first sale, 6 months, 18 months, 30 months, 42 months. As of March 31, 2021, no sales of this product have occurred.

5.	CONVERTIBLE NOTES

During March 31, 2021 and 2020, the Company issued convertible notes totaling $250,000 and $300,000, respectively, bearing interest at 6% per annum. As of March 31, 2021 and 2020, the convertible notes payable balance consisted of principal outstanding of $2,725,000 and $2,025,000 and accrued interest of $212,999 and $76,593, respectively. Unless converted, these notes will automatically mature and be fully payable, including accrued interest, on dates ranging from January 31,2023 to February 3, 2024.

In the event of a qualified financing, the outstanding principal and accrued interest will convert into Qualified Financing securities at a conversion price equal to 80% of the price per share of Qualified Financing Shares paid by other investors or in some cases the lesser of (i) the aforementioned conversion price or (ii) the price per share equal to the Target Valuation at the time of conversion as defined in the underlying agreement divided by the aggregate number of outstanding shares of the Company’s common stock immediately prior to the initial close of the Qualified Financing. Qualified Financing securities consist of shares of the same class and series of stock issued to other investors in the Qualified Financing. A Qualified Financing is defined as an issuance of shares with immediately available proceeds of not less than $5 million, of which not less than 50% is funded by a professional venture capital firm or strategic advisor.

In the event of a Significant Transaction as defined by the underlying agreements, all convertible notes shall be surrendered for shares of common stock of the Company for a conversion price per share equal to the Company’s Target Valuation at the time of conversion as defined in the underlying agreement divided by the aggregate number of outstanding shares of the Company’s common stock. A significant transaction is defined as the sale or disposition of all or substantially all of the Company’s property or business or a merger or consolidation with another entity, whereby the stockholders of the Company prior to the merger or consolidation do not retain a 50% or greater ownership interest.

American Robotics, Inc.

Notes to Financial Statements

March 31, 2021 and 2020

If the notes are not converted into equity pursuant to a qualified financing or significant transaction defined above, the notes, at the option of the holder, may be converted into shares of common stock of the Company at maturity. The conversion price shall be equal to the Target Valuation at the time of conversion as defined in the underlying agreement divided by the aggregate number of outstanding shares of the Company’s common stock immediately prior to conversion.

Convertible notes, as disclosed above, issued to related parties totaled $-0- and $50,000 during the periods ended March 31, 2021 and 2020, respectively.

6.	STOCKHOLDERS’ EQUITY

During the three months ended March 31, 2021 and 2020, no share issuance occurred.

7.	STOCK-BASED COMPENSATION

The Company has a stock-based compensation plan (the “Plan”) for certain employees and officers.

Option terms are expected to be 7.5 years, and the vesting terms vary depending on the option holder. As of March 31, 2021, the maximum number of shares available for issuance to participants under the Plan was 250,000.

The fair value of each option is estimated on the date of grant using the Black-Scholes option valuation model based on the assumptions noted in the table below. The expected terms of options represent the period that the Company’s stock-based awards are expected to be outstanding.

The risk-free interest rate for periods related to the expected life of the options is based on the U.S. Treasury yield curve in effect at the time of the grant. The expected volatility is based on volatilities noted by similar public companies. The expected dividend yield is zero, as the Company does not anticipate paying dividends in the near future.

Stock-based compensation expense recognized during the three months ended March 31, 2021 and 2020 was $17,089 and $16,297, respectively. As of March 31, 2021 and 2020, the total unrecognized stock-based compensation balance for unvested options was $190,441 and $259,434, respectively, which is expected to be recognized ratably through October 2025.

The following valuation assumptions were used to determine stock-based compensation for the three - month periods ended March 31, 2021 and 2020:

Expected term	7.5
Volatility	96%
Risk-free interest rate	0.87%
Dividend yield	-0-%

American Robotics, Inc.

Notes to Financial Statements

March 31, 2021 and 2020

The following table summarizes stock option activity for the three-month periods ended March 31, 2021 and 2020:

	Number of Options Outstanding	Weighted Average Exercise Price per Share	Aggregate Intrinsic Value
Balance at December 31, 2019	172,349	$3.62	$-
Options granted	-	$-	$-
Options exercised	-	$-	$-
Options cancelled or forfeited	(945)	$(3.56)	$-
Options expired	-	$-	$-
Balance at March 31, 2020	171,404	$3.66	$-
Balance at December 31, 2020	174,803	$4.37	$-
Options granted	-	$-	$-
Options exercised	(13,000)	$(3.56)	$-
Options forfeited	(17,500)	$(3.56)	$-
Options expired	-	$-	$-
Balance at March 31, 2021	144,303	$6.04	$-

8.	INCOME TAXES

The Company’s estimated interim deferred income tax assets as of March 31, 2021 and 2020 are as follows:

	March 31, 2021	March 31, 2020
Deferred tax assets
Net operating loss carryforwards	$2,113,000	$743,000
Temporary differences	-	-
	2,113,000	743,000
Valuation allowance	(2,113,000)	(743,000)
Total net deferred tax assets	$-	$-

American Robotics, Inc.

Notes to Financial Statements

March 31, 2021 and 2020

Deferred tax assets result primarily from unutilized net operating losses, stock- based compensation, and fixed assets. As of March 31, 2021, the Company has approximately $876,000 in federal net operating loss carryforwards available to offset future taxable income that will begin to expire in 2037 and approximately $9,187,000 in federal net operating loss carryforwards available to offset future taxable income that have an indefinite life. In addition, the company has approximately $9,008,000 in state loss carryforwards available to offset future income.

In assessing the realizability of the Company’s deferred tax assets, management considers whether or not it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income. Management’s assessment is based upon the weight of available evidence, including cumulative losses since inception and expected future losses and as such, management does not believe it is more likely than not that the deferred tax assets will be realized. Accordingly, a full valuation allowance has been established and no deferred tax assets and related tax benefits have been recognized in the accompanying financial statements.

9.	PAYMENT PROTECTION PROGRAM (“PPP”) AND ECONOMIC INJURY DISASTER LOAN (“EIDL”)

On April 21, 2020, the Company executed an unsecured promissory note (the “PPP loan”) for $247,029 through the PPP established under the Coronavirus Aid, Relief, and Economic Security Act, and administered by the United States Small Business Administration (“SBA”). The PPP loan is guaranteed by the SBA. The PPP loan may be forgiven, in whole or in part, if the Company was eligible for the PPP loan at the time of application, used the loan proceeds for eligible expenses within the defined 8 or 24-week period after the PPP loan was disbursed (“covered period”), and otherwise satisfied PPP requirements. The PPP loan was made through Silicon Valley Bank (the “Lender”), has a two-year term, bears interest at 1.00% per annum, and matures on April 21, 2022. If the PPP loan is not forgiven, monthly principal and interest payments are deferred until the end of the covered period.

When it applied for the loan, the Company believed it would qualify to have the loan forgiven under the terms of PPP, and therefore considered the loan to be a conditional government grant. The Company has performed initial calculations for PPP loan forgiveness and expects that the PPP loan will be forgiven in full because 1) the Company has, prior to March 31, 2021, utilized all of the proceeds for payroll and other qualified expenses and 2) upon application for forgiveness in April 2021, Company believes it has complied with other terms and conditions necessary for forgiveness as outlined in the application. Accordingly, the Company has recognized the $247,029 of PPP funding as grant income in April 2020.

The Company submitted the PPP loan forgiveness application on April 30, 2021. Although the Company believes it is probable that the PPP loan will be forgiven, the Company’s application must be evaluated by the lender and SBA before forgiveness is formally granted. Therefore, there is no guarantee that any portion of the PPP loan proceeds will be forgiven, and the Company is legally obligated to repay the PPP loan until such time as legal release is received.

Similarly, on February 2, 2021, the Company executed a second promissory note under round two of the PPP program outlined in detail earlier. The second PPP loan was made through the same lender and has similar terms to the first-round note. The Company recognized $235,846 of grant income related to this note and will apply for forgiveness in July 2021 once the covered period lapses and all funds are utilized.

The Company also received an economic injury disaster loan (“EIDL” ) grant of $10,000 in May 2020. This grant is grouped as part of grant income on the statement of operations.

American Robotics, Inc.

Notes to Financial Statements

March 31, 2021 and 2020

10.	RISK AND UNCERTAINTIES

Management is currently evaluating the impact of the COVID-19 virus on its business operations. While it is reasonably possible that the virus could have a negative impact on the financial condition and results of operations, the specific impact is not readily determinable as of the date of these financial statements.

11.	RELATED PARTY TRANSACTIONS

As of March 31, 2021 and 2020, $-0- and $50,000, respectively, of convertible notes were issued to immediate family members of the Company’s CEO. These notes have the same terms as outlined in Note 5 to the financial statements.

12.	SUBSEQUENT EVENTS

Company is pending a sale of business where the transaction is expected to close during the second quarter of 2021. In anticipation of the sale, the Company was issued a loan for $2,000,000 in exchange for negotiation exclusivity. Loan proceeds are to be used for the production of units and increasing headcount for the duration of the negotiations. Any remaining proceeds at the time of sale, if any, will revert to the new combined entity.

The Company has evaluated subsequent events through May 21, 2021 date the financial statements were available to be issued and has determined that, with the exception of the matter noted above, there were no other events which occurred requiring disclosure in or adjustments to the financial statements.

Ondas Holdings Inc.

Notes to Unaudited Pro Forma

Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On May 17, 2021, Ondas Holdings Inc. (the “Company) entered into an Agreement and Plan of Merger (the “Agreement”) to acquire American Robotics, Inc. (“American Robotics”). American Robotics is a developer of specialized drone technology. American Robotics manufactures an autonomous remote sensing drone solution consisting of a custom-designed drone and proprietary base station, the American Robotics Scout system, for use primarily in the agriculture industry. American Robotics was principally in the research and development phase and has commenced sales as it continues to build and enhance its product as it brings it to market. In January 2021, American Robotics received approval from the Federal Aviation Administration (“FAA”) permitting American Robotics to sell its product commercially.

The Agreement provides that the Company will acquire American Robotics in exchange for (a) cash consideration in an amount equal to (i) $7,500,000, less certain transaction expenses as described in the Agreement; (b) 6,750,000 validly issued, fully paid and non-assessable shares of the Company’s common stock, $0.0001 par value per share, as such number may be adjusted by the terms of the Agreement; (c) warrants, in the form of Exhibit E of the Agreement, exercisable for 1,875,000 shares of the Company’s common stock, $0.0001 par value per share (each a “Warrant”), as such number may be adjusted pursuant to the terms of the Agreement; and (d) the cash released to the Company Stockholders from the PPP Loan Escrow Amount (as defined in the Agreement) (if any). Each Warrant entitles the holder to purchase a number of shares of common stock of the Company at a price equal to the average of the high and low prices of one share of common stock as reported on Nasdaq on the trading day immediately preceding the closing date of the Mergers. Each Warrant shall be exercisable in three equal annual installments commencing on the one year anniversary of the closing date of the Mergers and shall have a term of ten years. The foregoing description of the Warrant is qualified, in its entirety, by the full text of the Form of Warrant, a copy of which is attached hereto as Exhibit 4.1, and is incorporated by reference herein.

If American Robotics’ PPP loans are not forgiven by the U.S. Small Business Administration (the “SBA”) prior to the closing of the Mergers, a portion of the Cash Consideration equaling Indebtedness owed by American Robotics on either of its PPP loans plus an amount equal to the amount of interest that would have accrued on such PPP loans as of their maturity dates, will be held in escrow with American Robotics’ PPP lender. If an escrow account is established to hold the PPP Loan Escrow Amount at the closing, such amount or a portion thereof, as applicable, will be distributed as merger consideration to American Robotics’ Stockholders upon a determination by the SBA that one or both of the PPP loans are forgivable under the CARES Act.

The following unaudited pro forma condensed combined financial statements are based on the Company’s audited and unaudited interim historical consolidated financial statements and American Robotics’ audited historical and unaudited interim financial statements as adjusted to give effect to the Company’s acquisition of American Robotics. The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives effect to these transactions as if they occurred on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2020 and the three months ended March 31, 2021 give effect to these transactions as if they occurred on January 1, 2020.

The unaudited pro forma condensed combined financial statements should be read together with the Company’s audited historical financial statements, which are included in the Company’s most recent Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 8, 2021, and the most recent Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on May 17, 2021, and American Robotics’ audited historical financial statements as of and for the year ended December 31, 2020 and unaudited financial statements as of and for the three months ended March 31, 2021 included in this proxy statement.

Ondas Holdings Inc.

Notes to Unaudited Pro Forma

Condensed Combined Financial Statements

The unaudited pro forma combined financial information is provided for informational purpose only and is not intended to represent or be indicative of the consolidated results of operations or financial position that the Company would have reported had the American Robotics transaction closed on the dates indicated and should not be taken as representative of our future consolidated results of operations or financial position.

The pro forma adjustments related to the Agreement are described in the notes to the unaudited pro forma combined financial information and principally include the following:

■	Pro forma adjustment to eliminate the American Robotics liabilities and owners’ equity not acquired.
■	Pro forma adjustment to record the merger of the Company and American Robotics.

The adjustments to fair value and the other estimates reflected in the accompanying unaudited pro forma condensed consolidated financial statements may be materially different from those reflected in the combined company’s consolidated financial statements subsequent to the merger. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or results of operations of the combined companies. Reclassifications and adjustments may be required if changes to American Robotics’ financial presentation are needed to conform American Robotics’ accounting policies to the accounting policies of Ondas Holdings, Inc.

These unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Agreement. These financial statements also do not include any integration costs the companies may incur related to the transactions as part of combining the operations of the companies.

ONDAS HOLDINGS INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

As of March 31, 2021

(Unaudited)

			Transaction
	Ondas	American	Accounting		Pro Forma
	Holdings Inc.	Robotics	Adjustments	Notes	Combined

ASSETS
Current Assets:
Cash and cash equivalents	$24,026,187	$725,483	$(9,500,000)	A	$15,251,670
Accounts receivable, net	19,226	5,643	-		24,869
Inventory, net	1,152,247	-	-		1,152,247
Other current assets	1,003,482	-	-		1,003,482
Total current assets	26,201,142	731,126	(9,500,000)		17,432,268

Property and equipment, net	196,223	156,146	-		352,369

Other Assets:
Intangible assets, net	332,603	-	40,986,000	B	41,318,603
Goodwill	-	-	19,655,280	B	19,655,280
Lease deposits	118,577	-	-		118,577
Deferred offering costs	99,958	-	-		99,958
Operating lease right of use assets	-	501,589	-		501,589
Other assets	-	24,166	-		24,166
Total other assets	551,138	525,755	60,641,280		61,718,173
Total assets	$26,948,503	$1,413,027	$51,141,280		$79,502,810

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$1,934,803	$305,268	$-		$2,240,071
Operating lease liabilities	-	173,014	-		173,014
Accrued transaction costs	-	-	2,000,000	C	2,000,000
Accrued expenses and other current liabilities	2,181,299	212,999	(212,999)	D	2,181,299
Secured promissory note, net of debt discount of $59,914 and $120,711, respectively	7,064,364	-	-		7,064,364
Deferred revenue	56,184	77,500	-		133,684
Notes payable	104,343	-	-		104,343
Total current liabilities	11,340,993	768,781	1,787,001		13,896,775

Long-Term Liabilities:
Notes payable	861,748	-	-		861,748
Accrued interest	36,829	-	-		36,829
Operating lease liabilities - net of current portion	-	346,025	-		346,025
Convertible notes	-	2,200,000	(2,200,000)	D	-
Convertible notes - related party	-	525,000	(525,000)	D	-
Total long-term liabilities	898,577	3,071,025	(2,725,000)		1,244,602
Total liabilities	12,239,570	3,839,806	(937,999)		15,141,377

Stockholders’ Equity (Deficit):
Common stock - par value $0.0001	2,667	-	732	E	3,399
Common stock warrants	-	-	5,887,500	E	5,887,500
Owners’ Equity	-	(2,426,779)	2,426,779	F	-
Additional paid in capital	83,093,932	-	49,648,643	E	132,742,575
Accumulated deficit	(68,387,666)	-	(5,884,375)	C, E	(74,272,041)
Total stockholders’ equity (deficit)	14,708,933	(2,426,779)	52,079,279		64,361,433
Total liabilities and stockholders’ equity (deficit)	$26,948,503	$1,413,027	$51,141,280		$79,502,810

ONDAS HOLDINGS INC.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2021

(Unaudited)

			Transaction
	Ondas	American	Accounting		Pro Forma
	Holdings Inc.	Robotics	Adjustments	Notes	Combined

Revenues, net	$1,164,764	$50,000	$-		$1,214,764
Cost of goods sold	555,350	-	-		555,350
Gross profit	609,414	50,000	-		659,414

Operating expenses:
General and administration	2,408,854	617,291	759,786	D, E	3,785,931
Sales and marketing	187,372	10,659	-		198,031
Research and development	894,576	145,114	-		1,039,690
Amortization	-	-	683,100	B	683,100
Total operating expenses	3,490,802	773,064	1,442,886		5,706,752

Operating loss	(2,881,388)	(723,064)	(1,442,886)		(5,047,338)

Other income (expense)
Other income (expense)	(34,176)	-	-		(34,176)
Grant income	-	235,846	-		235,846
Interest income	32	-	-		32
Interest expense	(222,587)	(40,582)	40,582	D	(222,587)
Total other income (expense)	(256,731)	195,264	40,582		(20,885)

Loss before provision for income taxes	(3,138,119)	(527,800)	(1,402,304)		(5,068,223)

Provision for income taxes	-	-	-		-

Net loss	(3,138,119)	(527,800)	$(1,402,304)		$(5,068,223)

Net loss per share - basic and diluted	$(0.12)	$-	$-		$(0.14)

Weighted average number of common
shares outstanding, basic and diluted	26,672,040	-	9,197,917	E	35,869,957

ONDAS HOLDINGS INC.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2020

(unaudited)

			Transaction
	Ondas	American	Accounting		Pro Forma
	Holdings Inc.	Robotics	Adjustments	Notes	Combined

Revenues, net	$2,163,719	$8,100	$-		$2,171,819
Cost of goods sold	1,236,051	-	-		1,236,051
Gross profit	927,668	8,100	-		935,768

Operating expenses:
General and administration	7,641,234	1,916,171	3,038,171	D, E	12,595,576
Sales and marketing	1,223,767	126,862	-		1,350,629
Research and development	3,586,553	544,537	-		4,131,090
Amortization	-	-	2,732,400	B	2,732,400
Total operating expense	12,451,554	2,587,570	5,770,571		20,809,695

Operating loss	(11,523,886)	(2,579,470)	(5,770,571)		(19,873,927)

Other income (expense)
Other income (expense)	20,209	-	-		20,209
Grant income	-	257,029	-		257,029
Transaction expenses	-	-	(2,000,000)	C	(2,000,000)
Interest income	251	25	-		276
Interest expense	(1,936,847)	(125,236)	125,236	D	(1,936,847)
Change in fair value of derivative liability	(37,607)	-	-		(37,607)
Total other income (expense)	(1,953,994)	131,818	(1,874,764)		(3,696,940)

Loss before provision for income taxes	(13,477,880)	(2,447,652)	(7,645,335)		(23,570,867)

Provision for income taxes	-	-	-		-

Net loss	$(13,477,880)	$(2,447,652)	$(7,645,335)		$(23,570,867)

Net loss per share - basic and diluted	$(0.66)	$-	$-		$(0.80)

Weighted average number of common
shares outstanding, basic and diluted	20,428,490	-	9,083,333	E	29,511,823

Ondas Holdings Inc.

Notes to Unaudited Pro Forma

Condensed Combined Financial Statements

Note 1 – Basis of Presentation

The audited and unaudited interim historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of American Robotics’ assets acquired and liabilities assumed and conformed the accounting policies of American Robotics to its own accounting policies.

The unaudited pro forma condensed combined financial statements are based on our audited and unaudited interim historical consolidated financial statements and American Robotics’ audited and unaudited interim historical combined financial statements as adjusted to give effect to the Company’s acquisition of American Robotics. The Unaudited Pro Forma Condensed Combined Balance Sheets as of March 31, 2021 gives effect to these transactions as if they occurred on March 31, 2021. The Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2021 and twelve months ended December 31, 2020 give effect to these transactions as if they occurred on January 1, 2020.

The allocation of the purchase price used in the unaudited pro forma financial statements is based upon a preliminary valuation by management. The final estimate of the fair values of the assets and liabilities will be determined with the assistance of a third-party valuation firm. The Company’s preliminary estimates and assumptions are subject to materially change upon the finalization of internal studies and third-party valuations of assets, including investments, property and equipment, intangible assets including goodwill, and certain liabilities.

The Unaudited Pro Forma Condensed Combined Financial Statements are provided for informational purpose only and are not necessarily indicative of what the combined company’s financial position and results of operations would have actually been had the transactions been completed on the dates used to prepare these pro forma financial statements. The adjustments to fair value and the other estimates reflected in the accompanying unaudited pro forma condensed combined financial statements may be materially different from those reflected in the combined company’s consolidated financial statements subsequent to the transactions. In addition, the Unaudited Pro Forma Condensed Combined Financial Statements do not purport to project the future financial position or results of operations of the combined companies. Reclassifications and adjustments may be required if changes to Ondas Holdings Inc.’s financial presentation are needed to conform Ondas Holdings Inc.’s accounting policies to the accounting policies of American Robotics.

These unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the transactions. These financial statements also do not include any integration costs the companies may incur related to the transactions as part of combining the operations of the companies.

Ondas Holdings Inc.

Notes to Unaudited Pro Forma

Condensed Combined Financial Statements

Note 2 – Summary of Significant Accounting Policies

The unaudited pro forma condensed combined financial statements have been prepared in a manner consistent with the accounting policies adopted by the Company. The accounting policies followed for financial reporting on a pro forma basis are the same as those disclosed in the Company’s 2020 Annual Report on Form 10-K and for American Robotics, the accounting policies followed for financial reporting on a pro forma basis are the same as those disclosed in the audited financial statements included in this proxy statement. The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies among the Company and American Robotics. The Company is reviewing the accounting policies of American Robotics to ensure conformity of such accounting policies to those of the Company and, as a result of that review, the Company may identify differences among the accounting policies of the two companies, that when confirmed, could have a material impact on the consolidated financial statements. However, at this time, the Company is not aware of any difference that would have a material impact on the unaudited pro forma condensed combined financial statements.

Note 3 - Purchase Price Allocation

On May 17, 2021, the Company entered into a Plan of Merger and Equity Purchase Agreement (the “Agreement”) to acquire American Robotics, Inc. (“American Robotics”). American Robotics is a developer of specialized drone technology. American Robotics manufactures an autonomous remote sensing drone solution consisting of a custom-designed drone and proprietary base station, the American Robotics Scout system, for use primarily in the agriculture industry. American Robotics was principally in the research and development phase and has commenced sales as it continues to build and enhance its product as it brings it to market. In January 2021, American Robotics received approval from the Federal Aviation Administration (“FAA”) permitting American Robotics to sell its product commercially.

The Agreement provides that the Company will acquire American Robotics in exchange for (a) cash consideration in an amount equal to (i) $7,500,000, less certain transaction expenses as described in the Agreement; (b) 6,750,000 validly issued, fully paid and non-assessable shares of the Company’s common stock, $0.0001 par value per share, as such number may be adjusted by the terms of the Agreement; (c) warrants, in the form of Exhibit E of the Agreement, exercisable for 1,875,000 shares of the Company’s common stock, $0.0001 par value per share (each a “Warrant”), as such number may be adjusted pursuant to the terms of the Agreement; and (d) the cash released to the Company Stockholders from the PPP Loan Escrow Amount (as defined in the Agreement) (if any). Each Warrant entitles the holder to purchase a number of shares of common stock of the Company at a price equal to the average of the high and low prices of one share of common stock as reported on Nasdaq on the trading day immediately preceding the closing date of the Mergers. Each Warrant shall be exercisable in three equal annual installments commencing on the one year anniversary of the closing date of the Mergers and shall have a term of ten years. The foregoing description of the Warrant is qualified, in its entirety, by the full text of the Form of Warrant, a copy of which is attached hereto as Exhibit 4.1, and is incorporated by reference herein.

If American Robotics’ PPP loans are not forgiven by the U.S. Small Business Administration (the “SBA”) prior to the closing of the Mergers, a portion of the Cash Consideration equaling Indebtedness owed by American Robotics on either of its PPP loans plus an amount equal to the amount of interest that would have accrued on such PPP loans as of their maturity dates, will be held in escrow with American Robotics’ PPP lender. If an escrow account is established to hold the PPP Loan Escrow Amount at the closing, such amount, or a portion thereof, as applicable, will be distributed as merger consideration to American Robotics’ Stockholders upon a determination by the SBA that one or both of the PPP loans are forgivable under the CARES Act.

Ondas Holdings Inc.

Notes to Unaudited Pro Forma

Condensed Combined Financial Statements

The following table summarizes the preliminary allocation of the purchase price based on the estimated fair value of the acquired assets and assumed liabilities as of March 31, 2021:

Purchase price consideration
Cash	$7,500,000
Parent loan	2,000,000
Common Stock - 6,750,000 Shares	45,765,000
Warrants - 1,875,000 Shares	5,887,500
Total purchase price consideration	$61,152,500

Estimated fair value of assets:
Cash	$725,483
Accounts receivable	5,643
Property, plant and equipment	156,146
Right of use asset	501,589
Other long-term assets	24,166
1,413,027

Estimated fair value of liabilities assumed:
Accounts payable	305,268
Deferred revenue	77,500
Lease liabilties	519,039
901,807

Net tangible assets	511,220
Intangible assets	40,986,000
Goodwill	19,655,280

Total consideration	$61,152,500

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and statement of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property, plant and equipment, (2) changes in allocations to intangible assets such as trade names and technology, as well as goodwill and (3) other changes to assets and liabilities.

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and statement of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. For purposes of the pro forma condensed combined financial statements, for inventory, property and equipment, leases and other assets and liabilities the Company used the carrying value as reported its unaudited interim financial statement as reported on Form 10-Q for the quarter ended March 31, 2021, and as reported in the unaudited interim financial statements for American Robotics that have been included in this proxy statement. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

Ondas Holdings Inc.

Notes to Unaudited Pro Forma

Condensed Combined Financial Statements

As discussed above, the purchase price includes a $7,500,000 in cash and $2,000,000 Company loan plus $45,765,000 in common stock and $5,887,500 in warrants. For purposes of these pro forma combined financial statements, the Company issued 6,750,000 shares of the Company’s common stock and warrants for 1,875,000 shares of the Company’s common stock. The fair value of the common stock shares was determined based on a per share price of $6.78, which is the closing price of the Company’s common stock on May 25, 2021. The fair value of the warrants was determined based on a per share price of $3.14, which is the call option value based on a Black-Scholes fair value calculation assuming a term of 5 years, 53.74% volatility rate, and discount rate of 0.84% based on the 5-year treasury yield rate as of May 21, 2021. The following table reflects the impact of a 10% increase or decrease in the per share price on the estimated fair value of the purchase price and goodwill:

	Purchase Price	Estimate Goodwill
As presented in the pro forma combined results	$61,152,500	$19,655,280
10% increase in common stock price	$66,317,750	$24,820,530
10% decrease in common stock price	$55,987,250	$14,490,030

Note 4 – Pro Forma Transaction Accounting Adjustments

The pro forma transaction accounting adjustments are based on our preliminary estimates and assumptions that are subject to change. The following transaction accounting adjustments have been reflected in the unaudited pro forma condensed combined financial information:

A.	This adjustment records the net decrease in cash paid as consideration.

B.	As part of the preliminary valuation analysis, the Company separately identified certain intangible assets with an estimate fair value of $40,986,000. The fair value was determined primarily using the “income approach”, which requires a forecast of the expected future cash flows. Since all the information required to perform a detail valuation analysis of American Robotics’ intangible assets could not be obtained as of the date of this filing, for purposes of these unaudited pro forma condensed combined financial statements, the Company used certain assumptions based on publicly available transactions data for the industry. Based on our research and discussions with American Robotics management, we have concluded that the intangible assets have a 15-year useful life, resulting in an adjustment of $683,100 and $2,732,400 of amortization expense for the three months ended March 31, 2021 and the twelve months ended December 31, 2020, respectively. These numbers may change significantly when the final allocation of purchase price is calculated.

In addition, this adjustment reflects the recognition of goodwill of $19,655,280.

C.	This adjustment reflects the accrual of the Company’s estimated total transaction costs for legal and other professional fees and expenses, which are estimated to be approximately $2,000,000.

D.	This adjustment reflects the elimination of convertible notes, convertible notes related party, stock compensation expense, and accrued interest and interest expense on the convertible notes that are expected to be converted to shares in American Robotics prior to closing.

Ondas Holdings Inc.

Notes to Unaudited Pro Forma

Condensed Combined Financial Statements

E.	This adjustment records (1) the issuance of 6,750,000 shares of common stock to the sellers as the equity portion of the purchase consideration, valued at $45,765,000 based on a per share price of $6.78, which was the closing price of the Company’s common stock on May 25, 2021; (2) plus the issuance of warrants for 1,875,000 shares, valued at $5,887,500 based on a share price of $3.14, which is the call option value based on a Black-Scholes fair value calculation assuming a term of 5 years, 53.74% volatility rate, and discount rate of 0.84% based on the 5-year treasury yield rate as of May 21, 2021; (3) plus the issuance of 1,375,000 restricted stock units under the Company’s incentive stock plan to key members of American Robotics’ management and the corresponding stock compensation expense, valued at the Company’s stock price of $6.78 on May 25, 2021, which vest over a three year period, resulting in an adjustment of $776,875 and $3,107,500 of stock compensation expense for the three months ended March 31, 2021 and the twelve months ended December 31, 2020, respectively.

F.	This adjustment eliminates American Robotics’ Equity as reported in the unaudited financial statements as of and for the three months ended March 31, 2021.

Note 5 – Combined Adjusted EBITDA After Pro Forma Adjustments

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Combined Adjusted EBITDA Before Pro Forma Adjustments is defined as net income adjusted to add back interest expense including debt extinguishment and depreciation and amortization, and certain charges and expenses, such as impairment loss on intellectual property, non-cash stock-based compensation, change in derivative liability, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing, future company performance.

Adjusted EBITDA is one of the primary metrics used by management to evaluate the financial performance of our business. We present Adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe it is helpful in highlighting trends in our operating results, because it excludes, among other things, certain results of decisions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure and capital investments.

The following tables reconcile Combined Adjusted EBITDA After Pro Forma Adjustments to net income based on the Company’s audited Consolidated Statement of Operations for the three months ended March 31, 2021 and year ended December 31, 2020 and American Robotics’ unaudited Statements of Operations for the three months ended March 31, 2021 and audited Statements of Operations for the year ended December 31, 2020, as reported in this proxy statement:

Ondas Holdings Inc.

Notes to Unaudited Pro Forma

Condensed Combined Financial Statements

	For the Three Months Ended March 31, 2021

			Transaction
	Ondas Holdings Inc.	American Robotics	Accounting Adjustments	Pro Forma Combined
Net Loss	$(3,138,119)	$(527,800)	$(1,402,304)	$(5,068,223)

Add back:
Interest expense	222,587	40,582	(40,582)	222,587
Depreciation and amortization	149,754	-	683,100	832,854
Interest income and miscellaneous income	(34)	(235,846)	-	(235,812)
EBITDA	(2,765,744)	(723,064)	(759,786)	(4,248,594)
Adjustments
Impairment loss on intellectual property	34,178	-		34,178
Non-cash stock based compensation	1,348,462	17,089	759,786	2,125,337
Adjusted EBITDA	$(1,383,104)	$(705,975)	$-	$(2,089,079)

	For the Year Ended December 31, 2020

			Transaction
	Ondas Holdings Inc.	American Robotics	Accounting Adjustments	Pro Forma Combined
Net Loss	$(13,477,880)	$(2,447,652)	$(7,645,335)	$(23,570,867)

Add back:
Interest expense	1,936,847	125,236	(125,236)	1,936,847
Depreciation and amortization	829,994	6,770	2,732,400	3,569,164
Interest income and miscellaneous income	(20,460)	(257,054)	-	(277,514)
EBITDA	(10,731,499)	(2,572,700)	(5,038,171)	(18,342,370)
Adjustments
Impairment loss on intellectual property	33,334	-	-	33,334
Non-cash stock based compensation	4,676,362	69,329	3,038,171	7,783,862
Non-cash lease expense	280,354	-	-	280,354
Other Non-recurring costs			2,000,000	2,000,000
Change in derivative liability	37,607	-	-	37,607
Adjusted EBITDA	$(5,703,842)	$(2,503,371)	$-	$(8,207,213)

Annex - TOC

Annex A — MERGER AGREEMENT

Execution Version

AGREEMENT AND PLAN OF MERGER

Dated as of May 17, 2021

Among

ONDAS HOLDINGS INC.,

DRONE MERGER SUB I INC.,

DRONE MERGER SUB II INC.,

AMERICAN ROBOTICS, INC.,

and

THE COMPANY STOCKHOLDERS’ REPRESENTATIVE

Annex A - A-1

Annex A - A-2

Annex A - A-3

Annex A - A-4

EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A-1 – Form of Merger I Certificate of Merger
Exhibit A-2 – Form of Merger II Certificate of Merger
Exhibit B – Form of Company Written Consent
Exhibit C – Form of Parent Grant Agreement
Exhibit D – Forms of Employment Agreement
Exhibit E – Form of Parent Warrant

Annex A - A-5

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER dated as of May 17, 2021 (this “Agreement”), is entered into by and among Ondas Holdings Inc., a Nevada corporation (“Parent”), Drone Merger Sub I Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub I”), Drone Merger Sub II Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub II”), American Robotics, Inc., a Delaware corporation (the “Company”) and Reese Mozer, solely in his capacity as the representative of the Company Stockholders (as hereinafter defined) (the “Company Stockholders’ Representative”).

WHEREAS, Parent, Merger Sub I, Merger Sub II and the Company desire to enter into this Agreement, pursuant to which the Company will be acquired indirectly by Parent;

WHEREAS, the acquisition of the Company by Parent shall be effected through the following transactions: (a) a merger of Merger Sub I with and into the Company so that the Company will continue as the surviving entity of the merger and will become a direct wholly owned subsidiary of Parent and (b) immediately following the effective time of the foregoing merger, a merger of the Company, as the surviving entity in the foregoing merger, with and into Merger Sub II so that Merger Sub II will continue as the surviving entity of the merger and will become a direct wholly owned subsidiary of Parent, in each case, on the terms and subject to the conditions set forth herein;

WHEREAS, for U.S. federal income tax purposes, the Parties intend that the Mergers qualify as a reorganization within the meaning of Section 368(a) of the Code, and the Parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a);

WHEREAS, the board of directors of the Company (the “Company Board”) has (a) approved this Agreement and the transactions contemplated hereby and (b) recommended acceptance of the Mergers and approval of this Agreement by the stockholders of the Company in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the Company Charter Documents (as defined below);

WHEREAS, the respective boards of directors of each of Parent, Merger Sub I and Merger Sub II have approved this Agreement and deem it advisable and in the best interests of their respective stockholders to consummate the transactions contemplated hereby on the terms and conditions set forth herein;

WHEREAS, as a condition and material inducement to Parent’s willingness to enter into this Agreement and consummate the Mergers, Parent and certain Company Stockholders are simultaneously herewith entering into those certain Support Agreements (the “Support Agreements”), pursuant to which, among other things, such Company Stockholders agree to vote shares of Company Shares owned by them in favor of the adoption of this Agreement and the Mergers; and

Annex A - A-6

WHEREAS, as a condition and material inducement to the Company’s willingness to enter into this Agreement and consummate the Mergers, Parent and certain Company Stockholders are simultaneously herewith entering into that certain lock-up and registration rights agreement (the “Lock-up and Registration Rights Agreement”), pursuant to which, among other things, Parent shall register the Parent Shares and the shares of Parent Common Stock issuable upon exercise of the Parent Warrants, subject to the terms and conditions set forth therein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I
THE MERGERS

Section 1.01 The Mergers. At the Merger I Effective Time (as defined below), Merger Sub I shall be merged with and into the Company in accordance with the DGCL and upon the terms set forth in this Agreement (“Merger I”), whereupon the separate existence of Merger Sub I shall cease and the Company shall be the surviving entity (the “Intermediate Surviving Entity”). As a result of Merger I, the Intermediate Surviving Entity shall become a direct wholly-owned Subsidiary of Parent. Immediately following the Merger I Effective Time, the Intermediate Surviving Entity shall be merged with and into Merger Sub II at the Merger II Effective Time (as defined below) in accordance with the DGCL and upon the terms set forth in this Agreement (“Merger II” and, together with Merger I, the “Mergers”). From and after the Merger II Effective Time, the separate corporate existence of the Intermediate Surviving Entity shall cease and Merger Sub II shall continue as the surviving entity of Merger II (the “Surviving Entity”). As a result of Merger II, the Surviving Entity shall become a direct wholly-owned Subsidiary of Parent. The Mergers shall be consummated pursuant to the DGCL and shall have the effects set forth in this Agreement, the Merger I Certificate of Merger, the Merger II Certificate of Merger and the applicable provisions of the DGCL.

Section 1.02 Closing. Upon the terms and subject to the conditions set forth herein, the closing of Merger I and Merger II, respectively, (the “Closing”), shall take place at 10:01 a.m. and 10:02 a.m., respectively, Eastern Time, no later than two (2) Business Days after the last of the conditions to Closing set forth in ARTICLE VII herein have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date) remotely by exchange of documents and signatures via Electronic Delivery, or at such other time or on such other date or at such other place as the Company and Parent may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

Section 1.03 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company, Parent, and Merger Sub I shall cause a certificate of merger in the form attached hereto as Exhibit A-1 (the “Merger I Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. Merger I shall become effective at such time as the Merger I Certificate of Merger has been duly filed with, and accepted by, the Secretary of State of the State of Delaware or at such later date or time as may be agreed upon by the Company and Parent in writing and specified in the Merger I Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Merger I Effective Time”). Subject to the provisions of this Agreement, promptly following the Merger I Effective Time, the Intermediate Surviving Entity, Parent, and Merger Sub II shall cause a certificate of merger in the form attached hereto as Exhibit A-2 (the “Merger II Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. Merger II shall become effective at such time as the Merger II Certificate of Merger has been duly filed with, and accepted by, the Secretary of State of the State of Delaware or at such later date or time as may be agreed upon by the Company and Parent in writing and specified in the Merger II Certificate of Merger in accordance with the DGCL (the effective time of the Merger II being hereinafter referred to as the “Merger II Effective Time”).

Annex A - A-7

Section 1.04 Effects of the Mergers. The Mergers shall have the effects set forth herein and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Merger I Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company, Merger Sub I and Merger Sub II shall vest in the Surviving Entity, and all debts, liabilities, obligations, restrictions and duties of each of the Company, Merger Sub I and Merger Sub II shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Entity.

Section 1.05 Governing Documents.

(a) At the Merger I Effective Time, the Parties shall take all necessary actions so that, at or immediately prior to the Merger I Effective Time, (i) the certificate of incorporation of Merger Sub I as in effect immediately prior to the Merger I Effective Time shall be the certificate of incorporation of the Intermediate Surviving Entity until thereafter amended in accordance with the terms thereof or as provided by applicable Law, and (ii) the bylaws of Merger Sub I as in effect immediately prior to the Merger I Effective Time shall be the bylaws of the Intermediate Surviving Entity until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Intermediate Surviving Entity or as provided by applicable Law; provided, however, in each case, that the name of the corporation set forth therein shall be changed to the name of the Company and any other changes necessary to reflect or accommodate the foregoing referenced name change shall be made.

(b) At the Merger II Effective Time, the Parties shall take all necessary actions so that, at or immediately prior to the Merger II Effective Time, (i) the certificate of incorporation of Merger Sub II as in effect immediately prior to the Merger II Effective Time shall be the certificate of incorporation of the Surviving Entity until thereafter amended in accordance with the terms thereof or as provided by applicable Law, and (ii) the bylaws of Merger Sub II as in effect immediately prior to the Merger II Effective Time shall be the limited bylaws of the Surviving Entity until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Entity or as provided by applicable Law; provided, however, in each case, that the name of the corporation set forth therein shall be changed to the name of the Intermediate Surviving Entity and any other changes necessary to reflect or accommodate the foregoing referenced name change shall be made.

Annex A - A-8

Section 1.06 Directors and Officers of the Intermediate Surviving Entity and the Surviving Entity.

(a) From and after the Merger I Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law and the bylaws of the Intermediate Surviving Entity, or until their earlier death, resignation or removal, (i) the directors of Merger Sub I immediately prior to the Merger I Effective Time shall be the directors of the Intermediate Surviving Entity and (ii) the officers of Merger Sub I immediately prior to the Merger I Effective Time shall be the officers of the Intermediate Surviving Entity.

(b) From and after the Merger II Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law and the bylaws of Surviving Entity, or until their earlier death, resignation or removal, (i) the directors of Merger Sub II immediately prior to the Merger II Effective Time shall be the directors of the Surviving Entity and (ii) the officers of Merger Sub II immediately prior to the Merger II Effective Time shall be the officers of the Surviving Entity.

ARTICLE II
EFFECT ON THE CAPITAL OF THE
CONSTITUENT COMPANIES

Section 2.01 Effect of the Merger I on Common Stock; Effect on the Intermediate Surviving Entity Common Stock.

(a) At the Merger I Effective Time, as a result of Merger I and without any action on the part of Parent, Merger Sub I, Merger Sub II, the Company or any Company Stockholder:

(i) Each share of Company Common Stock (the “Company Shares”) that (A) is owned by the Company (as treasury stock or otherwise), Parent, Merger Sub I or Merger Sub II or (B) that was issued as a “Restricted Company Share” under the Company Equity Incentive Plan pursuant to a grant agreement and that has not vested and will not vest in accordance with the terms of such grant agreement at or prior to the Merger I Effective Time, shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(ii) Each Company Share issued and outstanding immediately prior to the Merger I Effective Time (other than (A) Company Shares to be cancelled and retired in accordance with Section 2.01(a)(i), and (B) Dissenting Company Shares) shall be converted into the right to receive the Per Share Closing Merger Consideration plus a contingent right to receive the Per Share Contingent Consideration.

(iii) Each Dissenting Company Share issued and outstanding immediately prior to the Merger I Effective Time shall cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall not be converted into or represent the right to receive the Merger Consideration in accordance with this Section 2.01, and shall cease to exist, subject to the right of the record holder of any Dissenting Company Share to receive the payment for such Dissenting Company Share pursuant to Section 2.02.

Annex A - A-9

(iv) Each share of common stock, par value $0.001 per share, of Merger Sub I issued and outstanding immediately prior to the Merger I Effective Time shall be converted into and become one newly issued, fully paid and non-assessable share of common stock of the Intermediate Surviving Entity.

(b) At the Merger II Effective Time, as a result of Merger II and without any action on the part of Parent, the Intermediate Surviving Entity or Merger Sub II, each share of common stock, par value $0.001 per share, of the Intermediate Surviving Entity issued and outstanding immediately prior to the Merger II Effective Time shall be converted into and become one newly issued, fully paid and non-assessable share of common stock of the Surviving Entity.

(c) Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional shares of Parent Common Stock constituting the Parent Shares or warrants exercisable for fractional shares of Parent Common Stock constituting the Parent Warrants shall be issued upon the conversion of Company Shares pursuant to Section 2.01(b). To the extent such conversion would result in fractional shares of Parent Common Stock or a Parent Warrant exercisable for a fractional share of Parent Common Stock, the recipient of such fractional shares or fractional shares subject to such Parent Warrant shall be entitled to receive a cash payment in lieu thereof (without interest) in an amount equal to the product of (A) such fractional part of a share of Parent Common Stock multiplied by (B) the Parent Trading Price.

(d) Each certificate (or book entry) issued in respect of Parent Shares shall, if required by law, bear the legend set forth below, or a legend substantially equivalent thereto, together with any other legends that may be required by any securities Laws at the time of the issuance of the Parent Shares.

THE SHARES OF COMPANY COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR (II) THE ISSUER OF THE SHARES HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

IN ADDITION, THE RIGHT TO SELL THE SHARES OF COMPANY COMMON STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A REGISTRATION RIGHTS AND LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS.

Section 2.02 Dissenting Company Shares. Notwithstanding any provision of this Agreement to the contrary, including Section 2.01, Company Shares issued and outstanding immediately prior to the Merger I Effective Time (other than Company Shares cancelled in accordance with Section 2.01(a)(i)) and held by a holder who has not voted in favor of Merger I or consented thereto in writing and who has properly exercised appraisal rights of such Company Shares in accordance with Section 262 of the DGCL, if such Section 262 provides for appraisal rights for such Company Shares in Merger I (such Company Shares being referred to collectively as the “Dissenting Company Shares”), shall not be converted into a right to receive a portion of the Merger Consideration unless and until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the DGCL with respect to such Company Shares, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Merger I Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such Company Shares shall be treated as if they had been converted as of the Merger I Effective Time into the right to receive the portion of the Merger Consideration, if any, to which such holder is entitled pursuant to Section 2.01(a)(ii), without interest thereon, and such shares shall not be treated as Dissenting Company Shares. The Company shall provide Parent reasonably prompt written notice of any demands received by the Company for the appraisal of Company Shares, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Merger I Effective Time pursuant to the DGCL that relates to such demand, and Parent shall have the opportunity and right to participate in all material negotiations and Proceedings with respect to such demands. Except with the prior written consent of Parent, prior to the Merger I Effective Time, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands.

Annex A - A-10

Section 2.03 Surrender and Payment.

(a) Prior to the Closing, Parent shall appoint the Exchange Agent to act as exchange agent, the terms of appointment of which are to be reasonably acceptable to the Company, for the payment of the Merger Consideration and to act as agent for the Company Stockholders (including any holders of Convertible Notes or Vested Company Options that become Company Stockholders immediately prior to the Closing) in connection with the Mergers and shall enter into an agreement relating to the Exchange Agent’s responsibilities with respect thereto, in form and substance reasonably acceptable to the Company. Parent shall pay, or cause to be paid, the fees and expenses of the Exchange Agent. At the Closing but prior to the Merger I Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the Company Stockholders immediately prior to the Merger I Effective Time and the recipients, if any, of the Parent Transaction Expenses Shares and Parent Transaction Expenses Warrants, for exchange or payment in accordance with this Section 2.03, through the Exchange Agent, (i) all of the Parent Shares (which shall be in uncertificated book-entry form), (ii) all of the Parent Warrants, (iii) all of the cash necessary to pay the Cash Consideration and (iv) cash in immediately available funds sufficient to pay cash in lieu of any fractional shares of Parent Common Stock in accordance with Section 2.01(c) (collectively, the “Exchange Fund”). Parent shall deposit with the Exchange Agent, for addition to the Exchange Fund, from time to time as needed, any cash and dividends or other distributions declared after the Merger I Effective Time with respect to the Parent Shares that have not been issued and that are to be issued or to be paid in exchange for Company Shares in accordance with Section 2.09 The Exchange Agent shall deliver the Parent Shares, the Parent Warrants and the Cash Consideration in accordance with the terms of this Agreement out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

(b) As promptly as practicable following the date hereof and in any event not later than ten (10) Business Days thereafter (or such other date as the Company and Parent may agree), the Exchange Agent shall send via email to each Company Stockholder as of the date hereof a letter of transmittal, which shall be in a form reasonably acceptable to the Company and Parent (a “Letter of Transmittal”), an IRS Form W-9 and instructions for use in effecting the surrender of the Certificates in exchange for the applicable portion of Merger Consideration pursuant to Section 2.01(a)(ii). On the Closing Date but following the Merger I Effective Time, the Exchange Agent shall send via e-mail a letter of transmittal in substantially the same form as the Letter of Transmittal but accounting for the fact that the Closing has occurred and with such other changes as Parent and the Company Stockholders’ Representative may mutually agree (the “Post-Closing Letter of Transmittal”) to each Person who received Company Shares between the date of this Agreement and the Merger I Effective Time. The Exchange Agent shall, no later than the later of (i) the Closing Date or (ii) two (2) Business Days after receipt of a Certificate, together with a Letter of Transmittal or Post-Closing Letter of Transmittal and an IRS Form W-9, each duly completed and validly executed in accordance with the instructions thereto and (or in the case of the recipient of the Parent Transaction Expenses Shares and Parent Transaction Expenses Warrants, if any, a Post-Closing Letter of Transmittal and an IRS Form W-9, each duly completed and validly executed in accordance with the instructions thereto), (A) pay to the holder of such Certificate an amount of the Cash Consideration and (B) deliver Parent Shares and Parent Warrants, in each case as provided in Section 2.01(a)(ii) with respect to such Certificate so surrendered and the Certificate shall forthwith be cancelled (or, in the case of the recipient of the Parent Transaction Expenses Shares and Parent Transaction Expenses Warrants, deliver such Parent Shares and Parent Warrants). Unless otherwise provided herein, no interest shall be paid or shall accrue on any cash payable upon surrender of any Certificate. Until so surrendered, each outstanding Certificate that prior to the Merger I Effective Time represented Company Shares (other than Company Shares contemplated by Section 2.01(a)(i)) shall be deemed from and after the Merger I Effective Time, for all purposes, to evidence the right to receive the portion of the Merger Consideration as provided in Section 2.01(a)(ii). If after the Merger I Effective Time, any Certificate is presented to the Company, it shall be cancelled and exchanged as provided in this Section 2.03. Notwithstanding the foregoing, if a Certificate is held in electronic form, then surrender of such Certificate shall be effected upon delivery to Parent of a confirmation of cancellation of such Certificate from the Company’s transfer agent, eShares, Inc. (DBA Carta, Inc.).

(c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer, and (ii) the Person requesting such payment shall pay to the Company any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d) Any portion of the Merger Consideration that remains unclaimed by the Company Stockholders twelve (12) months after the Merger I Effective Time shall be returned to Parent, upon demand, and any such Company Stockholder who has not exchanged Certificates for the Merger Consideration in accordance with this Section 2.03(d) prior to that time shall thereafter look only to Parent and the Surviving Entity for payment of the Merger Consideration and any dividends or other distributions with respect to Parent Common Stock to which they are entitled pursuant to Section 2.09, in each case without interest thereon, to which they are entitled under this ARTICLE II. Notwithstanding the foregoing, none of Parent, Merger Sub I, Merger Sub II, the Company, the Intermediate Surviving Entity or the Surviving Entity shall be liable to any holder of Certificates for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar Laws.

Annex A - A-11

(e) Any portion of the Merger Consideration made available to the Company in respect of any Dissenting Company Shares shall be returned to Parent, upon demand.

Section 2.04 Effect of Merger I on Company Options.

(a) Prior to the Merger I Effective Time, the Company shall give notice to each holder of an In-Money Company Option that is either vested or will become vested as a result of the transactions contemplated by this Agreement (the “Vested Company Options,” and the holder of such In-Money Company Options, a “Vested Company Optionholder”) of such Vested Company Optionholder’s alternatives to exercise his Vested Company Options prior to the Merger I Effective Time or to convert such Vested Company Options into Parent Option Awards or Parent Warrant Awards as contemplated by this Section 2.04(a). The Company shall have the right to either cause each Vested Company Optionholder who does not so exercise to be subject to a deemed exercise procedure immediately before and on the same date on the Merger I Effective Time or convert such Vested Company Options into options to purchase shares of Parent Common Stock (a “Parent Option Award”) or, if required by the Parent Equity Incentive Plan, warrants to purchase shares of Parent Common Stock (a “Parent Warrant Award”) as set forth in Section 2.04(c) below. The Company Shares acquired upon exercise of such Vested Company Options shall be deemed Company Shares for all purposes hereof. At the Merger I Effective Time, each Out-of-Money Company Option shall automatically be terminated and of no further force and effect.

(b) At the Merger I Effective Time, each In-Money Company Option that will not become vested prior to the Merger I Effective Time, each of which is set forth on Schedule 2.04(b) (the “Unvested Company Options,” and the holder of such In-Money Company Options, an “Unvested Company Optionholder”), shall be automatically converted into a Parent Option Award as set forth in Section 2.04(c) below

(c) Parent shall cooperate in good faith with the Company to effect the treatment of the Company Options contemplated by this Section 2.04, including to issue any Parent Option Award or Parent Warrant Award to be issued at the election of the Company pursuant to Section 2.04(a) or in accordance with Section 2.04(b). Any Vested Company Option or Unvested Company Option converted into a Parent Option Award shall be converted into an option or warrant, as applicable, to purchase shares of Parent Common Stock in respect of that number of whole shares of Parent Common Stock equal to the product (rounded to the nearest whole number of shares) of (i) the total number of shares of Company Common Stock subject to such Vested Company Option or Unvested Company Option immediately prior to the Merger I Effective Time multiplied by (ii) the Equity Award Exchange Ratio, and with an exercise price equal to (x) the exercise price per share of Company Common Stock subject to such Vested Company Option or Unvested Company Option immediately prior to the Merger I Effective Time, divided by (y) the Equity Award Exchange Ratio. Except as otherwise provided in this Section 2.04(c), each such Parent Option Award or Parent Warrant Award shall be subject to substantially the same terms and conditions as applied to the corresponding Vested Company Option (which, for the avoidance of doubt, shall have the same accelerated vesting treatment as contemplated by Section 2.04 and the Company Equity Incentive Plan) or Unvested Company Option immediately prior to the Merger I Effective Time. The Parties shall cooperate in good faith to prepare and agree upon the Equity Award Exchange Ratio prior to the Closing, and to equitably reduce the number of warrants for shares of Parent Common Stock constituting the Parent Warrants in an amount equal to the value of the Parent Option Awards and Parent Warrant Awards (if any) being granted to the holder of Vested Company Options that is converted into Parent Option Awards pursuant to Section 2.04(a) or the Unvested Company Optionholder pursuant to Section 2.04(b).

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Section 2.05 Effect of Merger I on Convertible Notes. Each Convertible Note that remains outstanding immediately prior to the Merger I Effective Time shall either (a) to the extent permitted by the terms of such Convertible Note, be included in the Funded Debt (as defined herein) and be repaid (as the case may be) on the Closing Date pursuant to and in accordance with the terms thereof and Section 6.18(b), or (b) be converted, immediately prior to the Merger I Effective Time, into Company Shares at the applicable conversion price specified in such Convertible Note pursuant to and in accordance with the terms thereof. For the avoidance of doubt, any Company Shares issued upon conversion of a Convertible Note pursuant to clause (b) of the foregoing sentence shall, for all purposes hereunder, be issued and outstanding immediately prior to the Merger I Effective Time and shall be subject to cancellation, extinguishment and conversion at the Merger I Effective Time pursuant to and in accordance with Section 2.01(a)(ii).

Section 2.06 Withholding Rights. Notwithstanding anything in this Agreement to the contrary, Parent, Merger Sub I, Merger Sub II, and the Company shall be entitled to deduct and withhold, or cause the Exchange Agent or any other applicable withholding agent to deduct and withhold, from any amounts payable or otherwise deliverable pursuant to this Agreement to any such Person such amounts as it reasonably determines may be required to be deducted or withheld therefrom under applicable Tax Law. To the extent that any such amounts are so deducted or withheld, such amounts will be treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction and withholding was made. Notwithstanding anything to the contrary in this Agreement, if withholding is required in connection with any compensatory payments, payable pursuant to or contemplated by this Agreement shall be remitted to the Company (or the Surviving Entity, as applicable) for payment to the applicable recipient through regular payroll procedures.

Section 2.07 No Further Ownership Rights in Company Shares. All Merger Consideration paid or payable upon the surrender of Certificates, in accordance with the terms hereof shall be deemed to have been paid or payable in full satisfaction of all rights pertaining to the Company Shares formerly represented by such Certificate and such Company Options, and from and after the Merger I Effective Time, there shall be no further registration of transfers of Company Shares on the stock transfer books of the Intermediate Surviving Entity or Surviving Entity. If, after the Merger I Effective Time, Certificates are presented to the Surviving Entity, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Section 2.07 and elsewhere in this Agreement.

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Section 2.08 Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Merger I Effective Time, any change in (a) the number of outstanding Company Shares, or securities convertible or exchangeable into or exercisable for shares of Company Shares, or (b) the number of shares of Parent Common Stock, or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock (including options to purchase Parent Common Stock), in each case issued and outstanding after the date of this Agreement and prior to the Merger I Effective Time, by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares or the like, or any stock dividend or distribution paid in stock, the Merger Consideration and any other similarly dependent amounts payable pursuant to this Agreement shall be appropriately and equitably adjusted to reflect the effect of such change, and as so adjusted, shall from and after the date of such event, be the Merger Consideration, subject to further adjustment pursuant to this Section 2.08. Notwithstanding the foregoing, nothing in this Section 2.08 shall be construed to permit the Parties to take any action except to the extent consistent with, and not otherwise prohibited by, the terms of this Agreement.

Section 2.09 Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Merger I Effective Time shall be paid in respect of any unsurrendered Certificate with respect to the whole shares of Parent Common Stock that a holder of such Certificate would be entitled to receive upon surrender of such Certificate and delivery of a Letter of Transmittal or Post-Closing Letter of Transmittal and an IRS Form W-9 in accordance with Section 2.03(b) until the holder thereof shall surrender such Certificate, together with a Post-Closing Letter of Transmittal or Letter of Transmittal and IRS Form W-9, each duly completed and validly executed in accordance with the instructions thereto as set forth in Section 2.03(b). Thereafter, such holder of shares of Parent Common Stock issuable in exchange therefor shall be entitled to receive, and Parent shall pay, without interest, promptly after the time of such surrender, the amount of dividends or other distributions made to holders of shares of Parent Common Stock with a record date after the Merger I Effective Time theretofore paid with respect to such whole shares of Parent Common Stock. For purposes of dividends or other distributions in respect of shares of Parent Common Stock, all whole shares of Parent Common Stock to be issued pursuant to Merger I shall be entitled to dividends pursuant to the immediately preceding sentence as if such whole shares of Parent Common Stock were issued and outstanding as of the Merger I Effective Time.

Section 2.10 Further Assurances. At and after the Merger II Effective Time, the officers and directors of Parent and the Surviving Entity, as applicable, shall be authorized to execute and deliver, in the name and on behalf of the Parent, Merger Sub I, Merger Sub II, the Intermediate Surviving Entity or the Surviving Entity, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Parent, Merger Sub I, Merger Sub II, the Intermediate Surviving Entity or the Surviving Entity, any other actions and things necessary to vest, perfect or confirm of record or otherwise in Parent or Surviving Entity any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by Parent or Surviving Entity, as applicable, as a result of, or in connection with, the Mergers.

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Section 2.11 Payment Schedule.

(a) At least five (5) Business Days before the Closing and concurrently with the delivery of the information set forth in Section 2.12, the Company shall prepare and deliver to Parent a spreadsheet (the “Payment Schedule”), certified by the Chief Executive Officer of the Company, which shall set forth, as of the Closing Date and immediately prior to the Merger I Effective Time, the following:

(i) the names and addresses of all Company Stockholders and the number of Company Shares held by such Persons (including Persons that will become Company Stockholders upon conversion of the Convertible Notes and upon the exercise of the Vested Company Options immediately prior to the Closing);

(ii) the names and addresses of all holders of Company Options as of the date of the Payment Schedule, together with the number of Company Shares subject to Company Options held by such holders of Company Options, the grant date, exercise price and vesting schedule for such Company Options;

(iii) reasonably detailed calculations of the Merger Consideration and Fully Diluted Share Number;

(iv) the amount of the Merger Consideration payable to each Company Stockholder expressed as a percentage of the Merger Consideration (such percentage, such Company Stockholder’s “Pro Rata Percentage”); and

(v) the Per Share Closing Merger Consideration.

(b) To the extent there are any changes to the information set forth in the Payment Schedule provided pursuant to Section 2.11(a) prior to the Closing, the Company shall promptly notify Parent thereof and provide Parent an updated Payment Schedule reflecting such changes.

(c) The Parties agree that Parent shall pay or cause to be paid the Merger Consideration to the Company Stockholders as set forth in the Payment Schedule. The Parties agree that Parent, Merger Sub I and Merger Sub II shall be entitled to rely on the Payment Schedule in making payments under Section 6.18 and Parent, Merger Sub I and Merger Sub II shall not be responsible for the calculations or the determinations regarding such calculations in such Payment Schedule.

Section 2.12 Payment of Company Expenses; PPP Loan Escrow Amount. At least five (5) Business Days before the Closing, the Company shall deliver to Parent its calculation of the Company Transaction Expenses, Parent Transaction Expenses Shares and Parent Transaction Expenses Warrants, together with invoices, wire instructions and reasonable supporting documentation. In the event any Parent Transaction Expenses Shares and/or Parent Transaction Expenses Warrants will be issued, the Company shall cause HamiltonClark to provide any information reasonably required by Parent or the Exchange Agent in order to effect the issuance thereof to HamiltonClark at Closing. Parent shall pay the Company Transaction Expenses, the Company Stockholders’ Representative Expense Fund, and the PPP Loan Escrow Amount pursuant to Section 6.18(a), Section 6.18(d), Section 6.18(c), respectively.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedule delivered by the Company to Parent concurrently with the execution of this Agreement (the “Disclosure Schedule”), the Company represents and warrants to Parent, as follows:

Section 3.01 Organization. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as currently conducted. The Company is duly qualified or registered as a foreign company to transact business under the Laws of each jurisdiction where the character of its activities or the location of the properties owned or leased by it requires such qualification or registration except where the failure of such qualification or registration would not, individually or in the aggregate, have a Material Adverse Effect. True, correct and complete copies of the certificate of incorporation and the bylaws of the Company have been made available to Parent, each as amended to date. The Company is not in violation of its certificate of incorporation or bylaws.

Section 3.02 Authority; Enforceability; Company Board Recommendation.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and each of the other Transaction Agreements to which it is, or will be, a party and, and, subject to, in the case of the consummation of Merger I, adoption of this Agreement by the affirmative vote or action by written consent of (i) the Company Stockholders holding a majority of the outstanding Company Shares and (ii) the Common Investors holding a majority of the outstanding Company Shares held by the Common Investors (the “Company Vote”) to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the other Transaction Agreements to which it is, or will be a party, and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate action on the part of the Company is necessary to authorize the execution and delivery of this Agreement or the Transaction Agreements or to consummate the transactions contemplated hereby or thereby subject only, in the case of consummation of Merger I, to the receipt of the Company Vote. The Company has duly executed and delivered this Agreement, and prior to or as of the Closing will have duly executed and delivered each other agreement and instrument contemplated hereby to which it is, or will be, a party, and (assuming the due authorization, execution and delivery by the Parties other than the Company) this Agreement constitutes, and each other agreement and instrument contemplated hereby to which it is, or will be, a party will after the Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a Proceeding at law or in equity.

(b) The Company Board, by resolutions duly adopted by unanimous vote at a meeting of all directors of the Company duly called and held, or by unanimous written consent, has (i) declared that this Agreement and the transactions contemplated hereby, including Merger I, are fair to, and in the best interests of, the Company Stockholders, (ii) approved and declared advisable the “agreement of merger” (as such term is used in Section 251 of the DGCL) contained in this Agreement and the transactions contemplated by this Agreement, including Merger I, in accordance with the DGCL, (iii) directed that the “agreement of merger” contained in this Agreement be submitted to the Company Stockholders for adoption, and (iv) resolved to recommend that the Company Stockholders adopt the “agreement of merger” set forth in this Agreement (collectively, the “Company Board Recommendation”), which resolutions have not been subsequently rescinded or modified in any way.

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Section 3.03 No Conflicts; Consents. Except as set forth on Section 3.03 of the Disclosure Schedule and for any consents, approvals, filings, notices or submissions required to be made to any Governmental Authority solely as a result of the identity of Parent or Parent’s ownership, the execution and delivery by the Company of this Agreement and the other Transaction Agreements to which it is a party, and the consummation by the Company of the transactions contemplated hereby and thereby will not (a) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company (“Company Charter Documents”); (b) subject to, in the case of Merger I, obtaining the Company Vote, contravene, conflict with or result in a violation or breach of any Law or Order applicable to the Company or by which any of its assets or properties is bound; (c) (i) require any consent or approval under, (ii) result in any breach of or any loss of any benefit under, (iii) constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under, or (iv) give to others any right of termination, vesting, amendment, acceleration or cancellation of, any right or obligation under any Material Contract or material Permit; or (d) result in the creation of a Lien on any property or asset of the Company or any of its Affiliates, except where the failure of any of the representations and warranties contained in clauses (b) through (d) above to be true would not be material to the Company.

Section 3.04 Capital Structure.

(a) The authorized capital stock of the Company consists of 10,000,000 Company Shares, of which 2,161,630 Company Shares are issued and outstanding as of the close of business on the date of this Agreement.

(b) Section 3.04(b) of the Disclosure Schedule sets forth a list as of the date hereof, setting forth the following: (i) the name of each Person that is the registered owner of any Company Shares and the number of Company Shares owned by such Person. The Company has delivered to Parent a list, as of the date of this Agreement (the “Options Table”), setting forth all holders of outstanding Company Options, including the number of Company Shares subject to each such Company Option, the grant effective date, exercise price and vesting schedule for such Company Option, the extent to which such Company Option is vested and exercisable and the date on which such Company Option expires. Each Company Option was granted in compliance with all applicable Laws and all of the terms and conditions of the Company Equity Incentive Plan.

(c) Each Company Option was granted with an exercise price per share equal to or greater than the fair market value of the underlying shares on the date of grant and has a grant effective date identical to the date on which the Company Board or compensation committee actually approved such Company Option. Each Company Option qualifies for the tax and accounting treatment accorded to such Company Option in the Company’s Tax Returns and the Company’s financial statements, respectively, and does not trigger any liability for the holders of Company Options under Section 409A of the Code. The Company has provided or made available to Parent (or Parent’s representatives) true and complete copies of the standard form of option agreement and any stock option agreements that differ from such standard form.

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(d) Except for currently outstanding Company Options to purchase 195,379 Company Shares which have been granted to employees, consultants or directors pursuant to the Company Equity Incentive Plan, and a reservation of an additional 12,324 Company Shares for direct issuances or purchase upon exercise of Company Options to be granted in the future, under the Company Equity Incentive Plan and except as disclosed in the Options Table or on Section 3.04(a) or Section 3.04(d) of the Disclosure Schedule, (i) no subscription, warrant, option, convertible or exchangeable security, or other right (contingent or otherwise) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding, and (ii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible or exchangeable securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset, to repurchase or redeem any securities of the Company or to grant, extend, accelerate the vesting of, change the price of, or otherwise amend any warrant, option, convertible or exchangeable security or other such right. There are no declared or accrued unpaid dividends with respect to any Company Shares.

(e) All issued and outstanding Company Shares are, and all shares which may be issued pursuant to the exercise of Company Options, when issued in accordance with the applicable security, will be (i) duly authorized, validly issued, fully paid and non-assessable; (ii) have not been issued in violation of any preemptive rights created by statute, the Company Charter Documents or any agreement to which the Company is a party; and (iii) free of any encumbrances created by the Company in respect thereof. All issued and outstanding Company Shares and Company Options were issued in compliance in all material respects with applicable federal and state securities Law.

(f) No outstanding Share is subject to vesting or forfeiture rights or repurchase by the Company. Except for the Company Equity Incentive Plan and the Company Options, there are no outstanding or authorized stock appreciation, dividend equivalent, phantom stock, profit participation or other similar rights with respect to the Company or any of its securities.

(g) All distributions, dividends, repurchases and redemptions of the capital stock (or other equity interests) of the Company were undertaken in compliance with the Company Charter Documents then in effect, any agreement to which the Company then was a party and in compliance with applicable Law.

(h) Assuming the accuracy of the “accredited investor” questionnaires (in the form provided by Parent) completed and delivered by the Company Stockholders on or prior to the date of this Agreement, the Company reasonably believes that neither the Parent Shares nor the Parent Warrants will be issued to more than thirty-five (35) Persons who do not meet the definition of “accredited investor” set forth in Rule 501 of the Regulation D under the Securities Act.

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Section 3.05 No Subsidiaries. The Company does not own, or have any interest in any shares or have an ownership interest in, any other Person.

Section 3.06 Financial Statements.

(a) Section 3.06(a) of the Disclosure Schedule sets forth true, correct and complete copies of (i) the audited balance sheet of the Company as of December 31, 2019 and December 31, 2020 and the related audited statements of operations, cash flows and stockholders equity for the twelve (12)-month periods then ended, each audited in accordance with AICPA (the “Company Audited Financial Statements”) and (ii) the unaudited balance sheet of the Company as of March 31, 2021 (the “Latest Balance Sheet”) and the related unaudited statements of operations, cash flows and stockholders equity for the three (3)-month period then ended (the “Company Unaudited Financial Statements” and, together with the Company Audited Financial Statements, the “Company Financial Statements”). The Company Financial Statements (A) were prepared in all material respects from the books of account and other financial records of the Company, (B) fairly present in all material respects the financial condition and results of operations of the Company as of the dates thereof or for the periods covered thereby, and (C) have been prepared in accordance with GAAP applied on a consistent basis for the periods covered thereby.

(b) The Company maintains systems of internal accounting controls sufficient to provide reasonable assurances, in all material respects, that: (i) the transactions are executed in accordance with management’s general or specific authorization, (ii) the transactions are recorded as necessary to permit the preparation of the Company Financial Statements in conformity with GAAP (consistently applied) and maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and in conformity with GAAP (consistently applied) and appropriate action is taken with respect to any differences. Since January 1, 2018, except as set forth in the Company Audited Financial Statements or as required under applicable Law, there has been no material change in the Company’s accounting policies or methods of making accounting estimates or changes in estimates.

Section 3.07 Absence of Undisclosed Liabilities. Except for (a) those liabilities that are appropriately reflected or reserved for on the face of the Latest Balance Sheet, (b) liabilities incurred since the date of the Latest Balance Sheet in the ordinary course of business consistent with past practice (none of which relate to breach of contract, breach of warranty, tort, infringement, violation of or liability under any Law or any Proceeding), (c) liabilities incurred pursuant to the transactions contemplated by this Agreement and the other Transaction Agreements and (d) liabilities under the executory portion of any Contract by which the Company is bound, none of which arise from a breach or default thereunder, the Company does not have any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise) that would be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

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Section 3.08 Absence of Certain Changes or Events. Except as set forth on Section 3.08 of the Disclosure Schedule, since December 31, 2020 (a) the Company has conducted its business in all material respects in the ordinary course consistent with past practice, (b) there has not been any event, change or development that, individually or in the aggregate, has resulted in a Material Adverse Effect, and (c) there has not been any action or event, nor any authorization, commitment or agreement by the Company with respect to any action or event that, if taken or if it occurred after the date hereof, would be a breach of Section 5.01.

Section 3.09 Real Property.

(a) The Company does not own, and has never owned, any real property. Section 3.09(a) of the Disclosure Schedule sets forth a complete and accurate list of all leases, licenses or other similar written agreements relating to the occupancy (the “Real Property Lease”) of the real property (the “Leased Real Property”) to which the Company is a party or by which any of its assets is bound. The Company has a valid leasehold interest in the Leased Real Property, free and clear of any Liens other than Permitted Liens. The Company enjoys peaceful and undisturbed possession under the Real Property Lease with respect to the Leased Real Property. The Company has not assigned or sublet any of the Leased Real Property. The Real Property Lease is valid and binding in full force and effect and enforceable in accordance with its terms, subject to proper authorization and execution of the Real Property Lease by the other party and except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a Proceeding at law or in equity, and subject to Permitted Liens. There are no existing defaults or offsets which the landlord has against the enforcement of the Real Property Lease and neither the Company nor the landlord is in default under the Real Property Lease, nor have any events under the Real Property Lease occurred which, with the giving of notice or passage of time or both, would constitute a default thereunder by either party thereto, and the Company has paid all rent due and payable under the Real Property Lease. No party to the Real Property Lease has exercised any termination rights with respect thereto. True and complete copies of the Real Property Lease have previously been delivered to Parent. The Company is not party to any pending Proceeding nor, to Company’s Knowledge, is any Proceeding threatened which might interfere with the quiet enjoyment of the Company under the Real Property Lease. Except for leasehold mortgages of record, the Company has not assigned, mortgaged, pledged, otherwise encumbered, or transferred its interest, if any, under the lease of the Leased Real Property.

(b) To the Company’s Knowledge, there are no facts, circumstances, or conditions which do or would materially and adversely affect the operation of the Company’s business on the Leased Real Property as presently conducted or as presently proposed to be conducted. To the Company’s Knowledge, the Leased Real Property and all improvements located thereon and the present use thereof shall comply with, constitute a valid non-conforming use, or are operating pursuant to the provisions of a valid variance under all zoning Laws, ordinances and regulations of Governmental Authorities having jurisdiction thereof, and the construction, use and operation of the Leased Real Property by the Company are in material compliance with all Laws. Except as otherwise set forth on Section 3.09(b) of the Disclosure Schedule, the Leased Real Property is in a state of good maintenance and repair and is in good operating condition, subject to normal wear and tear, and (i) there are no material physical or mechanical defects in the Leased Real Property and, to the Company’s Knowledge, the plumbing, heating, air conditioning, electrical, mechanical, life safety and other systems therein and all such systems are in good operating condition and repair (normal wear and tear excepted); and (ii) there are no ongoing repairs to the Leased Real Property being made by or on behalf of the Company or for the Company being made by or on behalf of the landlord. Except as set forth on Section 3.09(b) of the Disclosure Schedule, the Company holds all material occupancy and other certificates and material Permits, municipal and otherwise, required to be held by the Company for the lawful use and occupancy of the Leased Real Property for the purposes for which the Company’s use and occupancy of such Leased Real Property is presently intended and to which the Company’s use and occupancy of such Leased Real Property is presently devoted. There are no pending or to the Company’s Knowledge, threatened Proceedings against the Company that would reasonably be expected to prohibit, materially restrict or impair the Company’s use and occupancy or result in the suspension, revocation, material impairment, forfeiture or non-renewal of any such material Permits held by the Company. All notices of violation of any Laws, against the Company with respect to the Leased Real Property have been complied with by the Company. There are no outstanding correcting work orders delivered to the Company from any Governmental Authority or the owner of the Leased Real Property or any insurance company with respect to the Leased Real Property.

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(c) There are no condemnation or eminent domain or other Proceedings of any kind whatsoever for the taking of the whole or any part of the Leased Real Property for public or quasi-public use pending or, to Company’s Knowledge, threatened against the Leased Real Property.

(d) Except as set forth on Section 3.09(d) of the Disclosure Schedule, the Leased Real Property and all improvements thereon represent the sole location at which the Company conducts business and is the only location where all of the material tangible assets of the Company are located.

(e) Except as set forth on Section 3.09(e) of the Disclosure Schedule, the Company has not sought or obtained any waiver or deferral of any rent payment, real property Taxes, utilities or other expenses under the Leased Real Property (in connection with COVID-19 or otherwise).

Section 3.10 Intellectual Property.

(a) Section 3.10(a) of the Disclosure Schedule contains a correct, current, and complete list of: (i) all Company Intellectual Property that is owned by or purported to be owned by the Company and subject to any issuance, registration, or application by or with any Governmental Authority or authorized private registrar in any jurisdiction (collectively, “Intellectual Property Registrations”), and current status and identifying information for each, as applicable, and (ii) all unregistered, material Trademarks owned by or purported to be owned by the Company and included in the Company Intellectual Property. Except as set forth on Section 3.10(a) of the Disclosure Schedule, all assignments and other instruments necessary to establish, record, and perfect the Company’s ownership interest in the Intellectual Property Registrations have been validly executed, delivered, and filed with the relevant Governmental Authority and authorized registrars. All required filings and fees related to the Intellectual Property Registrations, including all inventor declarations for any pending or issued Patents, have been timely submitted with and paid to the relevant Governmental Authority and authorized registrars.

(b) The Company is the sole and exclusive legal and beneficial, and with respect to the Intellectual Property Registrations, record, owner of all right, title, and interest in and to the Company Intellectual Property (other than Licensed Intellectual Property), in each case, free and clear of all Liens and Orders. The Company has the valid and enforceable right to use all Company Intellectual Property. The Company Intellectual Property and Licensed Intellectual Property constitutes all of the Intellectual Property rights that are necessary to and sufficient for the conduct of the business of the Company as currently conducted and as proposed to be conducted. No funding of any Governmental Authority and no Intellectual Property, facilities, personnel, or other resources of any university, college, or other academic institution, or research center were used in the creation or development of any Company Products and Services or any Intellectual Property Registrations, and no Company Products and Services or Intellectual Property Registrations were developed pursuant to the requirements of a Contract with any Governmental Authority.

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(c) The Intellectual Property Registrations (i) are subsisting and in full force and effect, and have not lapsed, been cancelled, or become abandoned; (ii) are valid and enforceable; (iii) include all Patents to which any Company Patents have been terminally disclaimed; and (iv) have not been held invalid or unenforceable. With respect to the Company Patents, the Company and its representatives have (x) complied with the duty of candor and disclosure to the United States Patent and Trademark Office and equivalent Governmental Authority anywhere in the world; (y) not misrepresented or failed to disclose any fact or circumstance (including the name of any inventor of subject matter claimed in any or the existence of any material prior art) in connection with the prosecution of any such Patent; and (z) not otherwise engaged in any conduct, or failed to perform any act, the result of which could reasonably be expected to adversely affect the validity or enforceability of any such Patent. To the Company’s Knowledge, no fact or circumstance exists that could reasonably be expected to adversely affect the validity or enforceability of any Company Patents. Neither the Company nor, to the Company’s Knowledge, any inventor of any Company Patents is or has ever been a member of, participant in, or contributor to any patent pool or any organization, body, or group that is engaged in setting any industry or product standards or the terms under which any Company Patents are to be licensed (collectively, “Patent Licensing Bodies”). The Company does not have any commitment, obligation, or duty, nor is it bound by any Contract, to disclose, assign, or offer or grant any right or license under any Company Patents to any third Person as a result of any membership or participation in or contribution to any Patent Licensing Body.

(d) Section 3.10(d) of the Disclosure Schedule contains a correct, current, and complete list of all Company IP Agreements, separately identifying the Company IP Agreements: (i) under which the Company is a licensor or otherwise grants to any Person any right or interest relating to any Company Intellectual Property, excluding non-exclusive licenses granted to customers, contractors, suppliers or service providers in the ordinary course of business; and (ii) under which the Company is a licensee or otherwise granted any right or interest relating to the Intellectual Property of any Person, except for (A) Contracts with current and former officers, employees and independent contractors, (B) Open Source Software and (C) non-customized, off-the-shelf Software that is commercially available pursuant to shrinkwrap, click-through, or other standard form agreements with an annual license fee or replacement value of less than Twenty-Five Thousand Dollars ($25,000). The Company has made available true and complete copies (or in the case of any oral agreements, a complete and correct written description) of all Company IP Agreements set forth on Section 3.10(d) of the Disclosure Schedule, including all modifications, amendments, and supplements thereto and waivers thereunder. Each Company IP Agreement set forth on Section 3.10(d) of the Disclosure Schedule is valid and binding on the Company in accordance with its terms and is in full force and effect. Neither the Company, nor, to the Company’s Knowledge, any other party thereto is, or is alleged to be, in breach of or default under, or has provided or received any notice of breach of, default under, or intention to terminate (including by non-renewal), any Company IP Agreement set forth on Section 3.10(d) of the Disclosure Schedule. Neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the breach or loss of any benefit under, or require the consent of any other Person in respect of, any Company IP Agreement set forth on Section 3.10(d) of the Disclosure Schedule.

(e) The Company has entered into binding, valid and enforceable, written Contracts with each current and former officer, employee and independent contractor who is or was involved in or has contributed to the invention, creation, or development of any Company Intellectual Property during the course of employment or engagement with the Company effectively assigning to or otherwise vesting in the Company such Intellectual Property rights that were or are created or developed by such officer, employee or independent contractor within the scope of his, her or its employment or engagement with the Company. The Company has uploaded to the Data Room true and complete copies of all such Contracts, and in each case, the Company does not owe any compensation or remuneration (other than the general compensation for employment or services) to any such current and former officer, employee and independent contractor for any such Intellectual Property. Neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of, or require the consent of any other Person in respect of, the Company’s right to own or use any Company Intellectual Property. The Company has taken all necessary steps to preserve the confidentiality of all Trade Secrets, including by requiring all Persons having access thereto to execute binding, written non-disclosure agreements.

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(f) The conduct of the Company’s business as currently and formerly conducted, and its use of the Company Intellectual Property and the Company Products and Services (including the manufacturing, marketing, licensing, sale or distribution of products and services and the general conduct and operations of the Company’s business) have not and do not violate, infringe, misappropriate or misuse any Intellectual Property rights of any third party and, to the Company’s Knowledge, the Company’s business as presently proposed to be conducted throughout the United States and the Company Products and Services presently under development will not violate, infringe, misappropriate or misuse any Intellectual Property rights of any third party. The Company has not received notice alleging that the conduct of the Company’s business, the use of the Company Intellectual Property, or the Company Products and Services infringes upon any Intellectual Property of another Person.

(g) There are no Proceedings (including any opposition, cancellation, revocation, review, or other proceeding), whether settled, pending, or, to the Company’s Knowledge threatened (including in the form of offers to obtain a license), (i) alleging any infringement, misappropriation, or other violation by the Company of the Intellectual Property of any Person; (ii) challenging the validity, enforceability, registrability, patentability, or ownership of any Company Intellectual Property owned or purported to be owned by the Company (or, to the Company’s Knowledge, any Licensed Intellectual Property) or the Company’s right, title, or interest in or to any Company Intellectual Property; or (iii) by the Company alleging any infringement, misappropriation, or other violation by any Person of the Company Intellectual Property. To the Company’s Knowledge, there are no facts or circumstances that could reasonably be expected to give rise to any such Proceeding. The Company is not subject to any outstanding (nor, to the Company’s Knowledge, subject to any prospective) Order (including any motion or petition therefor) that does or could reasonably be expected to restrict or impair the ownership or use of any Company Intellectual Property or Licensed Intellectual Property.

(h) Except as set forth on Section 3.10(h) of the Disclosure Schedule or in respect to any Licensed Intellectual Property, the Company is in actual possession of and has exclusive control over a complete and correct copy of the source code for all proprietary components of the Company Products and Services, including all previous major releases and all other material proprietary Software of the Company. The Company has not disclosed, delivered, licensed, or otherwise made available, and does not have a duty or obligation (whether present, contingent, or otherwise) to disclose, deliver, license, or otherwise make available, any source code for any Company Products and Services to any escrow agent or any other Person, other than an employee, independent contractor, or consultant of the Company pursuant to a valid and enforceable written agreement prohibiting use or disclosure except in the performance of services for the Company. Without limiting the foregoing, neither the execution of this Agreement nor the consummation of any of the transactions contemplated by this Agreement will, or would reasonably be expected to, result in the release from escrow or other delivery to any Person of any source code for any Company Products and Services. Except as set forth on Section 3.10(h), there has been no unauthorized theft, reverse engineering, decompiling, disassembling, or other unauthorized disclosure of or access to any source code for any Company Products and Services.

(i) Section 3.10(i) of the Disclosure Schedule sets forth a correct, current, and complete list of each item of Open Source Software that is or has been used by the Company in the conduct of its business or in the development of or incorporated into, combined with, linked with, distributed with, provided to any Person as a service, provided via a network as a service or application, or otherwise made available with, any Company Products and Services, and for each such item of Open Source Software, (i) the applicable Company Products and Services; and (ii) the name and version number of the applicable license agreement. The Company has complied in all material respects with all notice, attribution, and other requirements of each license applicable to the Open Source Software. The Company has not used any Open Source Software in a manner that does, will, or would reasonably be expected to require the (x) disclosure or distribution of any Company Products and Services or any other proprietary Software in source code form; (y) license or other provision of any Company Products and Services or any other proprietary Software on a royalty-free basis; or (z) grant of any Patent license, non-assertion covenant, or other rights under any Company Intellectual Property or rights to modify, make derivative works based on, decompile, disassemble, or reverse engineer any Company Products and Services or any other proprietary Software.

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(j) All Company Products and Services (i) comply in all material respects with all applicable Laws and industry standards, including with respect to security; and (ii) conform in all material respects to all applicable contractual commitments, express and implied warranties (to the extent not subject to legally effective express exclusions thereof), representations and claims in packaging, labeling, advertising, and marketing materials, and applicable specifications, user manuals, training materials, and other documentation provided by the Company.

(k) None of the Company Products and Services, and no other Software used in the operation of the business of the Company or provision of any Company Products and Services, contain any “time bomb,” “Trojan horse,” “back door,” “worm,” virus, malware, spyware, or other device or code (“Malicious Code”) designed or intended to, or that could reasonably be expected to, (i) disrupt, disable, harm, or otherwise impair the normal and authorized operation of, or provide unauthorized access to, any computer system, hardware, firmware, network, or device on which any Company Products and Services or such other Software is installed, stored, or used; or (ii) damage, destroy, or prevent the access to or use of any data or file without the user’s consent, except, for the avoidance of doubt, license keys and other code intended to limit access to or use of such Company Products and Services or such other Software to an authorized user. The Company has taken reasonable steps to prevent the introduction of Malicious Code into the Company Products and Services.

Section 3.11 Material Contracts.

(a) Section 3.11(a) of the Disclosure Schedule sets forth a true, correct and complete list of the following Contracts to which either the Company is a party, to which either the Company or any of its respective properties is subject, or by which the Company is otherwise bound, in each case under which obligations remain outstanding (the “Material Contracts”) (other than the Benefit Plans set forth on Section 3.13(a) of the Disclosure Schedule and Insurance Policies):

(i) all Contracts (including purchase orders) with suppliers or service providers under which the Company makes payments in excess of Fifty Thousand Dollars ($50,000) on an annual basis;

(ii) all Contracts (including purchase orders) that individually involve payments to the Company in excess of Twenty-Five Thousand ($25,000) on an annual basis;

(iii) all Contracts for the employment or consultancy of any officer, individual employee or other Person on a full time, part-time or consulting basis or providing for the payment of any cash or other compensation or benefits upon the sale of all or a material portion of its assets or a change of control or otherwise restricting its ability to terminate the employment or services of any officer, individual employee or other Person at any time without penalty or liability (other than at-will employment agreements with its employees which do not commit the Company to severance, termination or other similar payments and which are terminable without prior notice), profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, or other material plan or arrangement for the benefit of current or former directors, members, managers, officers, employees or other service providers;

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(iv) all collective bargaining agreements or any other Contracts with any labor union, or severance agreements, programs, policies or arrangements;

(v) all Real Property Leases, Personal Property Leases and Company IP Agreements;

(vi) all Contracts that provide for an increased payment or benefit, or accelerated vesting, upon the execution of this Agreement or the Closing in connection with the transactions contemplated by this Agreement or the other Transaction Agreements;

(vii) all Contracts pursuant to which any Indebtedness is outstanding or may be incurred, including any loan or credit agreement, note, bond, mortgage, indenture, letter of credit, interest rate or currency hedging arrangement or other similar agreement or instrument;

(viii) all Contracts containing covenants that in any way purport to restrict the right or freedom of the Company from (A) engaging in any business activity, (B) engaging in any line of business or competing with any Person, (C) conducting any activity in any geographic area, or (D) soliciting any Person to enter into a business or employment relationship, or enter into such a relationship with any Person (the “Restrictive Covenant Agreements”);

(ix) all Contracts requiring the Company to indemnify or hold harmless any Person other than Contracts entered into in the ordinary course of business;

(x) all power of attorney or other similar agreements or grant of agency by the Company;

(xi) all Contracts involving the settlement of any Proceeding or threatened Proceeding which will (A) involve payments after the date of the Latest Balance Sheet of consideration in excess of Twenty-Five Thousand Dollars ($25,000) or (B) impose monitoring or reporting obligations to any other Person outside the ordinary course of business; and

(xii) all Contracts relating to the acquisition or sale of any material assets of the Company, other than the acquisition or sale of inventory in the ordinary course of business.

(b) All Material Contracts are valid, legal, binding and in full force and are currently enforceable against the Company, as applicable, and are and as of the Closing will be, if not previously terminated or expired in accordance with their respective terms, enforceable against the other party or parties thereto in accordance with the express terms thereof, subject to proper authorization and execution of such Material Contract by the other party and to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. The Company has paid all material amounts to be paid by the Company under any Material Contract. No event has occurred which with the passage of time or the giving of notice or both would result in a default, material breach or event of material noncompliance by the Company under any such Material Contract and the Company has not received any written notice of termination, cancellation, material breach or default under any such Material Contract. To the Company’s Knowledge, (i) no other party to any such Material Contract is in breach thereof or default thereunder and (ii) no Person has contacted the Company and required that the material terms of any Material Contract be renegotiated in a way that is adverse to the Company. No counterparty to a Material Contract has made any written demand for such renegotiation of any material terms of any Material Contract.

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(c) A true, correct and complete copy of each written Material Contract and an accurate written description setting forth the terms and conditions of each oral Material Contract, in each case, in effect as of the date of this Agreement, have been delivered to Parent.

Section 3.12 Taxes.

(a) The Company has timely and properly prepared and filed, or has caused to be timely and properly prepared and filed, with the appropriate domestic federal, state, local and foreign Governmental Authorities all income Tax Returns and all other material Tax Returns required to be filed (taking into account any extension of time within which to file) and all such Tax Returns are true, complete and correct in all material respects and were prepared in compliance with all applicable Laws.

(b) The Company has timely and fully paid all Taxes shown as due on such Tax Returns and all other material Taxes due to the appropriate Governmental Authorities.

(c) The Company is not currently a beneficiary of any extension of time within which to file any Tax Return and no Governmental Authority has proposed formally in writing to make or has made any adjustment with respect to any such Tax Returns.

(d) The Company has properly withheld and remitted to the proper Governmental Authority all material Taxes it is obligated to withhold from amounts owing to resident or non-resident parties, including any employee, equity interest holder, creditor, agent, independent contractor, nonresident, creditor, manager or third party or otherwise and the Company has complied with all associated reporting and recordkeeping requirements in all material respects.

(e) There is no Tax Proceeding in progress, pending, proposed or, to Company’s Knowledge, threatened or raised against or with respect to the Company. Neither the Company nor any director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed.

(f) The Company has not waived the statute of limitations with respect to Taxes or consented to extend the time, or been the beneficiary of any extension of time, in which any Tax may be imposed, assessed or collected by any Governmental Authority (other than any extension which is no longer in effect), and the Company has not commenced any voluntary disclosure proceeding.

(g) There is no Tax deficiency or adjustment outstanding, proposed, assessed or threatened in writing by any Governmental Authority against the Company, all Tax deficiencies asserted and assessments resulting from any Tax Proceedings have been fully paid and there is no deficiency refund litigation, proposed adjustment or matter in controversy with respect to such Taxes that are due and owing by the Company.

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(h) No jurisdiction in which the Company does not currently file Tax Returns has made a claim that the Company is required to file a Tax Return for such jurisdiction or that the Company is or may be subject to taxation by or filing requirements with such jurisdiction.

(i) The Company (i) is not, and has never been, a member of an affiliated group or filed or been included in a combined, consolidated or unitary income Tax Return, (ii) does not have any liability for Taxes of another Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Law), as a transferee or successor, by Contract or otherwise and (iii) has never been a partner, member, owner or beneficiary of any entity that has been a “passive foreign investment company” within the meaning of Section 1297 of the Code, “specified foreign corporation” within the meaning of Section 965 of the Code, partnership or a trust for Tax purposes.

(j) The Company is not a party to or bound by, or liable for any Taxes as a result of, any Tax Sharing Agreement.

(k) The Company has filed all required Tax Returns and other reports related to escheat or unclaimed property and the Company does not have any material liability under Laws governing escheat and/or unclaimed property.

(l) Except as set forth in Section 3.12(l) of the Disclosure Schedule, the Company will not be required to include any item of income in, or exclude any item of deduction from taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (iii) Tax ruling or agreement entered with a Governmental Authority, including a “closing agreement” as defined in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law) executed prior to Closing Date; (iv) intercompany transactions or excess loss accounts described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law); (v) installment sale or open transaction disposition made on or prior to the Closing Date; (vi) election prior to the Closing under Section 108(i) of the Code (or any corresponding or similar provision of state, local, or non-U.S. Tax Law); (vii) election prior to the Closing under Section 965 of the Code; (viii) prepaid amount or deferred revenue paid or received on or prior to the Closing Date; (ix) income inclusion pursuant to Section 951 or 951A of the Code with respect to a taxable period or portion thereof ending on or prior to the Closing Date; (x) use of a method of accounting other than the accrual method; (xi) interest held in a “controlled foreign corporation” (as defined in Section 957 of the Code) on or before the Closing Date; or (xii) any deferred amounts pursuant to Sections 451(c), 455, 456 or 460 of the Code or any corresponding provision of applicable Law.

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(m) All Taxes of the Company not yet due and payable have been accrued on the books of the Company in accordance with, and to the extent required by, GAAP.

(n) The Company has not requested or received a ruling, relief, advice, accounting method change, or other request from any Governmental Authority or signed any binding agreement with any Governmental Authority with respect to Taxes and no power of attorney granted by the Company with respect to any Taxes is currently in force.

(o) The Company has not participated in any “reportable transaction” as contemplated in Treasury Regulations Section 1.6011-4. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(p) The Company is not subject to Tax, nor does the Company have a permanent establishment (within the meaning of an applicable Tax treaty or convention between the United States and such foreign country), in any foreign jurisdiction outside of the United States.

(q) There are no Liens on the Company Shares or any of the assets of the Company that have arisen in connection with any failure (or alleged failure) to pay any Tax. There are no claims threatened in writing that would reasonably be expected to result in any Lien for Taxes on Company Shares or the assets of the Company for which Parent or its Affiliates would reasonably be expected to become liable as a result of the transactions contemplated by this Agreement.

(r) The Company has not been either a “distributing corporation” or a “controlled corporation,” within the meaning of Section 355 of the Code, in a distribution of stock intended to qualify for tax free treatment under Section 355 or 361 of the Code since its incorporation.

(s) The Company is not and has never been since the date of its incorporation, a “United States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Code.

(t) The Company has not deferred any Taxes or other amounts pursuant to the CARES Act, the CAA or any other Law, executive order or Presidential Memorandum (including the Presidential Memorandum described in IRS Notice 2020-65) enacted in connection with COVID-19.

(u) Immediately prior to, and immediately subsequent to, the consummation of the transactions pursuant to the terms of this Agreement, the Company will be solvent, with the ability to pay its debts as they become due. For purposes of this Agreement, solvent shall mean that the present fair saleable value of such Person’s assets is greater than the amount that will be required to pay such Person’s liability on its existing debts as they become absolute and matured.

(v) Except as set forth in Section 3.12 of the Disclosure Schedule, the Company has not agreed to and is not required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of Law and has no Knowledge that any Governmental Authority has proposed any such adjustment, or has any application pending with any Governmental Authority requesting permission for any changes in accounting methods for Tax purposes, in all cases, which adjustments would not have been fully accounted for prior to the Closing.

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(w) The Company is, and has been since its incorporation, a corporation properly classified as a C corporation for U.S. federal and state income Tax purposes.

(x) The Company has not taken or agreed to take any action and, to the Knowledge of the Company, there does not exist any fact or circumstance, that would reasonably be expected to impede or prevent Merger I and Merger II, taken together, from qualifying as a “reorganization” under Section 368(a) of the Code.

Section 3.13 Benefit Plans.

(a) Section 3.13(a) of the Disclosure Schedule sets forth a true, correct and complete list, as of the date of this Agreement, of each material Benefit Plan. The Company has made available to Parent true, correct and complete copies (or, if a plan or arrangement is not written, a written description) of all Benefit Plans and amendments thereto, and, to the extent applicable: (i) all related trust agreements, funding arrangements, insurance contracts, and service provider agreements now in effect; (ii) the most recent determination letter received regarding the tax-qualified status of each Benefit Plan; (iii) the most recent financial statements for each Benefit Plan; (iv) the Form 5500 Annual Returns/Reports and Schedules for the three (3) most recent plan years for each Benefit Plan and any summary of material modifications for such Benefit Plans; (v) the current summary plan description for each Benefit Plan; and (vi) all actuarial valuation reports related to any Benefit Plans.

(b) Except as set forth on Section 3.13(b) of the Disclosure Schedule, no Benefit Plan is or was, since the Company’s incorporation, a “multiemployer pension plan” (as defined in Sections 3(37) or 4001(a)(3) of ERISA), a “multiple employer plan” described in Section 413(c) of the Code or a “multiple employer welfare arrangement” described in Section 3(40) of ERISA, and, the Company has not, since the Company’s incorporation, contributed to, been required to contribute to, or otherwise had any obligation or liability in connection with any such “multiemployer plan,” “multiple employer plan” or “multiple employer welfare arrangement.”

(c) Neither the Company nor any of its ERISA Affiliates have ever maintained or contributed to, withdrawn from, terminated or incurred any material liability in respect of an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA or Section 412 of the Code, and the Company has no reasonable expectation of incurring any liability under Title IV of ERISA or Section 412 of the Code, including, without limitation, any liability arising from any of its ERISA Affiliates, if any.

(d) Each Benefit Plan has been established and administered in all material respects in accordance with its terms and in compliance in all material respects with applicable Laws, including ERISA and the Code and with respect to each Benefit Plan, all reports, returns, notices, and other documentation required under applicable Laws to have been filed with or furnished to the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation, or any other Governmental Authority or to the participants or beneficiaries of any such Benefit Plan have been filed or furnished on a timely basis. Neither the Company nor any fiduciary with respect to any Benefit Plan has incurred any liability with respect to any Benefit Plan, including any liability, Tax, penalty or fee under ERISA or the Code (other than to pay premiums, contributions or benefits in the ordinary course). All liabilities or expenses of the Company in respect of any Benefit Plan (including workers compensation) or any similar plan previously maintained by the Company which have not been paid have been properly accrued on the Company’s most recent financial statements to the extent required by GAAP. With respect to the Benefit Plans, no event has occurred and, to the Company’s Knowledge, there exists no condition or set of circumstances in connection with which the Company could be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Benefit Plans, ERISA, the Code or any other applicable Law, including (i) any failure to satisfy the health plan compliance requirements under the Affordable Care Act, including related information reporting requirements; (ii) any failure to comply with Section 601 et. seq. of ERISA and Section 4980B of the Code, regarding the health plan continuation coverage requirements under COBRA; (iii) any failure to comply with the privacy, security, and breach notification requirements under HIPAA; or (iv) any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 or 4204 of ERISA to any multiemployer plan and nothing has occurred that presents a risk of the occurrence of any withdrawal from or the partition, termination, reorganization, or insolvency of any such multiemployer plan which could result in any liability of the Company to any such multiemployer plan.

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(e) Each Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code and the trusts maintained thereunder that are intended to be exempt from taxation under Section 501(a) of the Code has received a favorable determination letter from the IRS (or, with respect to any Benefit Plan that is a qualified “pre-approved” plan, as described in IRS Revenue Procedure 2005-16, the sponsor of such pre-approved plan has received an opinion letter or advisory letter from the IRS) or other letter indicating that it is (or, in the case of any such pre-approved plan adopted by the Company, that the Company may rely upon such opinion letter or advisory letter as evidence that such plan is) so qualified or is in the process of seeking such a letter. To the Company’s Knowledge, nothing has occurred prior to or since the issuance of such letters for any Benefit Plan that would reasonably be expected to cause the loss of qualification under the Code of any such plans.

(f) To the Company’s Knowledge, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Employee Benefit Plan that could result in liability to the Company or any ERISA Affiliate. No Benefit Plan provides post-termination or retiree health benefits to any person for any reason, except as may be required by COBRA or other applicable Law, and neither the Company nor any ERISA Affiliate has liability to provide post-termination or retiree health benefits to any person or ever represented, promised, or contracted to any employee of the Company (either individually or as a group) or any other person that such employee or other person would be provided with post-termination or retiree health benefits, except to the extent required by COBRA or other applicable Law. Each Benefit Plan that is subject to Section 409A of the Code has been operated in all material respects in compliance with such section and all applicable regulatory guidance (including proposed regulations, notices, rulings, and final regulations).

(g) There is no pending or, to the Company’s Knowledge, threatened claim (other than a routine claim for benefits), Proceeding, examination, audit, investigation or other Proceeding with respect to any Benefit Plan. Neither the Company nor any ERISA Affiliate has any liability under Section 502 of ERISA.

(h) Except as set forth in Section 3.13(h)(i) of the Disclosure Schedule, the execution, delivery and performance of, and consummation of the transactions contemplated by, this Agreement and the other Transaction Agreements will not (i) entitle any Person to any additional benefits, including severance pay, unemployment compensation or any other payment; (ii) result in any payment becoming due, or increase the amount of any compensation due, to any Person; (iii) accelerate the time of payment or vesting of any benefits under any Benefit Plan, or increase the amount of compensation due any such individual; or (iv) result in triggering or imposition of any restriction or imposition on the rights of the Company to amend or terminate any Benefit Plan. Except as set forth in Section 3.13(h)(ii) of the Disclosure Schedule, neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code or require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code.

Section 3.14 Labor Relationships.

(a) The Company has made available at Folder 9. Human Resources in the Data Room within the timeframe set forth in Section 10.03 a list of all Persons who are employees, consultants or contractors of the Company as of the date hereof, and sets forth for each such individual the following: (i) name, (ii) title or position (including whether full or part time), (iii) hire date, (iv) current annual or hourly base compensation rate, (v) commission, bonus or other incentive-based compensation, (vi) active or inactive status (including type of leave, if any), and (vii) for each employee, designation as either exempt or non-exempt from the minimum wage and overtime requirements of the Fair Labor Standards Act and applicable state Laws. Section 3.14(a)(ii) of the Disclosure Schedule sets forth a description of each commission, bonus or other incentive-based or performance-based compensation plan or agreement established for any employees, consultants or contractors of the Company as of the date hereof.

(b) The Company is not and has never been a party to or bound by any labor or collective bargaining agreement or other Contract or relationship with a labor organization representing any of its employees, and there are no labor organizations representing, purporting to represent or, to the Company’s Knowledge, attempting to represent any employee of the Company. There has never been any actual or threatened strike, slowdown, work stoppage, lockout, concerted refusal to work overtime, arbitration or other similar labor activity or dispute affecting the Company or any of its employees. No labor organization or group of employees of the Company has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or threated in writing or, to the Company’s Knowledge, threatened verbally, to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving the Company pending or, to the Company’s Knowledge, threatened by any labor organization or group of employees of the Company.

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(c) There are no Proceedings against the Company pending or threatened in writing, or to the Company’s Knowledge, threatened verbally, based on, arising out of, in connection with, or otherwise relating to the application or recruitment for employment, hiring, resignation or termination of employment of any individual, class or group by the Company. To the Company’s Knowledge, no allegations of harassment (including sexual harassment) have been made against the Company or any officer, director or supervisor-level employee of the Company, and the Company has not entered into any settlement agreement related to allegations of harassment (including sexual harassment), bullying or violence by any officer, director or supervisor-level employee of the Company, in each case, since the Company’s incorporation.

(d) The Company is, and since the Company’s incorporation has been, in material compliance with all applicable Laws pertaining to employment and employment practices, including all Laws respecting background checks, drug testing, employee privacy, hiring requirements, restrictive covenants, Trade Secrets, labor relations, fair labor standards, equal employment opportunities, pay equity, unfair labor practices, labor-management relations, discrimination, harassment, retaliation, occupational safety and health, polygraph protection, family and medical leave, leaves of absence, sick, vacation and other paid time off, unemployment insurance, classification of exempt employees, reasonable accommodation, disability rights or benefits, immigration, wage and hours, meal and rest periods, minimum wage, overtime compensation, child labor, worker adjustment and retraining notification, workers’ compensation insurance, uniformed services employment and reemployment, whistleblowers, and tax withholding, to the extent they relate to the employees of the Company.

(e) To the Company’s Knowledge, no executive or employee currently has any plans to terminate employment with the Company independently of or as a result of the transactions contemplated by this Agreement. Except as set forth in Section 3.14(e) of the Disclosure Schedule, since January 1, 2020, the Company has not furloughed or laid off any employees and there are no employees of the Company currently on furlough. Except as set forth in Section 3.14(e) of the Disclosure Schedule, the employment of each employee of the Company is terminable at the will of the Company. Except as required by Law, upon termination of the employment of any employees of the Company, no severance or other payments will become due. The Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(f) All individuals characterized and treated by the Company as consultants or contractors are properly treated, in all material respects, as independent contractors under all applicable Laws. Except as set forth in Section 3.14(f) of the Disclosure Schedule, the Company is not currently, and has not been in the past three (3) years, a party to any Contracts with any professional employer organization or temporary staffing agency pursuant to which such organization or agency co-employed or jointly employed employees of the Company.

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(g) All employees of the Company are residing and/or working in the United States: (i) free of any restrictions or limitations on their ability to accept and maintain employment lawfully in the United States; and (ii) in compliance in all material respects with all applicable Laws relating to immigration and naturalization. Since the Company’s incorporation, to the Company’s Knowledge, no Proceeding has been filed against the Company or any employees of the Company that: (A) alleges any failure so to comply with federal immigration Laws; or (B) seeks removal, exclusion or other restrictions on (I) such employee’s ability to reside and/or accept employment lawfully in the United States and/or (II) the continued ability of the Company to sponsor employees for immigration benefits and, to the Company’s Knowledge, there is no reasonable basis for any of the foregoing. The Company maintains records in its possession, custody or control containing proof of eligibility to work in the United States for all current and former employees of the Company to the extent required by applicable Law in all material respects.

(h) The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation or remuneration for any services performed for the Company prior to the Merger I Effective Time, or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has withheld and paid to the appropriate Governmental Authority, or is holding for payment not yet due to such Governmental Authority, all amounts required to be withheld from amounts paid or owing to employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

(i) Since the Company’s incorporation, there have been no Proceedings filed, pending, or to the Knowledge of the Company, threatened or reasonably anticipated, against the Company or any of its employees relating to any current or former employee, consultant, or independent contractor of the Company, any applicant for employment with the Company, or relating to any employment agreement, consulting agreement, or independent contractor agreement between the Company and any current or former employee, consultant, or independent contractor of the Company. There are no internal complaints or reports by any current or former employee of the Company alleging failure to pay minimum wage or overtime compensation, or misclassification of the current or former employee as exempt from minimum wage and overtime compensation requirements under applicable Law, that are currently pending or under investigation. The Company is not a party to a conciliation agreement, consent decree, settlement agreement, or other agreement or Order with any Governmental Authority with respect to employment practices. The Company has not received written notice during the past three (3) years of the intent of any Governmental Authority responsible for the enforcement of labor, employment, occupational health and safety, insurance, immigration, or workers’ compensation Laws to conduct an investigation or audit of the Company and, to the Company’s Knowledge, no such investigation or audit is in progress.

(j) The Company has complied with the WARN Act. The Company has not taken, and has no plans to undertake, any plant closing, mass layoff or other action that would trigger the WARN Act.

(k) Except as set forth in Section 3.14(k) of the Disclosure Schedule, the Company has not had (i) material labor shortages directly as a result of the sickness of the employees of the Company due to COVID-19, or directly due to any COVID-19 Measures or related events (including absence of employees due to caring responsibilities for their dependents), or (ii) any failure to implement adequate measures to ensure compliance in all material respects with Occupational Safety and Health Administration guidelines and other applicable health and safety Laws as a result of COVID-19 or COVID-19 Measures.

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(l) The Company has complied in all material respects with all applicable COVID-19 Measures in the jurisdictions in which the Company operates.

Section 3.15 Litigation. There is no Proceeding pending or, to the Company’s Knowledge, threatened, against the Company or any of its properties or assets or, to Company’s Knowledge, any manager, director or officer the Company in their capacities as such. To the Company’s Knowledge, there is no basis on which any such Proceeding may be brought or threatened against the Company. None of the Company or any of its respective properties or assets are subject to any Order of a Governmental Authority or arbitrator, whether temporary, preliminary, or permanent.

Section 3.16 Compliance with Applicable Law; Regulatory Matters.

(a) Since the Company’s incorporation (i) the Company has been in compliance in all material respects with all Laws applicable to the Company and its operations and aircraft; and (ii) the Company has not received (x) written notice from any Governmental Authority of any violation, alleged violation or potential violation of any such Laws or (y) to the Knowledge of the Company, non-written notice from any Governmental Authority of any violation, alleged violation or potential violation of any such Laws that would, individually or in the aggregate, reasonably be expected to be material to the business of the Company.

(b) To the Knowledge of the Company, no event has occurred, and no condition exists, that would reasonably be expected to (with or without notice or lapse of time) constitute or result in (i) a material violation by the Company of any Law applicable to the Company or its business or (ii) any obligation on the part of the Company to undertake any remedial action, in each case, that would reasonably be expected to be material to its business.

(c) The Company is in compliance in all material respects with all applicable Laws administered or enforced by the Federal Aviation Administration (“FAA”) and any other Governmental Authority that regulates the Company’s business in any jurisdiction in which it operates.

(d) Each of the Company Products and Services manufactured by or on behalf of the Company has been manufactured in accordance with (i) the product registration applicable to such product, (ii) the specifications under which the product is normally and has normally been manufactured and (iii) the applicable safety standards relevant to “CE” compliance.

(e) The Company has obtained all material registrations and waivers required for the sale of Company Products and Services and all amendments and supplements thereto, and all other Permits required by the FAA and/or the U.S. Department of Transportation to conduct the business as it is currently conducted (the “Regulatory Approvals”). All of the Regulatory Approvals have been duly and validly issued and are in full force and effect, and the Company is in compliance in all material respects with each such Regulatory Approval held by or issued to it. The Company is the sole and exclusive owner, holder or permittee of the Regulatory Approvals and holds all right, title and interest in and to all such Regulatory Approvals. The Company has not granted any third party any right or license to use, access or reference any of the Regulatory Approvals, including any of the know-how contained in any of the Regulatory Approvals or rights (including any regulatory exclusivities) associated with each such Regulatory Approvals.

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(f) There is no Proceeding pending or, to the Company’s Knowledge, threatened seeking the recall of any of the Company Products and Services or the revocation or suspension of any Regulatory Approval. The Company has made available to Parent complete and correct copies of all Regulatory Approvals received as of the date of this Agreement. In addition, since the Company’s incorporation, (i) to the Company’s Knowledge, all Laws applicable to the preparation and submission of applications for the Regulatory Approvals to the relevant regulatory authorities have been complied with in all material respects; and (ii) to the Company’s Knowledge, the Company has filed with the relevant regulatory authorities all required notices, supplemental applications, and annual or other reports, with respect to the Regulatory Approvals.

(g) To the Company’s Knowledge, there exists no set of facts: (i) which could furnish a basis for the recall, withdrawal or suspension of any product registration, product license, manufacturing license, wholesale dealers license, waiver, export license or other license, approval or consent of any Governmental Authority with respect to the Company or any of the Company Products and Services; or (ii) which could furnish a basis for the recall, withdrawal or suspension of any of the Company Products and Services from the market, the termination or suspension of any testing of any of the Company Products and Services, or the change in marketing classification of any of the Company Products and Services.

(h) Except as set forth in Section 3.16(h) of the Disclosure Schedule, all Company Products and Services which have been sold through the Company have been merchantable and free from defects in material or workmanship for the term of any applicable warranties and under the conditions of any express or implied specifications and warranties arising under Law and as set forth in the specific order. Except as disclosed in Section 3.16(h) of the Disclosure Schedule hereto, the Company has not received any claims based on alleged failure to meet the specifications or breach of product warranty arising from any applicable manufacture or sale of the Company Products and Services.

(i) The Company is and has been in compliance in all material respects with all applicable Laws requiring the maintenance or submission of reports or records under requirements administered by the FAA or any other Governmental Authority with oversight over the Company. The Company, any of its respective employees or, to the Knowledge of the Company, agents, has not made an untrue or fraudulent statement to the FAA or any other Governmental Authority, or in any records and documentation prepared or maintained to comply with the applicable Laws requiring the maintenance or submission of reports or records administered by the FAA, or failed to disclose a fact required to be disclosed to the FAA or any other Governmental Authority.

(j) The Company and Company Stockholders have not been convicted of any crime or engaged in any conduct that could result or resulted in debarment, exclusion or disqualification by the FAA or any other Governmental Authority and there are no Proceedings pending or, to the Company’s Knowledge, threatened that reasonably might be expected to result in criminal or civil liability or debarment, exclusion or disqualification by the FAA or any other Governmental Authority. The Company has not received written notice of or been subject to any other enforcement action involving the FAA or any other Governmental Authorities, including any suspension, consent decree, notice of criminal investigation, indictment, sentencing memorandum, plea agreement, court order or target or no-target letter, and none of the foregoing are pending or, to the Company’s Knowledge, threatened in writing against the Company.

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Section 3.17 Environmental Matters. Except as set forth in Section 3.17 of the Disclosure Schedule, since the Company’s incorporation:

(a) the Company holds and has complied in all material respects with all Environmental Permits, and otherwise has complied with all Environmental Laws;

(b) the Company has conducted its business and has used the Leased Real Property in compliance in all material respects with all applicable Environmental Laws;

(c) the Company has not received any written Environmental Claim and, to the Company’s Knowledge, there is no threatened Environmental Claim (i) against the Company, or (ii) against any Person whose liability for Environmental Claims the Company may have assumed contractually or by operation of law with respect to the Leased Real Property or the Company or its business;

(d) to the Company’s Knowledge, there is no Environmental Condition at, under, in the vicinity of or emanating from, the Leased Real Property;

(e) the Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including any Hazardous Materials, or owned or operated the Leased Real Property in such manner as to have given or would reasonably be expected to give rise to any material liabilities (contingent or otherwise) or material investigative, corrective or remedial obligations, pursuant to CERCLA or any other Environmental Laws and no Environmental Lien has attached to the Leased Real Property as a result of actions by the Company;

(f) the Company has not entered into any consent order or other similar agreement with any Governmental Authority, other than the Environmental Permits, that imposes obligations under Environmental Laws on the Company;

(g) the Company has not either expressly or by operation of Law, assumed or undertaken any liability, including any obligation for corrective or Remedial Proceeding, of any other Person relating to Environmental Laws;

(h) to the Company’s Knowledge, the Leased Real Property is not listed or proposed for listing on the National Priorities List pursuant to CERCLA, or listed on the Comprehensive Environmental Response Compensation Liability Information System List, or any similar state list of sites and no condition at such properties exists that, if known to a Governmental Authority, would reasonably be expected to qualify such property for inclusion on any such list; and

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(i) the Company has made available to Parent all environmental investigation reports, including any Phase I or Phase II assessment reports, concerning the Leased Real Property that concern any material Environmental Condition on, under or in the Leased Real Property that are in the possession of the Company or its respective environmental consultants and attorneys, which condition is not otherwise disclosed in another environmental investigation report made available to Parent.

Section 3.18 Licenses and Permits. The Company holds all material Permits that are necessary for the Company to own, lease and operate its properties or to conduct its business consistent with past practice. All applications for or renewals of all such Permits have been timely filed and made and no such Permit will expire or be terminated as a result of the consummation of the transactions contemplated by the Transaction Agreements. All of such Permits are in full force and effect and will remain in full force and effect immediately following the Closing. The Company is and, since the Company’s incorporation, has been in compliance in all material respects with the terms of all such Permits. The Company has not received written notice that any such Permit has been, will or may be revoked, cancelled, suspended or materially adversely modified, or will not be renewed, and no Proceeding is pending or, to the Knowledge of the Company, threatened against it with respect to any such Permit.

Section 3.19 Brokers and Other Fees. Except as set forth on Section 3.19 of the Disclosure Schedule, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or its equity holders who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement or any other concurrent or similar transaction process. All fees, commissions or like payments to any Person listed on Section 3.19 of the Disclosure Schedule shall be paid at Closing, and following the Closing, the Parent nor any of its respective Affiliates will have any obligation of any kind with respect to the matters or agreements listed on Section 3.19 of the Disclosure Schedule.

Section 3.20 Tangible Personal Property; Title; Sufficiency of Assets.

(a) Section 3.20(a) of the Disclosure Schedule sets forth a list, as of the date of this Agreement, of all leases of tangible personal property involving annual payments in excess of Twenty Thousand Dollars ($20,000) relating to tangible personal property used by the Company or to which the Company is a party or by which the properties of the Company are bound (“Personal Property Leases”). The Company has delivered to Parent complete and correct copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto.

(b) The Company has a valid leasehold interest under each of the Personal Property Leases, and there is no default under any Personal Property Lease by the Company or, to the Company’s Knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder, and the Company and, to the Company’s Knowledge, each other party thereto are in compliance with all material obligations of the Company or such other party, as the case may be, thereunder.

(c) All tangible personal property owned by the Company and all of the items of material tangible personal property used by the Company under the Personal Property Leases or otherwise have been reasonably maintained, are structurally sound, are in reasonably good operating condition and repair, subject to normal wear and tear, and are adequate for the uses to which they are currently being put by the Company in the operation of its business as currently conducted, and none of such items of material tangible personal property is in need of maintenance or repairs except for routine maintenance and repairs in the ordinary course of the Company’s business consistent with past practice that are not material in nature or cost.

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(d) The Company (and not any Affiliate thereof) has good and marketable title to all of its material tangible personal property owned by it, in each case, free and clear of any and all Liens, except for Permitted Liens. Such material tangible personal property, together with the tangible personal property used under the Personal Property Leases, include all tangible personal property reasonably required for the continued conduct of the Company’s business as currently conducted. Since the December 31, 2020, the Company has not suffered theft, damage, destruction or casualty loss in excess of Ten Thousand Dollars ($10,000) to its assets, whether or not covered by insurance.

Section 3.21 Certain Business Practices; OFAC.

(a) Neither the Company nor (to the Company’s Knowledge) any director, officer, agent or employee of the Company at the direction of or on behalf of the Company has directly or indirectly (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or for the business of the Company, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, (iii) made any other unlawful payment under any applicable Law relating to anti-corruption, bribery, or similar matters or (iv) otherwise participated in illegal activities.

(b) The Company (i) is currently and has been at all times in compliance in all material respects with all Patriot Act Related Laws, and (ii) is not and has never been a Person: (A) that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (B) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (C) with whom a party is prohibited from dealing or otherwise engaging in any transaction by any anti-money laundering Law; (D) who commits, threatens or conspires to commit or support “terrorism” as defined in the Executive Order; (E) that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Department of the Treasury, Office of Foreign Assets Control, at its official website, http://www.ustreas.gov/offices/enforcement/ofac/ or at any replacement website or other replacement official publication of that list; or (F) who is an Affiliate of a Person referenced above.

Section 3.22 Insurance. Section 3.22 of the Disclosure Schedule sets forth a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, fiduciary liability and other casualty and property insurance maintained by the Company or its Affiliates and relating to business of the Company (collectively, the “Insurance Policies”), all of which are in full force and effect. The Company is in compliance in all material respects with all Insurance Policies. There are no material claims pending under any such Insurance Policies as to which coverage has been questioned, denied, or disputed or in respect of which there is an outstanding reservation of rights. All premiums due on such Insurance Policies have been paid. All such Insurance Policies (x) are provided by carriers who are financially solvent and (y) have not been subject to any lapse in coverage. The Company is not in material default under any of its obligations under any such Insurance Policies, or has otherwise failed to comply with, in any material respect, any material provision contained in any such Insurance Policies. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the businesses of the Company and are sufficient for compliance in all material respects with all applicable Laws and Contracts to which the Company is a party or by which it is bound. The Company has made available to Parent summary information regarding each of the Insurance Policies. The Company has given timely notice to the insurer under each of the Insurance Policies of all claims that may be insured thereby. Except as disclosed in Section 3.22 of the Disclosure Schedule, since January 1, 2018, no insurer has denied the coverage of, or has delivered a notice of material limitation of coverage or a notice that a defense will be afforded with reservation of rights with respect to, any claim under any Insurance Policy of the Company, and except as disclosed in Section 3.22 of the Disclosure Schedule, no insurer has provided any notice of cancellation or any other indication. To the Company’s Knowledge, there is no reason to believe, that any insurer plans to cancel any Insurance Policy of the Company or materially raise the premiums or alter the coverage under any Insurance Policy of the Company in a manner adverse to the Company prior to the Closing.

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Section 3.23 Affiliate Transactions. Except as set forth on Section 3.23 of the Disclosure Schedule, no Related Party (a) is a party to any Contract with the Company; (b) is an officer, director, manager, employee or consultant of, any franchisor, competitor, supplier, licensor, distributor, lessor, independent contractor or customer of the Company (it being agreed, however, that the passive ownership of securities listed on any national securities exchange representing no more than five percent (5%) of the outstanding voting power of any Person shall not be deemed to be a “financial interest” in any such Person); (c) has any interest in any property, asset or right used by the Company; or (d) has outstanding any Indebtedness owed to the Company, or is the obligee or beneficiary of any liability of the Company, in each case, except for employment-related compensation or liabilities therefor received or payable in the ordinary course of business or any rights or obligations such Related Party may have in its capacity as a Company Stockholder or holder of Company Options or Convertible Notes.

Section 3.24 Customers, Suppliers and Key Relationships.

(a) Section 3.24(a) of the Disclosure Schedule sets forth a complete and correct list of the top five (5) customers of the Company based on revenue for each of the fiscal years ended December 31, 2020 and for the three (3)-month period ended March 31, 2021 and the amount of sales to each such customer during such period. Except as set forth on Section 3.24(a) of the Disclosure Schedule, since December 31, 2020, no such customer has cancelled or otherwise terminated, materially reduced, or threatened in writing to cancel or terminate or materially reduce, its relationship with the Company, nor has such customer provided written notice of, or to the Company’s Knowledge, otherwise communicated, an intent to refuse to pay any amount due to the Company or see to exercise any remedy against the Company.

(b) Section 3.24(b) of the Disclosure Schedule sets forth a complete and correct list of the top ten (10) suppliers of the Company based on aggregate purchases for each of the fiscal years ended December 31, 2019 and December 31, 2020 and for the three (3)-month period ended March 31, 2021 and the amount of purchases from each such supplier during such period. Except as set forth on Section 3.24(b) of the Disclosure Schedule, since December 31, 2019, no such supplier has cancelled or otherwise terminated, materially reduced or threatened in writing to cancel or terminate or materially reduce, its relationship with the Company, nor has such supplier provided written notice of, or to the Company’s Knowledge, otherwise communicated, an intent to supply any goods or services to the Company or seek to exercise any remedy against the Company.

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Section 3.25 Business Continuity. None of the computer software, computer hardware (whether general or special purpose), telecommunications capabilities (including all voice, data and video networks) and other similar or related items of automated, computerized, data processing, information technology and/or software systems and any other networks or systems and related services that are used by or relied on by the Company in the conduct of its business, including all software, hardware, networks, communications facilities, platforms and related systems and services in the custody or control of the Company and that are used by or relied on by the Company in the conduct of its business (collectively, the “IT Systems”) have experienced bugs, material failures, material breakdowns, or continued substandard performance in the past twelve (12) months that have caused any substantial disruption or interruption in or to the conduct of the Company’s business. The IT Systems are (a) properly maintained by technically competent personnel, in accordance with standards set by the manufacturers or otherwise in accordance with standards prudent in the industry, to ensure proper operation, monitoring and use, (b) sufficient for the needs of the Company to conduct its business as currently conducted, including the performance of all computing, information technology and data processing operations necessary for the operation of the Company’s business, and (c) in good working condition. All IT Systems, except in respect to Licensed Intellectual Property, are owned and operated by and are under the control of the Company. Except as set forth on Section 3.25 of the Disclosure Schedule, immediately after the Closing the Company will have the right to and, to the Company’s Knowledge, will be permitted to, exercise the same rights with respect to the material IT Systems as the Company would have had and been able to exercise had this Agreement not been entered into and the transactions contemplated hereby not occurred, without the payment of any additional amounts of consideration.

Section 3.26 Information Security and Data Privacy Laws.

(a) The Company is, and has been since the Company’s incorporation, in compliance, in all material respects, with the following Laws, to the extent applicable to the Company, if any, and solely to the extent related to the collection, use, disclosure, and protection of Personal Information: (i) the Fair Credit Reporting Act (FCRA) of 1970, as amended; (ii) the Controlling the Assault of Non-Solicited Pornography and Marketing Act (CAN-SPAM); (iii) the Privacy Act of 1974, as amended; (iv) the Right to Financial Privacy Act of 1978, as amended; (v) the Privacy Protection Act of 1980, as amended; (vi) the Electronic Communications Privacy Act (ECPA) of 1986, as amended; (vii) the Video Privacy Protection Act (VPPA) of 1988, as amended; (viii) the Telephone Consumer Protection Act (TCPA) of 1991, as amended; (ix) the Telecommunications Act of 1996, as amended; (x) HIPAA; (xi) the Children’s Online Privacy Protection Act (COPPA) of 1998, as amended; (xii) the Financial Modernization Act (Graham-Leach-Bliley Act (GLBA)) of 2000, as amended; (xiii) state Laws governing the use of electronic communications, e.g., email, text messaging, telephone, paging and faxing; and (xiv) state Laws governing the use of information collected online, state Laws requiring privacy disclosures to consumers, state data breach notification Laws, state Laws investing individuals with rights in or regarding data about such individuals and the use of such data, and any state Laws regarding the safeguarding of data, including encryption (collectively, “Information Security and Data Privacy Laws”).

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(b) There are no pending or, to the Company’s Knowledge, threatened Proceedings against the Company that allege either (i) a material security breach of any information security, including a network intrusion, incident involving Personal Information, or data breach of the Company’s computer or other electronic systems; or (ii) a violation of any person’s privacy, personal or confidential rights under the Company’s information security or data privacy practices or any Information Security and Data Privacy Laws.

(c) To the Company’s Knowledge, there has been no material breach of the Company’s computer or other electronic systems, or failure to securely maintain any personally identifiable or confidential data, including, any unauthorized access to, acquisition of, disclosure of, or loss of personally identifiable or confidential data possessed or controlled by the Company, and the Company has not received any written notices or complaints from any Person with respect thereto.

(d) Neither (i) the execution, delivery, or performance of this Agreement and the other Transaction Agreements by the Company, (ii) the consummation of any of the transactions contemplated hereby or thereby, or (iii) the Surviving Entity’s possession or use of the Personal Information or any data or information in the Company’s possession, will result in any material breach or violation of any internal privacy policy of the Company, Contract, or any Information Security and Data Privacy Laws pertaining to the collection, use, disclosure, or protection of Personal Information. Immediately after the Closing, the Surviving Entity will have the right to use such Personal Information on identical terms and conditions as the Company enjoyed immediately prior to the Closing.

Section 3.27 No Additional Representations.

(a) The representations and warranties by the Company in this ARTICLE III (as modified by the Disclosure Schedule) and in any certificate delivered by the Company hereunder, constitute the sole and exclusive representations and warranties to Parent, Merger Sub I and Merger Sub II in connection with the Mergers and the other transactions contemplated by this Agreement and the other Transaction Agreements. Except for the representations and warranties made by the Company in this ARTICLE III, and any certificate delivered by the Company hereunder, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or its business, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby expressly disclaims any such other representations or warranties, and none of Parent, Merger Sub I or Merger Sub II is entitled to rely upon any such other representations or warranties (including any representations or warranties of any other Person).

(b) The Company expressly acknowledges and agrees that (i) except as expressly provided in ARTICLE IV (as modified by the Parent Disclosure Schedule), none of Parent, Merger Sub I or Merger Sub II is making any express or implied representations or warranties to the Company, and (ii) the Company is not relying on any statement, representation or warranty of Parent, Merger Sub I or Merger Sub II, other than those representations and warranties set forth in ARTICLE IV or in any certificate delivered by Parent hereunder.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT,
MERGER SUB I AND MERGER SUB II

Except as set forth in (a) the Parent SEC Reports publicly filed prior to the date of this Agreement (except with respect to the representations and warranties set forth in Section 4.03 and Section 4.04), other than any information that is predictive or forward looking in nature or information contained under the captions “Risk Factors” or “Forward Looking Statements” or any other disclosure of risk or any other statements that are predictive or forward-looking in nature or (b) the disclosure schedule delivered by Parent to the Company concurrently with the execution of this Agreement (the “Parent Disclosure Schedule”), Parent, Merger Sub I and Merger Sub II jointly and severally represent and warrant to the Company as follows:

Section 4.01 Organization. Each of Parent, Merger Sub I and Merger Sub II is a corporation, duly organized, validly existing and in good standing under the Laws of state of its incorporation and has all corporate power and authority necessary to own, lease and operate its properties and to carry on its business in all material respects as conducted on the date hereof and to execute, deliver and perform its respective obligations under this Agreement and the other Transaction Agreements to which such Party is or will be a party and to consummate the transactions contemplated hereunder and thereunder. Each of Parent, Merger Sub I and Merger Sub II is duly qualified or registered as a foreign company to transact business under the Laws of each jurisdiction where the character of its activities or the location of the properties owned or leased by it requires such qualification or registration, except where the failure of such qualification or registration would not, individually or in the aggregate, be material to the business of Parent and its Subsidiaries. None of Parent, Merger Sub I or Merger Sub II is in violation of any provision of its respective organizational documents in any material respect.

Section 4.02 Subsidiaries. Exhibit 21.1 to Parent’s annual report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC prior to the date hereof includes all of the Subsidiaries of Parent (each a “Parent Subsidiary”). All of the shares of capital stock of each Parent Subsidiary held by Parent or another Subsidiary of Parent are fully paid and nonassessable and are owned by Parent or a Subsidiary of Parent. Each Parent Subsidiary is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or formation, and has all requisite power and authority to enable it to own, lease and operate its properties and to carry on its business in all material respects as conducted on the date hereof. Each Parent Subsidiary is duly qualified or registered as a foreign corporation or limited liability company to transact business under the Laws of each jurisdiction where the character of its activities or the location of the properties owned or leased by it requires such qualification or registration, except where the failure of such qualification or registration would not, individually or in the aggregate, be material to the business of Parent and its Subsidiaries. Neither Merger Sub I nor Merger Sub II owns capital stock, securities convertible into capital stock or any other equity interest of any Person. There are no outstanding contractual obligations of either Merger Sub I or Merger Sub II to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. At the Merger I Effective Time, Merger Sub I will not have any assets, liabilities or obligations of any nature or any tax attributes, other than (a) those set forth under its organizational documents (including its costs of formation), and (b) pursuant to this Agreement, the Transaction Agreements, and the Mergers and the other transactions contemplated hereby and thereby. At the Merger II Effective Time, Merger Sub II will not have any assets, liabilities or obligations of any nature or any tax attributes, other than (i) those set forth under its organizational documents (including its costs of formation), and (ii) pursuant to this Agreement, the Transaction Agreements, and the Mergers and the other transactions contemplated hereby and thereby.

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Section 4.03 Capital Structure.

(a) The authorized capital stock of Parent consists of 116,666,667 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $.0001 per share. As of May 14, 2021, 26,672,040 shares of Parent Common Stock are issued and outstanding, 626,160 shares of Parent Common Stock are reserved for issuance upon the payment of outstanding restricted stock units or other awards or pursuant to the Parent 2018 Equity Incentive Plan, and 0 shares of Parent Common Stock are held by Parent in its treasury. All of the outstanding shares of Parent Common Stock are, and when the Parent Shares are issued in accordance with the terms set forth in this Agreement, all such shares of Parent Shares will be, duly authorized, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements and applicable federal and state securities Law, with the holders being entitled to all rights accorded to a holder of the Parent Common Stock, and the issuance thereof was not or will not be in violation of or subject to any preemptive right, right of first refusal or other similar right. When the Parent Warrants are issued in accordance with the terms set forth in this Agreement, and when any shares of Parent Common Stock are issued and sold in accordance with the terms and for the consideration set forth in the Parent Warrants, such Parent Warrants and shares of Parent Common Stock, in each case, will be duly authorized, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements and applicable federal and state securities Law. The maximum aggregate shares of Parent Common Stock issuable upon the exercise of the Parent Warrants have been, and will be, duly reserved for issuance in conformity with the terms of the Parent Warrant.

(b) The authorized capital stock of each of Merger Sub I and Merger Sub II consists of 1,000 shares of common stock, $0.001 par value per share, 1000 of which have been validly issued, are fully paid and nonassessable, were not issued in violation of or subject to any preemptive right, right of first refusal or other similar right, and are owned directly by Parent free and clear of any Lien other than those arising under federal and state securities Laws. All of the outstanding securities of Merger Sub I and Merger Sub II have been granted, offered, sold and issued in material compliance with all applicable federal and state securities Laws. There are no options, warrants, rights, commitments or agreements by which Merger Sub I or Merger Sub II is bound obligating Merger Sub I or Merger Sub II to issue, exchange, transfer, deliver or sell any securities of Merger Sub I or Merger Sub II. Neither Merger Sub I nor Merger Sub II owns capital stock, securities convertible into capital stock or any other securities of any Person. There are no outstanding contractual obligations of Merger Sub I or Merger Sub II to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(c) The offer and issuance by Parent of the Parent Shares and Parent Warrants to be issued as part of the Merger Consideration will be exempt from registration under the Securities Act.

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(d) Except for this Agreement and agreements entered into and securities and other instruments issued in connection with the Financing or pursuant to Parent’s 2018 Equity Incentive Plan and except as disclosed on Section 4.03(d) of the Parent Disclosure Schedule, (i) no subscription, warrant, option, convertible or exchangeable security, or other right (contingent or otherwise) to purchase or otherwise acquire equity securities of Parent is authorized or outstanding, and (ii) there is no commitment or contractual obligation of Parent to issue shares, subscriptions, warrants, options, convertible or exchangeable securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset, to repurchase or redeem any securities of Parent or to grant, extend, accelerate the vesting of, change the price of, or otherwise amend any warrant, option, convertible or exchangeable security or other such right. There are no declared or accrued unpaid dividends with respect to any shares of Parent Common Stock. There are no voting trusts, Contracts or arrangements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting or, except as set forth in the Parent SEC Reports, registration of any securities of the Company.

Section 4.04 Authority; Execution and Delivery, Enforceability.

(a) Each of Parent, Merger Sub I and Merger Sub II has all requisite corporate power and authority to execute and deliver this Agreement and each of the other Transaction Agreements to which it is, or will be, a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Parent, Merger Sub I and Merger Sub II of this Agreement and each of the other Transaction Agreements to which it is, or will be, a party, and the consummation by Parent, Merger Sub I and Merger Sub II of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of each of Parent, Merger Sub I and Merger Sub II. Each of Parent, Merger Sub I and Merger Sub II has duly executed and delivered this Agreement, and prior to or as of the Closing will have duly executed and delivered each other agreement and instrument contemplated hereby to which it is, or will be, a party, and (assuming the due authorization, execution and delivery by the parties other than Parent, Merger Sub I and Merger Sub II) this Agreement constitutes, and each other agreement and instrument contemplated hereby to which it is, or will be, a party will after the Closing constitute, the legal, valid and binding obligation of Parent, Merger Sub I and Merger Sub II, as applicable, enforceable against each of Parent, Merger Sub I and Merger Sub II in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a Proceeding.

(b) The affirmative vote of holders of the shares of Parent Common Stock representing a majority of the total votes cast on the proposal present in person or represented by proxy at the Parent Stockholders’ Meeting shall be required to approve the Parent Proposal, assuming a quorum is present, in accordance with applicable Law and rules, including the NASDAQ Listing Rules (5000 Series) (“NASDAQ Rules”), and the governing documents of Parent, and such vote is the only vote of any of Parent’s capital stock required in connection with the entry into this Agreement by Parent and the consummation of the Mergers and the other transactions contemplated by this Agreement (the foregoing approval, the “Parent Stockholder Approval”).

(c) The board of directors of Parent, by resolutions duly adopted by unanimous vote at a meeting of all directors of the Company duly called and held has: (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers are fair to, advisable and in the best interests of Parent and its stockholders; and (ii) approved the transactions contemplated hereby, including the Mergers and unanimously recommended to the holders of Parent Common Stock to vote in favor of adopting and approving the Parent Proposal, which resolutions have not been subsequently rescinded or modified in any way.

(d) The approval of Parent, as the sole stockholder of Merger Sub I and Merger Sub II, is the only vote of holders of any class or series of capital stock of Merger Sub I or Merger Sub II required in connection with the adoption of this Agreement and the consummation of Merger I and the other transactions contemplated hereby.

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Section 4.05 No Conflicts; Consents. Except as set forth on Section 4.05 of the Parent Disclosure Schedule or in ARTICLE V hereof and the submission of the NASDAQ Notification pursuant to Section 6.06, the execution and delivery by Parent, Merger Sub I and Merger Sub II of this Agreement and the other Transaction Agreements to which it is a party and the consummation by Parent, Merger Sub I and Merger Sub II of the transactions contemplated hereby and thereby will not: (a) contravene, conflict with or result in any violation or breach of any provision of the charter or organizational documents of Parent, Merger Sub I or Merger Sub II; (b) contravene, conflict with or result in a violation or breach of any applicable Law or Order by which any of Parent, Merger Sub I or Merger Sub II or any of its respective assets or properties is bound; (c) require any Permit, consent or approval of, or the giving of any notice to, or filing with, any Governmental Authority on or before the Closing Date; or (d) result in a violation or breach of, constitute a default under, or result in the creation of any encumbrance upon any of the properties or assets of Parent, Merger Sub I or Merger Sub II under, any of the terms, conditions or provisions of, or require the consent of any Person that is a party to, any note, bond, mortgage, indenture, license, franchise, Permit, agreement, lease, franchise agreement or any other instrument or obligation to which Parent, Merger Sub I or Merger Sub II is a party, or by which it or any of its respective properties or assets may be bound, excluding from the foregoing clauses (c) and (d) those Permits, consents, approvals and notices the absence of which, and those violations, breaches, defaults or encumbrances the existence of which, would not, individually or in the aggregate, be expected to be material to the Parent.

Section 4.06 Litigation. There is no Proceeding (or, to the Knowledge of Parent, investigation) pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or any of their respective properties that, individually or in the aggregate, is or would reasonably be expected to be, material to the business of Parent and its Subsidiaries, taken as a whole, nor is there any judgment outstanding against Parent that is or would reasonably be expected to be material to the business of Parent and its Subsidiaries, taken as a whole. To the Knowledge of Parent, there is no basis on which any such Proceeding may be brought or threatened against Parent or any of its Subsidiaries.

Section 4.07 SEC Filings; Financial Statements. Since January 1, 2019, Parent has filed and furnished all forms, reports, statements (including registration statements), certifications and other documents and materials (including all exhibits, amendments or supplements thereto) required to be filed or furnished by it with or to the SEC, respectively, on a timely basis or has received a valid extension of such time of filing or furnishing and has filed or furnished such Parent SEC Reports prior to the expiration of any such extension, including all audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Parent and its Subsidiaries on Form 10-K and unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Parent and its Subsidiaries on Form 10-Q, all of which have complied, as to form, as of their respective filing dates (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment and in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively), in all material respects with all applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act and, in each case, the rules and regulations of the SEC promulgated thereunder. None of such Parent SEC Reports, including any financial statements or schedules included or incorporated by reference therein, at the time so filed or furnished, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No executive officer of Parent has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any Parent SEC Report. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff. There are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Parent SEC Reports and, to the Knowledge of Parent, none of the Parent SEC Reports are the subject of ongoing SEC review. As of the date hereof, none of Parent’s Subsidiaries are required to file periodic reports with the SEC pursuant to the Exchange Act or the Securities Act. Parent has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of Parent included in the Parent SEC Reports (a) have been prepared in all material respects in accordance with GAAP applicable to such financial statements applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and (b) fairly present in all material respects the financial position of Parent as of and for the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim period financial statements, to normal recurring year-end audit adjustments, none of which individually or in the aggregate will be material in amount).

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Section 4.08 Advisors. Except as set forth on Section 4.08 of the Parent Disclosure Schedule, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or any Parent Subsidiary who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement or any other concurrent or similar transaction process.

Section 4.09 Controls and Procedures. Parent maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) as required by Rule 13a-15 under the Exchange Act designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in conformity with GAAP. Parent has designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to provide reasonable assurance that material information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure. Parent’s management has completed an assessment of the effectiveness of Parent’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. Parent has disclosed, based on its most recent evaluation, to Parent’s external auditors and the audit committee of Parent’s board of directors (a) any significant deficiencies and material weaknesses in the design or operation of such internal control over financial reporting that are reasonably likely to adversely affect in any material respect Parent’s ability to record, process, summarize and report financial information and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting.

Section 4.10 NASDAQ Matters. Since December 4, 2020, Parent has been and is in compliance with the applicable listing and corporate governance rules and regulations of NASDAQ.

Section 4.11 Absence of Undisclosed Liabilities. Except for (a) those liabilities that are appropriately reflected or reserved for on the face of the unaudited balance sheet of Parent dated as of March 31, 2021 (including the notes thereto) contained in Parent’s Annual Report on Form 10-Q for the quarter ended March 31, 2021, (b) liabilities incurred since March 31, 2021 in the ordinary course of business consistent with past practice (none of which relate to breach of contract, breach of warranty, tort, infringement, violation of or liability under any Law or any Proceeding, none of which are material individually or in the aggregate), (c) liabilities incurred pursuant to the transactions contemplated by this Agreement and the other Transaction Agreements, (d) liabilities under the executory portion of any Contract by which Parent or any of its Subsidiaries are bound, none of which arise from a breach or default thereunder, and (e) liabilities that would not be, individually or in the aggregate, material to the business of Parent and its Subsidiaries, Parent and its Subsidiaries do not have any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise) that would be required to be reflected or reserved for on a balance sheet (or in the notes thereto) that is prepared in accordance with GAAP.

Section 4.12 Affiliate Transactions. There are no transactions, agreements, arrangements or understandings between Parent or any Subsidiary of Parent, on the one hand, and any Affiliate (including any officer or director) thereof, but not including any wholly-owned Subsidiary of Parent, on the other hand, that are required to be disclosed under Item 404 of Regulation S-K of the SEC that are not so disclosed.

Section 4.13 Opinion of Financial Advisor. The board of directors of Parent has received the opinion of National Securities Corp. (“National”) addressed to the board of directors of Parent to the effect that, as of the date of such opinion, and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by National as set forth therein, the Merger Consideration to be paid by Parent for the Company Shares pursuant to this Agreement is fair from a financial point of view to Parent. A copy of such opinion will be provided (solely for informational purposes) by Parent to the Company promptly following the execution of this Agreement.

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Section 4.14 Availability of Funds. Parent will at the Closing (a) have sufficient cash in immediately available funds to pay (i) the Cash Consideration, the Company Stockholders’ Representative Expense Fund and the PPP Loan Escrow Amount, if any, (ii) the Company Transaction Expenses (if any) and any Funded Debt to be paid off at Closing pursuant to Section 6.18(b), and (iii) any other amounts expressly contemplated to be paid by Parent hereunder and (b) the resources and capabilities (financial or otherwise) to perform its obligations hereunder. Parent has not incurred, and as of the Closing will not have incurred, any obligation, commitment, restriction or liability of any kind that would impair or adversely affect such resources and capabilities. Parent acknowledges and agrees that its obligations to consummate the Mergers and the other transactions contemplated hereby (including to pay all amounts when due) are not subject to the availability to Parent of the Financing or any other financing.

Section 4.15 Investment. Parent is acquiring the Company for its own account and for investment purposes and not with a view to the distribution of the Company Shares. Parent acknowledges that the Company Shares have not been registered under the Securities Act or any state securities Law and Parent must bear the economic risk of its investment in the Company Shares until and unless the offer and sale of such Company Shares is subsequently registered under the Securities Act and all applicable state securities Laws or an exemption from such registration is applicable. Parent has conducted an examination of available information relating to the Company and its business, Parent has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating an investment in the Company Shares, and Parent can bear the economic risk of an investment in the Company Shares and can afford a complete loss of such investment.

Section 4.16 Disclaimer Regarding Projections. In connection with Parent’s investigation of the Company, Parent has received from Company and its Affiliates (and from representatives of the Company and their respective Affiliates) certain projections and other forecasts, including projected financial statements, cash flow items, certain business plan information and other data related to the Company. Parent acknowledges that (a) there are uncertainties inherent in attempting to make such projections, forecasts and plans, (b) Parent is familiar with such uncertainties and is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections, forecasts and plans so furnished to it and (c) Parent shall have no claim against anyone with respect to any of the foregoing.

Section 4.17 Solvency. There is no bankruptcy, dissolution, liquidation, reorganization or similar proceeding pending against or being contemplated by Parent. Immediately after giving effect to the Mergers and the other transactions contemplated hereby, Parent and each of its Subsidiaries will be able to pay their respective debts and other liabilities as they become due and will own property that has a fair saleable value greater than the amounts required to pay their respective debts and other liabilities (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the Mergers and the other transactions contemplated hereby, Parent and each of its Subsidiaries will have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the Mergers with the intent to hinder, delay or defraud either present or future creditors of Parent or its Subsidiaries.

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Section 4.18 R&W Policy. Parent has agreed to a final form of the R&W Policy and will have entered into a binder agreement (in the form provided to the Company prior to the date hereof). Such binder agreement will be binding and in full force and effect promptly after this Agreement is executed by the Parties.

Section 4.19 Tax-Free Reorganization. Neither Parent nor any Affiliate of Parent has taken or agreed to take any action, and to the Knowledge of Parent, no fact or circumstance exists, that would reasonably be expected to impede or prevent Merger I and Merger II, taken together, from qualifying as a “reorganization” under Section 368(a) of the Code.

Section 4.20 No Additional Representations.

(a) The representations and warranties by Parent, Merger Sub I and Merger Sub II in this ARTICLE IV (as modified by the Parent Disclosure Schedule) and in any certificate delivered by Parent hereunder, constitute the sole and exclusive representations and warranties to the Company in connection with the Mergers and the other transactions contemplated by this Agreement and the other Transaction Agreements. Except for the representations and warranties made by Parent in this ARTICLE IV, and any certificate delivered by Parent hereunder, neither Parent, Merger Sub I, Merger Sub II nor any other Person makes to the Company any express or implied representation or warranty with respect to Parent, Merger Sub I, Merger Sub II or their respective Subsidiaries or their respective business, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Parent hereby expressly disclaims any such other representations or warranties, and the Company is not entitled to rely upon any such other representations or warranties (including any representations or warranties of any other Person).

(b) Notwithstanding anything contained in this Agreement to the contrary, Parent, Merger Sub I and Merger Sub II each acknowledges and agrees that (i) the Company has not made and is not making any representations or warranties whatsoever, express or implied, beyond those expressly set forth in ARTICLE III and in any certificate delivered by the Company hereunder and (ii) no Person other than the Company is making any representations or warranties whatsoever, express or implied. In entering into this Agreement and acquiring the Company Shares and the Company through the Mergers, Parent, Merger Sub I and Merger Sub II each expressly understands, acknowledges and agrees that (A) none of Parent, Merger Sub I or Merger Sub II is entitled to rely upon, nor is relying upon, any such other representation or warranty not expressly set forth in ARTICLE III of this Agreement or in any certificate delivered by the Company hereunder (including (I) any other statements, representations or warranties of the Company, (II) any statements, representations or warranties of any other Person, or (III) any statements, representations or warranties that may be contained in any Company presentation or similar materials containing information regarding the Company or its business or in any materials made available or otherwise provided to Parent during the course of its due diligence investigation of the Company) and (B) except as otherwise expressly provided in ARTICLE III and in any certificate delivered by the Company hereunder, the Company, the Company Shares, and the assets and properties of the Company are being transferred through the sale of the Company and the Company Shares in the Mergers “as is, where is, with all faults.”

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ARTICLE V
CERTAIN PRE-CLOSING COVENANTS

Section 5.01 Conduct of the Business of the Company. Except for matters contemplated by this Agreement and the other Transaction Agreements, set forth on Schedule 5.01 or as required by applicable Law (including any applicable COVID-19 Measures), unless Parent otherwise agrees in writing (which agreement shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement until the earlier of (x) the Merger I Effective Time and (y) the termination of this Agreement in accordance with Section 9.01 (the “Interim Period”), the Company shall conduct its business in the ordinary course in substantially the same manner as previously conducted and use its reasonable best efforts to (i) preserve intact its corporate existence and current business organization in all material respects, (ii) preserve in all material respects the goodwill and present business relationships (contractual or otherwise) with customers, suppliers, distributors and others having business dealings with the Company, (iii) keep available the services of its current officers, directors, employees and consultants, (iv) preserve in all material respects its present properties and its tangible and intangible assets, (v) comply in all material respects with all applicable Laws and Material Contracts and (vi) pay all applicable Taxes as such Taxes become due and payable. In addition, and without limiting the generality of the foregoing, except for matters expressly permitted or contemplated by this Agreement and the other Transaction Agreements, set forth on Schedule 5.01 or required by applicable Law, during the Interim Period the Company shall not (directly or indirectly) do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed):

(a) authorize any amendments to the Company Charter Documents;

(b) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of the equity interests of the Company (including the Company Shares) or enter into any agreement with respect to the voting of the equity interests of the Company (including the Company Shares); (ii) split, combine or reclassify any of its equity interests (including the Company Shares); (iii) issue, sell, pledge, dispose of, encumber or transfer any other securities in respect of, in lieu of or in substitution for, any of its equity interests (including the Company Shares) or authorize any of the foregoing; or (iv) purchase, redeem or otherwise acquire or issue or sell any of its equity interests (including the Company Shares) or any other securities thereof or any rights, options, warrants or calls to acquire or sell any such shares or other securities other than redemptions or purchases to allow holders of Vested Company Options to satisfy the exercise price and any withholding obligations by net settlement;

(c) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets that are material, individually or in the aggregate, to the Company, except purchases of inventory in the ordinary course of business consistent with past practice;

(d) (i) grant to any executive officer, director, manager, employee or consultant of the Company any increase in compensation, except in the ordinary course of business consistent with past practice or to the extent required under employment agreements set forth on Schedule 5.01, (ii) grant to any executive officer, director, manager or employee of the Company any increase in severance or termination pay, except to the extent required under any agreement set forth on Schedule 5.01, (iii) enter into, modify or amend any employment, consulting, indemnification, severance or termination agreement, or a waiver of any terms thereof, with any such executive officer, director, manager or employee of the Company, (iv) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Benefit Plan or (v) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement or Benefit Plan;

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(e) make, change or rescind any material Tax election, change its method of Tax accounting, prepare or file any Tax Returns in a manner which is inconsistent with the past practices of the Company with respect to the treatment of items on such Tax Returns, incur any material liability for Taxes other than in the ordinary course of business, file an amended Tax Return or a claim for refund of Taxes with respect to the income, operations or property of the Company, compromise or settle any Tax Proceedings, consent to any extension or waiver of the limitation period applicable to any Tax Proceedings, enter into any agreement with any Governmental Authority (including a “closing agreement” under Code Section 7121) with respect to any Tax matter, apply for or request any Tax ruling or take any other affirmative action with respect to any Governmental Authority that could reasonably be expected to negatively affect Parent or the Surviving Entity;

(f) make any change in accounting methods, principles or practices, except insofar as may have been required by a change in GAAP;

(g) (i) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien (other than any Permitted Lien), or otherwise dispose of, any of its material properties or other material assets or any interests therein (whether tangible or intangible and including any Company Intellectual Property), except for sales of inventory and used equipment in the ordinary course of business consistent with past practice and non-exclusive licenses granted in the ordinary course of business consistent with past practice, or (ii) enter into, modify or amend in a material respect any lease of material property, other than in the ordinary course of business consistent with past practice, or enter in any sublease or assignment thereof;

(h) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business consistent with past practice;

(i) enter into, modify, amend, accelerate, waive any material right under or terminate (excluding any expiration in accordance with its terms) (i) any Material Contract that would (x) result in payment by the Company in excess of Fifty Thousand Dollars ($50,000), (y) that would impose exclusivity, most favored nation or other terms outside the ordinary course of business consistent with past practice or (z) that would provide any third party a right to consent to the Mergers or the other transactions contemplated by this Agreement, (ii) any amendment to any Convertible Note other than any amendment providing for automatic conversion of such Convertible Note(s) into Company Shares immediately prior to the Merger I Effective Time that is made no earlier than thirty (30) days after the date of this Agreement or (iii) any Restrictive Covenant Agreement;

(j) (i) pay, discharge or satisfy any material debt, claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Company Unaudited Financial Statements or incurred in the ordinary course of business consistent with past practice after the date of the Latest Balance Sheet, (ii) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value or (iii) waive the benefits of, or agree to modify in any manner, any exclusivity, standstill or similar agreement benefiting the Company;

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(k) allow any material Permit that was issued to the Company that otherwise relates to its business as currently conducted or anticipated to be conducted to lapse or terminate;

(l) layoff or terminate employees that could result in a material liability under the WARN Act;

(m) fail to keep in force the Insurance Policies or replacement or revised policies providing insurance coverage with respect to the assets, operations and activities of the Company as are currently in effect;

(n) adopt a plan or agreement of complete or partial liquidation, dissolution or reorganization;

(o) institute, settle, or agree to settle any material Proceeding pending or threatened;

(p) agree to any exclusivity, standstill or non-competition provision or covenant binding on the Company;

(q) grant, permit or allow a Lien (other than a Permitted Lien) on any of its material assets other than in connection with any renewals, amendments, or restatements of the existing Indebtedness of the Company and to repay and reborrow with respect to such Indebtedness in the ordinary course of business or in connection with any Indebtedness permitted under subsections (r) or (s);

(r) make (or fail to make) capital expenditures other than in the ordinary course of business;

(s) incur any additional Indebtedness other than in the ordinary course of business;

(t) make any material changes in policies, procedures or practices with respect to credit, collection, payment, accounts receivable or accounts payable, except, in each case, to the extent required to conform with GAAP;

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(u) pay any amounts of the type set forth in subsection (a) of the definition of “Company Transaction Expenses”; and

(v) authorize any of, or commit or agree to take any of, the foregoing actions.

Section 5.02 Conduct of the Business of Parent. Except for matters permitted or contemplated by this Agreement and the other Transaction Agreements, set forth on Schedule 5.02, as required by applicable Law (including any applicable COVID-19 Measures), unless the Company otherwise agrees in writing (which agreement shall not be unreasonably withheld, conditioned or delayed), during the Interim Period, Parent shall conduct its business in the ordinary course in substantially the same manner as previously conducted and use commercially reasonable efforts to: (i) preserve intact its corporate existence and current business organization in all material respects, (ii) keep available the services of its current officers, directors and key employees and consultants, (iii) preserve in all material respects the goodwill and present business relationships (contractual or otherwise) with customers, suppliers, distributors and others having business dealings with them, (iv) preserve in all material respects its present properties and its tangible and intangible assets, and (v) comply in all material respects with all applicable Laws and Material Contracts of Parent and its Subsidiaries. In addition, except for matters expressly permitted or contemplated by this Agreement (including taking the actions contemplated by the Parent Proposal) and the other Transaction Agreements, set forth on Schedule 5.02 or required by applicable Law, during the Interim Period, Parent shall not, and shall cause each of its Subsidiaries not to (directly or indirectly) do any of the following without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed):

(a)  authorize any amendments to its, Merger Sub I’s or Merger Sub II’s organizational documents;

(b) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of its equity interests (other than dividends paid by a direct or indirect wholly owned Subsidiary of Parent to its parent); (ii) split, combine or reclassify any of its equity interests; or (iii) purchase, redeem or otherwise acquire any of its equity interests or any other securities thereof or any rights, options, warrants or calls to acquire any such shares or other securities of Parent or its Subsidiaries, unless appropriate corresponding and equitable adjustments are made to the Merger Consideration to the reasonable satisfaction of the Company; provided, that, notwithstanding anything to the contrary contained herein, Parent and its Subsidiaries shall not be prohibited or otherwise restricted from pre-paying all or any portion of the Parent Existing Debt to the extent such prepayment does not materially impact or delay Parent’s, Merger Sub I’s or Merger Sub II’s ability to pay any amounts required under this Agreement or to consummate this Agreement and the transactions contemplated hereby;

(c)  issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of Parent Common Stock or any shares of capital stock of Merger Sub I or Merger Sub II, any other Parent voting securities or any securities convertible into, or exercisable for, Parent Common Stock or capital stock of Merger Sub I or Merger Sub II, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units thereon, including pursuant to Contracts as in effect on the date hereof (other than (i) grants, deferrals or issuances under any plans, arrangements or Contracts between Parent or any of its Subsidiaries and any other person, in each case that are in effect on the date hereof and have been disclosed in the Parent SEC Reports filed prior to the date of this Agreement or otherwise disclosed to the Company and (ii) issuances and sales of equity securities of Parent which are not issued or sold at less than fair market value and which would not require stockholder approval under NASDAQ Rules; provided, that, in each case, any such grants, deferrals, issuances or sales may be made only if appropriate corresponding and equitable adjustments are made to the Merger Consideration to the reasonable satisfaction of the Company); provided, further, that notwithstanding anything to the contrary contained herein, Parent shall not be prevented or otherwise restricted from issuing shares of Parent Common Stock or other securities of Parent on an arms’ length basis in connection with to the Financing;

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(d) acquire or agree to acquire, (i) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, (ii) make any investment (in the form of a loan, capital contribution or otherwise) in any other Person other than a Subsidiary of Parent or (iii) any assets that are material, individually or in the aggregate to Parent or its Subsidiaries, as applicable, except purchases of inventory or capital expenditures in each case in the ordinary course of business consistent with past practice;

(e)  layoff or terminate employees that would reasonably be expected to result in a material liability under the WARN Act;

(f)  fail to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to the assets, operations and activities of Parent and its Subsidiaries as are currently in effect;

(g) adopt a plan or agreement of complete or partial liquidation, dissolution or reorganization; or

(h) authorize any of, or commit or agree to take any of, the foregoing actions.

Any of the foregoing provisions of this Section 5.02 to the contrary notwithstanding, nothing shall prevent Parent or any of its Subsidiaries from taking any of the following actions:

(i)  granting any Lien, or taking any other action, as may be required under the Parent Existing Debt;

(ii)  undertaking any action authorized prior to the date of this Agreement under any 401(k) matching or similar benefit plan in effect as of the date of this Agreement in the ordinary course of business consistent with past practice; or

(iii)  canceling or retiring any treasury shares held by Parent or transferring any or all of such treasury shares to Parent.

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Section 5.03 No Control of the Other’s Business. Nothing contained in this Agreement or the other Transaction Agreements shall give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Merger I Effective Time, and nothing contained in this Agreement or the other Transaction Agreements shall give any the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Merger I Effective Time. Prior to the Merger I Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its, and in the case of Parent, its Subsidiaries’ respective operations.

Section 5.04 Convertible Notes; Company Options No earlier than thirty (30) days after the date of this Agreement (unless an earlier time is mutually agreed by Parent and the Company Stockholders’ Representative), the Company shall provide notice of the Mergers and other transactions contemplated by this Agreement to all holders of Convertible Notes, which notice shall, if permitted by the terms of the applicable Convertible Notes, include a request that the holders of the Convertible Notes elect to require the Company to repay such holder’s Convertible Note(s) at the Closing or to convert such holder’s Convertible Note into Company Shares immediately prior to the Closing; provided, that, in lieu of providing such election, the Company may elect to amend the Convertible Notes in accordance with their terms such that all Convertible Notes automatically convert into Company Shares immediately prior to the Merger I Effective Time at the conversion price specified in such Convertible Notes. The Company shall provide Parent with the opportunity to review any material notice or written communication provided to the holders of the Company Options regarding the treatment of the Company Options contemplated by this Agreement and shall not provide any such material notice or written communication without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 5.05 280G If required to avoid the imposition of Taxes under Section 4999 of the Code or the loss of deduction under Section 280G of the Code with respect to any payment or benefit in connection with the Mergers, the Company shall use commercially reasonable efforts to obtain waivers with respect to, and shall submit, prior to the Closing Date, to the Company’s voting shareholders, such payments and benefits that may be made or provided pursuant to Benefit Plans or otherwise in connection with the Mergers to any Person who, with respect to the Company, is a “disqualified individual” (as such term is defined for purposes of Section 280G of the Code and the Treasury Regulations thereunder) and that, absent such shareholder approval, would reasonably be expected to be a “parachute payment” that would not be deductible by reason of Section 280G of the Code or that would be subject to an excise Tax under Section 4999 of the Code.  Any such shareholder approval shall be sought by the Company in a manner that satisfies all applicable requirements of Section 280G(b)(5)(B) of the Code and the Treasury Regulations thereunder, including Q&A-7 of Section 1.280G-1 of such Treasury Regulations.  Any documentation prepared by the Company in connection with the foregoing vote shall be subject to review and approval of Parent (which approval shall not be unreasonably delayed or withheld). If a vote is required, the Company shall deliver to Parent, prior to the Closing, evidence that such vote has occurred.

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ARTICLE VI
ADDITIONAL AGREEMENTS

Section 6.01 Certain Notices. During the Interim Period, the Company, on one hand, and Parent on the other hand, shall promptly notify the other of (a) the occurrence, or non-occurrence, of any event that would be likely to cause the condition to the obligations of the other Party to effect the Mergers and the other transactions contemplated by this Agreement set forth in Section 7.02(a) or Section 7.03(a) not to be satisfied, or (b) the failure of such Party (or with respect to Parent, Merger Sub I or Merger II) to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement that would reasonably be expected to result in the condition to the obligations of the other Party to effect the Mergers and the other transactions contemplated by this Agreement set forth in Section 7.02(b) or Section 7.03(b) not to be satisfied, and (c) the occurrence of any development that has resulted in a Material Adverse Effect or a Parent Material Adverse Effect, as applicable; provided, however, that the delivery of any notice pursuant to this Section 6.01 shall (i) not cure the inaccuracy of any representation or warranty, the failure to comply with any covenant, the failure to meet any condition or otherwise limit or affect the remedies available hereunder to the Party receiving such notice or (ii) amend or supplement the Disclosure Schedule.

Section 6.02 Access to Information; Confidentiality; Customers and Suppliers.

(a)  From the date hereof until the Merger I Effective Time and subject to applicable Law and the Confidentiality Agreement, the Company shall upon reasonable advance notice (i) give Parent, its counsel, financial advisors, auditors and other authorized representatives, and its financing sources and their representatives, reasonable access during normal business hours to the offices, properties, books and records of the Company, and (ii) furnish Parent, its counsel, financial advisors, auditors and other authorized representatives, and its financing sources and their representatives, such financial and operating data and other information as such Persons may reasonably request. Any and all such inspections, access for investigations and assistance shall be conducted in accordance with applicable Law during normal business hours and in a manner that does not unreasonably interfere with the conduct of the business of the Company. Notwithstanding anything herein to the contrary, no such access or examination shall be permitted to the extent that it involves access that requires or would require the Company to disclose information if such disclosure (A) would, based on the advice of such Party’s counsel, result in a waiver of attorney-client privilege, work product doctrine or any other applicable privilege applicable to such information, (B) be prohibited by any third party confidentiality obligations to which the Company is bound or (C) violate applicable Law. No information or knowledge obtained in any investigation pursuant to this Section 6.02 shall affect or be deemed to modify any representation or warranty made by any Party hereunder.

(b) Parent hereby agrees that it is not authorized to and shall not (and shall not permit any of its representatives, employees or Affiliates to), contact any employee, tenant, landlord, customer, supplier, content provider, advertiser, distributor or other business relation of the Company regarding the Mergers or any of the other transactions contemplated hereby or any information provided to Parent and its representatives in connection therewith prior to the Closing without the prior written consent of the Company (and any such contact shall be subject to the terms and conditions of any such consent by the Company).

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(c)  From and after the Closing and subject to applicable Law, in connection with the determination of any matter relating to the rights or obligations (i) of the Company for which the Company Stockholders have liability hereunder or (ii) the Company Stockholders under this Agreement, Parent shall, and shall cause the Surviving Entity to, upon reasonable advance notice (x) give the Company Stockholders’ Representative, its counsel, financial advisors, auditors and other authorized representatives, and its financing sources and their representatives, reasonable access during normal business hours to the offices, properties, books and records of the Company, and (y) furnish Parent, its counsel, financial advisors, auditors and other authorized representatives, and its financing sources and their representatives, such financial and operating data and other information as such Persons may reasonably request. Any and all such inspections, access for investigations and assistance shall be conducted in accordance with applicable Law (including any applicable competition, antitrust or trade regulation Law) during normal business hours and in a manner that does not unreasonably interfere with the conduct of the business of the Surviving Entity. Notwithstanding anything herein to the contrary, no such access or examination shall be permitted to the extent that it involves access that requires or would require Parent or the Surviving Entity to disclose information if such disclosure (A) would, based on the advice of such Party’s counsel, result in a waiver of attorney-client privilege, work product doctrine or any other applicable privilege applicable to such information, (B) be prohibited by any third party confidentiality obligations to which the Surviving Entity is bound, or (C) violate applicable Law.

Section 6.03 Efforts to Consummate.

(a)  Each of the Parties shall reasonably cooperate, and use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Mergers and the other transactions contemplated by this Agreement and the other Transaction Agreements as promptly as practicable after the date hereof and in any event by or before the End Date.

(b) With respect to any Requisite Regulatory Approval, Parent shall, as promptly as practicable after the date hereof (and in no event later than thirty days after the date of this Agreement), make a determination of whether the Requisite Regulatory Approval is required, and notify the Company of such determination. If such Requisite Regulatory Approval is required, Parent agrees to supply, as promptly as practicable, an appropriate response to, and to certify substantial compliance with, a request for additional information and documentary materials that may be required or requested by a Governmental Authority in connection with such required filings and use its reasonable best efforts to obtain any Requisite Regulatory Approval from such Governmental Authority with respect to the Mergers and the other transactions contemplated by this Agreement as promptly as practicable.

(c)  Each of Parent, on the one hand, and the Company on the other hand, shall reasonably cooperate regarding, and keep the other reasonably apprised of the status of, matters relating to the completion of the transactions contemplated hereby and work cooperatively in connection (i) with obtaining all required approvals or consents of any Governmental Authority (including any Requisite Regulatory Approvals) and (ii) all other communications with any Governmental Authority with respect to the Mergers. In that regard, each Party shall without limitation: (A) promptly notify the other of, and if in writing, furnish the other with copies of (or in the case of oral communications, advise the other orally of) any communications from or with any Governmental Authority with respect to the Mergers and (B) not participate in any meeting with any such Governmental Authority with respect to the Mergers and the other transactions contemplated by this Agreement and the other Transaction Agreements without giving, in the case of the Company, Parent, and in the case of Parent, the Company, prior notice of the meeting and, to the extent reasonably practicable and permitted by such Governmental Authority, gives the other the opportunity to attend and participate thereat.

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(d) Notwithstanding anything to the contrary in this Section 6.03, except for any fees or other costs and expenses payable in connection with Parent’s obligations in Section 6.03(b), which shall be paid by Parent, no Party to this Agreement shall be obligated to pay any consideration or offer to grant, or agree to, any financial or other accommodation to any Person from whom any such approval or consent is requested or otherwise in connection with, or as a condition to obtaining, any such approval or consent (other than nominal fees which individually or in the aggregate do not exceed $10,000). For the avoidance of doubt, the obtaining of any approval, consent, registration, Permit, authorization or other confirmation is not a condition to Closing unless expressly set forth ARTICLE VII.

Section 6.04 Preparation of Required SEC Filings. The Company shall, upon the reasonable request of Parent, use reasonable best efforts to further furnish any other information concerning the Company as may be reasonably necessary in connection with the preparation of any required filing with the SEC contemplated hereby (collectively, the “Required SEC Filings”), including, but not limited to, the Company’s audited financial statements for the years ended December 31, 2019 and December 31, 2020 and the Company’s unaudited financial statements for the periods ended March 31, 2020 and March 31, 2021 (the “Company Required Financial Statements”) each prepared in conformity with Regulation S-X under the Securities Act, including, but not limited to, Article 8 thereof. Parent shall ensure that the Required SEC Filings comply in all material respects with all applicable requirements of Law and the rules and regulations promulgated thereunder. Parent shall, reasonably promptly after receipt thereof, provide the Company and its counsel with copies of any written comments and all other correspondence with the SEC or any other governmental officials, and advise the Company and its counsel of any oral comments, with respect to the Required SEC Filings (or any amendment or supplement thereto) received from the SEC. Each of Parent and the Company shall use commercially reasonable efforts to ensure that information supplied by it for inclusion or incorporation in such Required SEC Filings does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If any information relating to Parent or the Company, or any of their respective Affiliates, officers, directors, members or managers, is discovered by Parent or the Company that should, in such party’s good faith determination, be set forth in an amendment or supplement to the Required SEC Filings so that the Required SEC Filings would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party hereto discovering such information shall promptly notify the other parties and, to the extent required by Law, Parent shall cause an appropriate amendment or supplement describing such information to be promptly filed with the SEC and, to the extent required by Law disseminated to the holders of shares of Parent Common Stock.

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Section 6.05 Public Announcements.

(a)  Before issuing any press release or other public statement prior to the Closing with respect to the Company, the Mergers, this Agreement or the transactions contemplated hereby, Parent shall obtain the approval of the Company (such approval not to be unreasonably withheld, conditioned or delayed) and shall not issue any such press release or make any such public statement prior to such approval; provided that if such press release or public statement is required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange, Parent may issue such press release without such approval if Parent provides copies of any such press release or other public statement to the Company and its representatives such that, to the extent reasonably practicable in light of the circumstances (including applicable Law, court process or obligations pursuant to any listing agreement with any national securities exchange), the Company and its representatives are afforded a reasonable amount of time prior to the issuance thereof to review such document or material and comment thereon, and Parent shall reasonably consider in good faith any comments of such Persons.

(b) The Company shall obtain the approval of Parent (such approval not to be unreasonably withheld, conditioned or delayed) before issuing any press release or other public statement with respect to the Mergers, this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such approval, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

Section 6.06 Listing. From the date of this Agreement through the Closing, Parent shall use all reasonable efforts that are necessary or desirable for the Parent to remain listed as a public company on, and for Parent Common Stock to be tradable over, NASDAQ. Parent shall use commercially reasonable efforts to cause the Parent Shares to be listed on NASDAQ at Parent’s expense, on or prior to the Merger I Effective Time, including the submission of an applicable notification form for the listing of such shares (the “NASDAQ Notification”) in accordance with NASDAQ Rules within the applicable time period required thereunder.

Section 6.07 Tax Matters.

(a)  Parent shall prepare and file, or cause to be prepared and filed, when due (taking into account any extensions of a required filing date) all Tax Returns of the Company required to be filed after the Closing Date.

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(b) The Company Stockholders’ Representative, on the one hand, and Parent, on the other hand, and their respective Affiliates shall reasonably cooperate in carrying out the provisions of this Agreement, including preparing and filing all Tax Returns or responding to Tax Proceedings with respect to the Company, for which one party could reasonably require the assistance of the other party in obtaining any necessary information. Such cooperation shall include, but not be limited to, furnishing prior years’ Tax Returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such party’s possession requested by the other party as is relevant to preparing and filing the Tax Returns, responding to Tax Proceedings or otherwise. Such cooperation and information also shall include promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any Governmental Authority and providing copies of all relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Governmental Authority and records concerning the ownership of property, which the requested party may possess, in each case with respect to Pre-Closing Tax Periods. Company Stockholders and Parent shall (i) retain all books and records relating to the Company or its business for a period of seven (7) years following the Closing (excluding any Tax Returns or Tax records relating to any Tax period (or portion thereof)) ending on or prior to the Closing Date which shall be retained until the expiration of the statute of limitations (and, to the extent notified by the Company Stockholders’ Representative or Parent, any extensions thereof) of the respective Tax periods, and to abide by all record retention agreements entered into with any Governmental Authority, (ii) make such books and records available to the Company Stockholders’ Representative and Company Stockholders as may be reasonably requested in connection with, among other things, any insurance claims by, Proceedings (other than Proceedings between the Company Stockholders or the Company Stockholders’ Representative, on the one hand, and Parent or the Company following the Closing, on the other hand, related to this Agreement or the Mergers or the other transactions contemplated by this Agreement) or Tax audits against, or governmental investigations of, the Company or in order to enable the Company Stockholders or the Company Stockholders’ Representative to comply with their respective obligations under this Agreement and each other Transaction Agreement and (iii) provide the other Parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, Company Stockholders’ Representative or Parent, as the case may be, shall allow the other Party to take possession of such books and records.

(c)  Any and all existing Tax Sharing Agreements of the Company shall be terminated as of the Closing Date such that after such time the Company shall not have any further rights or liabilities thereunder.

(d) It is intended by the Parties hereto that, for U.S. federal income Tax purposes (i) the Mergers shall constitute a reorganization within the meaning of Section 368(a) of the Code and (ii) this Agreement constitutes a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g). Each of Parent, Merger Sub I, Merger Sub II, the Company and the Company Stockholders agree to use their reasonable best efforts to cause the Mergers to qualify, and will not take any actions which could reasonably be expected to prevent the Mergers from qualifying, as a “reorganization” under Section 368(a)(1)(A) of the Code. The Parties agree to report the Mergers for U.S. federal income Tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code (including by attaching the statement described in Treasury Regulations Section 1.368-3(a) on or with its return for the taxable year of the Mergers); provided that: (A) in the case of Parent, Merger Sub I, Merger Sub II and the Company, the representations set forth in Section 3.12(x) are true, and (B) in the case of the Company Stockholders, the representations in Section 4.19 are true.

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(e)  The Parties acknowledge and agree that the Merger Consideration constitutes “fixed consideration” within the meaning of Treasury Regulations Section 1.368-1(e)(2)(iii) and that such Merger Consideration shall be valued in accordance with Treasury Regulations Section 1.368-1(e)(2)(i) for purposes of determining “continuity of interest” pursuant to Treasury Regulations Section 1.368-1(e). Furthermore, the Parties acknowledge and agree that for purposes of determining the value of Parent Shares to be received by the Company Stockholders pursuant to the transactions contemplated by this Agreement under Revenue Procedure 2018-12, 2018-6 IRB 349 (“Rev. Proc. 2018-12”), (i) the “Safe Harbor Valuation Method” within the meaning of Rev. Proc. 2018-12 will be the Average of the Daily Volume Weighted Average Prices as described in Section 4.01(1) of Rev. Proc. 2018-12; (ii) the “Measuring Period” within the meaning of Section 4.02 of Rev. Proc. 2018-12 will be the five (5) consecutive trading days ending on the last Business Day before the date this Agreement is binding on the Parties hereto; (iii) the “national securities exchange” within the meaning of Section 3.01(4)(a)(ii) of Rev. Proc. 2018-12 will be the NASDAQ; and (iv) the “authoritative reporting source” within the meaning of Section 3.01(4)(a)(ii) of Rev. Proc. 2018-12 will be Bloomberg Finance L.P. The Parties further agree that the valuation of Parent Common Stock by reference to the methodology described in this Section 6.07(e) is intended to qualify for the “Safe Harbor Valuation Method” within the meaning of Section 4.01(1) of Rev. Proc. 2018-12 and no Party shall take any position for Tax purposes inconsistent therewith, except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

(f)  In the event that the Mergers do not qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, the Parties intend to treat the Merger I and Merger II as separate transactions for U.S. federal income Tax purposes not subject to the “integration doctrine” pursuant to Rev. Rul. 90-95, 1990-2 C.B. 67.

Section 6.08 Employee Matters.

(a)  For a period beginning at the Closing Date and ending on the earlier of (i) the first anniversary of the Closing Date and (ii) the termination of employment of the relevant Continuing Employee (as defined below), Parent shall, or shall cause the Surviving Entity to, provide to the employees of the Company immediately prior to, and who remain so employed immediately following, the Closing (each, a “Continuing Employee”) (A)  an annual base salary or base wage rate (as applicable) and a target annual cash bonus opportunity or target cash commissions opportunity that are in the aggregate, substantially similar to those offered by Parent to its similarly situated personnel, and (B) employee benefit plans and arrangements (other than base salaries or base wages, base opportunities, and retention or change in control-related compensation or benefits) that are the same as those offered by Parent to its similarly situated personnel.

(b) With respect to any employee benefit plans of the Surviving Entity and any vacation, paid time-off and severance plans in which Continuing Employees are eligible to participate after the Closing, for purposes of eligibility to participate, level of benefits and vesting, and accrual of vacation and paid-time-off. Parent shall use reasonable best efforts such that each Continuing Employee’s service with the Company (as well as service with any predecessor employer of the Company, to the extent service with the predecessor employer was recognized by the Company) shall be treated as service with the Surviving Entity to the same extent such service was recognized for the same purpose under a similar Benefit Plan in which such Continuing Employee participated immediately prior to the Merger I Effective Time; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits or compensation for the same period of service. No Continuing Employee shall be credited with his or her years of service with the Company and its predecessors before the Closing for purposes of benefit accruals under any defined benefit pension plans that are maintained by Parent or its Subsidiaries.

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(c)  Parent shall, or shall cause the Surviving Entity to, use commercially reasonable efforts to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any group health benefit plan maintained by the Surviving Entity in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Closing and in the plan year in which the Closing Date occurs, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Benefit Plan immediately prior to the Closing.

Nothing contained in this Section 6.08, whether express or implied, shall be treated as an establishment, termination, amendment or other modification of any benefit or compensation plan, program, agreement, contract, policy or arrangement, or shall limit the right of Parent, the Surviving Entity or any of their Affiliates to establish, amend, terminate or otherwise modify any benefit or compensation plan, program, agreement, contract, policy or arrangement following the Closing.  Nothing in this Section 6.08, whether express or implied, shall create any rights or remedies whatsoever, including any third-party beneficiary or other rights, in any Person not a party to this Agreement (including any Continuing Employee), or shall be construed to create any right to employment or service with Parent, the Surviving Entity or any of its Affiliates or continued employment or to any particular term or condition of employment or to limit the ability of Parent or the Surviving Entity or any of their Affiliates to terminate the employment or service of any service provider (including any Continuing Employee) at any time and for any or no reason.

Section 6.09 Company Stockholder Approval.

(a)  The Company shall use its commercially reasonable best efforts to obtain, within forty-eight (48) hours following the execution and delivery of this Agreement, the Requisite Company Vote pursuant to written consents of the Company Stockholders listed on Schedule 6.09 and in the form attached hereto as Exhibit B (collectively, the “Company Written Consent”). Promptly following receipt of the Company Written Consent, the Company shall deliver a copy of such Company Written Consent to Parent.

(b) Promptly following, but in no event later than ten (10) days after receipt of the Company Written Consent, the Company shall prepare and mail (or email) a notice (the “Company Stockholder Notice”) to every Company Stockholder that did not execute the Company Written Consent. The Company Stockholder Notice shall (i) be a statement to the effect that the Company Board unanimously determined that Merger I is advisable in accordance with Section 251(b) of the DGCL and in the best interests of the Company Stockholders and unanimously approved and adopted this Agreement, Merger I and the other transactions contemplated hereby, (ii) provide the Company Stockholders to whom it is sent with notice of the actions taken in the Company Written Consent, including the approval and adoption of this Agreement, Merger I and the other transactions contemplated hereby in accordance with Section 228(e) of the DGCL and the bylaws of the Company and (iii) notify such Company Stockholders of their dissent and appraisal rights pursuant to Section 262 of the DGCL. The Company Stockholder Notice shall include therewith a copy of Section 262 of the DGCL and shall be sufficient in form and substance to start the twenty (20)-day period during which a Company Stockholder must demand appraisal of such Company Stockholder’s capital stock as contemplated by Section 262(d)(2) of the DGCL. All materials submitted to the Company Stockholders in accordance with this Section 6.09 shall be subject to Parent’s advance review and reasonable approval.

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Section 6.10 Parent Stockholder Approval.

(a)  As promptly as practicable, but in no event more than fifteen (15) Business Days after the later of (i) date of this Agreement and (ii) the date Parent receives the Company Required Financial Statements as provided for in Section 6.04, Parent shall file with the SEC a proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) soliciting proxies from the holders of Parent Common Stock to obtain the requisite approval of the Mergers and the other transactions contemplated hereby and the other matters to be voted on at the Parent Stockholders’ Meeting, all in accordance with and as required by Parent’s certificate of incorporation (the “Parent Certificate of Incorporation”), applicable Law, and any applicable rules and regulations of the SEC and NASDAQ.

(b) In the Proxy Statement, Parent shall seek from the holders of Parent Common Stock in accordance with applicable rules and regulations of the SEC and NASDAQ approval of the issuance of the Parent Shares and Parent Warrants (including Parent Common Stock issuable upon exercise thereof) pursuant to this Agreement (the “Parent Proposal”). Without the prior written consent of the Company, the Parent Proposal shall be the only matter (other than procedural matters, including an adjournment proposal) which Parent shall propose to be acted on by Parent stockholders at the Parent Stockholders’ Meeting. Parent shall keep the Company reasonably informed regarding all matters relating to the Parent Proposal and the Parent Stockholders’ Meeting, including by promptly furnishing any voting or proxy solicitation reports received by Parent in respect of such matters.

(c)  As soon as practicable, but in any event no later than five (5) Business Days, after the Proxy Statement is “cleared” by the SEC or as otherwise permitted following the lapse of the applicable period of time pursuant to SEC proxy rules, Parent shall commence the dissemination of the Proxy Statement to holders of shares of Parent Common Stock for the purpose of soliciting proxies from holders of Parent Common Stock to vote at the Parent Stockholders’ Meeting in favor of the Parent Proposal.

(d) The Company shall promptly provide to Parent such information concerning the Company as may be reasonably requested by Parent and necessary for the information concerning the Company in the Proxy Statement to comply with the applicable provisions of and rules under the Securities Act, the Exchange Agent and the DGCL in connection with the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, the calling and holding of the Parent Stockholders’ Meeting, including, if applicable, the Company Required Financial Statements and the Company Audited Financial Statements (collectively, “Company Information”). Subject to the Company’s review and approval of the Proxy Statement, including Company Information and the consent of the Company’s auditor to the inclusion of the Company Required Financial Statements and Company Audited Financial Statements in the Proxy Statement (in each case, such approval or consent not to be unreasonably withheld, conditioned or delayed), the Company acknowledges and agrees that Company Information (including the Company Required Financial Statements and the Company Audited Financial Statements), or summaries thereof or extracts therefrom, may be included in the Proxy Statement and any other filings required under the Exchange Act, Securities Act or any other United States federal, foreign or blue sky laws in connection with the transactions contemplated hereby. In connection therewith, the Company shall instruct the employees, counsel, financial advisors, auditors, and other authorized representatives of the Company to reasonably cooperate with Parent at Parent’s reasonable request to provide Company Information as relevant if required to achieve the foregoing.

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(e)  Parent shall use reasonable best efforts to consummate the Financing as promptly as practicable after the date of this Agreement. Parent shall provide copies of the proposed forms of the Financing Documents (including any amendments or supplements thereto) to the Company and its representatives as soon as practicable after the date of this Agreement such that the Company and its representatives are afforded a reasonable amount of time prior to the dissemination or filing thereof to review such material and comment thereon, and Parent shall reasonably consider in good faith and take into account any comments, suggestions and opinions of such Persons. The Company shall reasonably promptly correct any information provided by the Company for use in the Financing Documents if and to the extent that, in the Company’s good faith determination, such information shall have become false or misleading in any material respect or as otherwise required by the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder. Parent shall notify the Company reasonably promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other Governmental Authority for amendments or supplements to the Proxy Statement or any other Required SEC Filing or for additional information. Parent shall provide the Company and its counsel with copies of all written comments or other correspondence that Parent or any of its representatives receive from the SEC or its staff or other governmental officials, and advise the Company and its counsel of any oral comments, received from the SEC or its staff or other governmental officials, with respect to the Financing Documents (or any amendment or supplement thereto) reasonably promptly after the receipt of such comments.

(f)  The Company shall use commercially reasonable efforts to assist Parent with Parent’s drafting the public filings with respect to the Financing and cause its directors, officers and employees and use commercially reasonable efforts to cause its accountants, in each case upon reasonable advance notice, to be reasonably available to Parent and its representatives in connection with Parent’s drafting of the public filings with respect to the Financing (including the Financing Documents) and responding in a timely manner to comments thereon from the SEC or its staff, in each case as may reasonably requested by Parent. Parent shall reasonably promptly respond to any comments or any request by the SEC or its staff or other governmental officials with respect to the Financing Documents or the Required SEC Filings.

(g) Notwithstanding anything to the contrary in this Section 6.10 or Section 6.04, the Company shall not be required to (i) take or permit to be taken any action that would (A) unreasonably interfere with the ongoing operations of the Company, (B) would cause the Company to incur any liability or pay any fee in connection with the Financing or the Required SEC Filings prior to the Closing unless Parent agrees in writing to reimburse the Company for any such fee, (C) would require the pre-Closing Board of Directors of the Company to adopt resolutions approving the agreements, documents and instruments pursuant to which the Financing is obtained or incur any personal liability, (D) would require the Company to execute prior to the Closing any definitive documents, or filings, or other certificates, legal opinions or documents in connection with the Financing or the Required SEC Filings, (E) would require the Company to take any corporate actions prior to the Closing to permit the consummation of the Financing or the Required SEC Filings, (F) would require the Company to provide cooperation that the Company reasonably believes would (I) conflict with or result in a violation of any Material Contract, Real Property Lease, or any Law, (II) result in the loss of attorney-client privilege or other similar legal privilege, (III) conflict with or violate the Company Charter Documents, or (IV) cause any of the Company’s representations, warranties, covenants or other obligations in this Agreement to be breached or any condition precedent set forth in this Agreement to fail to be satisfied, (G) would require the Company to provide cooperation to give representations or warranties to any third parties, or the indemnification thereof, by the Company Stockholders or the Company prior to the Closing, or (H) would require the Company to waive or amend any terms of this Agreement, or (ii) deliver any projections, pro forma financial information or any other forward-looking information to any third parties. Parent shall indemnify, defend and hold harmless the pre-Closing directors and officers of the Company from and against any liability or obligation in connection with the Financing, the Required SEC Filings and any information provided in connection therewith. Parent shall promptly upon the Company’s request reimburse the Company for all reasonable, documented out-of-pocket costs and expenses (including reasonable fees of counsel) incurred by the Company in connection with such cooperation. All non-public or otherwise confidential information regarding the Company Stockholders or the Company obtained by Parent pursuant to Section 6.04 or this Section 6.10 shall be kept confidential in accordance with the terms of the Confidentiality Agreement except as otherwise set forth in this Agreement.

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(h) If at any time prior to the Merger I Effective Time, any information relating to the Company or any of its Affiliates, officers or directors, is discovered by the Company that should, in the Company’s good faith determination, be set forth in an amendment or supplement to the Proxy Statement or the Financing Documents, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall promptly notify Parent and Parent shall file (and the Company shall reasonably cooperate with Parent with respect to Parent’s filing of) an appropriate amendment or supplement describing such information with the SEC and, to the extent required by applicable Law, disseminated to Parent’s stockholders.

(i)  Notwithstanding anything else to the contrary in this Agreement or any Transaction Agreement, Parent may make any public filing with respect to the Mergers and the other transactions contemplated hereby and by the Financing Documents, to the extent required by applicable Law; provided, that, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange, Parent shall provide copies of any such proposed document or material to the Company and its representatives such that the Company and its representatives are afforded a reasonable amount of time prior to the filing thereof to review such document or material and comment thereon, and Parent shall reasonably consider in good faith any comments of such Persons. The Company acknowledges that:

(i)  Parent must obtain the Parent Stockholder Approval contemplated by this Agreement prior to the transactions contemplated hereby being consummated and that, in connection with such approval, Parent must call a special meeting of its stockholders requiring Parent to prepare and file with the SEC the Proxy Statement;

(ii)  Parent may be required to file quarterly and annual reports that may be required to contain information about the transactions contemplated by this Agreement; and

(iii)  Parent may be required to file Current Reports on Form 8-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transactions.

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(j)  From the date hereof through the Closing, Parent will keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable securities Laws.

Section 6.11 Parent Stockholder Approval; Recommendation of Parent’s Board of Directors. Parent’s board of directors shall recommend that Parent’s stockholders vote in favor of adopting and approving the Parent Proposal, and Parent shall include such recommendation in the Proxy Statement, and shall use its reasonable best efforts to solicit and obtain the Parent Stockholder Approval. Neither Parent’s board of directors nor any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Company, such recommendation.

Section 6.12 Parent’s Stockholders’ Meeting. Parent shall use reasonable best efforts to take all action necessary to establish a record date (which record date shall be mutually agreed upon with the Company) for, call, give notice of and hold a meeting of the holders of shares of Parent Common Stock to consider and vote on the Parent Proposal (such meeting, the “Parent Stockholders’ Meeting”). The Parent Stockholders’ Meeting shall be held as promptly as practicable, in accordance with applicable Law and the Parent Certificate of Incorporation and in no event later than forty-five (45) days after the Proxy Statement is “cleared” by the SEC or the Proxy Statement is otherwise filed as contemplated herein. Parent shall use reasonable best efforts to cause all proxies to be disseminated and solicited in connection with the Parent Stockholders’ Meeting as promptly as practicable and in compliance with all applicable Law. Notwithstanding anything to the contrary contained herein, if on the date of the Parent Stockholders’ Meeting, Parent (a) has not received proxies sufficient to obtain the vote of the holders of shares of Parent Common Stock necessary to approve the Parent Proposal, whether or not a quorum would be present, or (b) will not have sufficient shares of Parent Common Stock represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of Parent Stockholders’ Meeting, Parent shall have the right to two (2) adjournments of the Parent Stockholders’ Meeting, in the case of the first adjournment, for a period not to exceed ten (10) days after consulting with the Company, and in the case of a second adjournment, for a period not to exceed five (5) days after consulting with the Company; provided, however, that, unless otherwise required by Law, Parent shall not change the record date for the Parent Stockholders’ Meeting in connection with any such adjournment without the Company’s prior approval.

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Section 6.13 No Solicitation; Other Offers. The Company shall not, and shall cause its officers, directors, employees, stockholders, representatives, agents, investment bankers and any of their respective Affiliates not to, directly or indirectly, (a) discuss, pursue, solicit, initiate, knowingly facilitate or encourage or otherwise enter into any discussions, negotiations, agreements or other arrangements regarding or which could lead to, a possible sale or other disposition (whether by merger, reorganization, recapitalization or otherwise) of all or any part of the capital stock or any substantial portion of the assets of the Company with any other Person other than Parent or its Affiliates (an “Acquisition Proposal”), (b) provide any non-public and confidential information relating to the Company to any Person other than Parent or its Affiliates, other than information which is traditionally provided in the regular course of the Company’s business operations to third parties, or (c) enter into a Contract with any third party (other than Parent or its Affiliates) that has submitted, or is seeking to submit, an Acquisition Proposal. The Company shall, and shall cause its officers, directors, members, managers, employees, stockholders, representatives, agents, investment bankers and any of their respective Affiliates to, immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. Parent shall have the right and remedy to have the provisions of this Section 6.13 specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any breach or threatened breach thereof may cause irreparable injury to Parent and that money damages may not provide an adequate remedy to Parent, which right and remedy shall be independent of all others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to Parent under law or in equity.

Section 6.14 Paycheck Protection Program Loan.

(a)  Prior to the Closing, the Company shall have the sole responsibility for filing, providing and responding to all requests for documentation and information required by any Governmental Authority or lender in respect of the PPP Loans, including any documents or information required to claim forgiveness of the PPP Loans.

(b) The Company shall file for forgiveness of the PPP Loans with the SBA and the applicable lender(s) prior to the Closing.

(c)  If there is any Indebtedness owed by the Company on the PPP Loans as of the Merger I Effective Time:

(i) The PPP Loan Escrow Amount shall be held in escrow by the PPP Loan Escrow Agent pursuant to the PPP Loan Escrow Agreement pending the determination by the SBA of whether the Indebtedness under either of the PPP Loans or any portion thereof is forgivable under the CARES Act.

(ii)  After the Closing, Parent shall, and shall cause the Surviving Entity to use its commercially reasonable efforts to (x) not be in default of or breach under any of the notes or other related documents provided to the lender in connection with the PPP Loans, and (y) pursue forgiveness of the PPP Loans from the lender thereunder and the SBA, including providing Company Stockholders’ Representative with updates, upon the reasonable request of Company Stockholders’ Representative, regarding the status of the PPP Loans and responding to all requests for documentation and information required by any Governmental Authority or lender in respect of the PPP Loans, including any documents or information required to claim forgiveness of the PPP Loans; provided, however, that Parent shall not be required to take any action in violation of applicable Law or that in Parent’s good-faith opinion could subject Parent or the Company to risk of losses or other liabilities; and provided further that Parent and its Affiliates will be entitled to reimbursement for their documented reasonable out-of-pocket costs incurred in connection therewith, from the PPP Loan Escrow Amount, and if funds in the PPP Loan Escrow Amount are not sufficient, from the Company Stockholders’ Representative Expense Fund.

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(iii)  Upon the Company’s (or, if after Closing, the Surviving Entity’s) receipt of determination by the SBA of whether all or any portion of either PPP Loan is forgivable under the CARES Act, Parent shall cause the Company to instruct the PPP Loan Escrow Agent to, within ten (10) Business Days after receipt thereof, (A) pay to the PPP Lender from the PPP Loan Escrow Amount the amount, if any, equal to the amount of the PPP Loans determined to be non-forgivable Indebtedness, plus all accrued and unpaid interest thereon, by wire transfer of immediately available funds to an account designated in writing by the PPP Lender, (B) pay to the Surviving Entity, from the PPP Loan Escrow Amount the amounts, if any, equal to the aggregate amount of all reasonable out-of-pocket fees, costs, and expenses and Taxes incurred or imposed (or expected to be incurred or imposed) on the Surviving Entity in connection with the forgiveness or repayment of the PPP Loans to the Company and (C) pay the remaining portion of the PPP Loan Escrow Amount (after reduction for any fees payable to the PPP Loan Escrow Agent), if any, by wire transfer of immediately available funds to an account designated by the Company Stockholders’ Representative (or, if the PPP Loan Escrow Agent requires that such funds be disbursed to the Surviving Entity, the Surviving Entity shall promptly remit such funds to the Company Stockholders’ Representative at the account designated by him), who shall promptly cause such amount to be distributed to the Company Stockholders in accordance with their respective Pro Rata Percentages.

(iv)  For the avoidance of doubt and without limiting the applicability of any other provision of this Agreement, the Company Stockholders shall not be responsible for the payment or reimbursement of any amount required to be paid by the Company in connection with the PPP Loans, whether by way of principal or interest repayment, charges or fines imposed by the PPP Lender, reasonable costs incurred by the Company for the use of its professional advisors as required in connection therewith, Taxes imposed upon the Company by virtue of the earnings on the PPP Loan Escrow Amount or any state or local income Tax imposed in connection with the forgiveness of any portion of either of the PPP Loans, or otherwise, to the extent not satisfied from the PPP Loan Escrow Amount (and all earnings thereon).

Section 6.15 Indemnification of Officers and Directors.

(a)  From and after the Merger I Effective Time until the sixth (6th) anniversary thereof, the Parent shall (i) cause the Surviving Entity to fulfill and honor in all respects to the fullest extent available under applicable Law the obligations of the Company pursuant to any indemnification provisions under the Company Charter Documents and any indemnification agreement set forth on the Disclosure Schedule, in each case, as in effect on the date of this Agreement and (ii) cause the organizational documents of Merger Sub I, Merger Sub II, the Intermediate Surviving Entity and the Surviving Entity to contain the same (or substantially similar) provisions with respect to indemnification and exculpation from liability set forth in the Company Charter Documents on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified after the Merger I Effective Time in any manner that would adversely affect the rights thereunder of any Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Merger I Effective Time, an officer or director of the Company (the “D&O Indemnified Parties”).

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(b) Prior to Closing, the Company may obtain and fully pay for, a directors’ and officers’ liability insurance policy covering the Company’s officers and directors. At the Closing, the Company may, at its expense, obtain, maintain and fully pay for irrevocable “tail” or “runoff” insurance policies naming the D&O Indemnified Persons as direct beneficiaries with a claims period of at least six (6) years from the Closing Date (each, a “D&O Tail Policy”) in an amount and scope at least as favorable to the Company’s directors and officers as the Company’s existing policies (if any) with respect to matters existing or occurring at or prior to the Closing Date. Parent shall not, and shall cause the Company to not, cancel or change such insurance policies in any respect. If the Company obtains prepaid “tail” or “runoff” policies in accordance with this Section 6.15(b), the Surviving Entity shall, and Parent shall maintain such policies in full force and effect for their full term.

(c)  This Section 6.15 shall survive the consummation of the Mergers, is intended to benefit and may be enforced by the Company, the Surviving Entity and the D&O Indemnified Parties, and shall be binding on all successors and assigns of Parent and the Surviving Entity. If Parent or the Surviving Entity or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of their assets and Intellectual Property to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Entity, as the case may be, shall assume the obligations set forth in this Section 6.15.

Section 6.16 R&W Policy.

(a)  On the date of this Agreement, Parent shall deliver a true and complete copy of the executed binder agreement and draft R&W Policy and, as soon as reasonably practicable after the Closing, Parent shall deliver to the Company Stockholders’ Representative a true and complete copy of each final, bound R&W Policy. Parent shall bear all costs associated with obtaining the R&W Policy, including, as applicable, the premium, broker fee, underwriting fee, due diligence fee, carrier commissions, legal fees for counsel engaged by the underwriter and surplus lines fees.

(b) From and after the date of this Agreement, Parent shall not (and shall cause its Affiliates not to), without the prior written consent of the Company Stockholders’ Representative, amend, modify, terminate or waive any provision set forth in any R&W Policy in a manner that would reasonably be expected to allow the R&W Insurer or any other Person on its behalf to subrogate against any Company Stockholder (or its past, present or future Affiliates, members, partners, or representatives) or otherwise make or bring any action or proceeding against a Company Stockholder based upon, arising out of, or related to this Agreement or the Mergers or the other transactions contemplated by this Agreement, except in the case of Fraud.

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Section 6.17 Company Closing Deliveries. At the Closing, the Company shall deliver or cause to be delivered to Parent:

(a)  a certificate duly executed by the Chief Executive Officer of the Company dated as of the Closing, attesting to the satisfaction of the conditions set forth in Section 7.02(a), Section 7.02(b) and Section 7.02(c);

(b) one or more payoff letters, duly executed by the applicable lenders, with respect to all Indebtedness of the Company of the type set forth in clause (a) in the definition of Indebtedness as of the Merger I Effective Time (other than the PPP Loans) (the “Funded Debt”), accompanied by (if applicable) UCC termination statements, releases and any other documentation reasonably requested by Parent to evidence the satisfaction in full of such indebtedness and the release of any and all Liens, other than Permitted Liens, relating to the assets, equity and property of the Company;

(c)  a certificate from the Secretary of the Company certifying on the Closing Date that the following are true, correct and complete and attaching a copy thereof (i) copies of the resolutions duly adopted by the Company Board, authorizing the Company’s execution, delivery and performance of this Agreement and the other Transaction Agreements to which the Company is a party and the transactions contemplated by the Transaction Agreements to which the Company is a party, and (ii) the certificate of incorporation of the Company as in effect immediately prior to the Closing;

(d) a certificate of the Secretary of State of the State of Delaware, dated as of a recent date prior to the Closing Date, as to the good standing of the Company;

(e)  duly executed letters of resignations effective as of the Closing, of each of the officers and directors of the Company listed on Schedule 6.17(e) resigning from the positions held by such individual as set forth opposite such individual’s name thereon;

(f)  to the extent that the grants of restricted stock units under Parent’s 2018 Equity Incentive Plan to the individuals set forth in Schedule 6.17(f) will not result in “excess parachute payments” within the meaning of Section 280G(b) of the Code, copies of the grant agreements in the form attached hereto as Exhibit C (each, a “Parent Grant Agreement”) for the issuance of restricted stock units under Parent’s 2018 Equity Incentive Plan to the individuals set forth in Schedule 6.17(f) and in the amounts set forth opposite such individual’s name, duly executed by each of the individuals set forth therein;

(g) copies of the employment agreements in the form attached hereto as Exhibit D (each, an “Employment Agreement”) for each of Reese Mozer, Vijay Somandepalli and Eitan Babcock, duly executed for each such individual;

(h) resolutions of the Company Board providing that the Company Equity Incentive Plan will terminate immediately following the Merger I Effective Time;

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(i)  a certificate in compliance with Treasury Regulations Section 1.1445-2(c), certifying that the Company Shares are not U.S. real property interests within the meaning of Section 897 of the Code and the Treasury Regulations, together with an accompanying notice in compliance with Treasury Regulations Section 1.897-2(h)(2); and

(j)  if there is any Indebtedness owed by the Company on the PPP Loans as of the Closing, (1) evidence reasonably satisfactory to Parent that the Company has applied for forgiveness with the SBA and the applicable lender of the PPP Loans and (2) the PPP Loan Escrow Agreement duly executed by the PPP Loans Escrow Agent and the Company.

Section 6.18 Parent Closing Deliverables. At the Closing, Parent, Merger Sub I and Merger Sub II shall deliver or cause to be delivered the following:

(a)  payment by wire transfer of immediately available funds of the Company Transaction Expenses in each case, in the amounts and pursuant to wire instructions provided by the Company to Parent pursuant to Section 2.12;

(b) payment by wire transfer of immediately available funds of the Funded Debt in each case, in the amounts and pursuant to wire instructions set forth in the pay-off letters delivered pursuant to Section 6.17(b);

(c)  if there is any Indebtedness owed by the Company on the PPP Loans as of the Closing, payment by wire transfer of immediately available funds of an amount equal to the PPP Loan Escrow Amount to the PPP Loan Escrow Agent;

(d) payment to the Company Stockholders’ Representative by wire transfer of immediately available funds of an amount equal to the Company Stockholders’ Representative Expense Fund;

(e)  payment to the Exchange Agent by wire transfer of immediately available funds of an amount equal to the Cash Consideration;

(f)  delivery to or through the Exchange Agent of the Parent Shares and Parent Warrants;

(g) a certificate duly executed by the Chief Executive Officer of Parent, dated as of the Closing, attesting to the satisfaction of the conditions set forth in Section 7.03(a), Section 7.03(b) and Section 7.03(c);

(h) counterparts to each Employment Agreement, duly executed by the Surviving Entity; and

(i)  counterparts to each Parent Grant Agreement, duly executed by Parent.

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ARTICLE VII

CONDITIONS PRECEDENT

Section 7.01 Conditions to Each Party’s Obligation to Effect the Mergers. The respective obligation of each Party to effect the Mergers is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)  Requisite Regulatory Approvals. All authorizations, consents, Orders or approvals of, or declarations or filings with, and all expirations or early terminations of waiting periods required from, any Governmental Authority under applicable Laws, that are listed on Schedule 7.01(a) shall have been filed, have occurred or been obtained (all such Permits, approvals, filings and consents and the lapse of all such waiting periods set forth on Schedule 7.01(a) being referred to as the “Requisite Regulatory Approvals”), and all such Requisite Regulatory Approvals shall be in full force and effect.

(b) No Injunctions or Restraints. No provision of any applicable Order (whether temporary, preliminary or permanent) shall be in effect which prohibits the consummation of the Mergers.

(c)  Compliance with Laws. The consummation of Mergers shall not be prohibited by any applicable Law in effect.

(d) Requisite Company Vote. The Company shall have obtained the Requisite Company Vote.

(e)  Parent Stockholder Approval. Parent shall have obtained the Parent Stockholder Approval.

Section 7.02 Conditions to Obligations of Parent. The obligations of Parent to effect the Mergers are further subject to the following conditions:

(a)  Representations and Warranties. (i) Each of the representations and warranties of the Company set forth in ARTICLE III (other than those set forth in subsection (ii) hereof) shall be true and correct in all respects (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) at and as of the Closing Date (except to the extent such representations and warranties address matters as of particular dates, in which case, such representations and warranties shall be true and correct in all respects on and as of such dates), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein), individually or in the aggregate, has not had a Material Adverse Effect, and (ii) each of the representations and warranties of the Company set forth in Section 3.01, Section 3.02(a), Section 3.03(a), Section 3.04(a), the first sentence of Section 3.04(b) and Section 3.19 shall be true and correct in all respects at and as of the Closing Date (except for de minimis inaccuracies).

(b) Performance of Obligations of the Company. The Company shall have performed and complied in all material respects with all agreements, covenants and conditions required under this Agreement to be performed or complied with by the Company at or prior to the Closing Date.

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(c)  Absence of Material Adverse Effect. Since the date of this Agreement there shall not have been any event, change, effect or development that, individually or in the aggregate, has resulted in a Material Adverse Effect.

(d) No Dissenters Rights. The number of Dissenting Company Shares shall be no more than five percent (5%) of Company Shares outstanding immediately prior to the Merger I Effective Time.

(e)  Other Conditions. The aggregate amount of (i) Company Transaction Expenses, plus (ii) Indebtedness of the Company as of the Merger I Effective Time (other than Indebtedness arising pursuant to the Parent Note), plus (iii) the Company Stockholders’ Representative Expense Amount plus, (iv) the Company Stockholders’ Representative Indemnity Amount, if required to be transferred at Closing to the Company Stockholders’ Representative in accordance with Section 10.14(b), shall not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000).

(f)  Other Closing Deliveries. The Company shall have delivered or caused to be delivered the documentation required to be delivered by them pursuant to Section 6.17.

Section 7.03 Conditions to Obligations of the Company. The obligations of the Company to effect the Mergers are further subject to the following conditions:

(a)  Representations and Warranties. (i) Each of the representations and warranties of Parent, Merger Sub I and Merger Sub II set forth in ARTICLE IV (other than those set forth in subsection (ii) hereof) shall be true and correct in all respects (without giving effect to any limitation as to “materiality”, “material adverse effect” or “Parent Material Adverse Effect” set forth therein) at and as of the Closing Date (except to the extent such representations and warranties address matters as of particular dates, in which case, such representations and warranties shall be true and correct in all respects on and as of such dates), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein), individually or in the aggregate, has not had a Parent Material Adverse Effect or a material adverse effect on the ability of Parent, Merger Sub I and Merger Sub II to consummate the Mergers and the other transactions contemplated hereby, (ii) each of the representations and warranties of Parent, Merger Sub I and Merger Sub II set forth in Section 4.01, Section 4.02, Section 4.03, Section 4.04, Section 4.05 and Section 4.08 shall be true and correct in all respects at and as of the Closing Date (except for de minimis inaccuracies) and (iii) each of the representations of Parent, Merger Sub I and Merger Sub II set forth in Section 4.19 shall be true and correct in all respects as of the Closing Date.

(b) Performance of Obligations of Parent, Merger Sub I and Merger Sub II. Parent, Merger Sub I and Merger Sub II shall have performed and complied in all material respects with all agreements, covenants and conditions required under this Agreement to be performed or complied with by it at or prior to the Closing Date.

(c)  Absence of Parent Material Adverse Effect. Since the date of this Agreement there shall not have been any event, change, effect or development that, individually or in the aggregate, has resulted in a Parent Material Adverse Effect.

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(d) NASDAQ Notification. Parent shall have submitted the NASDAQ Notification in accordance with NASDAQ Rules and NASDAQ shall not have objected to such NASDAQ Notification on or prior to the Closing Date.

(e)  Other Closing Deliveries. Parent, Merger Sub I and Merger Sub II shall each have delivered or caused to be delivered the documentation required to be delivered by it pursuant to Section 6.18.

ARTICLE VIII
INDEMNIFICATION

Section 8.01 Indemnification. From and after the Closing, each Company Stockholder shall severally, not jointly, indemnify each of Parent and its Affiliates (which, following the Closing, shall include the Company) and any of their respective officers, directors, managers, employees, agents, equity holders or the successors and assigns of the foregoing (collectively, the “Parent Indemnitees” and each, a “Parent Indemnitee”) from and against, and defend and hold them harmless from, any losses, damages or liabilities, excluding any punitive or exemplary damages, except to the extent payable to third parties in respect of a Third Party Claim (collectively, “Losses”), suffered, sustained or incurred by any such Parent Indemnitee arising from, based upon, attributable to:

(a)  Fraud of the Company at or prior to the Closing;

(b) any material breach by the Company of the covenants and agreements set forth in Section 5.01;

(c)  any Dissenting Company Shares; and

(d) any claim by a holder of Vested Company Options who (i) has not exercised (or exercised contingent upon the Closing) such holder’s Vested Company Options at least one day prior to the Closing regarding the deemed exercise by the Company of such Company Options as of immediately prior to the Merger I Effective Time and (ii) received any notice or written communication delivered by the Company in breach of the Company’s obligations set forth in the last sentence of Section 5.04.

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Section 8.02 Survival.

(a)  If the Closing occurs, except with respect to the Company Stockholders’ indemnification obligations under Section 8.01 and the covenants and agreements to which such indemnification obligations relate to, which shall survive for thirty (30) days after the applicable statute of limitations, the representations, warranties, covenants and agreements in this Agreement and in any certificate delivered hereunder shall terminate and be of no further force and effect effective as of the Closing and shall not survive the Closing, such that no claim for breach of any such representation, warranty, covenant or agreement, detrimental reliance or other right or remedy (whether in contract, in tort or at law or in equity) may be brought after the Closing with respect thereto against (i) the Company Stockholders or their respective present or former Affiliates, officers, directors, managers, employees, partners, equityholders, members, agents, attorneys, representatives, successors or permitted assigns (collectively, the “Stockholder Parties”) or (ii) Merger Sub I, Merger Sub II, or Parent or their respective present or former Affiliates, officers, directors, managers, employees, partners, equityholders, members, agents, attorneys, representatives, successors or permitted assigns (collectively, the “Parent Parties”), as the case may be, and there will be no liability in respect thereof, whether such liability has accrued prior to or after the Closing, on the part of the Stockholder Parties or on the part of the Parent Parties, as the case may be; provided that the foregoing shall not preclude Parent or its Subsidiaries from seeking recovery under the R&W Policy; provided further that this Section 8.02(a) shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Closing until such time that such covenant or agreement is fully performed or no longer operative; and provided, further, that Parent, Merger Sub I and Merger Sub II will be jointly and not severally liable for breach of any covenant or agreement requiring performance by Parent, Merger Sub I, Merger Sub II or the Surviving Entity after the Closing; and provided further that nothing in this Section 8.02(a) shall limit a claim for Fraud. No Company Stockholder shall a right of contribution for any indemnifiable matter pursuant to Section 8.01.

(b) Parent, for itself and on behalf of the other Parent Parties, acknowledges and agrees that, except with respect to the Company Stockholders’ indemnification obligations under this ARTICLE VIII, after the Closing, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action it may have against any of the Stockholder Parties relating to the operation of the Company or its business or relating to the subject matter of this Agreement or any Exhibit or Schedule hereto, or any certificate delivered in connection herewith, are hereby irrevocably waived.

Section 8.03 Limitations.

(a)  The obligations of each Company Stockholder to indemnify the Parent Indemnitees pursuant to Section 8.01 (i) shall be several, not joint, based on such Company Stockholder’s Pro Rata Indemnity Share and (ii) shall not exceed the portion of the Merger Consideration actually received by such Company Stockholder; provided that Parent shall, and shall cause the other Parent Indemnitees, to recover any Losses for which a Parent Indemnitee is entitled to indemnification pursuant to Section 8.01(c) first from the portion (if any) of the Company Stockholder Representative Expense Fund which constitutes the Company Stockholder Representative Indemnity Amount (and the liability of the Company Stockholders with respect to such Losses recovered against the Company Stockholder Representative Indemnity Amount shall be joint and several) before seeking recourse against any individual Company Stockholder.

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(b) The amount of Losses subject to indemnification pursuant to Section 8.01, shall be reduced by any insurance or other proceeds previously received by Parent and its Subsidiaries with respect to such Losses (net of any deductible or co-payment, actual increase in insurance premiums attributable to such recovery and the reasonable out-of-pocket costs incurred in connection with such recovery) from any insurance carrier pursuant to any insurance coverage held by or on behalf of Parent or its Affiliates (including, following the Closing, the Surviving Entity) or any other third party under any other indemnity or contribution agreements, Contracts or otherwise with respect to such Losses. If any insurance or other proceeds are subsequently recovered by Parent or its Subsidiaries from an insurance carrier after payment has been made by a Company Stockholder to the Parent Indemnitees in accordance with this ARTICLE VIII with respect to the Losses to which such insurance or other third party recoveries relate, then Parent shall promptly remit to the Company Stockholders’ Representative such insurance or other third party recoveries (net of any deductible or co-payment, actual increase in insurance premiums attributable to such recovery and all reasonable out-of-pocket costs incurred in connection with recovery) for further payment to the Company Stockholders; provided that in no event shall Parent have any obligation hereunder to remit to the Company Stockholders’ Representative any portion of such insurance or other third party recoveries in excess of the indemnification payment or payments actually received from the Company Stockholders with respect to such Losses.

(c)  The Parent shall, and shall cause the other Parent Indemnitees to, use commercially reasonable efforts to mitigate Losses, including to seek, and use commercially reasonable efforts to obtain full recovery of any Losses from any insurance carrier (to the extent such policy is reasonably expected to provide coverage with respect to the applicable Loss and subject to, with respect to the R&W Policy, the immediately following sentence) or other third party with respect thereto; provided that pursuit of recovery from such insurance carrier (including under the R&W Policy) or third party shall not be required before a Parent Indemnitee is entitled to seek indemnification in accordance with this ARTICLE VIII.

(d) Any Losses for which any Parent Indemnitee is entitled to indemnification under this ARTICLE VIII shall be determined without duplication of recovery by reason of the state of facts giving rise to such Losses constituting a breach of more than one (1) covenant or agreement.

(e)  The Parent Indemnitees shall not be entitled to indemnification pursuant to Section 8.01(b) with respect to any matter of which Parent consented to or waived, in each case in writing, prior to the Closing, or with respect to any action taken or not taken at the written direction or written request of Parent prior to Closing.

Section 8.04 Claims Procedure

(a)  Notice of Claims. If any Parent Indemnitee believes that it has suffered or incurred any Loss for which it is entitled to indemnification under this ARTICLE VIII, the Parent Indemnitee shall promptly notify the Company Stockholders’ Representative (“Notice of Claim”). If any Proceeding is instituted by or against a third party with respect to which any Parent Indemnitee intends to claim any Losses, the Parent Indemnitee shall notify the Company Stockholders’ Representative of such Proceeding.

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(b) Third Party Claims. If any Parent Indemnitee determines to seek indemnification under this ARTICLE VIII with respect to any Proceeding brought against it by a third party (a “Third Party Claim”), then the Parent Indemnitee shall notify the Company Stockholders’ Representative thereof as promptly as practicable and in any event within thirty (30) days after receiving any written notice from a third party; provided that any failure to so notify or any delay in notifying Company Stockholders’ Representative shall not relieve the Company Stockholders of their obligations hereunder except and only to the extent that the Company Stockholders are actually prejudiced by such failure or delay. Once the Parent Indemnitee has given notice of the matter to the Company Stockholders’ Representative, the Company Stockholders’ Representative may defend against the matter so long as (i) the Company Stockholders’ Representative notifies the Parent Indemnitee in writing, within thirty (30) days after the Parent Indemnitee has given notice of the Third Party Claim that the Company Stockholders will indemnify the Parent Indemnitee from and against the entirety of any Losses the Parent Indemnitee may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim in accordance with the terms of this Agreement and (ii) the Company Stockholders’ Representative possesses financial resources that would reasonably be expected to be sufficient to defend against the Third Party Claim and to fulfill the Company Stockholders’ indemnification obligations hereunder; provided, that the Company Stockholders’ Representative shall not have the right to defend any such matter (A) that seeks to impose criminal liability on the Parent Indemnitee, (B) if the Company Stockholders’ Representative has failed or is failing to actively and diligently defend in good faith such matter, and is provided written notice of such failure by the Parent Indemnitee and such failure is not reasonably cured within five (5) Business Days of receipt of such notice; (C) if such Third Party Claim includes a claim to obtain an injunction, restraining order, declaratory relief or other non-monetary relief or (D) if the Parent Indemnitee has been advised by counsel that there exists a conflict of interest between the Parent Indemnitee and the Company Stockholders’ Representative in connection with the defense of the Third Party Claim that would make representation by the same counsel or the counsel selected by Company Stockholders’ Representative inappropriate. In the event Company Stockholders’ Representative is entitled to defend such Third Party Claim in accordance with this Section 8.04(b) and notifies the Parent Indemnitee in accordance herewith that Company Stockholders’ Representative is assuming the defense of such matter (I) Company Stockholders’ Representative shall defend the Parent Indemnitee against the matter with counsel of Company Stockholders’ Representative’s choice, (II) the Parent Indemnitee may retain separate counsel at its sole cost and expense and (III) Company Stockholders’ Representative shall not consent to the entry of a judgment with respect to the matter or enter into any settlement without the written consent of the Parent Indemnitee; provided that the consent of the Parent Indemnitee shall not be required if such judgment or settlement (x) is for only money damages, (y) includes, as a condition thereof, an express, unconditional release of the Parent Indemnitee from any liability or obligation with respect to such Third Party Claim and (z) does not involve the admission of liability. If the Company Stockholders’ Representative elects not to, or is not permitted by the terms of this Agreement to, assume the defense of and indemnification for such matter, then the Parent Indemnitee shall proceed diligently to defend such matter; provided, that the Parent Indemnitee shall not settle, adjust or compromise such matter, or admit any liability with respect to such matter, without the prior written consent of the Company Stockholders’ Representative, which shall not be unreasonably withheld, conditioned or delayed.

Section 8.05 Exclusive Remedy. The rights of the Parent Indemnitees to indemnification by or on behalf of the Company Stockholders relating to this Agreement shall be limited to those contained in this ARTICLE VIII, and such indemnification rights shall be the sole and exclusive remedies of the Parent Indemnitees subsequent to the Merger I Effective Time with respect to any matter in any way relating to this Agreement or any other Transaction Agreement or arising in connection herewith. Notwithstanding the foregoing, nothing in this Section 8.05 shall limit (a) liability for any breach of any covenant or agreement of the Parties which by its terms contemplates performance after the Closing, (b) liability for Fraud by or on behalf of Parent or (c) any recovery by Parent or its Subsidiaries against the R&W Insurer under the R&W Policy.

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ARTICLE IX
TERMINATION

Section 9.01 Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and the Mergers and other transactions contemplated herein may be abandoned at any time before the Closing:

(a)  Mutual Consent. By the mutual written agreement of Parent and the Company;

(b) Breach of Representations, Warranties, Covenants or Agreements.

(i)  by Parent (if none of Parent, Merger Sub I or Merger Sub II is in material breach of its respective representations, warranties, covenants and obligations under this Agreement) upon delivery of written notice to the Company, if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, which breach (A) would cause any condition set forth in Section 7.01 or Section 7.02 not to be satisfied and (B) (x) such breach cannot be cured by the End Date or (y) if capable of being cured, shall not have been cured by the earlier of (1) thirty (30) calendar days following receipt of written notice to the Company from Parent of such breach or (2) the date that is three (3) calendar days prior to the End Date;

(ii)  by the Company (if the Company is not in material breach of its representations, warranties, covenants and obligations under this Agreement) upon delivery of written notice to Parent, if there has been a breach of any representation, warranty, covenant or agreement made by Parent in this Agreement, which breach (A) would cause any condition set forth in Section 7.01 or Section 7.03 not to be satisfied and (B) (x) such breach cannot be cured prior to the End Date or (y) if capable of being cured, shall not have been cured by the earlier of (1) thirty (30) calendar days following receipt of written notice from the Company of such breach or (2) the date that is three (3) calendar days prior to the End Date;

(c)  Failure to Deliver Requisite Company Vote. By Parent, upon delivery of written notice to the Company, if within forty-eight (48) hours following the execution and delivery of this Agreement by all of the parties hereto, the Company shall not have delivered to Parent a copy of the executed Company Written Consent evidencing receipt of the Requisite Company Vote;

(d) Failure to Obtain the Parent Stockholder Approval. By either Parent or the Company, upon delivery of written notice to the other, if the Parent Stockholder Approval shall not have been obtained at the Parent Stockholders’ Meeting;

(e)  End Date. By either the Company or Parent, upon delivery of written notice to the other, if the Closing has not occurred on or before 5:00 p.m., Eastern Time, on September 30, 2021 (the “End Date”); provided, that neither Parent nor the Company will be entitled to terminate this Agreement pursuant to this Section 9.01(e) if such Person’s material breach of, or material failure to fulfill any obligation under, this Agreement has been a significant cause of the failure of the Closing to occur on or prior to such time on the End Date; or

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(f)  Orders; Laws. By either Parent or the Company, upon delivery of written notice to the other, if any Governmental Authority having competent jurisdiction shall have issued or entered any Order or enacted any Law which, in any such case, permanently restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement; provided, that neither Parent nor the Company will be entitled to terminate this Agreement pursuant to this Section 9.01(f) if such Person’s (or, in the case of Parent, Merger Sub I’s or Merger Sub II’s) material breach of, or material failure to fulfill any obligation under, this Agreement is a significant cause of the issuance or entry of such judgment, Order or decree.

Section 9.02 Effect of Termination.

(a)  Except as otherwise set forth in this Section 9.02, in the event this Agreement is terminated pursuant to Section 9.01, this Agreement shall become void and of no further force or effect without liability of any Party (or any stockholder, director, officer, employee, agent, consultant or representative of such Party) to the other Parties hereto; provided, that, the termination of this Agreement shall not relieve any Party from any liability for a material breach of a covenant, representation or warranty contained in this Agreement occurring prior to such termination, or limit the rights or remedies of any Party, hereunder or otherwise, in respect of such material breach or for Fraud. The provisions of ARTICLE X, this Section 9.02, Section 6.10(g) and the Confidentiality Agreement shall survive any termination hereof.

(b) In the event that this Agreement is validly terminated by the Company or Parent pursuant to Section 9.01(d) (or Section 9.01(e) if at such time this Agreement could have been terminated pursuant to Section 9.01(d)), then the Parent Note and all outstanding obligations and liabilities of the Company thereunder (including all principal amounts and interest accrued thereunder) shall be automatically cancelled and terminated in full and be of no further force and effect. Parent and the Company each acknowledge and hereby agree that as of the date of this Agreement the Parent Note shall be deemed amended to reflect the terms of this Section 9.02(b). Each of the Company, Parent, Merger Sub I and Merger Sub II acknowledges that the agreements contained in this Section 9.02 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement.

Section 9.03 Extension; Waiver. At any time prior to the Merger I Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties or (b) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

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Section 9.04 Remedies. Each of the Parties shall have and retain all rights and remedies, at law or in equity, including rights to specific performance and injunctive or other equitable relief, arising out of or relating to a breach or threatened breach of this Agreement, including in the event that this Agreement is terminated due to failure to satisfy a condition or otherwise. Without limiting the generality of the foregoing, each of the Parties acknowledges that money damages would not be a sufficient remedy for any breach or threatened breach of this Agreement and that irreparable harm would result if this Agreement were not specifically enforced. Therefore, the rights and obligations of the Parties shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and shall be granted in connection therewith, without the necessity of posting a bond or other security or proving irreparable harm and without regard to the adequacy of any remedy at Law. A Party’s right to specific performance and injunctive relief shall be in addition to all other legal or equitable remedies available to such Party.

ARTICLE X
GENERAL PROVISIONS

Section 10.01  Expenses. Except as otherwise provided elsewhere in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense; provided that (a) Parent shall pay one hundred percent (100%) of all fees and expenses of the Exchange Agent and (b) Parent and the Company shall each pay fifty percent (50%) of any transfer Taxes incurred in connection with the Mergers.

Section 10.02  Notices. All notices, requests, claims, demands, consents, approvals and other communications under this Agreement shall be in writing and shall be deemed given or made (a) as of the date delivered, if delivered personally, (b) as of the date transmitted, if sent by email (provided that no notice is received by the electronic mail sender indicating that such electronic mail was undeliverable or otherwise not delivered), (c) three (3) Business Days after being mailed by registered or certified mail (postage prepaid, return receipt requested) or (d) one (1) Business Day after being sent by a nationally recognized overnight courier (providing proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)  Parent and, after the Closing, the Company, to:

Ondas Holdings Inc.

61 Old South Road, #495

Nantucket, MA 02554

Attention: Eric Brock

Email: eric.brock@ondas.com;

and

Ondas Holdings Inc.

165 Gibraltar Court

Sunnyvale, California 94089

Attention: Stewart Kantor

Email: stewart.kantor@ondas.com

with a copy (which shall not constitute notice) to:

Akerman LLP

201 E. Las Olas Suite 1800

Fort Lauderdale, Florida 33301

Attention: Martin Burkett; Christina Russo

Email: martin.burkett@akerman.com; christina.russo@akerman.com

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(b) if to the Company (prior to the Closing), or Company Stockholders’ Representative to:

American Robotics, Inc.

53 Brigham St Unit 4

Marlborough, MA 01752

Attention: Reese Mozer

Email: reese@americanrobotics.com

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, DC 20004

Attention:	Lisa Ellman

Randy Segal

Gabrielle Witt

Telephone:	202-637-5600
Email:	lisa.ellman@hoganlovells.com

randy.segal@hoganlovells.com

gabrielle.witt@hoganlovells.com

Section 10.03  Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not in any way affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The phrases “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole, including the Exhibits and Schedules hereto, and not to any particular provision of this Agreement. The word “or” shall be inclusive and not exclusive. The phrases “provided to Parent”, “delivered to Parent” or “made available to Parent” when used in ARTICLE III shall be deemed to refer to the posting to the virtual data room hosted by DropBox.com and managed by the Company (the “Data Room”) up to noon Eastern Time on the calendar day prior to the date of this Agreement. The information contained in this Agreement, the Disclosure Schedule, the Parent Disclosure Schedule and any other Schedules or the Exhibits hereto are disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including any violation of Law or breach of contract). Time is of the essence for each and every provision of this Agreement. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any consent or approval to be provided by a Party pursuant to this Agreement shall be deemed effective for all purposes of this Agreement if such consent or approval is provided via email.

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Section 10.04  Disclosure Schedules.

(a)  The Company has set forth certain information in the Disclosure Schedule in a section thereof that corresponds to the Section or portion of a Section of this Agreement to which it relates. A matter set forth in one section of the Disclosure Schedule need not be set forth in any other section of the Disclosure Schedule so long as its relevance to such other section of the Disclosure Schedule or Section of this Agreement is reasonably apparent on the face of the text of such disclosure in such Disclosure Schedule or such matter is specifically cross-referenced. Without limiting the generality of the foregoing, the provision of monetary or other quantitative thresholds for disclosure on the Disclosure Schedule does not and shall not be deemed to be an admission of materiality or create or imply a standard of materiality hereunder.

(b) Parent has set forth certain information in the Parent Disclosure Schedule in a section thereof that corresponds to the Section or portion of a Section of this Agreement to which it relates. A matter set forth in one section of the Parent Disclosure Schedule need not be set forth in any other section of the Parent Disclosure Schedule so long as its relevance to such other section of the Parent Disclosure Schedule or Section of this Agreement is reasonably apparent on the face of the text of such disclosure in such Parent Disclosure Schedule or such matter is specifically cross-referenced. Without limiting the generality of the foregoing, the provision of monetary or other quantitative thresholds for disclosure on the Parent Disclosure Schedule does not and shall not be deemed to be an admission or materiality or create or imply a standard of materiality hereunder.

(c)  The Disclosure Schedule and the Parent Disclosure Schedule and the information and disclosures contained therein are intended only to qualify and limit the representations, warranties and covenants of the Company Stockholders and the Company, on the one hand, and Parent, on the other hand, respectively, contained in this Agreement. Nothing in the Disclosure Schedule or the Parent Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in this Agreement or create any covenant. Matters reflected in the Disclosure Schedule or Parent Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected in the Disclosure Schedule or Parent Disclosure Schedule, as applicable. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. References to any documents contained in the Disclosure Schedule or Parent Disclosure Schedule are not intended to summarize or describe such documents, but rather are for the existence of such documents only. All Contracts listed in the Disclosure Schedule or Parent Disclosure Schedule shall be deemed to include all written appendices, exhibits, schedules, modifications, amendments to, and all written orders, purchase orders, implementation, statements of work, program descriptions and other documents issued under, or executed in connection with, such Contracts to the extent such documents were in the Data Room in accordance with the timeframe set forth in Section 10.03.

Section 10.05  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

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Section 10.06  Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Any such counterpart delivered as a .pdf, .tif, .gif, .jpeg or similar attachment by electronic mail or by electronic signature delivered by electronic transmission (any such delivery, “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto shall raise the use of Electronic Delivery to deliver a counterpart or signature, or the fact that any counterpart or signature was transmitted or communicated through the use of Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 10.07  Entire Agreement; Third-Party Beneficiaries. This Agreement and the other Transaction Agreements (including the Exhibits, Disclosure Schedule, the Parent Disclosure Schedule and the other Schedules to this Agreement) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof, other than the Confidentiality Agreement which shall survive the execution and delivery of this Agreement in accordance with its terms. Nothing in this Agreement is intended to or shall confer upon any Person (other than the Parties) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement except for (x) Section 6.15 (which is intended for the benefit of D&O Indemnified Parties) and (y) Section 10.15 (which is intended for the benefit of the Non-Party Affiliates).

Section 10.08  Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

Section 10.09  Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise (a) by the Company, without the prior written consent of Parent in its sole discretion, or (b) by Parent, Merger Sub I or Merger Sub II, without the prior written consent of the Company in its sole discretion. Any purported assignment without such required consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

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Section 10.10  Consent to Jurisdiction. Each of the Parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or any federal court within the District of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or any federal court within the District of Delaware, (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or Proceeding in the Court of Chancery of the State of Delaware or such federal court. Each Party agrees that (i) this Agreement involves at least One Hundred Thousand Dollars ($100,000.00) and (ii) this Agreement has been entered into by the Parties in express reliance upon 6 Del. C. § 2708. Each Party agrees that a final judgment in any such action or Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Any judgment from any such court described above may, however, be enforced by any Party in any other court in any other jurisdiction.

Section 10.11  WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS Section 10.11.

Section 10.12  Amendments and Waivers.

(a)  Any provision of this Agreement may be amended or waived prior to the Merger I Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement or, in the case of a waiver, by each Party against whom the waiver is to be effective.

(b) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Laws.

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Section 10.13  Privilege; Counsel.

(a)  Parent agrees, on its own behalf and on behalf of its Affiliates and its and their respective representatives, that each of Hogan Lovells US LLP and Hogan Lovells International LLP (collectively, “Hogan Lovells”) may serve as counsel to the Company in connection with the negotiation, preparation, execution and delivery of this Agreement and other documents related to the Mergers and the consummation thereof, and that, following the Closing, Hogan Lovells may serve as counsel to the Company Stockholders, the Company Stockholders’ Representative, any other holder of equity interests in the Company prior to Closing or any of their respective Affiliates or representatives (the “Stockholder Group”) of any of the foregoing in connection with any litigation, claim or obligation arising out of or relating to the Mergers and the agreements related to the Mergers notwithstanding such prior representation of the Company, and Parent consents thereto and waives any conflict of interest arising therefrom, and Parent shall cause its controlled Affiliates and its and their respective representatives to consent to waive any conflict of interest arising from such representation.

(b) Parent hereby agrees that in the event that a dispute arises between or among Parent or any of its Affiliates (including, following the Closing, the Company), on the one hand, and the Company (prior to Closing) or any member of the Stockholder Group, on the other hand, Hogan Lovells may represent the Company (prior to Closing) or any member of the Stockholder Group in such dispute even though the interests of the Company (prior to Closing) or such member of the Stockholder Group may be directly adverse to Parent or any of its Affiliates at that time (including, following the Closing, the Company), and even though Hogan Lovells may have represented the Company in a matter substantially related to such dispute, or may be handling ongoing matters for a member of the Stockholder Group, and Parent hereby waives, on behalf of itself and its controlled Affiliates (including, following the Closing, the Company), any conflict of interest in connection with such representation. Parent further agrees that, as to all communications between Hogan Lovells and the Company that directly and specifically relate to the Mergers and the other transactions contemplated hereby, this Agreement or other Transaction Agreements and the other transactions contemplated hereby and thereby, the attorney-client privilege, the expectation of client confidence, and all other rights to any evidentiary privilege belong solely to the members of the Stockholder Group, including in any dispute with Parent or its Affiliates (including, following the Closing, the Company), and shall be solely controlled by the Stockholder Group, including in any dispute with Parent or its Affiliates (including, following the Closing, the Company).

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(c)  The files generated and maintained by Hogan Lovells as a result of its representation of the Company in connection with the Mergers and the other transactions contemplated hereby, this Agreement or the other Transaction Agreements and the other transactions contemplated hereby and thereby shall be and become the exclusive property of the Stockholder Group. Parent, on its own behalf and on behalf of its Affiliates (including, after the Closing, the Company) and its and their respective representatives, hereby irrevocably acknowledges and agrees that (i) all communications among the Company, the Stockholder Group and/or Hogan Lovells made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or proceeding arising out of or relating to Mergers, this Agreement or other Transaction Agreements and the other transactions contemplated hereby and thereby and (ii) any documents prepared by Hogan Lovells, or the Company or Stockholder Group at the direction of Hogan Lovells, in anticipation of any dispute or proceeding arising out of or relating to the Mergers, this Agreement or other Transaction Agreements and the other transactions contemplated hereby and thereby (collectively, the “Law Firm Work Product”), are privileged communications and documents of the Stockholder Group and Hogan Lovells, and from and after the Closing neither Parent nor any of its controlled Affiliates shall (including, after the Closing, the Company), and Parent shall direct its representatives not to, seek to obtain the same by any process. From and after the Closing, Parent, on its own behalf and on behalf of its Affiliates (including, after the Closing, the Company) and its and their respective representatives, waives and will not assert, in connection with any dispute, litigation, claim, proceeding or obligation arising out of or relating to this Agreement, the Transaction Agreements or any of the transactions contemplated hereby or thereby, any attorney-client privilege with respect to any Law Firm Work Product, on the one hand, and the Company and/or any member of the Stockholder Group, on the other hand, that occurred prior to the Closing. Notwithstanding the foregoing, in the event that a dispute arises between Parent or its Affiliates (including, after the Closing, the Company), on the one hand, and a third party other than the Stockholder Group, on the other hand, Parent and its Affiliates (including, after the Closing, the Company) may assert the attorney-client privilege to prevent disclosure of Law Firm Work Product to such third party; provided, however, that neither Parent nor any of its Affiliates (including, after the Closing, the Company) may waive such privilege without the prior written consent of the Company Stockholders’ Representative.

Section 10.14  Authorization of the Company Stockholders’ Representative.

(a)  By virtue of the Company Written Consent, Support Agreement or the delivery of a Letter of Transmittal or Post-Closing Letter of Transmittal, by any Company Stockholder, and without any further action by any such Company Stockholder, Company Stockholders’ Representative is hereby irrevocably appointed, authorized and empowered to act as a representative, for the benefit of all Company Stockholders, as the exclusive agent and attorney-in-fact, in connection with and to facilitate the consummation of the Mergers and the other transactions contemplated by this Agreement and the other Transaction Agreements, which shall include the power and authority, including power of substitution:

(i)  to execute and deliver such Transaction Agreements (with such modifications or changes therein as to which the Company Stockholders’ Representative, in its sole discretion, shall have consented) and to agree to such amendments or modifications thereto as the Company Stockholders’ Representative, in its sole discretion, determines to be desirable;

(ii)  to execute and deliver such amendments, waivers, consents, notices and instructions in connection with this Agreement and any other Transaction Agreement, and the consummation of the Mergers and the other transactions contemplated by this Agreement and the other Transaction Agreements as the Company Stockholders’ Representative, in his sole discretion, may deem necessary or desirable;

(iii)  to administer and resolve any disputes or compromise such disputes with Parent, on the Company Stockholders’ behalf (including in connection with any and all claims related to Taxes, or claims related to Merger Consideration), including to consent to, compromise and settle claims for indemnification pursuant to ARTICLE VIII;

(iv)  to take any and all actions that the Company Stockholders’ Representative believes are necessary or appropriate under this Agreement or the other Transaction Agreements or to effectuate the Mergers or the other transactions contemplated hereby or thereby, for and on behalf of Company Stockholders and to resolve any dispute with Parent or any of its Affiliates over any aspect of this Agreement or the other Transaction Agreements and, on behalf of the Company Stockholders, to enter into any agreement to effectuate any of the foregoing that shall have the effect of binding the Company Stockholders as if the Company Stockholders had personally entered into such an agreement; provided, that no such failure to act on the part of the Company Stockholders’ Representative, except as otherwise provided in this Agreement, shall be deemed a waiver of any such right or interest by the Company Stockholders’ Representative or by Company Stockholders unless such waiver is in writing signed by the waiving party or by the Company Stockholders’ Representative;

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(v)  to use the Company Stockholders’ Representative Expense Fund and the funds therein to satisfy costs, expenses and/or liabilities of the Company Stockholders’ Representative or Company Stockholders in connection with matters related to this Agreement and/or the Transaction Agreements, including to consent to, compromise and settle claims for indemnification pursuant to ARTICLE VIII, with any balance of the Company Stockholders’ Representative Expense Fund not used for such purposes to be disbursed and paid to each Company Stockholder in accordance with, and subject to, subsection (b) hereof at such time as the Company Stockholders’ Representative determines in its sole discretion that no such costs, expenses and/or liabilities shall become due and payable;

(vi)  to collect and receive all moneys and other proceeds and property payable to the Company Stockholders’ Representative or the Company Stockholders as described herein or otherwise payable to the Company Stockholders’ Representative pursuant to this Agreement or any other Transaction Agreement, and, subject to any applicable withholding Laws, and net of any out-of-pocket expenses incurred by the Company Stockholders’ Representative, the Company Stockholders’ Representative shall disburse and pay the same to each of the Company Stockholders in accordance with the Company Certificate of Incorporation as in effect immediately prior to the Merger I Effective Time and the Payment Schedule at such time as the Company Stockholders’ Representative determines in its sole discretion;

(vii)  to, after the Closing, determine, from time to time, the allocation and distribution of any amounts payable to the Company Stockholders in accordance with the terms of the Company Certificate of Incorporation and amend the Payment Schedule accordingly; provided, that any such determination shall be made by the Company Stockholders’ Representative in good faith in its sole discretion; provided further, that any such determination by the Company Stockholders’ Representative shall be final and binding on all Company Stockholders absent fraud or manifest error; and

(viii)  to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, unit and/or stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Company Stockholders’ Representative, in its sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the transactions contemplated by this Agreement, the Transaction Agreements and all other agreements, documents or instruments referred to herein or therein or executed in connection herewith and therewith.

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(b) In connection with the foregoing, at the Closing, an aggregate amount of Two Hundred Thousand Dollars ($200,000) (the “Company Stockholders’ Representative Expense Amount” and, together with the Company Stockholders’ Representative Indemnity Amount (if any), the “Company Stockholders’ Representative Expense Fund”) shall be transferred by or on behalf of the Company Stockholders to the Company Stockholders’ Representative, to be used by the Company Stockholders’ Representative to pay expenses incurred by the Company Stockholders’ Representative in its capacity as the Company Stockholders’ Representative (including pursuant to Section 6.14); provided that in the event that any Company Stockholder has perfected its exercise of appraisal rights pursuant to Section 262 of the DGCL prior to the Closing Date, an additional Five Hundred Thousand Dollars ($500,000) (the “Company Stockholders’ Representative Indemnity Amount”) shall be transferred at the Closing by or on behalf of the Company Stockholders to the Company Stockholders’ Representative in a segregated account maintained by the Company Stockholder Representative to be used by the Company Stockholders’ Representative to pay any Losses for which a Parent Indemnitee is entitled to indemnification pursuant to Section 8.01(c) provided further that any payments from the Company Stockholders’ Representative Indemnity Amount for anything other than such Losses shall require the Parent’s prior written consent. In the event that the Mergers and the other transactions contemplated hereby are not consummated, the Company shall reimburse the Company Stockholders’ Representative for all costs and expenses reasonably incurred by the Company Stockholders’ Representative in connection with the Mergers and the other transactions contemplated by this Agreement. Once the Company Stockholders’ Representative determines, in his sole discretion, that the Company Stockholders’ Representative will not incur, or reasonably be expected to incur, any additional expenses in his capacity as the Company Stockholders’ Representative, then the Company Stockholders’ Representative will distribute the remaining unused Company Stockholders’ Representative Expense Fund, if any, to the Company Stockholders in accordance with their Pro Rata Percentages; provided that if the Company Stockholders’ Representative Indemnity Amount has been deposited into the Company Stockholders’ Representative Expense Fund, only the unused amount of the Company Stockholders’ Representative Expense Amount, if any, may be so distributed and the unused amount of the Company Stockholders’ Representative Indemnity Amount, if any, shall not be distributed until the final resolution of the claims for appraisal rights which triggered the requirement for the Company Stockholders’ Representative Indemnity Amount. Additionally, if the Company Stockholders’ Representative incurs expenses, in its capacity as the Company Stockholders’ Representative, in an amount exceeding the Company Stockholders’ Representative Expense Amount or after the distribution of the Company Stockholders’ Representative Expense Amount, then the Company Stockholders shall, in accordance with their respective Pro Rata Indemnity Share, reimburse the Company Stockholders’ Representative for the difference between the total expenses incurred by the Company Stockholders’ Representative and the amount received by such Company Stockholders’ Representative from the Company Stockholders’ Representative Expense Amount.

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(c)  The Company Stockholders’ Representative shall not be entitled to any fee, commission or other compensation for the performance of his services hereunder, but shall be entitled to the payment of all his out-of-pocket expenses incurred as the Company Stockholders’ Representative. The Company Stockholders’ Representative will incur no liability of any kind with respect to any action or omission by the Company Stockholders’ Representative in connection with his services pursuant to this Agreement or any other Transaction Agreement except in the event of liability directly resulting from the Company Stockholders’ Representative’s willful misconduct. The Company Stockholders’ Representative shall not be liable for any action or omission pursuant to the advice of counsel. Each Company Stockholder shall indemnify, on a pro rata basis (based on such Company Stockholders’ Pro Rata Indemnity Share), the Company Stockholders’ Representative against all losses and liabilities (including any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claims whatsoever), arising out of or in connection with any claim, investigation, challenge, action or proceeding or in connection with any appeal thereof, relating to the acts or omissions of the Company Stockholders’ Representative hereunder or otherwise. The foregoing indemnification shall not apply in the event of any action or proceeding which finally adjudicates the liability of the Company Stockholders’ Representative hereunder for his willful misconduct. In no event will the Company Stockholders’ Representative be required to advance his own funds on behalf of the Company Stockholders or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of Company Stockholders set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Company Stockholders’ Representative under this Section. In the event of any indemnification hereunder, upon written notice from the Company Stockholders’ Representative to the Company Stockholders as to the existence of a deficiency toward the payment of any such indemnification amount, each Company Stockholder shall promptly deliver to the Company Stockholders’ Representative full payment of his, her or its ratable share of the amount of such deficiency (based on such Company Stockholder’s Pro Rata Indemnity Share).

(d) All of the indemnities, immunities and powers granted to the Company Stockholders’ Representative under this Agreement shall survive the Closing Date, any termination of this Agreement or any other Transaction Agreement, or any resignation or removal of the Company Stockholders’ Representative. Parent, Merger Sub I and Merger Sub II shall have the right to conclusively rely upon all actions taken or omitted to be taken by the Company Stockholders’ Representative pursuant to this Agreement and any other Transaction Agreement and the transactions contemplated hereby and thereby, all of which actions or omissions shall be legally binding upon all Company Stockholders. The grant of authority provided for herein (i) is coupled with an interest and shall be irrevocable and survives the death, incompetency, bankruptcy or liquidation of any Company Stockholders and (ii) shall survive the Closing.

(e)  The Parties acknowledge and agree that the Company Stockholders’ Representative shall have no liability to, and shall not be liable for any losses of, any Party in connection with any obligations of the Company Stockholders’ Representative under this Agreement, any other Transaction Agreement or otherwise in respect of this Agreement or the Mergers.

(f)  The Company Stockholders’ Representative shall have the right to resign. If for any reason there is no Company Stockholders’ Representative at any time, all references herein to the Company Stockholders’ Representative shall be deemed to refer to the Company Stockholders.

(g) Notwithstanding anything to the contrary in this Agreement or any Transaction Agreement, none of Parent, Merger Sub I, Merger Sub II, the Intermediate Surviving Entity, the Surviving Entity, or any of their respective Affiliates shall have any liability whatsoever to any Company Stockholder in connection with or related to this Section 10.14.

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Section 10.15  Non-Recourse. Except as expressly set forth in the Confidentiality Agreement or any other Transaction Agreement (including, but not limited to, the Letter of Transmittal, the Post-Closing Letter of Transmittal and the Company Written Consent), all claims, obligations, liabilities, or causes of action (whether at Law, in equity, in contract, in tort or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement, may be made only against the Parties that are expressly identified in the preamble to this Agreement and the successors and assigns thereof (the “Contracting Parties”). No Person who is not a Contracting Party, including any current, former or future equityholder, incorporator, controlling person, general or limited partner, member, Affiliate, director, officer, employee, agent, consultant or representative of, and any financial advisor or lender to, any Contracting Party, or any current, former or future equityholder, incorporator, controlling person, general or limited partner, Affiliate, director, officer, employee, agent, consultant or representative of, and any lender to, any of the foregoing or any of their respective successors, predecessors or assigns (collectively, the “Non-Party Affiliates”), shall have any liability (whether in law or in equity, whether in contract or in tort or otherwise) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach (other than as expressly set forth in the Confidentiality Agreement or any other Transaction Agreement (including, but not limited to, the Letter of Transmittal, the Post-Closing Letter of Transmittal and the Company Written Consent)), including any alleged non-disclosure or misrepresentations made by any such Person or as a result of the use or reliance on any information, documents or materials made available by such Person, and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach (other than as expressly set forth in the Confidentiality Agreement, any other Transaction Agreement or any other agreement, document, consent or certificate contemplated hereby or any other Transaction Agreement (including, but not limited to, the Letter of Transmittal, the Post-Closing Letter of Transmittal and the Company Written Consent)) against any such Non-Party Affiliates; provided, that, for clarity, no party to the Confidentiality Agreement, any other Transaction Agreement or any other agreement, document, consent or certificate contemplated hereby or any other Transaction Agreement (including, but not limited to, the Letter of Transmittal, the Post-Closing Letter of Transmittal and the Company Written Consent) shall be deemed a Non-Party Affiliate with respect to such documents to which it is a party. Without limiting the foregoing, to the maximum extent permitted by Law, except to the extent otherwise expressly set forth in the Confidentiality Agreement, any other Transaction Agreement or any other agreement, document, consent or certificate contemplated hereby or any other Transaction Agreement (including, but not limited to, the Letter of Transmittal, the Post-Closing Letter of Transmittal and the Company Written Consent), Parent disclaims any reliance upon any Non-Party Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement. This Section 10.15 shall survive the consummation of the Mergers, is intended to benefit and may be enforced by Non-Party Affiliates, and shall be binding on all successors and assigns of Parent and the Surviving Entity.

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ARTICLE XI
DEFINITIONS

Section 11.01  Definitions. For purposes of this Agreement:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, (including all directors and officers of such Person) controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Affordable Care Act” means the Patient Protection and Affordable Care Act (PPACA), as amended by the Health Care and Education Reconciliation Act (HCERA).

“Benefit Plan” means each Employee Benefit Plan currently sponsored or maintained by the Company or to which the Company makes, or has any obligation to make, any contributions or payments or with respect to which the Company has any other liabilities (actual or contingent).

“Business Day” means any day except Saturday, Sunday or any days on which banks are generally not open for business in New York, New York.

“CAA” means the Consolidated Appropriations Act, 2021.

“CARES Act” means the Coronavirus Aid, Relief and Economic Security Act, as amended.

“Cash Consideration” means an amount equal to (a) Seven Million Five Hundred Thousand Dollars ($7,500,000) minus (b) the Company Transaction Expenses minus (c) Indebtedness of the Company as of the Merger I Effective Time (other than Indebtedness arising pursuant to the Parent Note) minus (d) the Company Stockholders’ Representative Expense Amount, minus (e) the Company Stockholders’ Representative Indemnity Amount, if required to be transferred at Closing to the Company Stockholders’ Representative in accordance with Section 10.14(b).

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act.

“Certificate” means a certificate which as of immediately prior to the Merger I Effective Time represented outstanding Company Shares.  For the avoidance of doubt, if and to the extent outstanding Company Shares are represented by Certificates held in electronic form via the platform maintained by the Company’s transfer agent, eShares, Inc. (DBA Carta, Inc.), then references herein to “Certificate” shall refer to such certificate in electronic form.

“Chemical Substance” means any chemical substance, including any sort of pollutant, contaminants, chemicals, raw materials, intermediates, products, industrial, solid, toxic, or Hazardous Materials or any component thereof.

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“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Common Investor” mean a Company Stockholder that is party to a Common Stock Purchase and Subscription Agreement with the Company (each a “Subscription Agreement”).

“Company Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company Equity Incentive Plan” means the American Robotics, Inc. 2016 Equity Incentive Plan, as amended from time to time.

“Company Intellectual Property” means all Intellectual Property that is owned by or purported to be owned by, or exclusively licensed to, the Company.

“Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions, and other Contracts, whether written or oral, relating to Intellectual Property to which the Company is a party, beneficiary, or otherwise bound.

“Company Option” means any option to purchase Company Shares granted under the Company Equity Incentive Plan.

“Company Patents” means all Patents included in the Company Intellectual Property.

“Company Products and Services” means all proprietary products and services, including Software products and services (including software as a service), of the Company that are currently offered, licensed, sold, distributed, hosted, maintained or supported, or otherwise provided or made available by or on behalf of the Company or otherwise used in the operation of the business of the Company, or are currently under development by or for the Company.

“Company Stockholder” means the holders of shares of Company Common Stock.

“Company Transaction Expenses” means (a) all fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses) incurred by the Company in connection with the negotiation and execution of this Agreement and the Transaction Agreements, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby (excluding any Parent Transaction Expenses Shares or Parent Transaction Expenses Warrants), (b) any accrued bonuses, commissions and similar payments due to any employees or service providers of the Company (plus any associated withholding Taxes or any other Taxes required to be paid by the Company with respect thereto), (c) all amounts (plus any associated withholding Taxes or any other Taxes required to be paid by the Company with respect thereto) payable by the Company, whether immediately or in the future, under any “change of control,” retention, incentive, termination, compensation, severance or other similar arrangements as a result of the consummation of the transactions contemplated hereby (including any such amounts payable to any employee, director or consultant (as applicable) of the Company at the election of such employee, director or consultant (as applicable) pursuant to any such arrangements) excluding, for the avoidance of doubt, any severance or termination payments that only become due as a result of any terminations of employment or service by the Company following the Closing and any arrangements entered into at the written direction of Parent, (d) fifty percent (50%) of any transfer Taxes, and (e) the cost of the D&O Tail Policy, in the case of each of clauses (b) and (c), to the extent unpaid prior to the Closing Date; provided that Company Transaction Expenses shall not include any amounts taken into account in the calculation of Indebtedness.

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“Confidentiality Agreement” means that certain Mutual Non-Disclosure Agreement, dated February 16, 2021, by and between Parent and the Company.

“Contracts” means any agreement, contract, instrument, commitment, lease, guaranty, indenture, license, or other arrangement or understanding (and all amendments, side letters, modifications and supplements thereto) between parties or by one party in favor of another party, whether written or oral.

“Convertible Notes” means the convertible notes set forth on Schedule 10.01.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or strains thereof.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Order, Proceeding, or directive, pronouncement or guideline issued by any applicable Governmental Authority, including the Centers of Disease Control in connection with or in response to the COVID-19 pandemic, including the CARES Act.

“COVID Related Deferrals” means any Tax liabilities or other amounts for or allocable to any Taxable period (or portion thereof) ending on or prior to the Closing Date, the payment of which is deferred, on or prior to the Closing Date, to a Taxable period (or portion thereof) beginning after the Closing Date pursuant to the CARES Act, the CAA, or any other Law related to COVID-19 or executive order or Presidential Memorandum (including the Presidential Memorandum described in IRS Notice 2020-65) related to COVID-19; provided that, for the avoidance of doubt, the foregoing shall not include any deferrals of lease payments under the Company’s Real Property Lease.

“Equity Award Exchange Ratio” means an appropriate ratio, consistent with calculation of a tax-free rollover as set forth in Section 409A and Section 424 of the Code, preserving the inherent value of the existing Company Option exercise price in comparison to the effective value of the Mergers, including consideration of the Parent Trading Price.

“Employee Benefit Plan” means, with respect to any Person, each plan, fund, program, agreement, arrangement or scheme that is at any time sponsored or maintained by such Person or to which such Person makes, or has an obligation to make, contributions or to which such Person has any liability providing for employee benefits or for the remuneration of the employees, former employees, directors, managers, officers, consultants, independent contractors, contingent workers or leased employees of such Person or the dependents of any of them (whether written or oral), including (a) each deferred compensation, bonus, incentive compensation, pension, retirement, profit sharing, 401(k), stock purchase, stock option and other equity compensation plan, (b) each “welfare” plan (within the meaning of Section 3(1) of ERISA, determined without regard to whether such plan is subject to ERISA), (c) each “pension” plan (within the meaning of Section 3(2) of ERISA, determined without regard to whether such plan is subject to ERISA), (d) each severance plan or agreement, and (e) each health, vacation, summer hours, supplemental unemployment benefit, hospitalization insurance, medical, vision, dental, hospitalization, prescription drug, cafeteria, flexible benefits, short-term and long-term disability, accident and life insurance, legal and other employee benefit plan, fund, program, agreement, arrangement or scheme.

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“Environmental Claim” means any claim, action, complaint, cause of action, citation, Order, investigation or notice by any Person or entity alleging potential liability and/or responsibility (including potential liability and/or responsibility for investigatory tests, cleanup costs, governmental response costs, natural resources damages, property damages, diminution in value, personal injuries, or penalties) arising out of, based on any Environmental Law or resulting from (a) the presence, or Release of any Hazardous Materials at any location, (b) any Environmental Condition, or (c) any other circumstance forming the basis of any violation, alleged violation, or basis of liability under any Environmental Law, and including any claim, cause of action, citation, Order, investigation or notice alleging Environmental Exposure Claim Liability.

“Environmental Condition” means a condition of the soil, surface waters, groundwater, stream sediments, air and/or similar environmental media, including a condition resulting from any Release or threatened Release of Hazardous Materials, either on or off a property resulting from any activity, inactivity or operations occurring on such property, that, by virtue of Environmental Laws or otherwise, (a) requires notification, investigatory, corrective or remedial measures, and/or (b) comprises a basis for claims against, demands of and/or liabilities of the Company, or in respect of either of its businesses, the Owned Real Property.

“Environmental Exposure Claim Liability” means liabilities in respect of any claim made, asserted or prosecuted in writing by any third party (whether an entity or a natural person) alleging exposure (whether onside or offsite) of any natural person (including but not limited to employees) to any Chemical Substance and resulting damages and arising from or relating to Company Products and Services or operations of the respective businesses of the Company.

“Environmental Laws” means any and all federal, state, local or municipal Laws, guidelines, policies or requirements of any Governmental Authority regulating or imposing standards of liability or of conduct (including common law) concerning air, water, solid waste, Hazardous Materials, worker and community right-to-know, hazard communication, noise, resource protection, subdivision, inland wetlands and watercourses, health protection or other environmental, health, safety, building, and land use concerns as may now or at any time hereafter be in effect.

“Environmental Lien” means any Lien in favor of any Governmental Authority in connection with any liability under any Environmental Laws, or damage arising from, or costs incurred by, such Governmental Authority in response to a Release or threatened Release.

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“Environmental Permits” means Permits, licenses, registrations and other authorizations issued by any Governmental Authority that are required under Environmental Laws to conduct its business and its related operations as they are presently conducted.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person (whether incorporated or unincorporated) that together with the Company or the Company would be deemed a “single employer” within the meaning of Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder).

“Exchange Agent” means Globex Transfer, LLC and Direct Transfer LLC as co-agents, or another nationally recognized financial institution or trust company designated by Parent and reasonably acceptable to the Company.

“Executive Order” means Executive Order No. 13224 –Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001, as amended from time to time.

“Financing” means the arrangement and implementation of any equity financing on arms’ length terms with minimum gross proceeds of Thirty-Five Million ($35,000,000) to be completed by Parent in connection with the transactions contemplated by this Agreement.

“Financing Documents” means any documentation necessary or advisable in connection with the Financing, including prospectuses, private placement memoranda, information memoranda and packages and investor presentations.

“Fraud” means actual and intentional fraud with respect to the representations and warranties in ARTICLE III or ARTICLE IV, as applicable.

“Fully Diluted Share Number” means (a) the aggregate number of Company Shares outstanding immediately prior to the Merger I Effective Time, including Company Shares issued upon conversion of any Convertible Notes in accordance with Section 2.05 (other than Company Shares owned by the Company which are to be cancelled and retired in accordance with Section 2.01(a)(i)), plus (b) the aggregate number of Company Shares issuable upon the exercise in full of all Vested Company Options outstanding immediately prior to the Merger I Effective Time (other than the Unvested Company Options and the Out-of-Money Company Options, which shall be excluded from the calculation of the Fully Diluted Share Number).

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Authority” means any domestic (including federal, state or local) or foreign government, any political subdivision thereof or any court, administrative or regulatory agency, department, instrumentality, body or commission or other governmental authority or agency.

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“Hazardous Materials” means any petroleum, petroleum products, fuel oil, derivatives of petroleum products or fuel oil, explosives, reactive materials, ignitable materials, corrosive materials, pollutants, contaminants, hazardous chemicals, hazardous wastes, hazardous substances, extremely hazardous substances, toxic substances, toxic chemicals, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls and radon gas, medical waste, biomedical waste, infectious materials and any other element, compound, mixture, solution or substance which may pose a present or potential hazard to human health or safety or to the environment, including any material regulated by or subject to regulation or standards of liability under any Environmental Law.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.

“In-Money Company Option” means any Company Option other than an Out-of-Money Company Option.

“Indebtedness” means, at any specified time, any of the following indebtedness of any Person (whether or not contingent and including any and all principal, accrued and unpaid interest, prepayment premiums or penalties, related expenses, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and other amounts which would be payable in connection therewith): (a) any obligations of such Person for borrowed money or in respect of loans or advances (whether or not evidenced by bonds, debentures, notes, or other similar instruments or debt securities) (for the avoidance of doubt, the foregoing shall not include any advance payments to contract manufacturers or other vendors of the Company); (b) any obligations of such Person as lessee under any lease or similar arrangement required to be recorded as a capital lease in accordance with GAAP as applied by the Company immediately prior to the Closing; (c) all liabilities of such Person under or in connection with letters of credit or bankers’ acceptances, performance bonds, sureties or similar obligations that have been drawn down, in each case, to the extent of such draw; (d) any obligations of such Person to pay the deferred purchase price of property, goods or services other than those trade payables incurred in the ordinary course of business; (e) all liabilities of such Person arising from cash/book overdrafts; (f) all liabilities of such Person under conditional sale or other title retention agreements; (g) all liabilities of such Person arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (h) any liability or obligation of others guaranteed by, or secured by any Lien on the assets of, such Person; (i) with respect to the Company, the net amount of any obligation or liability of the Company to the Company or any Affiliate thereof (excluding all employment or consulting compensation, employee benefits or expense reimbursement payable to any Affiliate in accordance with the Company’s existing policies and procedures); (j) all COVID Related Deferrals; and (k) all unpaid Taxes (whether or not due and payable) as of the Closing Date for all Pre-Closing Tax Periods, which amount shall not be less than zero in any jurisdiction; provided that Indebtedness shall not include any amounts taken into account in the calculation of Company Transaction Expenses.

Annex A - A-94

“Intellectual Property” means any and all intellectual property, industrial property, or proprietary rights arising in any jurisdiction throughout the world, including: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), and all improvements thereto, and all issued utility, design and plant patents and utility, design and plant patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority-issued indicia of invention ownership (including certificates of invention, petty patents, industrial designs and patent utility models), and any other patents or patent applications from which any Patents claim a benefit or priority or that claim a benefit or priority from any Patents, and all inventions disclosed in any of the foregoing (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) all works of authorship (whether copyrightable or not), all copyrights (registered and unregistered), and all applications, registrations and renewals in connection therewith (“Copyrights”); (d) internet domain names and social media accounts or user names, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) Software; (f) Trade Secrets; (g) rights of publicity; (h) all other similar intellectual property rights; and (i) all copies and tangible embodiments thereof (in whatever form or medium).

“IRS” means the U.S. Internal Revenue Service.

“Knowledge” means (a) with respect to any the Company, the knowledge of Reese Mozer and Vijay Somandepalli after reasonable inquiry; and (b) with respect to Parent, the knowledge of Eric Brock and Stewart Kantor after reasonable inquiry.

“Law” or “Laws” means any statutes, rules, codes, regulations, ordinances or Orders, of, or issued by, any Governmental Authority.

“Licensed Intellectual Property” means all Intellectual Property in which the Company holds any rights or interests granted by other Persons, including any Company Stockholder.

“Lien” means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance or other similar arrangement or interest in real or personal property.

“Material Adverse Effect” means any change, event, occurrence or circumstance, that, individually or in the aggregate with all other changes, events, occurrences and circumstances, results in, or would reasonably be expected to result in, a material adverse effect on the financial condition, business, results of operations, assets or liabilities of the Company; provided that no change, event, occurrence or circumstance that results from or arises out of or is related to any of the following shall constitute or be deemed to contribute to a “Material Adverse Effect”, or be taken into account in determining whether a “Material Adverse Effect” has occurred or may, would or could occur: (a) changes in general local, domestic, foreign, or international economic conditions; (b) changes affecting generally the industry in which the Company operates; (c) acts of war, sabotage or terrorism, military actions or the escalation thereof; (d) any changes in applicable Law or accounting rules or principles, including changes in GAAP; (e) any other action required by this Agreement or the other Transaction Agreements (including any action taken or omitted to be taken with the written consent of or at the written request of Parent); (f) the failure of the Company to meet or achieve the results set forth in any projection or forecast (provided, that this clause (f) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect)); (g) riots, civil unrest or public disorders; (h) changes in, or effects arising from or relating to, any earthquake, hurricane, tsunami, tornado, flood, mudslide or other natural disaster, disease outbreak, epidemic, pandemic (including the COVID-19 pandemic), weather condition, explosion or fire or other force majeure event or act of God; (i) any of the matters disclosed in the Disclosure Schedule; (j) any action taken (or the failure to take any action) by the Company at the written direction or written request or with the written consent of Parent or any action expressly required or inaction expressly prohibited pursuant to the terms of this Agreement or (k) the announcement or execution of this Agreement, pending or consummation of the Mergers or the other transactions contemplated by this Agreement and the other Transaction Agreements, provided, that in the case of (a) through (h), if such change, event, occurrence or circumstance affects the Company in a disproportionate manner as compared to other Persons or businesses that operate in the industry in which the Company operates, then the disproportionate aspect of such change, event or circumstance may be taken into account in determining whether a Material Adverse Effect has or shall occur.

Annex A - A-95

“Merger Consideration” means an amount equal to (a) the Cash Consideration plus (b) the Parent Payment Shares plus (c) the Parent Payment Warrants plus (d) the contingent right, collectively of the Company Stockholders, to any amounts paid or released pursuant to Section 6.14 plus (e) the contingent right, collectively of the Company Stockholders, to any amounts paid or released from the Company Stockholders’ Representative Expense Fund pursuant to Section 10.14.

“NASDAQ” means the Nasdaq Capital Market and any successor stock exchange or inter-dealer quotation system operated by The Nasdaq Stock Market, LLC (or any other tier or market thereof on which the securities of Parent may at any time be listed).

“Open Source Software” means any Software that is distributed as “free software,” “open source software,” or pursuant to any license identified as an “open source license” by the Open Source Initiative (www.opensource.org/licenses) or other license that substantially conforms to the Open Source Definition (opensource.org/osd) (including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), GNU Affero General Public License (AGPL), MIT License (MIT), Apache License, Artistic License, and BSD Licenses).

“Order” means any writ, decree, order, judgment, injunction, rule, ruling, encumbrance, voting right, or consent of or by a Governmental Authority.

“Out-of-Money Company Options” means Company Options having an exercise price in excess of the amount of the Merger Consideration that each Company Share is entitled to receive pursuant to Section 2.01(a)(ii) calculated for this purpose (a) as if all Company Options were included in clause (b) of the definition of “Fully Diluted Share Number” and (b) using the Parent Trading Price to determine the price per share of Parent Common Stock.

Annex A - A-96

“Owned Real Property” means the parcels of real property owned in fee simple by the Company (together with all fixtures and improvements thereon).

“Parent 2018 Equity Incentive Plan” means the Zev Ventures Incorporated. 2018 Incentive Stock Plan.

“Parent Common Stock” means the common stock, $0.0001 par value per share, of Parent.

“Parent Existing Debt” means, collectively, that certain (a) Paycheck Protection Program Promissory Note and Agreement, dated May 3, 2020, by and between Wells Fargo Bank, National Association and Ondas Networks Inc.; (b) Revenue Loan Agreement (Convertible Promissory Note), dated September 14, 2017, by and between Peter I. Higgins and Full Spectrum, Inc., a Delaware corporation; (c) Loan and Security Agreement, dated March 9, 2018, by and between Full Spectrum, Inc., and each of its Domestic Subsidiaries signatories thereto or thereafter a party thereto by joinder, and Steward Capital Holdings, LP, and its successor and assigns, as amended by that certain Amendment to Loan and Security Agreement, dated October 28, 2019, by and between Full Spectrum, Inc. (now known as Ondas Networks Inc.), and each of its Domestic Subsidiaries signatories thereto or thereafter a party thereto by joinder, and Steward Capital Holdings, LP, and its successor and assigns, and as amended by that certain Second Amendment to Loan and Security Agreement, dated September 4, 2020, by and between Full Spectrum, Inc. (now known as Ondas Networks Inc.), and each of its Domestic Subsidiaries signatories thereto or thereafter a party thereto by joinder, and Steward Capital Holdings, LP, and its successor and assigns; (d) Secured Term Promissory Note, dated March 9, 2018, by Full Spectrum, Inc., for itself and each of its Subsidiaries, in favor of Steward Capital Holdings, LP, or the holder of the Note, as amended by that certain First Amendment to Secured Term Promissory Notes, dated June 18, 2019, by Ondas Networks Inc., fka Full Spectrum Inc. (together with its subsidiaries), in favor of Steward Capital Holdings, LP, and its successors and assigns, and as amended by that certain Second Amendment to Secured Term Promissory Notes, dated September 4, 2020, by Ondas Networks Inc., fka Full Spectrum Inc. (together with its subsidiaries), in favor Steward Capital Holdings, LP, and its successors and assigns; and (e) Secured Term Promissory Note, dated October 9, 2018, by Ondas Networks Inc., for itself and each of its Subsidiaries, in favor of Steward Capital Holdings, LP, or the holder of the Note, as amended by that certain First Amendment to Secured Term Promissory Notes, dated June 18, 2019, by Ondas Networks Inc., fka Full Spectrum Inc. (together with its subsidiaries), in favor of Steward Capital Holdings, LP, and its successors and assigns, and as amended by that certain Second Amendment to Secured Term Promissory Notes, dated September 4, 2020, by Ondas Networks Inc., fka Full Spectrum Inc. (together with its subsidiaries), in favor Steward Capital Holdings, LP, and its successors and assigns.

Annex A - A-97

“Parent Material Adverse Effect” means any change, event, occurrence or circumstance, that, individually or in the aggregate with all other changes, events, occurrences and circumstances, results in, or would reasonably be expected to result in, a material adverse effect on the financial condition, business, results of operations, assets or liabilities of Parent and its Subsidiaries, taken as a whole; provided that no change, event, occurrence or circumstance that results from or arises out of or is related to any of the following shall constitute or be deemed to contribute to a “Material Adverse Effect”, or be taken into account in determining whether a “Material Adverse Effect” has occurred or may, would or could occur: (a) changes in general local, domestic, foreign, or international economic conditions, (b) changes affecting generally the industry in which Parent and its Subsidiaries operate, (c) acts of war, sabotage or terrorism, military actions or the escalation thereof, (d) any changes in applicable Law or accounting rules or principles, including changes in GAAP, (e) any other action required by this Agreement or the other Transaction Agreements (including any action taken or omitted to be taken with the written consent of or at the written request of the Company), (f) the failure of the Parent and is Subsidiaries to meet or achieve the results set forth in any projection or forecast (provided, that this clause (f) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Parent Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Parent Material Adverse Effect)); (g) riots, civil unrest or public disorders; (h) changes in, or effects arising from or relating to, any earthquake, hurricane, tsunami, tornado, flood, mudslide or other natural disaster, disease outbreak, epidemic, pandemic (including the COVID-19 pandemic), weather condition, explosion or fire or other force majeure event or act of God; (i) any of the matters disclosed in the Parent Disclosure Schedule or (j) the announcement or execution of this Agreement, pending or consummation of the Mergers or the other transactions contemplated by this Agreement and the other Transaction Agreements, provided, that in the case of (a) through (h), if such change, event, occurrence or circumstance affects Parent and its Subsidiaries, taken as a whole, in a disproportionate manner as compared to other Persons or businesses that operate in the industry in which the Parent and its Subsidiaries operate, then the disproportionate aspect of such change, event or circumstance may be taken into account in determining whether a Parent Material Adverse Effect has or shall occur.

“Parent Note” means that certain promissory note in the original principal amount of Two Million Dollars ($2,000,000), issued by the Company to Parent on April 22, 2021.

“Parent Payment Shares” means the Parent Shares less the Parent Transaction Expenses Shares (if any).

“Parent Payment Warrants” means a number of Parent Warrants equal to (x) the Parent Warrants less (y) the Parent Transaction Expenses Warrants (if any).

“Parent Shares” means 6,750,000 validly issued, fully paid and non-assessable shares of Parent Common Stock, as such number may be adjusted pursuant to Section 2.09.

“Parent SEC Reports” shall mean all forms, reports, statements (including registration statements), certifications, and other documents and materials filed or furnished by Parent with the SEC since January 1, 2019, including those that Parent may file or furnish after the date of this Agreement until the Closing Date, as amended or supplemented since the time of filing or furnishing, and including all exhibits, financial statements and schedules thereto and documents incorporated by reference therein.

“Parent Trading Price” means the volume weighted average price per share of Parent Common Stock as reported on the NASDAQ for the ten consecutive trading days ending on the trading day immediately preceding the Merger I Effective Time (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications, or similar events).

Annex A - A-98

“Parent Transaction Expenses Shares” means the number of shares of Parent Common Stock (if any) payable as the HamiltonClark Business Transaction fee as defined in and set forth in Section 5 of that certain letter agreement, dated as of January 14, 2021, between Hamilton Clark Sustainable Capital, Inc. (“HamiltonClark”) and the Company, as amended by that certain amendment dated May 10, 2021.

“Parent Transaction Expenses Warrants” means the number of Parent Warrants (if any) payable as the HamiltonClark Business Transaction fee as defined and set forth in Section 5 of that certain letter agreement, dated as of January 14, 2021, between HamiltonClark and the Company, as amended by that certain amendment dated May 10, 2021.

“Parent Warrants” means warrants in the form attached hereto as Exhibit E exercisable for 1,875,000 shares of Parent Common Stock in the aggregate, as such number may adjusted pursuant to Section 2.04 and Section 2.09, in accordance with their terms.

“Parties” means Parent, Merger Sub I, Merger Sub II and the Company and “Party” means any one of them.

“Patriot Act” means Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107 56).

“Patriot Act Related Laws” means those Laws, regulations, orders and sanctions, state and federal, criminal and civil, that (a) limit the use and/or seek the forfeiture of proceeds from illegal transactions, (b) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotic dealers or otherwise engaged in activities contrary to the interests of the U.S., (c) require identification and documentation of the parties with whom a financial institution conducts business, or (d) are designed to disrupt the flow of funds to terrorist organizations. For purposes of clarification, Patriot Act Related Laws shall be deemed to include the Executive Order, the Patriot Act, the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the Trading with the Enemy Act (50 U.S.C. Appx. 1 et seq.), the Cuban Democracy Act (22 U.S.C.§§ 6001-10), the Cuban Liberty and Democratic Solidarity (LIBERTAD) Act (22 U.S.C. 6021-91), the Iraq Sanctions Act of 1990 (Pub. L. 101-513), the Terrorism Sanctions Regulations (31 C.F.R. Part 595), the Antiterrorism and Effective Death Penalty Act of 1996 (8 U.S.C. § 1189, 18 U.S.C. § 2332b and 18 U.S.C. § 2332d), the Terrorism List Governments Sanctions Regulations (31 C.F.R. Part 596), the Foreign Terrorist Organizations Sanctions Regulations (31 C.F.R. Part 597), the United Nations Participation Act (22 U.S.C. § 287c), and the International Security and Development Cooperation Act (22 U.S.C. §§ 2349 aa-9); each as amended, and the sanctions regulations promulgated pursuant to the foregoing by the Office of Foreign Assets Control of the U.S. Department of Treasury, as well as Laws relating to prevention and detection of money laundering in Sections 1956 and 1957 of Title 18 of the U.S. Code, as amended.

“Per Share Closing Merger Consideration” means (a) cash equal to Cash Consideration divided by the Fully Diluted Share Number, (b) shares of Parent Common Stock equal to the Parent Payment Shares divided by the Fully Diluted Share Number, and (c) a number of the Parent Payment Warrants equal to the aggregate number of shares of Parent Common Stock for which the Parent Payment Warrants are exercisable for divided by the Fully Diluted Share Number.

Annex A - A-99

“Per Share Contingent Consideration” means a contingent right to receive (x) any amounts paid or released pursuant to Section 6.14, and any amounts released from the Company Stockholders’ Representative Expense Fund pursuant to Section 10.14 (such aggregate amount, the “Contingent Consideration”) divided by (y) the Fully Diluted Share Number.

“Permit” means any approval, consent, variance, exemption, order, approval, ratification, registration, waiver, authorization, license, permit, certificate or clearance issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.

“Permitted Liens” means (a) Liens imposed by Law for Taxes not yet due and payable or that are being contested in good faith by appropriate procedures as disclosed herein and in each case, reflected in the relevant financial statements, (b) statutory Liens of landlords, (c) Liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen, and other Liens imposed by Law or contract incurred in the ordinary course or that are being properly contested, (d) pledges and deposits made in the ordinary course in compliance with workers’ compensation, unemployment insurance and other social security Law s or regulations, (e) pledges or deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety, indemnity and appeal bonds, performance and return-of-money and fiduciary bonds and other obligations of a like nature, in each case in the ordinary course, (f) (i) easements, zoning restrictions, rights-of-way, licenses, covenants, conditions and (ii) minor defects, encroachments or irregularities in title and similar encumbrances on or affecting any real property that do not materially interfere with the ordinary conduct of business of the Company at any real property subject to such Liens, (g) any (i) interest or title of a lessor or sublessor, or lessee or sublessee under any lease, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor, or lessee or sublessee may be subject to, (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), (h) Liens on goods held by suppliers arising in the ordinary course for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and as long as such Lien remains unperfected, (i) any non-exclusive licenses granted by the Company with respect to Intellectual Property owned or exclusively used by the Company, (j) any Liens discharged or released in connection with the Closing, (k) with respect to any real property in which the Company owns a leasehold estate, any defect or encumbrance caused by or arising out of the failure to record the lease or a memorandum thereof in the applicable real property records in the jurisdiction where such real property is located and (l) the effect of any moratorium, eminent domain or condemnation Proceedings.

“Person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Authority or other entity.

“Personal Information” means any information in the possession or control of the Company that relates to an identified or identifiable individual, including name, address, telephone number, email address, username and password, photograph, government-issued identifier, persistent device identifier, or any other data used or intended to be used to precisely identify an individual.

“PPP Lender” means Silicon Valley Bank.

Annex A - A-100

“PPP Loan Escrow Agent” means Silicon Valley Bank.

“PPP Loan Escrow Agreement” means that certain escrow agreement in a form reasonably acceptable to the Company and Parent, by and between the Company and the PPP Loan Escrow Agent, pursuant to which the PPP Loan Escrow Agent is to hold and disburse the PPP Loan Escrow Amount.

“PPP Loan Escrow Amount” means (a) if there is any Indebtedness owed by the Company on either of the PPP Loans as of the Closing, then the aggregate amount of such Indebtedness as of the Closing plus an amount equal to the amount of interest that would be accrued on such Indebtedness as of the maturity date of the PPP Loan(s); and (b) in all other cases, $0.

“PPP Loans” means (i) that certain U.S. Small Business Administration Paycheck Protection Program Note, in the original principal amount of Two Hundred Forty-Seven Thousand Twenty-Nine Dollars ($247,029), dated April 21, 2020, by Silicon Valley Bank, for American Robotics, Inc. and (ii) that certain U.S. Small Business Administration Paycheck Protection Program Note, in the original principal amount of Two Hundred Thirty-Five Thousand Eight Hundred Forty-Six and 37/100 Dollars ($235,846.37), dated February 4, 2021, by Silicon Valley Bank, for American Robotics, Inc.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to a Straddle Period, the portion of such taxable period ending on and including the Closing Date.

“Pro Rata Indemnity Share” means a fraction, expressed as a percentage, equal to (i) the amount of Merger Consideration actually paid to a Company Stockholder divided by (ii) the aggregate amount of Merger Consideration actually paid to each Company Stockholder who delivered a Company Written Consent upon or prior to the execution of this Agreement.

“Proceeding” means any action, arbitration, charge, claim, complaint, demand, dispute, governmental audit, grievance, hearing, inquiry, investigation, litigations, proceeding, qui tam action, suit (whether civil, criminal, administrative, judicial, or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator, whether at law or in equity.

“R&W Insurer” shall mean ASQ Underwriting.

“R&W Policy” shall mean the buy-side representations and warranties insurance policy issued by the R&W Insurer or its Affiliates, which provide coverage for the benefit of the Parent or its designee as the named insured for breaches of certain of the representations and warranties set forth in ARTICLE III.

“Related Party” means as to any Person, any Affiliate or Subsidiary of such Person, any director, officer, member, or employee of such Person or any Affiliate or Subsidiary of such Person, any immediate family member of a director or officer or member of such Person or any Affiliate or Subsidiary of such Person, or any holder of ten percent (10%) or more of the shares or ownership interest of such Person.

Annex A - A-101

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Remedial Proceeding” means all action to (a) clean up, remove, treat or handle in any other way Hazardous Materials in the environment, (b) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or the environment, or (c) perform remedial investigations, feasibility studies, corrective actions, closures and post-remedial or post-closure studies, investigations, operations, maintenance and monitoring.

“Requisite Company Vote” means the affirmative vote or action by written consent of (a) the Company Stockholders holding at least seventy percent (70%) of the outstanding Company Shares and (b) the Common Investors holding a majority of the outstanding Company Shares held by the Common Investors.

“Restricted Company Shares” means any Company Shares granted under the Company Equity Incentive Plan and identified as “restricted stock” thereunder.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder).

“Software” means all computer software programs, together with any error corrections, updates, modifications, or enhancements thereto, in both machine-readable form and human-readable form, including all comments and any procedural code.

“Straddle Period” means any Tax period that begins on or before and ends after the Closing Date.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Tax” or “Taxes” means (a) any federal, state, local or foreign income, receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, unclaimed property or abandoned property or escheat (whether or not considered a tax under local law), value added, excise, natural resources, severance, stamp, occupation, windfall or other profits, environmental, customs, duties, real property, personal property, capital stock, social security (or similar), unemployment, disability, payroll, license, employee, withholding, premium, ad valorem, intangible, recording, proceeds, lease, goods and services, interest equalization, turnover, healthcare (whether or not considered a tax under applicable Law), or other tax, duty or other governmental charge or assessment of any kind whatsoever or deficiencies thereof, including any interest, penalties, fines or additions to tax in respect of the foregoing, in each case whether disputed or not, and (b) any liability for the payment of any amounts of the type described in clause (a) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of any Tax Sharing Agreement, or as a result of being liable for another Person’s taxes as a transferee or successor, by contract or otherwise.

Annex A - A-102

“Tax Proceeding” means a Proceeding, audit, claim, investigation, examination, dispute or controversy or any other controversy relating to Taxes, including but not limited to any assessments, notices, demands, writs, suits, recovery proceedings, claims, assessment proceedings, tax deduction at source related proceedings, re-assessment proceedings, interest related proceedings, penalty related proceedings, prosecution related proceedings, rectification, stay of demand related proceedings, appeals (at any level) and any appellate proceedings in relation to any of the foregoing.

“Tax Return” means any return, declaration, notice, form, claim for refund, report, Tax election, information return, statements or other document, including schedules and attachments thereto and amendments thereof, in each case filed or required to be filed with any Governmental Authority, or maintained (or required to be maintained) by any Person, in connection with the determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax.

“Tax Sharing Agreement” means any agreement or arrangement (whether or not written and excluding this Agreement) entered into prior to the Closing Date that binds the Company and provides for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts or gains for the purpose of determining any Person’s Tax liability.

“Trade Secrets” means all trade secrets or other proprietary and confidential information, including, processes, unpatented inventions, invention disclosures, financial data, technical data, financial and marketing plans and information, customer lists, supplier lists, pricing and cost information, business plans, know-how, formulae, methods (whether or not patentable), specifications, designs, processes, procedures, source code, object code, and data collections.

“Transaction Agreements” means this Agreement, the Lock-Up and Registration Rights Agreement, the Parent Warrants, the Employment Agreements, the Grant Agreements, the Support Agreements and any other consent, certificate or instrument executed or delivered in connection herewith.

“Treasury Regulations” means the income Tax regulations promulgated under the Code.

Annex A - A-103

“WARN Act” means the Worker Adjustment Restraining Notification Act of 1988, as amended, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses.

Index of Defined Terms. The following is an index of all defined terms utilized in this Agreement other than the terms defined in Section 11.01:

Defined Term	Section
Acquisition Proposal	Section 6.13
Agreement	Preamble
Closing	Section 1.02
Closing Date	Section 1.02
Company	Preamble
Company Audited Financial Statements	Section 3.06(a)
Company Board	Recitals
Company Board Recommendation	Section 3.02(b)
Company Charter Documents	Section 3.03
Company Information	Section 6.10(d)
Company Financial Statements	Section 3.06(a)
Company Required Financial Statements	Section 6.04
Company Shares	Section 2.01(a)(i)
Company Stockholder Notice	Section 6.09(b)
Company Stockholders’ Representative	Preamble
Company Stockholders’ Representative Expense Amount	Section 10.14(b)
Company Stockholders’ Representative Expense Fund	Section 10.14(b)
Company Stockholders’ Representative Indemnity Amount	Section 10.14(b)
Company Unaudited Financial Statements	Section 3.06(a)
Company Vote	Section 3.02(a)
Company Written Consent	Section 6.09(a)
Continuing Employee	Section 6.08(a)
Contracting Parties	Section 10.15
Copyrights	Section 11.01
D&O Indemnified Parties	Section 6.15(a)
D&O Tail Policy	Section 6.15(b)
Data Room	Section 10.03
DGCL	Recitals
Disclosure Schedule	ARTICLE III

Annex A - A-104

Defined Term	Section
Dissenting Company Shares	Section 2.02
Electronic Delivery	Section 10.06
Employment Agreement	Section 6.17(g)
End Date	Section 9.01(e)
Equity Award Exchange Ratio	Section 2.04(b)
Exchange Fund	Section 2.03(a)
FAA	Section 3.16(c)
Funded Debt	Section 6.17(b)
HamiltonClark	Section 11.01
Hogan Lovells	Section 10.13(a)
Information Security and Data Privacy Laws	Section 3.26(a)
Insurance Policies	Section 3.22
Intellectual Property Registrations	Section 3.10(a)
Interim Period	Section 5.01
Intermediate Surviving Entity	Section 1.01
IT Systems	Section 3.25
Latest Balance Sheet	Section 3.06(a)
Law Firm Work Product	Section 10.13(c)
Leased Real Property	Section 3.09(a)
Letter of Transmittal	Section 2.03(b)
Lock-Up and Registration Rights Agreement	Recitals
Losses	Section 8.01
Malicious Code	Section 3.10(k)
Material Contracts	Section 3.11(a)
Merger I	Section 1.01
Merger I Certificate of Merger	Section 1.03

Annex A - A-105

Defined Term	Section
Merger I Effective Time	Section 1.03
Merger II	Section 1.01
Merger II Certificate of Merger	Section 1.03
Merger II Effective Time	Section 1.03
Mergers	Section 1.01
Merger Sub I	Preamble
Merger Sub II	Preamble
NASDAQ Notification	Section 6.06
NASDAQ Rules	Section 4.04(b)
National	Section 4.13
Non-Party Affiliates	Section 10.15
Notice of Claim	Section 8.04(a)
Options Table	Section 3.04(b)
Parent	Preamble
Parent Certificate of Incorporation	Section 6.10(a)
Parent Disclosure Schedule	ARTICLE IV
Parent Grant Agreement	Section 6.17(f)
Parent Indemnitee(s)	Section 8.01
Parent Option Award	Section 2.04(a)
Parent Warrant Award	Section 2.04(a)
Parent Parties	Section 8.02(a)
Parent Proposal	Section 6.10(b)
Parent Stockholder Approval	Section 4.04(b)
Parent Stockholders’ Meeting	Section 6.12
Parent Subsidiary	Section 4.02
Patent Licensing Bodies	Section 3.10(c)

Annex A - A-106

Defined Term	Section
Patents	Section 11.01
Payment Schedule	Section 2.11(a)
Personal Property Leases	Section 3.20(a)
Post-Closing Letter of Transmittal	Section 2.03(b)
Pro Rata Percentage	Section 2.11(a)(iv)
Proxy Statement	Section 6.10(a)
Real Property Lease	Section 3.09(a)
Regulatory Approvals	Section 3.16(e)
Required SEC Filings	Section 6.04
Requisite Regulatory Approvals	Section 7.01(a)
Restrictive Covenant Agreements	Section 3.11(a)(viii)
Stockholder Group	Section 10.13(a)
Stockholder Parties	Section 8.02(a)
Subscription Agreement	Section 11.01
Support Agreements	Recitals
Surviving Entity	Section 1.01
Third Party Claim	Section 8.04(b)
Trademarks	Section 11.01
Unvested Company Optionholder	Section 2.04(b)
Unvested Company Options	Section 2.04(b)
Vested Company Optionholder	Section 2.04(a)
Vested Company Options	Section 2.04(a)

Annex A - A-107

IN WITNESS WHEREOF, the Parties have duly executed this Agreement, all as of the date first written above.

ONDAS HOLDINGS INC.

By:	/s/ Eric Brock
Name:	Eric Brock
Title:	Chief Executive Officer

DRONE MERGER SUB I

By:	/s/ Eric Brock
Name:	Eric Brock
Title:	Chief Executive Officer

DRONE MERGER SUB II

By:	/s/ Eric Brock
Name:	Eric Brock
Title:	Chief Executive Officer

AMERICAN ROBOTICS, INC.

By:	/s/ Reese Mozer
Name:	Reese Mozer
Title:	Chief Executive Officer

COMPANY STOCKHOLDERS’ REPRESENTATIVE:

By:	/s/ Reese Mozer
Name:	Reese Mozer

Annex A - A-108

Exhibit A-1

STATE OF DELAWARE

CERTIFICATE OF MERGER

OF

DRONE MERGER SUB I INC.

(a Delaware Corporation)

WITH AND INTO

AMERICAN ROBOTICS, INC.

(a Delaware Corporation)

[●], 2021

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation has executed this Certificate of Merger:

FIRST: The name of the surviving corporation is American Robotics, Inc., a Delaware corporation (the “Surviving Corporation”), and the name of the corporation being merged with and into the Surviving Corporation is Drone Merger Sub I Inc., a Delaware corporation (the “Merging Corporation”).

SECOND: The Agreement and Plan of Merger dated as of May [●], 2021 has been duly approved, adopted, certified, executed and acknowledged by the Surviving Corporation and the Merging Corporation in accordance with the requirements of §251 of the General Corporation Law of the State of Delaware.

THIRD: As of the effective time of the merger, the Certificate of Incorporation of the Surviving Corporation, as in effect immediately prior to the merger, which shall be in the form attached hereto as Annex A, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

FOURTH: The Agreement and Plan of Merger is on file at 53 Brigham St, Marlborough, Massachusetts 01752, US, an office of the surviving corporation.

FIFTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation on request, without cost, to any stockholder of the constituent corporations.

SIXTH: The merger shall be effective immediately upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

Annex A - A-109

IN WITNESS WHEREOF, said Surviving Corporation has caused this certificate to be signed by an authorized officer, on and as of the date first set forth above.

AMERICAN ROBOTICS, INC.

By:
Name:
Title:

[Signature Page to Certificate of Merger]

Annex A - A-110

ANNEX A

(see attached)

Annex A - A-111

Exhibit A-2

STATE OF DELAWARE

CERTIFICATE OF MERGER

OF

AMERICAN ROBOTICS, INC.

(a Delaware Corporation)

WITH AND INTO

DRONE MERGER SUB II INC.

(a Delaware Corporation)

[●], 2021

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation has executed this Certificate of Merger:

FIRST: The name of the surviving corporation is Drone Merger Sub II Inc., a Delaware corporation (the “Surviving Corporation”), and the name of the corporation being merged with and into the Surviving Corporation is American Robotics, Inc., a Delaware corporation (the “Merging Corporation”).

SECOND: The Agreement and Plan of Merger dated as of May [●], 2021 has been duly approved, adopted, certified, executed and acknowledged by the Surviving Corporation and the Merging Corporation in accordance with the requirements of §251 of the General Corporation Law of the State of Delaware.

THIRD: As of the effective time of the merger, the Certificate of Incorporation of the Surviving Corporation, as in effect immediately prior to the merger, shall be amended and restated in its entirety in the form attached hereto as Annex A, and, as so amended and restated, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

FOURTH: The Agreement and Plan of Merger is on file at 53 Brigham St, Marlborough, Massachusetts 01752, US, an office of the surviving corporation.

FIFTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation on request, without cost, to any stockholder of the constituent corporations.

SIXTH: The merger shall be effective immediately upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

Annex A - A-112

IN WITNESS WHEREOF, said Surviving Corporation has caused this certificate to be signed by an authorized officer, on and as of the date first set forth above.

DRONE MERGER SUB II INC.

By:
Name:
Title:

[Signature Page to Certificate of Merger]

Annex A - A-113

ANNEX A

(see attached)

Annex A - A-114

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AMERICAN ROBOTICS, INC.

FIRST: The name of this corporation shall be: AMERICAN ROBOTICS, INC.

SECOND: The registered office of the corporation in the State of Delaware is to be located at 1675 South State Street, Suite B, in the City of Dover, County of Kent, Delaware 19901, and its registered agent at such address is Capitol Services, Inc.

THIRD: The purpose or purposes of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH: The total number of shares of stock which the corporation is authorized to issue is One Thousand (1,000) shares of Common Stock, having a par value of $0.001 per share. All such shares are of a single class.

FIFTH: The name and mailing address of the incorporator is Abbie Schepps, 1251 Avenue of the Americas, 37th Floor, New York, New York 10020.

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws.

SEVENTH: Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or outside the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation.

NINTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit, it being the intention of this Article Ninth that a director of the corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Ninth Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

TENTH: Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, whether the basis of such action, suit or proceeding is any alleged action in an official capacity as director, officer or representative, or in any other capacity while serving as a director, officer or representative, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith; provided, however, that the corporation shall indemnify any such person in connection with any action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the board of directors of the corporation. Such right shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any action, suit or proceeding in advance of its final disposition upon delivery to the corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced unless it should be determined ultimately that such person is entitled to be indemnified under this Article Tenth or otherwise. No amendment to or repeal of this Tenth Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

Annex A - A-115

EXHIBIT B

WAIVER, RELEASE, AGREEMENT AND ACTION BY WRITTEN CONSENT
OF THE STOCKHOLDERS OF
AMERICAN ROBOTICS, INC.

Pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”) and the Certificate of Incorporation dated October 13, 2016 (the “Charter”) and the Bylaws (the “Bylaws”), in each case, of American Robotics, Inc., a Delaware corporation (the “Company”), the undersigned stockholders of the Company (the “Undersigned Stockholders”), comprised of (i) the holders of at least seventy percent (70%) of the shares of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”), entitled to vote at a meeting of stockholders (and to act by written consent in lieu of meetings), and (ii) the holders of a majority of the outstanding shares of Common Stock held by the holders of Common Stock party to a Common Stock Purchase Agreement and Subscription Agreement with the Company (each a “Subscription Agreement”), hereby take the following actions and adopt the following resolutions by written consent (this “Written Consent”) without a meeting upon the happening of the Future Events (as defined below). Capitalized terms used but not otherwise defined shall have the same meaning as provided for in the Merger Agreement (as defined below), and whenever the words “include,” “includes” or “including” are used in this Written Consent, they shall be deemed to be followed by the words “without limitation.”

Approval of Mergers

WHEREAS, the board of directors of the Company (the “Board”) reviewed, from a financial, business, operational and strategic point of view, an acquisition proposal, the terms and conditions of which are set forth in the Agreement and Plan of Merger, by and among Ondas Holdings Inc., a Nevada corporation (“Parent”), Drone Merger Sub I Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub I”), Drone Merger Sub II Inc., a Delaware corporation and direct wholly-owned subsidiary of Parent (“Merger Sub II”), the Company, and Reese Mozer, solely in his capacity as the representative of the Company Stockholders (the “Company Stockholders’ Representative”), including all exhibits thereto (the “Merger Agreement”), in the form that shall be attached hereto as Exhibit A, and the Transaction Agreements, and the transactions described therein or contemplated thereby, including the Mergers;

WHEREAS, pursuant to the Merger Agreement and in accordance with the applicable provisions of the DGCL, Merger Sub I will be merged with and into the Company, with the Company continuing as the surviving entity and a direct wholly owned subsidiary of Parent (“Merger I”);

WHEREAS, pursuant to the Merger Agreement and in accordance with the applicable provisions of the DGCL, immediately following the effective time of Merger I, the Company, as the surviving entity from Merger I, will be merged with and into Merger Sub II, with Merger Sub II continuing as the surviving entity and a direct wholly-owned subsidiary of Parent (“Merger II” and together with Merger I, the “Mergers”);

Annex A - A-116

WHEREAS, the Merger Agreement sets forth, among other things, (i) the terms and conditions of the Mergers; (ii) the manner of carrying out the Mergers; (iii) that each issued and outstanding share of Common Stock (other than (A) Common Stock to be cancelled and retired in accordance with the Merger Agreement, and (B) Dissenting Company Shares) shall be automatically cancelled and extinguished, and converted into the right to receive the Per Share Closing Merger Consideration plus a contingent right to receive the Per Share Contingent Consideration, as set forth in Section 2.01(a) of the Merger Agreement; (iv) the conversion or repayment, as applicable, of the Convertible Notes as set forth in Section 2.05 of the Merger Agreement; (v) the acceleration of, and exercise or deemed exercise or conversion into options or warrants, as applicable, to purchase shares of common stock of Parent of, each then outstanding, unexercised In-Money Company Options (other than the Unvested Company Options), as set forth in Section 2.04 of the Merger Agreement; and (vi) the automatic conversion of the Unvested Company Options into an option to purchase shares of Parent Common Stock, in accordance with Section 2.04 of the Merger Agreement;

WHEREAS, pursuant to Section 144 of the DGCL, no contract or transaction between a corporation and one or more of its directors and officers, or between a corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest (any such contract or transaction an “Interested Party Transaction”), shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board that authorizes the contract or transaction or solely because any such director’s or officer’s votes are counted for such purposes, if (i) the material facts as to the director’s or officer’s relationship or interest as to the contract or transaction are disclosed or are known to the Board, and the Board in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (ii) the material facts as to the director’s or officer’s relationship or interest as to the contract or transaction are disclosed or are known to the Company Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Company Stockholders, or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board, a committee or the Company Stockholders;

WHEREAS, (i) it has been disclosed to the Company Stockholders, and the Company Stockholders are aware, that (A) Reese Mozer (a director and officer of the Company) (I) owns 600,000 shares of Common Stock and, with respect to such shares, will receive proceeds as a result of the Mergers that are calculated in the same manner as proceeds payable to the other Company Stockholders in respect of any shares of Common Stock held by them, and (II) will continue employment with the combined company after the Closing pursuant to the terms of an employment agreement in substantially the form attached to the Merger Agreement as Exhibit D, and is eligible for additional compensation from Parent (including the grant of up to 825,000 restricted stock units of Parent) in such capacity and as a result of the Mergers, and (B) as a result of such interests, Reese Mozer is (or may be deemed to be) an interested party and the Mergers are (or may be deemed to be) an Interested Party Transaction; and (ii) the Company Stockholders have (a) been made aware of the material facts as to the interests of Reese Mozer in connection with the Mergers, (b) had an adequate opportunity to ask questions regarding the interests of Reese Mozer, and (c) had a full and fair opportunity to review the terms of the Mergers with the representatives of the Company and independent legal counsel;

Annex A - A-117

WHEREAS, (i) it has been disclosed to the Company Stockholders, and the Company Stockholders are aware, that (A) Vijay Somandepalli (a director and officer of the Company) (I) owns 300,000 shares of Common Stock and, with respect to such shares, will receive proceeds as a result of the Mergers that are calculated in the same manner as proceeds payable to the other Company Stockholders in respect of any shares of Common Stock held by them, (II) will continue employment with the combined company after the Closing pursuant to the terms of an employment agreement in substantially the form attached to the Merger Agreement as Exhibit D, and is eligible for additional compensation from Parent (including the grant of up to 412,500 restricted stock units of Parent) in such capacity and as a result of the Mergers, and (B) as a result of such interests, Vijay Somandepalli is (or may be deemed to be) an interested party and the Mergers are (or may be deemed to be) an Interested Party Transaction; and (ii) the Company Stockholders have (a) been made aware of the material facts as to the interests of Vijay Somandepalli in connection with the Mergers, (b) had an adequate opportunity to ask questions regarding the interests of Vijay Somandepalli, and (c) had a full and fair opportunity to review the terms of the Mergers with the representatives of the Company and independent legal counsel;

WHEREAS, (i) it has been disclosed to the Company Stockholders, and the Company Stockholders are aware, that (A) Eitan Babcock (an officer of the Company) (I) owns 100,000 shares of Common Stock and, with respect to such shares, will receive proceeds as a result of the Mergers that are calculated in the same manner as proceeds payable to the other Company Stockholders in respect of any shares of Common Stock held by them, and (II) will continue employment with the combined company after the Closing pursuant to the terms of an employment agreement in substantially the form attached to the Merger Agreement as Exhibit D, and is eligible for additional compensation from Parent (including the grant of up to 137,500 restricted stock units of Parent) in such capacity and as a result of the Mergers, and (B) as a result of such interests, Eitan Babcock is (or may be deemed to be) an interested party and the Mergers are (or may be deemed to be) an Interested Party Transaction; and (ii) the Company Stockholders have (a) been made aware of the material facts as to the interests of Eitan Babcock in connection with the Mergers, (b) had an adequate opportunity to ask questions regarding the interests of Eitan Babcock, and (c) had a full and fair opportunity to review the terms of the Mergers with the representatives of the Company and independent legal counsel;

WHEREAS, (i) it has been disclosed to the Company Stockholders, and the Company Stockholders are aware, that (A) Charles Parkhurst (a director of the Company) is the trustee of the Parkhurst 2001 GST Exemption Trust, which holds one (1) Convertible Note, at an aggregate face value of $50,000, which immediately prior to the Merger I Effective Time will automatically convert to a number of shares of Common Stock calculated pursuant to the terms of such Convertible Note, and with respect to such shares, will receive proceeds as a result of the Mergers that are calculated in the same manner as proceeds payable to the other Company Stockholders in respect of any shares of Common Stock held by them, and (B) Charles Parkhurst (as a director of the Company) holds one (1) Convertible Note, at an aggregate face value of $50,000, which will (unless such Convertible Note is otherwise waived or amended to require automatic conversion), at the election of Charles Parkhurst, be included in the Funded Debt and be repaid on the Closing Date pursuant to the terms of the Convertible Note and the Merger Agreement or, immediately prior to the Merger I Effective Time, automatically convert to a number of shares of Common Stock or calculated pursuant to the terms of such Convertible Note, and with respect to such shares, will receive proceeds as a result of the Mergers that are calculated in the same manner as proceeds payable to the other Company Stockholders in respect of any shares of Common Stock held by them, and (D) as a result of such interests, each of Charles Parkhurst and the Parkhurst 2001 GST Exemption Trust is (or may be deemed to be) an interested party and the Mergers are (or may be deemed to be) an Interested Party Transaction; and (ii) the Company Stockholders have (a) been made aware of the material facts as to the interests of each of Charles Parkhurst and the Parkhurst 2001 GST Exemption Trust in connection with the Mergers, (b) had an adequate opportunity to ask questions regarding the interests of each of Charles Parkhurst and the Parkhurst 2001 GST Exemption Trust and (c) had a full and fair opportunity to review the terms of the Mergers with the representatives of the Company and independent legal counsel;

Annex A - A-118

WHEREAS, each of the Undersigned Stockholders (i) acknowledges receipt of the final Merger Agreement and the Information Statement and acknowledges that he, she or it has had the opportunity to ask the Company questions and to receive answers regarding the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement and (ii) believes he, she, or it has received all information necessary to provide an informed consent to the Mergers; and

WHEREAS, (i) the Board adopted resolutions approving and declaring advisable the Merger Agreement, the Transaction Agreements and the transactions contemplated thereby, including the Mergers, via a unanimous written consent of the Board in accordance with Sections 141(f) and 251 of the DGCL, (ii) the Merger Agreement has been executed in accordance with Sections 251(b) and 103 of the DGCL by the Company and each other party to the Merger agreement, and (iii) the Board has submitted the Merger Agreement, the Transaction Agreements and the transactions contemplated thereby, including the Mergers, to the Company Stockholders for adoption and recommended that the Company Stockholders approve and adopt the Merger Agreement, the Transaction Agreements and the transactions contemplated thereby, including the Mergers.

NOW, THEREFORE, BE IT RESOLVED, that the Merger Agreement, in the form approved by the Board and in the form to be attached hereto as Exhibit A, the Transaction Agreements and the transactions contemplated thereby (including the Mergers and the apportionment of the Merger Consideration as set forth in Section 2.01 of the Merger Agreement, the treatment of the Company Options as set forth in Section 2.04 of the Merger Agreement and the treatment of the Convertible Notes as set forth in Section 2.05 of the Merger Agreement), be and hereby are, adopted, ratified, confirmed and approved in all respects by the Undersigned Stockholders, and such adoption and approval shall constitute approval for all purposes under the DGCL, the Charter, the Subscription Agreements and the Stockholders Agreement;

RESOLVED, that the Undersigned Stockholders agree that the resolutions set forth herein constitute the Company Stockholders’ (i) approval and adoption of the Merger Agreement pursuant to Section 251 of the DGCL and (ii) approval of a “Sale of Control” by means of the Mergers pursuant to Section 3 of the Stockholders Agreement;

RESOLVED, that each of the Undersigned Stockholders irrevocably (a) agrees to be bound by holdback, indemnification and other provisions set forth in Article VIII of the Merger Agreement and (b) agrees to the deposit of such Company Stockholder’s Pro Rata Indemnity Share of the Company Stockholders’ Representative Expense Fund with the Company Stockholders’ Representative (as defined and further described below), and the use of such Company Stockholders’ Representative Expense Fund to satisfy the indemnification obligations of the Company Stockholders in accordance with and subject to the terms and conditions of the Merger Agreement, and such obligations and deposits be, and hereby are, acknowledged, approved, adopted, confirmed and ratified in all respects;

Annex A - A-119

RESOLVED, that the Stockholders Agreement (pursuant to and in accordance with Section 9.2 thereof), will be hereby terminated, effective as of the Merger I Effective Time; and for the avoidance of doubt, the term of the Stockholders Agreement shall end upon the closing of the Merger I (pursuant to and in accordance with Section 9.3 thereof);

RESOLVED, that the Company’s execution, delivery and performance of the Merger Agreement, the Transaction Agreements, and the consummation of the Mergers and the other transactions contemplated thereby, are hereby authorized, adopted, ratified and approved and any and all actions, whether previously or subsequently taken by the officers and directors of the Company, which are consistent with and in furtherance of the intent and purposes of the foregoing resolutions and the consummation of the transactions contemplated therein, shall be, and hereby are, in all respects, ratified and approved and that the Board and the officers of the Company be, and hereby are, authorized to take such further actions as may be necessary or desirable to carry out the foregoing resolutions;

RESOLVED, that each of the Undersigned Stockholders agrees that the approval and adoption of the Merger Agreement, the Transaction Agreements, and the other transactions contemplated thereby, including the Mergers, by the Undersigned Stockholders pursuant to this Written Consent shall constitute approval by the Company Stockholders of the specific terms of the Merger Agreement, and the Transaction Agreements, and the other transactions contemplated thereby, including the Mergers, and shall constitute the irrevocable agreement of the Company Stockholders to be bound by such terms and provisions applicable to the Company Stockholders; and

RESOLVED, that each of the Interested Party Transactions contemplated by the foregoing resolutions are hereby authorized, ratified and approved.

Approval of Stockholders’ Representative

WHEREAS, pursuant to Section 10.14 of the Merger Agreement, the Undersigned Stockholders, by virtue of the adoption of the Merger Agreement and approval of the Mergers have irrevocably approved the constitution and appointment of, and hereby irrevocably constitute and appoint Reese Mozer, as the Company Stockholders’ Representative as the sole, exclusive, true and lawful agent, representative and attorney-in-fact of all Company Stockholders with the powers and authority as set forth in the Merger Agreement.

Annex A - A-120

NOW, THEREFORE, BE IT RESOLVED, that Reese Mozer is appointed as the Company Stockholders’ Representative and he is authorized and empowered to act as a representative, for the benefit of all Company Stockholders, as the exclusive agent and attorney-in-fact, in connection with and to facilitate the consummation of the Mergers and other transactions under the Merger Agreement and the other Transaction Agreements, which shall include the power and authority, including power of substitution to (i) execute and deliver such Transaction Agreements (with such modifications or changes therein as to which the Company Stockholders’ Representative, in his sole discretion, shall have consented) and to agree to such amendments or modifications thereto as the Company Stockholders’ Representative, in its sole discretion, determines to be desirable; (ii) execute and deliver such amendments, waivers, consents, notices and instructions in connection with the Transaction Agreements, and the consummation of the Mergers and the other transactions contemplated by the Transaction Agreements as the Company Stockholders’ Representative, in his sole discretion, may deem necessary or desirable; (iii) administer and resolve any disputes or compromise such disputes with Parent, on the Company Stockholders’ behalf (including in connection with any and all claims related to Taxes, or claims related to Merger Consideration), including to consent to, compromise and settle claims for indemnification pursuant to ARTICLE VIII of the Merger Agreement; (iv) take any and all actions that the Company Stockholders’ Representative believes are necessary or appropriate under the Transaction Agreements or to effectuate the Mergers or the other transactions contemplated thereby, for and on behalf of Company Stockholders and to resolve any dispute with Parent or any of its Affiliates over any aspect of the Transaction Agreements and, on behalf of the Company Stockholders, to enter into any agreement to effectuate any of the foregoing that shall have the effect of binding the Company Stockholders as if the Company Stockholders had personally entered into such an agreement; provided, that no such failure to act on the part of the Company Stockholders’ Representative, except as otherwise provided in the Merger Agreement, shall be deemed a waiver of any such right or interest by the Company Stockholders’ Representative or by Company Stockholders unless such waiver is in writing signed by the waiving party or by the Company Stockholders’ Representative; (v) use the Company Stockholders’ Representative Expense Fund and the funds therein to satisfy costs, expenses and/or liabilities of the Company Stockholders’ Representative or Company Stockholders in connection with matters related to the Transaction Agreements, including to consent to, compromise and settle claims for indemnification pursuant to ARTICLE VIII of the Merger Agreement, with any balance of the Company Stockholders’ Representative Expense Fund not used for such purposes to be disbursed and paid to each Company Stockholder in accordance with, and subject to, Section 10.14(b) to the Merger Agreement at such time as the Company Stockholders’ Representative determines in his sole discretion that no such costs, expenses and/or liabilities shall become due and payable; (vi) collect and receive all moneys and other proceeds and property payable to the Company Stockholders’ Representative or the Company Stockholders as described in the Merger Agreement or otherwise payable to the Company Stockholders’ Representative pursuant to the Transaction Agreements, and, subject to any applicable withholding Laws, and net of any out-of-pocket expenses incurred by the Company Stockholders’ Representative, the Company Stockholders’ Representative shall disburse and pay the same to each of the Company Stockholders in accordance with the Company Certificate of Incorporation as in effect immediately prior to the Merger I Effective Time and the Payment Schedule at such time as the Company Stockholders’ Representative determines in his sole discretion; (vii) after the Closing, determine, from time to time, the allocation and distribution of any amounts payable to the Company Stockholders in accordance with the terms of the Company Certificate of Incorporation and amend the Payment Schedule accordingly; provided, that any such determination shall be made by the Company Stockholders’ Representative in good faith in his sole discretion; provided further, that any such determination by the Company Stockholders’ Representative shall be final and binding on all Company Stockholders absent fraud or manifest error; and (viii) make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, unit and/or stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Company Stockholders’ Representative, in his sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the transactions contemplated by the Transaction Agreements and all other agreements, documents or instruments referred to therein or executed in connection therewith;

Annex A - A-121

RESOLVED, that the Undersigned Stockholders acknowledge and agree that the Company Stockholders’ Representative will incur no liability of any kind with respect to any action or omission by the Company Stockholders’ Representative in connection with his services pursuant to the Transaction Agreements except in the event of liability directly resulting from the Company Stockholders’ Representative’s willful misconduct;

RESOLVED, that the Undersigned Stockholders acknowledge and agree that the Company Stockholders’ Representative may consult with counsel chosen by Company Stockholders’ Representative and shall have full and complete authorization to act or refrain from acting in accordance with the opinion of such counsel and shall not be liable for any action or omission pursuant to the advice of counsel, and the Company Stockholders’ Representative may rely and shall be protected in acting, or refraining from acting, upon any written notice, instruction or request furnished to the Company Stockholders’ Representative under the Transaction Documents and reasonably believed by the Company Stockholders’ Representative to be genuine and to have been signed or presented by the proper party or parties;

RESOLVED, that the Undersigned Stockholders acknowledge and agree (i) in accordance with Company Stockholders’ respective Pro Rata Indemnity Share, to reimburse the Company Stockholders’ Representative for the difference between the total expenses incurred by the Company Stockholders’ Representative in his capacity as the Company Stockholders’ Representative and the Company Stockholders’ Representative Expense Amount and (ii) to indemnify, on a pro rata basis (based on such Company Stockholders’ Pro Rata Indemnity Share), the Company Stockholders’ Representative against all losses and liabilities (including any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claims whatsoever), arising out of or in connection with any claim, investigation, challenge, action or proceeding or in connection with any appeal thereof, relating to the acts or omissions of the Company Stockholders’ Representative under the Merger Agreement or otherwise; provided, that such indemnification shall not apply in the event of any action or proceeding which finally adjudicates the liability of the Company Stockholders’ Representative under the Merger Agreement for his willful misconduct; and

RESOLVED, that all actions, notices, communications and determinations given or made by the Stockholders’ Representative in connection with the Merger Agreement shall conclusively be deemed to have been authorized by, and shall be binding upon, any and all Company Stockholders, and no Company Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

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Waiver of Appraisal Rights

RESOLVED, that each of the Undersigned Stockholders, with respect only to himself, herself or itself, hereby expressly, irrevocably and conclusively waives in all respects, agrees not to assert, any and all rights to dissent from Merger I or request appraisal (or quasi-appraisal or similar equitable remedies) under the laws of the State of Delaware, including, without limitation, Section 262 of the DGCL, a copy of which is attached hereto as Exhibit B, in connection with Merger I.

Waiver of Notice

RESOLVED, effective immediately following the completion of the Future Events, each of the Undersigned Stockholders, with respect only to himself, herself or itself, hereby expressly waives in all respects any notice with respect to the Merger Agreement, the Transaction Agreements and the transactions contemplated thereby, including the Mergers, under or in connection with any Subscription Agreement, Company Option or Convertible Note.

Release

RESOLVED, that, effective upon the Closing each of the Undersigned Stockholders, on behalf of himself, herself or itself and each of his, her or its heirs, administrators, estates, executors, personal representatives, successors and assigns (collectively, the “Releasors”), hereby unconditionally and irrevocably releases and forever discharges Parent, Merger Sub I, Merger Sub II, the Company, the surviving entities from the Mergers and their respective subsidiaries and each of their respective current and former Affiliates and agents, equityholders, predecessors, and the successors and assigns of all of the foregoing (individually, a “Releasee” and collectively, the “Releasees”) from any and all claims, damages, losses, demands, actions, causes of action, and/or liabilities, which the Releasor now has, may ever have had in the past or until and including the date of this Written Consent against any of the respective Releasees arising out of (i) the ownership or purported ownership by the Company Stockholder of the Company Shares surrendered in connection with the Mergers, (ii) any written or oral agreements or arrangements existing, occurring or entered into by the Company Stockholder at any time up to the Effective Time and (iii) any events, matters, causes, things, acts, omissions or conduct, occurring or existing at any time up to and including the Effective Time (the “Released Claims”), whether pursuant to any contract or agreement, breach or alleged breach of fiduciary duty or otherwise; provided, however, that nothing herein (x) will be deemed to constitute a release by the Company Stockholder of any right to enforce the Company Stockholders’ rights under the Merger Agreement, the other Transaction Agreements and any employment agreement or any other agreement, certificate or document entered into by the Company Stockholder or delivered by Parent, the Company, Merger Sub I, Merger Sub II or the entities surviving the Mergers in connection with or after the consummation of the transactions contemplated by the Merger Agreement and (y) is intended to affect (1) any obligations for accrued and unpaid employment or consulting compensation, employee benefits or expense reimbursement unpaid as of the Closing to the Undersigned Stockholder, (2) the obligations of any insurer under any director and officer or fiduciary run-off policies to the Undersigned Stockholder or (3) subject to Section 6.15 of the Merger Agreement, any claims relating to indemnification or similar obligations of the Company filed or asserted after the date hereof and existing as of the Closing Date to the Releasors in their capacities as directors or officers under the certificate of incorporation, bylaws or any other similar organizational documents of the Company or under applicable Law, in the case of this clause (y), if he or she is an employee, director or officer of the Company, and in connection with the foregoing, the Undersigned Stockholder hereby unequivocally, unconditionally and irrevocably agrees not to, directly or indirectly, initiate, commence or cause to be commenced, any proceeding of any kind with respect to, institute, assert or threaten to assert any Released Claim against any of the parties released pursuant to this Written Consent and this release shall constitute a complete defense to any Released Claim.

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Omnibus Resolutions

RESOLVED, that each of the officers of the Company, be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to make all such arrangements, to take all such further action, to cause to be prepared and filed all such documents, to make all expenditures, pay all fees and incur all expenses and to execute, deliver, certify and file, in the name of and on behalf of the Company, as applicable, all such further agreements, undertakings, certificates, instruments and documents, in the name of and on behalf of the Company, and to pay all such costs, fees and expenses as such officers shall approve as necessary or advisable to carry out the intent and accomplish the purposes of the foregoing resolutions and transactions contemplated thereby (such approval to be conclusively, but not exclusively, evidenced by the taking of such actions and the execution, delivery, certification and filing of such documents); and

RESOLVED, that any and all actions heretofore taken by any of the officers in connection with any of the foregoing resolutions, be and the same hereby are, ratified, approved, adopted and confirmed in all respects.

RESOLVED, that a facsimile or Portable Document Format (PDF) version of an executed original hereof or electronic signature complying with the U.S. Federal ESIGN Act of 2000 or other applicable law, including without limitation, electronic signature affixed via DocuSign®, shall be deemed for all purposes to be an original.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the Undersigned Stockholders has executed this Written Consent on the date set forth below such stockholder’s name. This Written Consent shall be effective immediately following the full execution and delivery of the final Merger Agreement by each of the parties thereto (the “Consent Effective Time”); provided, however, that if the Consent Effective Time has already occurred, this Written Consent shall be effective immediately. This Consent shall be deemed revoked by any stockholder if it has not become effective within 60 days of the date of execution set forth below such stockholder’s name, which date of execution is the date on which provision for the effectiveness of this Written Consent has been made. A copy of the fully executed Merger Agreement, which shall be in the same form as the Merger Agreement provided to the Undersigned Stockholders prior to the execution of this Written Consent, shall be attached to this Written Consent as Exhibit A.

This Written Consent may be signed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. By executing this Written Consent, each Company Stockholder is deemed to have voted all of the shares of capital stock held by such Company Stockholder. Upon the Consent Effective Time, the Secretary of the Company is hereby directed to file a signed copy of this Consent in the minute book of the Company.

[Company STOCKHOLDER]

By:
Name:
Tile:
Date:

Signature Page

Written Consent of the Stockholders of American Robotics, Inc.

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EXHIBIT A

Merger Agreement

See attached.

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EXHIBIT B

Section 262 of the DGCL

DELAWARE CODE

TITLE 8. CORPORATIONS

CHAPTER 1. GENERAL CORPORATION LAW

SUBCHAPTER IX. MERGER, CONSOLIDATION OR CONVERSION

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

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(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

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(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

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(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

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(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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EXHIBIT C

ONDAS HOLDINGS INC.

FORM OF

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), is made and effective as of this ___ day of ________, 2021 (the “Grant Date”), by and between Ondas Holdings Inc. (f/k/a Zev Ventures Incorporated) (the “Company”), and _____________________________ (“Participant”).

W I T N E S S E T H:

WHEREAS, the Company is desirous of increasing the incentive of Participant whose contributions are important to the continued success of the Company;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the Company hereby grants Participant an award of restricted stock units in the Stock of the Company pursuant to the Zev Ventures Incorporated 2018 Incentive Stock Plan (the “Plan”), upon the following terms and conditions. Capitalized terms not defined herein shall have the meaning ascribed thereto in the Plan.

1. GRANT OF RESTRICTED STOCK UNITS

Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Participant the right to receive [_____________ (                                     )] shares of the Company’s Stock upon the satisfaction of certain conditions (the “Restricted Stock Units”). Shares of the Company’s Stock shall be issued only upon vesting of the Restricted Stock Units and only upon the satisfaction of the terms and conditions set forth herein and in the Plan.

2. VESTING

No Stock shall be issued pursuant to the unvested Restricted Stock Units. Except as otherwise provided for in the Plan and this Agreement, the Restricted Stock Units shall vest upon the satisfaction of the vesting requirements set forth below:1

Date	Incremental Number of Vested Restricted Stock Units	Cumulative Number of Vested Restricted Stock Units
[__], 2022
[__], 2023
[__], 2024

There shall be no proportionate or partial vesting in the periods between the vesting dates and all vesting shall occur only on the aforementioned vesting dates.

[1]	Note to Draft: To vest in three equal installments beginning on the first year anniversary of the Closing.

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3. TERMINATION OF EMPLOYMENT

Except as otherwise provided in any employment, offer, or severance agreement or letter between the Company and the Participant (the “Employment Agreement”), upon Participant’s termination of employment or other service with the Company for any reason, the unvested portion of the Restricted Stock Units shall expire.

4. DISTRIBUTION OF STOCK

The Company shall deliver a certificate evidencing shares of Stock to the Participant or direct its transfer agent to register such shares in book entry form, within thirty (30) days following the vesting of any Restricted Stock Units.

5. MISCELLANEOUS

(a) Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Board and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

(b) Withholding. Participant agrees (a) to pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local, domestic or foreign taxes of any kind required by law to be withheld with respect to the Restricted Stock Units, and (b) that the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect the Restricted Stock Units.

(c) Status as a Shareholder. Participant shall have no rights of a shareholder with respect to the Restricted Stock Units until the Stock is issued to him or her pursuant to Section 4 above.

(d) Transferability. The Restricted Stock Units may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of unless the Plan so provides.

(e) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

(f) Entire Agreement; Amendments. This Agreement, the Plan and the Employment Agreement constitute the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof. This Agreement may not be amended, supplemented, or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement, or modification is sought.

(g) No Rights to Continued Employment. Nothing contained herein shall give the Participant the right to be retained in the employment or service of the Company or any of its subsidiaries or affiliates or affect the right of any such employer to terminate the Participant.

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(h) Section 409A Compliance. It is intended that all compensation payable pursuant to this Agreement are exempt from or, alternatively, comply with Section 409A of the Code (and any legally binding guidance promulgated under Section 409A of the Code (“Section 409A”), and this Agreement will be interpreted, administered and operated accordingly. In the event that any provision of this Agreement is inconsistent with Section 409A, then the applicable provisions of Section 409A shall supersede such inconsistent provision. For all purposes under Section 409A, Participant’s right to receive any payments pursuant to this Agreement shall be treated as a right to receive a separate and distinct payment, and any payments to be made in installments shall be deemed to be a series of separate payments. A termination of employment or service under this Agreement shall mean a “separation from service” under Section 409A.

(i) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance, and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by, and construed in accordance with the laws of the State of Nevada.

(j) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ONDAS HOLDINGS INC.

By:
Name:
Title:

PARTICIPANT:

Name:
Address:

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EXHIBIT D

American Robotics, Inc.

[__], 2021

[Employee]

Re: Offer of Employment

Dear [Employee]:

This letter agreement (the “Letter Agreement”), on behalf of American Robotics, Inc., a Delaware corporation (the “Company”) to the undersigned individual (the “Executive”) shall be effective on [__], 2021 (the “Effective Date”) and continue until terminated under Section 5 or 7, pursuant to the terms set forth below:

1. Position. The Executive shall serve as the Company’s [insert title]. The Executive’s responsibilities shall be determined by the [insert title]. The Executive shall devote his full time, attention and ability to the business of the Company, shall well and faithfully serve the Company, and shall use his best efforts to promote the interests of the Company. His duties shall include all those duties customarily performed by the [insert title]. The Executive understands that his duties may involve significant travel from his place of employment (both within and outside the country in which that place is located), and he agrees to travel as reasonably required in order to fulfill his duties.

The Executive agrees that he shall not accept any other appointments to the board of directors of any other entity without first obtaining the written approval of Company, which approval shall not be unreasonably withheld.

2. Compensation. In connection with Executive’s employment, the Company will pay the following salary and other compensation, commencing on the Effective Date:

(a) Salary. Executive will be paid an initial base salary at the annual rate of $200,000 (“Base Salary”), payable in accordance with the Company’s standard payroll practices.

(b) Bonus. Commencing with calendar year 2021, Executive shall be eligible to receive an annual discretionary bonus with respect to each calendar year, based on Executive’s performance and the financial performance of the Company, as determined in the sole and absolute discretion of the Board of Directors of Ondas Holdings Inc. (“Parent”) and consistent with Parent’s bonus plan for its senior executives, the (the “Annual Bonus”). Any Annual Bonus to which Executive is eligible shall be paid to Executive within forty-five (45) days after the Company finalizes the year-end financials for the calendar year to which such Annual Bonus relates, and in no case will be paid later than December 31 of the calendar year following the year to which such Annual Bonus relates. The payment by the Company of any Annual Bonus to Executive is conditioned upon Executive’s continuous employment by the Company during the entire calendar year to which the Annual Bonus relates, provided, however, that for the avoidance of doubt, if Executive is employed on December 31, 2021, Executive shall be deemed to have been continuously employed during all of calendar year 2021.

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(c) Other Compensation. Executive will be eligible to participate in the benefit plans established for Company employees, including group life, health, and dental coverage (“Plan Benefits”); in each case to the same extent and in the same manner as other similarly situated executives.

(d) Right to Change Plans. Nothing in this letter will be construed to limit, condition or otherwise encumber the Company’s right to amend, discontinue, substitute, or maintain any Plan Benefits or perquisite.

(e) Vacation/Paid Holidays. Executive shall accrue paid vacation at the rate of twenty (20) days for each calendar year and shall accrue paid sick time of up to forty (40) hours for each calendar year (or such greater amount if provided in Company policy), subject to the terms of the Company’s vacation and sick leave policies in effect from time to time. Executive shall be compensated at the usual rate of base compensation for any vacation days and sick time and shall also be entitled to paid Company Holidays as generally observed by the Company. Company Holidays are currently defined as New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving Day, and Christmas Day. In addition to Company Holidays, two floating holidays are granted each year; one of which is Company-designated, and the second of which is by choice of the Executive.

(f) D&O Coverage; Indemnification. The Company shall provide (or cause to be provided) the Executive with directors’ and officers’ liability coverage (including coverage following termination of the Executive’s employment) if and to the same extent that Parent provides such coverage to other similarly situated executives of Parent. The Company shall also provide (or cause to be provided) the Executive with indemnification and advancement of expenses (including coverage following termination of the Executive’s employment) at least to the same extent as the most favorable terms for such coverage that it provides to any director or officer of Parent.

All payments in this Section 2 shall be subject to all required federal, state, and local withholding taxes.

3. Expense Reimbursement. Executive shall be entitled to reimbursement for ordinary, necessary, and reasonable out-of-pocket trade or business expenses incurred in connection with performance of duties under this Letter Agreement. The reimbursement of all such expenses shall be made upon presentation of evidence reasonably satisfactory to the Company of the amounts and nature of such expenses and shall be subject to the reasonable approval of the Company’s executive officers or Board of Directors.

4. Additional Agreements; Non-compete; Non-solicitation. Executive is expected to abide by Company rules and regulations, including its social media policy (as set forth in the employee handbook) and its Insider Trading Policy, which may be revised by the Company from time to time. Executive will also be expected to sign and comply with the Employment, Non-Competition, Confidential Information and Intellectual Property Assignment Agreement attached as Exhibit B (the “IP Agreement”), which requires, among other things, the assignment of rights to any intellectual property made during Executive’s association with the Company, and non-disclosure of proprietary information.

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5. At-Will Employment. Executive’s employment with the Company will be “at will,” meaning that both the Executive and the Company will be entitled to terminate Executive’s employment at any time and for any reason, with or without cause. Although Executive’s job duties, title, compensation and benefits, as well as the Company’s human resources policies and procedures, may change from time to time, the “at will” nature of Executive’s employment may only be changed in an expressed written agreement signed by Executive and a duly authorized officer of the Company.

(a) Termination for Cause. The Company may terminate Executive’s employment at any time for Cause by providing a written notice stating the Cause provision relied upon and reasonable detail describing the factual basis underlying such Cause. As used herein, “Cause” is defined to mean (I) if Executive has been convicted of, or has pleaded guilty or nolo contendere to, any felony or a crime involving moral turpitude; (II) if Executive has engaged in willful misconduct or materially failed or refused to perform the duties reasonably assigned, or has performed such duties with evidenced gross negligence, or has materially breached any terms or conditions of Executive’s agreements with the Company, and, following ten (10) days’ written notice of such conduct, failed to cure it; or (III) if Executive has committed any fraud, embezzlement, misappropriation of funds, breach of fiduciary duty, or other material act of dishonesty against the Company. Upon termination for Cause, the Company will pay Executive’s (i) Base Salary accrued through the date of termination, (ii) accrued and unused vacation through the date of termination, (iii) any unreimbursed business expenses incurred through the date of termination (and otherwise payable in accordance with the Company’s expense reimbursement policy), and (iv) all benefits accrued and vested through the date of termination pursuant to the Company’s Plan Benefits in which Executive then participated (the “Accrued Obligations”). The Company will not have any other compensation obligations to Executive.

(b) Termination other than Death or Cause. The Company may terminate Executive’s employment for any reason not described in Section 5(a), including Disability, at any time by giving written notice thereof, and the date on which Executive received such notice will be Executive’s date of termination. Upon such a termination, the Company will provide Executive with the compensation described in Section 6, subject to the terms therein.

“Disability” means an injury, or physical or mental illness or incapacity of such character as to substantially disable Executive from performing Executive’s duties hereunder for a period of more than six (6) months in the aggregate during any twelve (12) month period; provided, however, to the extent any payment pursuant to this Letter Agreement is subject to Section 409A (as defined in Section 13), a Disability shall be deemed to occur only if the Executive is considered “disabled” pursuant to Section 409A.

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(c) Constructive Termination. Executive may terminate Executive’s employment for Constructive Termination (as defined below) by giving the Company written notice thereof thirty (30) days in advance of such effective date, which effective date shall be the date of termination; provided, however, in the event Executive fails to give such notice within ninety (90) days after the occurrence of an event constituting Constructive Termination, Executive will be deemed to have waived Executive’s right to terminate employment for Constructive Termination. Upon such a termination, the Company will provide Executive with the compensation described in Section 6, subject to the terms therein. Absent Executive’s expressed written agreement to the contrary, the term “Constructive Termination” means: 1

(i) a material diminution in Executive’s duties, responsibilities, or authority (other than changes made due to the Executive’s incapacity);

(ii) a material diminution in the duties, responsibilities, or authority of the supervisor to whom Executive is required to report;2

(iii) the relocation of the Executive’s principal place of employment to a location more than fifty (50) miles from the metropolitan Marlborough, Massachusetts area without the Executive’s consent;

(iv) a material reduction in Executive’s Base Salary;

(v) a failure of a successor of the Company to assume the obligations of this Letter Agreement;

(vi) a material breach by the Company of this Letter Agreement;

provided that, in each such case, the Company has thirty (30) days following receipt of such written notice from Executive to cure. The Executive shall not be deemed to have terminated this Letter Agreement for Constructive Termination if the Executive terminates this Letter Agreement later than six months following the initial existence of the above referenced event or condition which is the basis for such termination. For purposes of this Section, an isolated, immaterial, and inadvertent action not taken in bad faith by the Company that is remedied by the Company promptly after receipt of written notice thereof given by Executive will not be considered Constructive Termination.

(d) Voluntary Termination. Executive may terminate his employment at any time for a reason other than Constructive Termination by providing written notice to the Company, and the effective date of termination will be the date on which such notice is received by the Company. The Company will pay Executive the Accrued Obligations through the date of termination. The Company will have no other obligations to Executive.

(e) Board. If at the time of termination of Executive’s employment Executive was serving as a member of the board of directors of the Company (the “Board”) or any of its affiliates, executive’s termination shall automatically be deemed as Executive’s resignation from the board of directors of the Company and any affiliates without any further action, except when the Board shall, in writing, request a continuation of duty as a Director in its sole discretion.

[1]	Note to Draft: To be included in Reese Mozer’s employment agreement: “(i) a change in Executive’s title from the title set forth in Section 1 hereof;”
[2]	Note to Draft: To be included in Reese Mozer’s employment agreement: “, including a requirement that Executive report to a corporate officer or employee instead of reporting directly to the Company’s or Ondas Holdings Inc.’s Board of Directors and/or to the Chief Executive Officer of Ondas Holdings Inc.”

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6. Severance Compensation. Notwithstanding the above if (i) Executive is terminated by the Company without Cause, (ii) Executive terminates Executive’s employment due to Constructive Termination, or (iii) Executive’s employment terminates as a result of his Disability, the Company will provide Executive the following compensation:

(a) The Company will (i) pay Executive the Accrued Obligations through the date of termination, (ii) subject to Section 6(b) below, pay Executive’s continued Base Salary and Plan Benefits on a monthly basis for a period of twelve (12) months, following the date of termination, including reimbursing Executive for all COBRA premium continuation payments for Executive and his eligible dependents for every benefit for which COBRA is applicable, for a period of twelve (12) months following the date of termination, and (iii) subject to Section 6(b) below, permit Executive’s outstanding restricted stock units to continue to vest in accordance with their terms as though Executive had not terminated employment (the compensation, benefits and continued vesting under Section 6(a)(ii) and (iii) hereof are collectively, “Severance Compensation”). If Executive is eligible to receive disability payments pursuant to a disability insurance policy paid for by the Company, Executive shall assign such benefits to the Company for all periods as to which Executive is receiving payment under this Letter Agreement.

(b) The provision of the foregoing severance in Section 6(a)(ii) and (iii) above is conditioned upon Executive’s continued compliance with the surviving terms of this Letter Agreement and the IP Agreement, and Executive executing, delivering to the Company and not revoking a signed general release and non-disparagement agreement (the “Waiver and Release of Claims” in the form attached hereto as Exhibit A) within sixty (60) days following his termination of employment. Notwithstanding anything to the contrary in this Letter Agreement, if the above sixty (60) day release period straddles two (2) calendar years, no severance benefits shall be paid to the Executive until the second calendar year (with any missed severance payments being paid to the Executive on the first payroll date occurring in the second calendar year).

7. Termination by Virtue of Death. In the event of Executive’s death while employed pursuant to this Letter Agreement, all obligations of the parties hereunder shall terminate immediately, and the Company shall, pursuant to the Company’s standard payroll policies, pay to Executive’s legal representatives the Accrued Obligations and any vested benefits that Executive or Executive’s estate may be entitled to receive under any Company policy or Plan Benefits.

8. Outside Activities During Employment; No Conflicting Obligations. In addition to any obligations contained in this Letter Employment and the IP Agreement, so long as Executive renders services to the Company, Executive will not assist any person or organization in competing with the Company, or in preparing to compete with the Company. Executive represents and warrants that Executive is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with Executive’s obligations under this Letter Agreement. Executive represents and warrants that Executive will not use or disclose, except in connection with Executive’s employment with the Company and consistent with the Company’s policies, any trade secrets or other proprietary information or intellectual property in which Executive or any other person has any right, title or interest and that Executive’s employment will not infringe or violate the rights of any other person. Executive represents and warrants to the Company that Executive has returned all property and confidential information belonging to any prior employer.

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9. Withholding Taxes. All forms of compensation referred to in this Letter Agreement are subject to reduction to reflect applicable withholding and payroll taxes.

10. Entire Agreement. This Letter Agreement, the IP Agreement, and the exhibits referred to in this Letter Agreement contain all of the terms of Executive’s employment with the Company and supersede any prior understandings or agreements, whether oral or written, between Executive and the Company.

11. Amendment. This Letter Agreement may not be amended or modified except by an expressed written agreement signed by Executive and a duly authorized officer of the Company.

12. Governing Law; Waiver of Jury Trial.

(a) This Letter Agreement shall be construed and enforced in accordance with the internal laws of the State of Massachusetts applicable to contracts wholly executed and performed therein without regard to any conflicts of laws rules. The parties hereto agree that any legal proceeding by or against any party hereto or with respect to or arising out of this Letter Agreement may be brought in the federal and state courts located in Suffolk County, Massachusetts. By execution and delivery of this Letter Agreement, Executive irrevocably and unconditionally submits to the jurisdiction of such courts and hereby waives any right to stay or dismiss any action or proceeding under or in connection with this Letter Agreement brought before the foregoing courts on the basis of (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, or that it or any of its property is immune from the above-described legal process, (b) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (c) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to any final judgment of any court having jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR EXECUTIVE’S EMPLOYMENT BY THE COMPANY OR ANY AFFILIATE OF THE COMPANY.

(b) Equitable Remedies. Each of the parties agree that it would be impossible or inadequate to measure and calculate the damages from any breach of the covenants contained in this Letter Agreement prior to resolution of any dispute. Accordingly, if either party claims that the other party has breached any covenant of this Letter Agreement or the IP Agreement, that party will have available, in addition to any other right or remedy, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and/or to specific performance of any such provision of this Letter Agreement or the IP Agreement pending resolution of the dispute. The parties further agree that no bond or other security shall be required in obtaining such equitable relief and hereby consents to the issuance of such injunction and to the ordering of specific performance.

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13. Code Section 409A. This Letter Agreement is intended to comply with Section 409A of the Internal Revenue Code, as amended from time to time, and its implementing regulations and guidance (“Section 409A”). Executive hereby agrees that the Company may, without further consent from Executive, make the minimum changes to this Letter Agreement as may be necessary or appropriate to avoid the imposition of additional taxes or penalties to Executive pursuant to Section 409A. The Company cannot guarantee that the payments and benefits that may be paid or provided pursuant to this Letter Agreement will satisfy all applicable provisions of Section 409A. If and to the extent required to comply with Section 409A, any payment or benefit required to be paid under this Agreement on account of termination of Executive’s employment or service (or any other similar term) shall be made only in connection with a “separation from service” with respect to Executive within the meaning of Section 409A. Notwithstanding anything in this Letter Agreement to the contrary or otherwise, except to the extent any expense, reimbursement or in-kind benefit provided pursuant to this Section does not constitute a “deferral of compensation” within the meaning of Section 409A: (i) the amount of expenses eligible for reimbursement or in-kind benefits provided to Executive during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to Executive in any other calendar year; (ii) the reimbursements for expenses for which Executive is entitled to be reimbursed shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred; and (iii) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit. Notwithstanding the foregoing, in the event that the Executive is a “specified employee” (as described in Section 409A), and any payment or benefit payable pursuant to this Agreement constitutes deferred compensation under Section 409A, then no such payment or benefit shall be made before the date that is six months after the Executive’s “separation from service” (as described in Section 409A) (or, if earlier, the date of the Executive’s death). Any payment or benefit delayed by reason of the prior sentence shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule.

Sincerely yours,

American Robotics, Inc.

By

Name:

Title:

I have read and accept this Letter Agreement:

Dated:

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EXHIBIT A

AMERICAN ROBOTICS, INC.

Waiver and Release of Claims

I understand that this Release Agreement (“Release”), constitutes the complete, final, and exclusive embodiment of the entire agreement between American Robotics, Inc. (the “Company”) and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated herein.

In consideration of my receipt of the Severance Compensation under Section 6 of the Letter Agreement between me and the Company dated XXX (the “Letter Agreement”), I, for myself, my heirs, attorneys, representatives, executors, administrators, successors and assigns, hereby release, acquit and forever discharge, to the full extent permitted by law, the Company, its parents, subsidiaries, affiliates, and each of their past and current direct or indirect, officers, directors, agents, employees, shareholders, members, partners, consultants, insurers, agents, attorneys, fiduciaries, employment benefits plans and programs, successors and assigns (collectively, the “Releasees”), of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with, or service as a director of, the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of my employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other equity or ownership interests in the Company or its past and current parent, subsidiaries or affiliates, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; and claims pursuant to any federal, state or local law or cause of action.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the Age Discrimination in Employment Act, as amended (“ADEA”). I also acknowledge that the consideration given under the Letter Agreement for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled, and that I am entitled to the Severance Compensation under the Letter Agreement only if I sign and do not revoke this Release. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have twenty-one (21) days after the date this Release is presented to me to sign to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following my execution of this Release to revoke the Release; and (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth (8th) day after I execute this Release (provided that I have returned it to the Company by such date).

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I acknowledge that in certain States the laws provide language similar to the following: “A general release does not extend to claims which the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his settlement with the debtor or released party.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company, its affiliates, and the entities and persons specified above.

I will not in any way publicly disparage, defame, or slander the Company or its present subsidiaries, affiliates, officers, or directors, or any of the Company’s products or services, in any manner that would cause damage to the Company or its present subsidiaries, affiliates, officers, or directors.

I understand that nothing in this Release is intended to limit my ability to (i) file a complaint or disclose any facts relating to a complaint or charge with the Equal Employment Opportunity Commission (“EEOC”), the U.S. Securities and Exchange Commission (“SEC”), or any other federal, state, or local government agency or commission, nor does anything in this Release prevent me from disclosing factual information regarding any allegations made against the Company in any civil action or administrative action for sexual harassment, sexual assault, workplace harassment or discrimination based upon sex, or retaliation against a person for reporting sexual harassment, sexual assault, or workplace harassment or discrimination based upon sex; (ii) receive fully-vested and non-forfeitable rights, if any, in connection with a grant of equity or under the Company’s benefit plans and programs, in each case in accordance with their terms and conditions; (iii) be protected by any rights I may have to be indemnified by the Company or any rights I may have under directors and officers insurance policies; (iv) challenge the validity of this Release under the ADEA; (v) receive “Accrued Benefits” as defined in the Letter Agreement; or (vi) receive nonforfeitable benefits under an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act, 29 U.S.C. Sec. 1002(3). Notwithstanding the foregoing, by signing this Release, I expressly waive my right to recover damages and to be awarded equitable and/or injunctive relief in connection with any administrative or court action brought against the Company or any of the other Releasees, whether brought by me, or on my behalf, or by any government agency or other party, related in any way to the matters released in this Release. However, I do not waive any right (if any) I may have to recover a bounty or reward from the SEC in connection with the disclosure of information to the SEC. I acknowledge that my post-termination obligations and the Company’s post-termination rights under the IP Agreement (as defined in the Letter Agreement) shall survive the termination of this Release and my employment with the Company and otherwise continue in full force and effect hereafter in accordance with their terms.

Employee:

Date:

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EXHIBIT B

AMERICAN ROBOTICS, INC.

Employment, Non-Competition, Confidential Information and Intellectual Property Assignment Agreement

As a condition of my employment with American Robotics, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I (the “Executive”) agree to the following terms under this Employment, Non-Competition, Confidential Information and Intellectual Property Assignment Agreement (the “IP Agreement”):

1. Employment.

(a) I understand and acknowledge that my employment with the Company is for an unspecified duration and constitutes “at-will” employment. I acknowledge that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of the Company or myself, with or without notice, in accordance with the Letter Agreement between me and the Company dated [XXX] (the “Letter Agreement”).

(b) I agree that, during my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity related to the business in which the Company is now involved or becomes involved during the term of my employment.

(c) For purposes of this IP Agreement, I agree the following definitions apply:

“Competitive Business” means (i) developing, designing and manufacturing UASs or (ii) selling UASs, any components of UASs or any services performed by UASs. For the purposes of clarity (i) “UAS” means Unmanned Aircraft System as defined by the Federal Aviation Administration as of the date hereof but includes all airspace in the entire world.

“Employment Period” means the period during which the Executive is employed by the Company.

“Termination Date” means the date that the Executive’s employment with the Company is terminated, for any reason, in accordance with the Letter Agreement.

2. Non-Competition.

I acknowledge that employment by the Company will give me access to the Confidential Information, and that my knowledge of the Confidential Information will enable me to put the Company at a significant competitive disadvantage if I am employed or engaged by or become involved in a Competitive Business. Accordingly, during the Employment Period and for one year after the Termination Date, I will not, directly or indirectly, individually or in partnership or in conjunction with any other person or entity other than the Company:

(i) be engaged in any manner whatsoever, including, without limitation, either individually or in partnership, jointly or in conjunction with any other person, or as an employee, consultant, adviser, principal, agent, member, or proprietor in any Competitive Business anywhere within any state, province, county, or city in the United States in which the Company conducts business as of the Termination Date or conducted business within the one-year period prior to Termination Date (the “Restricted Area”);

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(ii) be engaged in any manner whatsoever, including, without limitation, either individually or in partnership, jointly or in conjunction with any other person, or as an employee, consultant, adviser, principal, agent, member or proprietor in any Competitive Business anywhere in the Restricted Area in a capacity in which the loyal and complete fulfilment of my duties to that Competitive Business would (i) inherently require that I use, copy or transfer Confidential Information, or (ii) make beneficial any use, copy or transfer the Confidential Information; or

(iii) advise, invest in, lend money to, guarantee the debts or obligations of, or otherwise have any other financial or other interest (including an interest by way of royalty or other compensation arrangements) in or in respect of any person which carries on a Competitive Business anywhere in the Restricted Area.

The restriction in this Section 2 will not prohibit me from holding not more than 5% of the issued shares of a public company listed on any recognized stock exchange or traded on any bona fide “over the counter” market anywhere in the world.

3. Confidential Information.

(a) Company Information. I agree at all times during the Employment Period and thereafter to hold in strictest confidence, and not to use except for the benefit of the Company or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers and suppliers of the Company on whom I called or with whom I became acquainted during the Employment Period), markets, works of original authorship, photographs, negatives, digital images, software, computer programs, know-how, ideas, developments, inventions (whether or not patentable), processes, formulas, technology, designs, drawings, engineering, hardware configuration information, forecasts, strategies, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation or inspection of parts or equipment. Notwithstanding the foregoing, I further understand that Confidential Information will not include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the Company to me through no action or inaction on my part; (iii) is already in my possession at the time of disclosure as shown by my files and records prior to the time of disclosure; (iv) is obtained by me from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by me without use of or reference to the Company’s Confidential Information, as shown by my documents and other competent evidence in my possession; or (vi) is required by law to be disclosed by me, provided that I will give the Company written notice of such requirement prior to disclosing so that the Company may seek a protective order or other appropriate relief.

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(b) Other Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

(c) Third Party Information. I recognize that the Company has received and, in the future, will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.

(d) Required Disclosures. In the event that I reasonably believe that I am required to disclose Confidential Information by applicable law, regulation, or court order, I will disclose Confidential Information only to the extent necessary to comply with such applicable law, regulation, or court order, and only after (i) using reasonable efforts, at the Company’s expense, to limit the disclosure by means of a protective order or a request for confidential treatment and (ii) providing the Company at least fifteen (15) business days to review, if permitted, the disclosure before it is made and to interpose its own objection(s) to the disclosure. Further, nothing in this Agreement prohibits me from reporting possible violations of law to a government agency, government entity, or self-regulatory organization or cooperating with such agency, entity, or organization; making whistleblower or other disclosures that are protected under whistleblower provisions of federal or state law; or receiving an award for information provided to any government agency.

(e) Notice of Immunity Under the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement, I understand and acknowledge that I will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

I further acknowledge that, if I file a lawsuit for retaliation by the Company for reporting a suspected violation of law, I may disclose the Company trade secrets to my attorney and use the trade secret information in the court proceeding so long as I (A) file any document containing the trade secret under seal; and (B) do not disclose the trade secret, except pursuant to court order.

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4. Intellectual Property.

(a) Assignment of Intellectual Property. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any original works of authorship, inventions, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during my employment with the Company (collectively referred to as “Intellectual Property”) and which (i) are developed using the equipment, supplies, facilities or Confidential Information of the Company, (ii) result from or are suggested by work performed by me for the Company, or (iii) relate to the business, or to the actual or demonstrably anticipated research or development of the Company. The Intellectual Property will be the sole and exclusive property of the Company. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. To the extent any Intellectual Property is not deemed to be work for hire, then I will and hereby do assign all my right, title and interest in such Intellectual Property to the Company, except as provided in Section 3(e).

(b) Exception to Assignments. I understand that the provisions of this IP Agreement requiring assignment of Intellectual Property to the Company do not apply to any intellectual property that (i) I develop entirely on my own time; and (ii) I develop without using Company equipment, supplies, facilities, or trade secret information; and (iii) do not result from any work performed by me for the Company; and (iv) do not relate at the time of conception or reduction to practice to the Company’s current or anticipated business, or to its actual or demonstrably anticipated research or development. Any such intellectual property will be owned entirely by me, even if developed by me during the time of my employment with the Company. I will advise the Company promptly in writing of any intellectual property that I believe meet the criteria for exclusion set forth herein and are not otherwise disclosed pursuant to Section 3(a) above.

(c) Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Intellectual Property and any copyrights, patents or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Intellectual Property, and any copyrights, patents or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this IP Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my assistance in perfecting the rights transferred in this IP Agreement, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters, patents or copyright registrations thereon with the same legal force and effect as if executed by me. The designation and appointment of the Company and its duly authorized officers and agents as my agent and attorney in fact shall be deemed to be coupled with an interest and therefore irrevocable.

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(d) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Intellectual Property made by me (solely or jointly with others) during my employment with the Company. The records will be in the form of notes, sketches, drawings, and works of original authorship, photographs, negatives, digital images or any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

(e) Intellectual Property Retained and Licensed. I provide below a list of all original works of authorship, inventions, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as “Prior Intellectual Property”), which belong to me, which relate to the Company’s proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there is no such Prior Intellectual Property. If in the course of my employment with the Company, I incorporate into Company property any Prior Intellectual Property owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Intellectual Property as part of or in connection with such Company property.

Prior Intellectual Property:

Title	Date	Identifying Number or Brief Description

(f) Return of Company Documents. I agree that, at the time of leaving the employment of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all works of original authorship, photographs, negatives, digital images, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of my employment with the Company, I agree to sign and deliver the “Termination Certificate” attached hereto as Appendix A.

5. Notification of New Employer. In the event that I leave the employment of the Company, I hereby grant consent to notification by the Company to my new employer or consulting client about my rights and obligations under this IP Agreement.

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6. No Solicitation of Employees. In consideration of my employment with the Company and other valuable consideration, receipt of which is hereby acknowledged, I agree that during the period of my employment with the Company as an Executive, officer and/or director and for a period of twelve (12) months thereafter I shall not directly or indirectly solicit the employment of or hire any person who shall then be employed or engaged by the Company (as an employee or consultant) or who shall have been employed or engaged by the Company (as an employee or consultant) within the prior twelve (12) month period before my solicitation, on behalf of myself or any other person, firm, corporation, association or other entity other than the Company or its parents, subsidiaries, or affiliates.

7. No Solicitation of Clients and Suppliers. I acknowledge the importance to the business carried on by the Company and the client and supplier relationships developed by it and the unique opportunity that my employment and my access to the Confidential Information offers to interfere with these relationships. Accordingly, I will not during my employment with the Company and for a period of one (1) year thereafter directly or indirectly, on behalf of myself or any other person, firm, corporation, association or other entity other than the Company or its parents, subsidiaries, or affiliates, contact or solicit or accept unsolicited business from any person who I know to be a prospective, current or former client or supplier of the Company for the purpose of selling to the client or buying from the supplier any products or services that are the same as or substantially similar to, or in any way competitive with, the products or services sold or purchased by the Company during my employment with the Company or at the end thereof, as the case may be.

8. Representations. I represent that my performance of all the terms of this IP Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment with the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith. I have had the opportunity to consult counsel of my choosing in connection with this IP Agreement, which was presented to me upon the receipt of a formal offer of employment and no less than ten (10) days before the commencement of my employment.

9. Governing Law; Waiver of Jury Trial.

(a) This IP Agreement shall be construed and enforced in accordance with the internal laws of the State of Massachusetts applicable to contracts wholly executed and performed therein without regard to any conflicts of laws rules. The parties hereto agree that any legal proceeding by or against any party hereto or with respect to or arising out of this IP Agreement may be brought in the federal and state courts located in Boston, Massachusetts. By execution and delivery of this IP Agreement, Executive irrevocably and unconditionally submits to the jurisdiction of such courts and hereby waives any right to stay or dismiss any action or proceeding under or in connection with this IP Agreement brought before the foregoing courts on the basis of (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, or that it or any of its property is immune from the above-described legal process, (b) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this IP Agreement may not be enforced in or by such courts, or (c) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to any final judgment of any court having jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS IP AGREEMENT OR EXECUTIVE’S EMPLOYMENT BY THE COMPANY OR ANY AFFILIATE OF THE COMPANY.

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(b) Equitable Remedies. Each of the parties agree that it would be impossible or inadequate to measure and calculate the damages from any breach of the covenants contained in this IP Agreement prior to resolution of any dispute. Accordingly, if either party claims that the other party has breached any covenant of the IP Agreement, that party will have available, in addition to any other right or remedy, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and/or to specific performance of any such provision of this IP Agreement pending resolution of the dispute. The parties further agree that no bond or other security shall be required in obtaining such equitable relief and hereby consents to the issuance of such injunction and to the ordering of specific performance.

10. General Provisions.

(a) Entire Agreement. This IP Agreement and the Letter Agreement set forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this IP Agreement, nor any waiver of any rights under this IP Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this IP Agreement.

(b) Severability. If one or more of the provisions in this IP Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

(c) Survival. I agree that my obligations under this IP Agreement shall survive the termination of my employment with the Company (whether voluntary or involuntary, and regardless of the reason for termination from employment); shall continue in full force and effect in accordance with their terms; and shall continue to be binding on me.

(d) No Waiver. No waiver of any breach or other rights under this IP Agreement shall be deemed a waiver unless the acknowledgment of the waiver is in writing executed by the Company. No waiver shall be deemed to be a waiver of any subsequent breach or rights. All rights are cumulative under this IP Agreement.

11. Successors and Assigns. This IP Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

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IN WITNESS WHEREOF, the undersigned has executed this Employment, Confidential Information and Intellectual Property Assignment Agreement as of [___], 2021.

By:

Name:

Address:

WITNESS

By:

Name:

Address:

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APPENDIX A

[____]

Termination Certificate

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to [____], its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I further certify that I have complied with all the terms of the Company’s Employment, Non-Competition, Confidential Information and Intellectual Property Assignment Agreement signed by me (the “IP Agreement”), including the reporting of any Intellectual Property (as defined therein), conceived or made by me (solely or jointly with others) covered by the IP Agreement.

I further agree that, in compliance with the IP Agreement, I have returned or expunged all Confidential Information (as defined therein) and will preserve as confidential all Confidential Information, including, without limitation, all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

Date:
(Signature)

Appendix A

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EXHIBIT E

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR (II) THE ISSUER OF THE SECURITIES HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

ONDAS HOLDINGS INC.

FORM OF

COMMON STOCK WARRANT

____, 2021

Void After ____, 2031 (as provided herein)

THIS CERTIFIES THAT, for value received and subject to the terms and conditions set forth below, [INVESTOR NAME], or assigns (the “Holder”), is entitled to purchase at the Exercise Price (defined below) from Ondas Holdings Inc., a Nevada corporation (the “Company”), [NUMBER OF WARRANT SHARES] fully-paid and non-assessable shares of Common Stock of the Company.

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a) “Common Stock” shall mean the Company’s Common Stock, par value $0.0001 per share.

(b) “Exercise Period” shall mean the period commencing [To insert Closing Date under Merger Agreement (“Closing Date”)] and ending ten years after such date on ___, 2031 (or if such date is not a business day, the next succeeding business day), unless sooner terminated as provided below.

(c) “Exercise Price” shall mean $______.1

(d) “Sale of the Company” shall mean (i) a transaction or series of related transactions with one or more non-affiliates, pursuant to which such non-affiliate(s) acquires capital stock of the Company or the surviving entity, in either case, possessing the voting power to elect a majority of the board of directors or a majority of the outstanding capital stock of the Company or the surviving entity (whether by merger, consolidation, sale or transfer of the Company’s outstanding capital stock or otherwise); or (ii) the sale, lease or other disposition (including exclusive license) of all or substantially all of the Company’s assets or any other transaction resulting in all or substantially all of the Company’s assets being converted into securities of any other entity or cash; provided, however, that the sale by the Company of capital stock for the purpose of financing its business shall not be deemed to be a Sale of the Company.

[1]	Note to Draft: To insert the average of the high and low prices of one share of Common Stock as reported on Nasdaq on the Trading Day (as defined below) immediately preceding the Closing Date.

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(e) “Warrant Shares” shall mean the shares of the Company’s Common Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms hereof, including but not limited to adjustment pursuant to Section 6 below.

2. EXERCISE OF WARRANT.

(a) Method of Exercise. Subject to Section 3, the rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company:

(i) an executed Notice of Exercise in the form attached hereto;

(ii) this Warrant; and

(iii) Payment:

(1) Payment of the then-applicable Exercise Price per share multiplied by the number of Warrant Shares being purchased upon exercise of the Warrant (such amount, the “Aggregate Exercise Price”) made in the form of cash, or by certified check, bank draft or money order payable in lawful money of the United States of America or, if applicable, in the form of a Cashless Exercise as set forth in Section 2(a)(iii)(2) below.

(2) If the registration statement which registers the resale of the Warrant Shares is not effective, as required by the Lock-Up and Registration Statement Agreement, dated May 17, 2021, the Holder may in its sole discretion, exercise all or any part of the Warrant in a “cashless” or “net-issue” exercise (a “Cashless Exercise”) by delivering to the Company (A) the Notice of Exercise and (B) the original Warrant, pursuant to which the Holder shall surrender the right to receive upon exercise of this Warrant, a number of Warrant Shares having a value (as determined below) equal to the Aggregate Exercise Price, in which case, the number of Warrant Shares to be issued to the Holder upon such exercise shall be calculated using the following formula:

X = Y * (A - B)

A

with: X = the number of Warrant Shares to be issued to the Holder

Y = the number of Warrant Shares with respect to which the Warrant is being exercised

A = the fair value per share of Common Stock on the date of exercise of this Warrant

B = the then-current Exercise Price of the Warrant

Solely for the purposes of this paragraph, “fair value” per share of Common Stock shall mean the average Closing Price (as defined below) per share of Common Stock for the twenty (20) Trading Days immediately preceding the date on which the Notice of Exercise is deemed to have been sent to the Company. “Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the NASDAQ Capital Market or any other national securities exchange, the closing price per share of the Common Stock for such date (or the nearest preceding date) on the primary eligible market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board or any tier of the OTC Markets, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) so quoted; or (c) if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing bid price per share of the Common Stock so reported. If the Common Stock is not publicly traded as set forth above, the “fair value” per share of Common Stock shall be reasonably and in good faith determined by the Board of Directors of the Company as of the date which the Notice of Exercise is deemed to have been sent to the Company. “Trading Day” means a day on which the Common Stock is traded on an applicable national securities exchange, on the OTC Bulletin Board or otherwise.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for such shares shall be deemed to have commenced, on the date of issuance of this Warrant.

(b) Partial Exercise. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver, within 10 days of the date of exercise, a new Warrant evidencing the rights of the Holder, or such other person or persons as shall be designated in the Notice of Exercise, to purchase the balance of the Warrant Shares purchasable hereunder. If the Holder exercises this Warrant or attempts to exercise this Warrant before the Company shall have delivered to the Holder a new Warrant as contemplated above, then the Holder shall be deemed to have validly exercised this Warrant without the need for compliance with the requirements of Section 2(a)(ii). In no event shall this Warrant be exercised for a fractional Warrant Share, and the Company shall not distribute a Warrant exercisable for a fractional Warrant Share. Fractional Warrant Shares shall be treated as provided in Section 8 hereof.

(c) Effect of Exercise. Upon the exercise of the rights represented by this Warrant, shares of Common Stock shall be issued for the Warrant Shares so purchased, and shall be registered in the name of the Holder or any other person or persons, if the Holder so designates, on or before the third (3rd) business day after the rights represented by this Warrant shall have been so exercised and shall be issued in certificate or book-entry form and delivered to the Holder, if so requested. The person in whose name any Warrant Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made (including for such purpose any Cashless Exercise), irrespective of the date of issuance of the shares of Common Stock, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

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3. VESTING. The Warrant Shares shall vest and this Warrant shall become exercisable with respect to such Warrant Shares as follows:

Date	Percentage of Aggregate Warrant Shares
[●][2], 2022	33.33%
[●], 2023	66.66%
[●], 2024	100.00%

Holder shall not be entitled to exercise any unvested portion of the Warrant. There shall be no proportionate or partial vesting in the periods between vesting dates and all vesting shall occur only on the aforementioned vesting dates.

4. COVENANTS OF THE COMPANY.

(a) Covenants as to Warrant Shares. If at any time the number of authorized but unissued shares of Company Stock shall not be sufficient to permit exercise of this Warrant, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Company Stock (or other securities as provided herein) to such number of shares as shall be sufficient for such purposes.

(b) No Impairment. Except and to the extent as waived or consented to by the Holder or otherwise in accordance with Section 2 hereof, the Company will not, by amendment of its Certificate of Incorporation (as such may be amended from time to time), or through any means, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

(c) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

2 Note to Draft: To be the dates that are one year, two years and three years from the Closing Date.

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(d) Listing. The Company shall use its reasonable best efforts to cause the Warrant Shares, immediately upon any exercise of this Warrant (in whole or part), to be listed on any domestic securities exchange upon which shares of Common Stock (or other securities then constituting Warrant Shares hereunder) are listed as of the time of such exercise.

(e) Compliance with Law. The Company shall take all such actions as may be necessary to ensure that any and all Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock (or other securities then constituting Warrant Shares) may be listed at the time of such exercise (except, if applicable, for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

5. REPRESENTATIONS OF HOLDER.

(a) Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Warrant Shares solely for its account for investment and not with a present view toward the public distribution of said Warrant or Warrant Shares or any part thereof and has no intention of selling or distributing said Warrant or Warrant Shares or any arrangement or understanding with any other persons regarding the sale or distribution of said Warrant or Warrant Shares, except as would not result in a violation of the Securities Act. The Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant except in accordance with the Securities Act (including any exemption from registration thereunder) and will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant Shares except in accordance with the Securities Act (including any exemption from registration thereunder).

(b) Securities Are Not Registered.

(i) The Holder understands that the offer and sale of the Warrant or the Warrant Shares have not been registered under the Securities Act on the basis that no distribution or public offering of such securities of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(ii) The Holder recognizes that the Warrant and the Warrant Shares may have to be held indefinitely unless the resale thereof is subsequently registered under the Securities Act or an exemption from such registration is available. Except as provided in a separate registration rights agreement between the Holder and the Company, the Holder recognizes that the Company has no obligation to register the Warrant or the Warrant Shares, or to comply with any exemption from such registration.

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(iii) The Holder is aware that neither the Warrant nor the Warrant Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the availability of certain current public information about the Company and the required holding period under Rule 144 being satisfied. Holder is aware that any such sale made in reliance on Rule 144, if Rule 144 is available, may be made only in accordance with the terms of Rule 144.

(c) Disposition of Warrant and Warrant Shares. The Holder understands and agrees that all certificates evidencing the Warrant Shares to be issued to the Holder may bear a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR (II) THE ISSUER OF THE SECURITIES HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

6. CHANGES IN OUTSTANDING SHARES. In the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have been entitled to had the Warrant been exercised immediately before the event, only as provided for in Section 2(a)(iii)(1), and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number, class, and kind of shares subject to this Warrant. The Company shall promptly provide a certificate from an authorized officer notifying the Holder in writing of any adjustment in the Exercise Price and/or the total number, class, and kind of shares issuable upon exercise of this Warrant, which certificate shall specify the Exercise Price and number, class and kind of shares under this Warrant after giving effect to such adjustment.

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7. SALE OF THE COMPANY. In the event of a Sale of the Company, then the Company shall ensure that lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of this Warrant, only as provided for in Section 2(a)(iii)(1), such shares of stock, securities or assets (including cash) as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of this Warrant, only as provided for in Section 2(a)(iii)(1), had such Sale of the Company not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any share of stock, securities or assets (including cash) thereafter deliverable upon the exercise thereof. The Company shall not effect any Sale of the Company unless prior to or simultaneously with the consummation thereof the successor entity (if other than the Company) resulting from such Sale of the Company, or the entity purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets (including cash) as, in accordance with the foregoing provisions, as the Holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this Section 7 shall similarly apply to successive Sales of the Company.

8. FRACTIONAL SHARES, ADJUSTMENT OF EXERCISE PRICE. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair value of a Warrant Share by such fraction. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.0001; provided, however, that any adjustments which by reason of this Section 8 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the $0.0001 or to the nearest 1/100th of a share, as the case may be.

9. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or, except as otherwise set forth herein, other rights as a stockholder of the Company.

10. RESERVATION OF SHARES. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a number of shares equal to no less than 100% of the maximum number of shares of Common Stock issuable upon full exercise of the Warrant.

11. TRANSFER OF WARRANT. Subject to applicable laws, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.

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12. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of identical denomination, tenor and terms as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

13. MODIFICATIONS AND WAIVER. Provisions of this Warrant may be amended or modified, or a provision or requirement hereof waived, only with the written consent of the Company and the Holder.

14. NOTICES, ETC. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or sent by courier, overnight delivery service or confirmed email, or three business days after being deposited in the regular mail, as certified or registered mail (airmail if sent internationally), with postage prepaid, addressed to: (a) if to the Holder, the address of the Holder most recently furnished in writing to the Company (or, if no address has been furnished, the address of such Holder in the Company’s records); and (b) if to the Company, the address of the Company’s corporate headquarters, Attention: Chief Executive Officer.

15. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

16. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with the laws of the State of Delaware.

17. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

18. SEVERABILITY. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

19. ENTIRE AGREEMENT. This Warrants constitute the entire agreement between the parties pertaining to the subject matter contained in it and supersede all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

[Signature Page Follows]

Annex A - A-159

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of ____, 2021.

ONDAS HOLDINGS INC.

By:
Name:	Eric Brock
Title:	Chief Executive Officer

Address for Notice:

Ondas Holdings Inc.
165 Gibraltar Court
Sunnyvale, CA 94089
Attention: Chief Executive Officer

Annex A - A-160

NOTICE OF EXERCISE

TO: ONDAS HOLDINGS INC.

(1) The undersigned hereby irrevocably elects to exercise this Warrant and to purchase thereunder, ___________________ full shares of Ondas Holdings Inc. Common Stock issuable upon exercise of the Warrant and delivery of:

●	$_________ (in cash as provided for in the foregoing Warrant); and

●	__________ shares of Common Stock (pursuant to a Cashless Exercise in accordance with Section 2(a)(iii)(2) of the Warrant) (check here if the undersigned desires to deliver an unspecified number of shares equal the number sufficient to effect a Cashless Exercise [___] in accordance with Section 2(a)(iii)(2)).

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address and social security or federal employer identification number (if applicable))

(3) If the shares issuable upon this exercise of the Warrant are not all of the Warrant Shares which the Holder is entitled to acquire upon the exercise of the Warrant, the undersigned requests that a new Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

(Name)

(Address)

(4) The undersigned represents that (i) the aforesaid shares of Company Stock are being acquired for the account of the undersigned for investment and not with a view to the public distribution thereof and that the undersigned has no present intention of distributing or reselling such shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), except as would not result in a violation of the Securities Act; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the issuance of the shares of Company Stock upon exercise of this Warrant has not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because the issuance of such securities has not been registered under the Securities Act, such securities must be held indefinitely unless the resale thereof is subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Company Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the time period prescribed by Rule 144, that among the conditions for use of Rule 144 is the availability of current information to the public about the Company; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Company Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition is not required to be registered pursuant to the Securities Act; provided, that no opinion shall be required for any disposition made or to be made in accordance with the provisions of Rule 144 under the Securities Act.

Date:	Signature:

Print Name:

Annex A - A-161

ASSIGNMENT FORM

(To assign the foregoing Warrant, subject to compliance with Section 11 hereof, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

(Name)

(Address)

Dated: ________________, 20___

Holder’s Name:

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.

Annex A - A-162

Annex B – LOCK-UP AND REGISTRATION RIGHTS AGREEMENT

LOCK-UP AND REGISTRATION RIGHTS AGREEMENT

THIS LOCK-UP AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 17, 2021, and effective as set forth in Section 12(a), is made and entered into by and among (i) Ondas Holdings Inc., a Nevada corporation (the “Parent”), (ii) each of the Persons listed on Schedule A attached hereto (the “Schedule of Holders”) as of the date hereof, and (iii) each of the other Persons set forth from time to time on the Schedule of Holders who, at any time, own Registrable Securities and enter into a joinder to this Agreement agreeing to be bound by the terms hereof (each Person identified in the foregoing (ii) and (iii), a “Holder” and, collectively, the “Holders”).

RECITALS

WHEREAS, the Parent has entered into an Agreement and Plan of Merger, dated May 17, 2021 (the “Merger Agreement”), by and among Drone Merger Sub I Inc., a Delaware corporation and a direct wholly owned subsidiary of the Parent (“Merger Sub I”), Drone Merger Sub II Inc., a Delaware corporation and a direct wholly owned subsidiary of the Parent (“Merger Sub II”), American Robotics, Inc., a Delaware corporation (the “Company”), and Reese Mozer, solely in his capacity as the representative of the Company Stockholders (as defined in the Merger Agreement), setting forth the terms of the acquisition of the Company by the Parent (“Business Combination”); and

WHEREAS, in connection with the Merger Agreement, the Parent shall issue the Parent Payment Shares and Parent Warrants (as such terms are defined in the Merger Agreement), pursuant to the terms of the Merger Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Resale Shelf Registration Rights.

(a) Registration Statement Covering Resale of Registrable Securities. The Parent shall prepare and file or cause to be prepared and filed with the Commission, no later than ninety (90) days following the Closing Date (as defined in the Merger Agreement) (such deadline, the “Filing Deadline”), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the holders of all of the Registrable Securities held by the Holders (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form S-3 (“Form S-3”) or such other appropriate form permitting Registration of such Registrable Securities for resale by such Holders. The Parent shall use commercially reasonable efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, but in no event later than the earlier of (i) sixty (60) days following the Filing Deadline or (ii) ten (10) Business Days after the Commission notifies the Parent that it will not review the Resale Shelf Registration Statement, if applicable (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended by no more than ninety (90) days after the Filing Deadline if the Registration Statement is reviewed by, and receives comments from, the Commission. Once effective, the Parent shall use commercially reasonable efforts to keep the Resale Shelf Registration Statement continuously effective and shall use commercially reasonable efforts to cause the Resale Shelf Registration Statement to be supplemented and amended to the extent necessary to ensure that such Registration Statement is continuously available or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times until such date that all of the Holders may immediately sell all of the Registrable Securities owned by each such Holder pursuant to Rule 144 of the Securities Act without any limitations or restrictions as to volume or manner of sale or otherwise (the “Effectiveness Period”). The Resale Shelf Registration Statement shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement (subject to lock-up restrictions provided in this Agreement), and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to the Holders.

Annex B - B-1

(b) Notification and Distribution of Materials. The Parent shall notify the Holders in writing of the effectiveness of the Resale Shelf Registration Statement as soon as practicable, and in any event within one (1) Business Day after the Resale Shelf Registration Statement becomes effective, and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

(c) Amendments and Supplements. Subject to the provisions of Section 1(a) above, the Parent shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement continuously effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period. If any Resale Shelf Registration Statement filed pursuant to Section 1(a) is filed on Form S-3 and thereafter the Parent becomes ineligible to use Form S-3 for secondary sales, the Parent shall promptly notify the Holders of such ineligibility and shall file with the Commission a shelf registration on Form S-1 or other appropriate form as promptly as practicable (but in all events no later than 30 days thereafter) to replace the shelf registration statement on Form S-3 and use its commercially reasonable efforts to have such replacement Resale Shelf Registration Statement declared effective as promptly as practicable and to cause such replacement Resale Shelf Registration Statement to remain effective, and shall cause the Resale Shelf Registration Statement to be supplemented and amended to the extent necessary to ensure that such Resale Shelf Registration Statement is continuously available or, if not available, that another Resale Shelf Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities; provided, however, that at any time the Parent once again becomes eligible to use Form S-3, the Parent shall, as promptly as practicable, cause such replacement Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is once again on Form S-3.

Annex B - B-2

(d) Notwithstanding the registration obligations set forth in this Section 1, in the event the Commission informs the Parent that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Parent agrees to promptly (i) inform each of the Holders thereof and shall file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), on Form S-3, or if Form S-3 is not then available to the Parent for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Parent shall advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29 and successor guidance. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Parent used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities in accordance with the preceding sentence), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders, subject to a determination by the Commission that certain Holders’ amount of Registrable Securities must be reduced first based on the number of Registrable Securities held by such Holders. In the event the Parent amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Parent shall file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Parent or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

2. Piggyback Registrations.

(a) Right to Piggyback. If, at any time on or after the date the Parent consummates the Business Combination, Form S-3 is not available to the Parent for the Resale Shelf Registration Statement and the Parent proposes to register any of its securities under the Securities Act (other than (i) pursuant to the Resale Shelf Registration Statement, (ii) in connection with registrations on Form S-4 or S-8 promulgated by the Commission or any successor forms, (iii) a registration relating solely to employment benefit plans, (iv) in connection with a registration the primary purpose of which is to register debt securities, or (v) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Parent shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a Piggyback Registration and, subject to the terms of Sections 2(c) and 2(d) hereof, shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Parent has received written requests for inclusion therein within 10 business days after the delivery of the Parent’s notice; provided that any such other holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable registration statement becoming effective. This Section 2(a) shall only apply to Registrable Securities that are issued and outstanding at the time of the Piggyback Registration.

Annex B - B-3

(b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Parent in all Piggyback Registrations, whether or not any such registration became effective.

(c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Parent, and the managing underwriters advise the Parent in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Parent shall include in such registration (i) first, the securities the Parent proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by the Holders which, in the opinion of such underwriters, can be sold, without any such adverse effect (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder), and (iii) third, other securities requested to be included in such registration which, in the opinion of such underwriters, can be sold, without any such adverse effect.

(d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Parent’s securities other than holders of Registrable Securities, and the managing underwriters advise the Parent in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Parent shall include in such registration (i) first, the securities requested to be included therein by the holders initially requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration by the Holders which, in the opinion of such underwriters, can be sold, without any such adverse effect (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder), and (iii) third, other securities requested to be included in such registration which, in the opinion of such underwriters, can be sold, without any such adverse effect.

(e) Other Registrations. If the Parent has previously filed a registration statement with respect to Registrable Securities pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, then the Parent shall not be required to file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form) at the request of any holder or holders of such securities until (1) a period of at least 90 days has elapsed from the effective date of such previous registration, (2) such registration statement has ceased to be effective, or (3) the Parent is no longer eligible to make use of such registration statement for the offer and sale of Registrable Securities, whichever is earlier.

Annex B - B-4

(f) Right to Terminate Registration. The Parent shall have the right to terminate or withdraw any registration initiated by it under this Section 2 whether or not any holder of Registrable Securities has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Parent in accordance with Section 6.

3. Agreements of Holders.

(a) If required by the Applicable Approving Party or the managing underwriter, in connection with any underwritten Public Offering on or after the date hereof, each holder of 1% or more of the outstanding Registrable Securities shall enter into lock-up agreements with the managing underwriter(s) of such underwritten Public Offering in such form as agreed to by the Applicable Approving Party; provided that the applicable lock-up period shall not exceed 90 days.

(b) The holders of Registrable Securities shall use commercially reasonable efforts to provide such information as may reasonably be requested by the Parent, or the managing underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the Registration Statement, including amendments and supplements thereto, in order to effect the Registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Parent’s obligation to comply with federal and applicable state securities laws.

4. Registration Procedures. In connection with the Registration to be effected pursuant to the Resale Shelf Registration Statement, and whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Parent shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Parent shall as expeditiously as reasonably possible:

(a) except in connection with a Piggyback Registration, prepare in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder and, within 60 days following receipt of such request, file with the Commission (1) in the case such request requires a subsequent Resale Shelf Registration Statement, a registration statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, or (2) in the case an effective Resale Shelf Registration Statement is on file with the Commission and effective, an applicable prospectus or prospectus supplement for the resale of Registrable Securities pursuant to such Resale Shelf Registration Statement (provided that at least five (5) Business Days before filing a registration statement or prospectus or any amendments or supplements thereto, the Parent shall furnish to counsel selected by the Applicable Approving Party copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

Annex B - B-5

(b) notify each holder of Registrable Securities of (A) the issuance by the Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Parent or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;

(c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(d) furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free-Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(e) during any period in which a prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act;

(f) use its commercially reasonable efforts to register, qualify or secure an exemption from registration with respect to such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the lead underwriter or the Applicable Approving Party reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Parent shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(f), (ii) consent to general service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction);

(g) promptly notify in writing each seller of such Registrable Securities (i) after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) after receipt thereof, of any request by the Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Parent promptly shall prepare, file with the Commission and furnish to each such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

Annex B - B-6

(h) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Parent are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with FINRA;

(i) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(j) enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Applicable Approving Party or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares and preparing for and participating in such number of “road shows”, investor presentations and marketing events as the underwriters managing such offering may reasonably request);

(k) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Parent as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Parent’s officers, managers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(l) take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(m) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

(n) permit any holder of Registrable Securities who, in its good faith judgment (based on the advice of counsel), could reasonably be expected to be deemed to be an underwriter or a controlling Person of the Parent to participate in the preparation of such registration or comparable statement and to require the insertion therein of material furnished to the Parent in writing, which in the reasonable judgment of such holder and its counsel should be included;

Annex B - B-7

(o) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Parent shall use its commercially reasonable efforts promptly to obtain the withdrawal of such order;

(p) use its commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(q) cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such holders may request;

(r) cooperate with each holder of Registrable Securities covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(s) if such registration includes an underwritten public offering, use its commercially reasonable efforts to obtain a cold comfort letter from the Parent’s independent public accountants and addressed to the underwriters, in customary form and covering such matters of the type customarily covered by cold comfort letters as the underwriters in such registration reasonably request;

(t) provide a legal opinion of the Parent’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters;

(u) if the Parent files an Automatic Shelf Registration Statement covering any Registrable Securities, use its commercially reasonable efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

Annex B - B-8

(v) if the Parent does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold; and

(w) if an Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Parent is required to re-evaluate its WKSI status the Parent determines that it is not a WKSI, use its commercially reasonable efforts to refile the registration statement on Form S-3 and keep such registration statement effective (including by filing a new Resale Shelf Registration or Shelf Registration, if necessary) during the period throughout which such registration statement is required to be kept effective.

5. Termination of Rights. Notwithstanding anything contained herein to the contrary, the right of any Holder to include Registrable Securities in any Piggyback Registration shall terminate on such date that such Holder may immediately sell all of the Registrable Securities owned by such Holder pursuant to Rule 144 of the Securities Act without any limitations or restrictions as to volume or manner of sale or otherwise.

6. Registration Expenses.

(a) All expenses incident to the Parent’s performance of or compliance with this Agreement, including, without limitation, all registration, qualification and filing fees, listing fees, fees and expenses of compliance with securities or blue sky laws, stock exchange rules and filings, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Parent and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by the Parent (all such expenses being herein called “Registration Expenses”), shall be borne by the Parent as provided in this Agreement and, for the avoidance of doubt, the Parent also shall pay all of its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Parent are then listed. Each Person that sells securities pursuant to a Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions and transfer taxes applicable to the securities sold for such Person’s account.

(b) the Parent shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements, not to exceed $15,000 with respect to any such Registration, of one counsel and one local counsel (if necessary) chosen by the Applicable Approving Party for the purpose of rendering a legal opinion on behalf of such holders in connection with any Piggyback Registration.

(c) To the extent Registration Expenses are not required to be paid by the Parent, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

Annex B - B-9

7. Indemnification.

(a) The Parent agrees to (i) indemnify and hold harmless, to the fullest extent permitted by law, each Holder and their respective officers, directors, members, partners, agents, affiliates and employees and each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, actions, damages, liabilities and expenses caused by (A) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any violation or alleged violation by the Parent of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Parent and relating to action or inaction required of the Parent in connection with any such registration, qualification or compliance, and (ii) pay to each Holder and their respective officers, directors, members, partners, agents, affiliates and employees and each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to the Parent or any managing underwriter by such Holder expressly for use therein; provided, however, that the indemnity agreement contained in this Section 7 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Parent (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Parent be liable in any such case for any such claim, loss, damage, liability or action to the extent that it solely arises out of or is based upon an untrue statement of any material fact contained in the registration statement or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the registration statement, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration statement. In connection with an underwritten offering, the Parent shall indemnify any underwriters or deemed underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b) In connection with any registration statement in which a holder of Registrable Securities is participating, (1) each such holder shall furnish to the Parent in writing such information as the Parent reasonably requests for use in connection with any such registration statement or prospectus and, (2) to the extent permitted by law, shall indemnify the Parent, its officers, directors, employees, agents and representatives and each Person who controls the Parent (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information expressly furnished in writing by such holder to the Parent; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds actually received by such holder from the sale of Registrable Securities pursuant to such registration statement.

Annex B - B-10

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (as well as one local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Sections 7(a) or 7(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 7(c), defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The sellers’ obligations in this Section 7(d) to contribute shall be several in proportion to the amount of securities registered by them and not joint and shall be limited to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.

Annex B - B-11

(e) The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

8. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such holder has requested to include) and (b) completes and executes all questionnaires, powers of attorney, custody agreements, stock powers, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Parent or the underwriters (other than representations and warranties regarding such holder, such holder’s title to the securities, such Person’s authority to sell such securities and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Parent or the underwriters with respect thereto that are more burdensome than those provided in Section 7. Each holder of Registrable Securities shall execute and deliver such other agreements in customary form as may be reasonably requested by the Parent and the lead managing underwriter(s) that are consistent with such holder’s obligations under Section 3, Section 4 and this Section 8 or that are reasonably necessary to give further effect thereto. To the extent that any such agreement is entered into pursuant to, and consistent with, Section 3 and this Section 8, the respective rights and obligations created under such agreement shall supersede the respective rights and obligations of the holders, the Parent and the underwriters created pursuant to this Section 8.

9. Other Agreements; Certain Limitations on Registration Rights. The Parent shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and shall take such further action as the Holders may reasonably request, all to the extent required to enable such Persons to sell securities pursuant to (a) Rule 144 adopted by the Commission under the Securities Act (as such amended or successor rule as may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission or (b) a registration statement on Form S-3 or any similar registration form hereafter adopted by the Commission. Upon request, the Parent shall promptly deliver to the Holders a written statement as to whether it has complied with such requirements. The Parent shall at all times use its commercially reasonable efforts to cause the securities registered or to be registered pursuant hereto to be listed, or continue to be listed, on one or more of the New York Stock Exchange, the New York Stock Exchange American and the Nasdaq Stock Market. The Parent shall use its best efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities and delivery of any opinions requested by the transfer agent.

Annex B - B-12

10. Lock-Up Provisions.

(a) Each Lock-Up Holder agrees that it, he or she shall not Transfer any Common Stock until 180 days after the Closing Date (the “Lock-Up Period”).

(b) Notwithstanding the provisions set forth in Section 10(a), Transfers of shares of Common Stock (collectively, “Restricted Securities”) that are held by the Lock-Up Holders or any of their Permitted Transferees (that have complied with this Section 10), are permitted (i) to the Parent’s officers or directors, any affiliate or family member of any of the Parent’s officers or directors, any affiliate of such Lock-Up Holder or any member of such Lock-Up Holder; (ii) in the case of an individual, without consideration, to a member of such individual’s immediate family or to a trust, the beneficiaries of which are one or more members of such individual’s immediate family or affiliates of such individual, any other entity formed for the direct or indirect benefit of such individual or such individual’s immediate family members or a corporation, partnership, limited liability company or other entity of which the individual or any immediate family member is the owner of the equity securities or similar interests; (iii) by contribution or gift to any charitable or not-for-profit entity or organization (iv) in the case of an individual, by will or by virtue of laws of intestacy, descent and/or distribution upon death of such individual; (v) pursuant to an order of a court or applicable government agency; (vi) in the case of a Holder that is a corporation or other entity, by virtue of the laws of the jurisdiction of formation of such Holder or a Lock-Up Holder’s organizational documents upon dissolution of such Lock-Up Holder (each such transferee, a “Permitted Transferee”); provided, however, that, in the case of clauses (i) through (iv) and clause (vi), any such Permitted Transferees must enter into a written agreement with the Parent agreeing to be bound by the transfer restrictions herein in this Section 10(b) and the other restrictions contained in this Agreement solely during the Lock-Up period.

(c) If any Transfer not permitted under this Section 10 is made or attempted contrary to the provisions of this Agreement, such purported prohibited Transfer shall be null and void ab initio, and the Parent shall refuse to recognize any such purported transferee as one of its equity holders for any purpose. In order to enforce this Section 10(c), the Parent may impose stop-transfer instructions with respect to the Restricted Securities of a Holder (and Permitted Transferees and assigns thereof) until the end of the applicable Lock-Up Period.

(d) During the Lock-Up Period, each certificate or book-entry position evidencing any Restricted Securities held by a Lock-Up Holder shall be marked with a legend in substantially the following form, in addition to any other applicable legends:

“IN ADDITION, THE RIGHT TO SELL THE SHARES OF COMPANY COMMON STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A REGISTRATION RIGHTS AND LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS.”

Annex B - B-13

(e) For the avoidance of doubt, each Lock-Up Holder shall retain all of its rights as a stockholder of the Parent with respect to the Restricted Securities it holds during the Lock-Up Period, including the right to vote any such Restricted Securities that are entitled to vote. The Parent agrees to (i) use commercially reasonable efforts to cause its transfer agent to remove the legends in Section 10(d) upon the expiration of the applicable Lock-Up Period, and (ii) cause its legal counsel, at the Parent’s expense, to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under Section 10(e)(i) in each case such that the Restricted Securities held by each Lock-Up Holder will be entitled to be freely Transferred without contractual restriction immediately upon the date that is 180 days after the Closing Date.

11. Definitions.

(a) “Applicable Approving Party” means the holders of a majority of the Registrable Securities participating in the applicable offering.

(b) “Business Day” means any day except Saturday, Sunday or any days on which banks are generally not open for business in New York, New York.

(c) “Commission” means the U.S. Securities and Exchange Commission.

(d) “Common Stock” means the Common Stock of the Parent, par value $0.0001 per share.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(f) “Fair Market Value” means (i) in the case of any publicly traded security, the average of the closing sale prices thereof on the principal market on which it is traded for the last five (5) full trading days prior to the determination, and (ii) in the case of any other asset or property, the price, determined by the Board of Directors of the Parent, at which a willing seller would sell and a willing buyer would buy such asset or property, as of the applicable valuation determination date (without taking into account events subsequent to that date) in an arm’s-length transaction.

(g) “FINRA” means the Financial Industry Regulatory Authority, Inc.

(h) “Free-Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 of the Securities Act.

(i) “Lock-Up Holders” means those Holders set forth on Schedule B hereto.

(j) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

Annex B - B-14

(k) “Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

(l) “Public Offering” means any sale or distribution by the Parent and/or holders of Registrable Securities to the public of Common Stock pursuant to an offering registered under the Securities Act.

(m) “Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

(n) “Registrable Securities” means, with respect to any Holder, (i) any outstanding Parent Payment Shares to be issued to such Holder pursuant to the Merger Agreement, (ii) any shares of Common Stock issuable upon the exercise of the Parent Warrants to be issued to such Holder pursuant to the Merger Agreement (the “Parent Warrant Shares”), and (iii) any Common Stock issued or issuable with respect to the securities referred to in the clauses (i) and (ii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities on such date that such Holder may immediately sell all of the Registrable Securities owned by such Holder pursuant to Rule 144 of the Securities Act without any limitations or restrictions as to volume or manner of sale or otherwise.

(o) “Registration Statement” means any registration statement filed by the Parent with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock or Registrable Securities, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement (other than a registration statement on Form S-4 or Form S-8, or their successors).

(p) “Rule 144”, “Rule 405”, and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Commission, as the same shall be amended from time to time, or any successor rule then in force.

(q) “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(r) “Shelf Participant” means any holder of Registrable Securities listed as a potential selling stockholder in connection with the Resale Shelf Registration Statement or the Shelf Registration or any such holder that could be added to such Resale Shelf Registration Statement or Shelf Registration without the need for a post-effective amendment thereto or added by means of an automatic post-effective amendment thereto.

Annex B - B-15

(s) “Transfer” means shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

(t) “WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

12. Miscellaneous.

(a) Effectiveness. This Agreement shall become effective upon the Closing Date; provided, that in the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall not become effective and the provisions hereof shall be of no effect.

(b) No Inconsistent Agreements. The Parent shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates or in any way impairs the rights granted to the Holders in this Agreement.

(c) Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions among the parties hereto, written or oral, with respect to the subject matter hereof.

(d) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(e) Other Registration Rights. Other than as set forth in the Parent’s filings with the Commission, the Parent represents and warrants that no person, other than a holder of Registrable Securities pursuant to this Agreement, has any right to require the Parent to register any securities of the Parent for sale or to include such securities of the Parent in any Registration Statement filed by the Parent for the sale of securities for its own account or for the account of any other person. Further, the Parent represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

Annex B - B-16

(f) Amendments and Waivers. Compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified, with the written consent of the Parent and (i) in the case of the provisions, covenants and conditions set forth in Section 10, the consent of Holders holding at least a majority in interest of the outstanding shares of Common Stock then held by the Lock-Up Holders or (ii) in the case of any other provision, covenant or condition, the Holders of at least a majority in interest of the Registrable Securities at the time in question; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Parent, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. Any amendment or waiver effected in accordance with this Section 12(e) shall be binding upon each Holder and the Parent. No course of dealing between any Holder or the Parent and any other party hereto or any failure or delay on the part of a Holder or the Parent in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Parent. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

(g) Successors and Assigns; No Third-Party Beneficiaries. This Agreement and the rights, duties and obligations of the Parent hereunder may not be assigned or delegated by the Parent in whole or in part. A Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, to (a) a Permitted Transferee of such Holder or (b) any Person with the prior written consent of the Parent. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement. No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Parent unless and until the Parent shall have received (i) written notice of such assignment as provided in this Section 12(f) and (ii) the written agreement of the assignee, in a form reasonably acceptable to the Parent, to be bound by the terms and provisions of this Agreement. Any transfer or assignment made other than as provided in this Section 12(f) shall be null and void.

(h) All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

(i) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Annex B - B-17

(j) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties. Any such counterpart delivered by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail or by electronic signature delivered by electronic transmission (any such delivery, “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of Electronic Delivery to deliver a counterpart or signature, or the fact that any counterpart or signature was transmitted or communicated through the use of Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(k) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” herein shall mean “including without limitation.”

(l) Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or any federal court within the District of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or any federal court within the District of Delaware, (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Court of Chancery of the State of Delaware or such Federal court. Each party agrees that (i) this Agreement involves at least $100,000.00 and (ii) this Agreement has been entered into by the parties in express reliance upon 6 Del. C. § 2708. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Any judgment from any such court described above may, however, be enforced by any party in any other court in any other jurisdiction.

(m) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or email or by registered or certified mail (postage prepaid, return receipt requested) to each Holder at the address indicated on the Schedule of Holders attached hereto and to the Parent at the address indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12(l)):

Annex B - B-18

if to the Parent:

Ondas Holdings Inc.

61 Old South Road, #495

Nantucket, MA 02554

Attention:	Eric Brock, Chairman and Chief Executive Officer
Stewart Kantor, Chief Financial Officer
Email:	eric.brock@ondas.com
stewart.kantor@ondas.com

with a copy to (which shall not constitute notice):

Akerman LLP

201 E. Las Olas Suite 1800

Fort Lauderdale, Florida 33301

Attention:	Michael Francis and Christina Russo
Email:	michael.francis@akerman.com
christina.russo@akerman.com

(n) Mutual Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS Section 12(m).

(o) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[Signature pages follow]

Annex B - B-19

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above, effective as provided herein.

ONDAS HOLDINGS INC.

By:	/s/ Eric Brock
	Name:	Eric Brock
	Title:	Chief Executive Officer

Annex B - B-20

Complete the following as appropriate:

INDIVIDUAL HOLDER If you are an individual, print your name and sign below	ENTITY HOLDER If you are signing on behalf of an entity, please print the name of the entity, sign below, and indicate your name and title

Charles Parkhurst
Name of Individual (Please print)	Name of Entity (Please print)

/s/ Charles Parkhurst	By:
Signature	Name:
Title:

Holder Address for Notices:

______________________________

______________________________

______________________________

Facsimile: _____________________

Attention: _____________________

Annex B - B-21

Complete the following as appropriate:

INDIVIDUAL HOLDER If you are an individual, print your name and sign below	ENTITY HOLDER If you are signing on behalf of an entity, please print the name of the entity, sign below, and indicate your name and title

Eitan Babcock
Name of Individual (Please print)	Name of Entity (Please print)

/s/ Eitan Babcock	By:
Signature	Name:
Title:

Holder Address for Notices:

______________________________

______________________________

______________________________

Facsimile: _____________________

Attention: _____________________

Annex B - B-22

Complete the following as appropriate:

INDIVIDUAL HOLDER If you are an individual, print your name and sign below	ENTITY HOLDER If you are signing on behalf of an entity, please print the name of the entity, sign below, and indicate your name and title

Vijay Somandepalli
Name of Individual (Please print)	Name of Entity (Please print)

/s/ Vijay Somandepalli	By:
Signature	Name:
Title:

Holder Address for Notices:

______________________________

______________________________

______________________________

Facsimile: _____________________

Attention: _____________________

Annex B - B-23

Complete the following as appropriate:

INDIVIDUAL HOLDER If you are an individual, print your name and sign below	ENTITY HOLDER If you are signing on behalf of an entity, please print the name of the entity, sign below, and indicate your name and title

Reese Mozer
Name of Individual (Please print)	Name of Entity (Please print)

/s/ Reese Mozer	By:
Signature	Name:
Title:

Holder Address for Notices:

______________________________

______________________________

______________________________

Facsimile: _____________________

Attention: _____________________

Annex B - B-24

Schedule A

Schedule of Holders

●	Reese Mozer

●	Vijay Somandepalli

●	Charles Parkhurst

●	Eitan Babcock

Address for Holders set forth above:

American Robotics, Inc.

53 Brigham St Unit 4

Marlborough, MA 01752

Attention:	Reese Mozer
Email:	reese@americanrobotics.com

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, DC 20004

Attention:	Lisa Ellman
Randy Segal
Gabrielle Witt
Telephone:	202-637-5600
Email:	lisa.ellman@hoganlovells.com
randy.segal@hoganlovells.com
gabrielle.witt@hoganlovells.com

Annex B - B-25

Schedule B

Lock-Up Holders

●	Reese Mozer

●	Vijay Somandepalli

●	Charles Parkhurst

●	Eitan Babcock

Annex B - B-26

Annex C — OPINION OF NATIONAL SECURITIES CORP.

May 14, 2021

PRIVATE & CONFIDENTIAL

The Board of Directors

Ondas Holdings Inc.

61 Old South Road #495

Nantucket, MA 02554

Dear Members of the Board of Directors:

Ondas Holdings Inc., (“ONDS” or the “Parent”) has informed National Securities Corp. (“NSC,” us, we or similar terms) that ONDS, Drone Merger Sub I Inc. (“Merger Sub I”) and Drone Merger Sub II Inc. (“Merger Sub II”), both wholly-owned subsidiaries of ONDS, intend to enter into an agreement and plan of merger (the “Agreement”) on or about May 17, 2021 with American Robotics, Inc. (the “Company”), which provides for, among others items, the merger of Merger Sub I with and into the Company (“Merger I”), whereupon the separate existence of Merger Sub I shall cease and the Company shall be the surviving corporation and a wholly-owned subsidiary of Parent, and, immediately following the effective time of Merger I, the merger of the Company with and into Merger Sub II (“Merger II,” and together with Merger I, the “Mergers”), whereupon the separate existence of the Company shall cease and Merger Sub II shall be the surviving corporation and a wholly-owned subsidiary of Parent. In connection with the Mergers, Parent will provide consideration (the “Merger Consideration”) that consists of, for purposes of the Agreement, (i) $7,500,000 in cash (less (a) the Company Transaction Expenses, (b) Indebtedness of the Company as of the Merger I Effective Time (other than Indebtedness arising pursuant to that certain Promissory Note, dated as of April [23], 2021) (the “Parent Note”)) and (c) the Company’s Stockholders’ Representative Expense Fund), (ii) 6,750,000 shares of common stock of Parent, $0.0001 par value per share (“Parent Common Stock”), as such number may be adjusted pursuant to Section 2.08 of the Agreement, less any shares of Parent Common Stock (the “Parent Transaction Expenses Shares”) payable as the “HamiltonClark” Business Transaction Fee as defined in and pursuant to that certain letter agreement, dated as of January 14, 2021, between Hamilton Clark Sustainable Capital, Inc. (“HamiltonClark”) and the Company, as amended by that certain amendment dated May 10, 2021, (iii) warrants (the “Parent Warrants”) to purchase 1,875,000 shares of Parent Common Stock, as such number may be adjusted pursuant to Section 2.08 of the Agreement, less any Parent Warrants payable as the “HamiltonClark” Business Transaction Fee as defined in and pursuant to that certain letter agreement, dated as of January 14, 2021, between HamiltonClark and the Company, as amended by that certain amendment dated May 10, 2021 (the “Parent Transaction Expenses Warrants”), (iv) the contingent right, collectively of the Company Stockholders, to any amounts paid or released from the PPP Loan Escrow Amount pursuant to Section 6.14 of the Agreement and (v) the contingent right, collectively of the Company Stockholders, to any amounts released from the Company Stockholders’ Representative Expense Fund pursuant to Section 10.14 of the Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

In connection with the Mergers you have requested our opinion (the “Opinion”) with respect to the fairness, from a financial point of view, to ONDS, of the Merger Consideration. For purposes of the Opinion, we assume that (A) “Merger Consideration” includes the Company Transaction Expenses, the proceeds of the Parent Note (which we assume will be forgiven, but nonetheless, is included in “Merger Consideration” for purposes of the Opinion), the aggregate amount of the Company’s Stockholders’ Representative Expense Fund, the Parent Transaction Expenses Shares, the Parent Transactions Expenses Warrants, the Funded Debt, and the aggregate amount of the PPP Loan Escrow Amount, notwithstanding the definition of “Merger Consideration” in the Agreement, (B) the Convertible Notes will be converted in full to shares of common stock, par value $0.0001 per share, of the Company (“Company Shares”) on or before the Merger I Effective Time and (C) the Fully Diluted Share Number used to calculate Per Share Closing Merger Consideration and Per Share Contingent Consideration will be inclusive of such Company Shares issuable upon such assumed full conversion of the Convertible Notes.

Annex C - C-1

Ondas Holdings Inc.

Fairness Opinion

In arriving at the Opinion set forth below, we have, among other things, reviewed certain information provided to us by ONDS’s management, certain publicly available information, and certain information provided to us by the Company’s management, including:

(i)	Certain information provided by ONDS’s management and the Company’s management concerning each of ONDS’s and the Company’s respective business, financial condition and operations;
(ii)	Certain financial forecasts of ONDS, as furnished to us by ONDS's management;
(iii)	Publicly available financial information and other data with respect to ONDS, including its Annual Reports on Form 10-K for the fiscal years ended December 31, 2020 and 2019 including all amendments thereto;
(iv)	Certain publicly available financial data, stock market performance data and trading multiples of ONDS and comparable trading companies and precedent business combinations that we deemed appropriate and relevant to the Mergers;
(v)	Draft Transaction Agreements, including drafts of the Agreement, a form of agreement for the Parent Warrants, forms of lock-up and registration rights agreements, forms of restrictive covenant agreements and forms of employment agreements;
(vi)	Certain financial forecasts provided by the Company’s management for fiscal years 2021 to 2025;
(vii)	Historical and projected financial results provided by the Company’s management; and
(viii)	Discounted cash flow analyses of ONDS and the Company utilizing financial information prepared by and furnished to us by ONDS management.

We have also inquired about and discussed the Mergers and other matters related thereto with the management teams of ONDS and the Company and performed such other financial studies, analyses and investigations, and considered such other matters, as we deemed necessary or appropriate for purposes of rendering the Opinion.

In preparing this Opinion, we relied, without assuming responsibility or liability for independent verification, upon the accuracy and completeness of all financial and other information available from public sources and provided to and reviewed by us and all other information provided to us or otherwise discussed with or reviewed by us. We have assumed, at your direction and with your consent, that the financial and other projections prepared by ONDS and the Company’s managements and the assumptions underlying those projections, including the amounts and the timing of all financial and other performance data, have been reasonably prepared in accordance with industry practice and represent the managements’ best estimates and judgments as of the date of their preparation. We have assumed at your direction no responsibility for and express no opinion as to such analyses or forecasts or the assumptions on which they are based. We have also assumed that there have been no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the dates of the most current material made available to us. We have further relied, with your consent, upon the assurances of the management of the Company that they are not aware of any facts that would make the information and projections provided by them inaccurate, incomplete or misleading.

In connection with rendering our Opinion, we performed financial analyses utilizing several methodologies that we consider appropriate and relevant to the Mergers and that we believe are customary for similar transactions. The preparation of a fairness opinion involves significant judgment as to the most appropriate and relevant methods of financial analysis, data used in establishing fair value and the application of these methods to the particular circumstances and data. Accordingly, we believe that our analyses must be considered in their totality and that select portions of our analyses, without considering all such analyses and factors, or attempting to ascribe relative weights to some or all such analyses and factors, could create an incomplete view of the evaluation process underlying the Opinion.

Annex C - C-2

Ondas Holdings Inc.

Fairness Opinion

We have not been asked to undertake, and have not undertaken, an independent verification of any information provided to or reviewed by us, nor have we been furnished with any such verification and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of the Company including those which may arise from the Mergers, nor have we evaluated the Company’s solvency under any state or federal laws. We have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities to which the Company is or may be a party or subject to and our Opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

We also have assumed, with your consent, that the final executed forms of the Agreement will not differ in any material respects from the latest drafts provided to us, and the Mergers will be consummated in accordance with the terms and conditions of the Agreement, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary regulatory or third party consents and approvals for the Mergers, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the contemplated benefits of the Mergers.

Events occurring after the date hereof could materially affect the assumptions used in rendering our Opinion, however, we do not have any obligation to reaffirm this Opinion. We are not legal, tax or regulatory advisors and have relied upon, without independent verification, the assessment of ONDS, the Company, and their respective legal, tax and regulatory advisors with respect to such matters.

Our Opinion is limited to the fairness, from a financial point of view, as of the date hereof, to ONDS of the Merger Consideration in connection with the Mergers, and we express no opinion as to the fairness of the Mergers to the holders of any class of securities, creditors or other constituencies of ONDS or as to the underlying decision by ONDS to engage in the Mergers. Our Opinion does not address any other aspect or implication of the Mergers, the Agreement, or any other agreement or understanding entered into in connection with the Mergers or otherwise. We also express no opinion as to the fairness of the amount or nature of the compensation to any of ONDS’s officers, directors or employees, or any class of such persons, relative to the Merger Consideration. We assume that the exercise price of the Parent Warrants will be the trading price of the Parent Common Stock on the trading day immediately preceding the closing of the Mergers and we express no opinion as to the prices or trading ranges at which Parent Common Stock will trade at any time before or after the announcement or consummation of the Mergers. Furthermore, we are not expressing any opinion as to the impact of the Mergers on the solvency or viability of ONDS, or the ability of ONDS to pay its obligations when they become due before consummation of the Mergers.

Our Opinion is necessarily based upon economic, market, monetary, regulatory and other conditions as they exist and can be evaluated, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our Opinion based on circumstances or events occurring after the date hereof.

This Opinion is provided to the Board of Directors of ONDS solely in connection with and for the purposes of its evaluation of the Mergers. It does not address the Company's underlying business decision to effect the Mergers and it is not a recommendation as to any action the Board of Directors should take with respect to the Mergers or any aspect thereof. It is further understood that this Opinion may not be used for any other purpose, nor may it be reproduced, disseminated, quoted or referred to at any time, in whole or in part, in any manner or for any purpose, without our prior written consent.

NSC has been engaged by ONDS’s board of directors to render this Opinion with respect to the Mergers and NSC will receive a fee, reimbursement of expenses and certain indemnities for providing this Opinion. No portion of our fee is contingent upon the conclusions expressed in the Opinion or upon the outcome of the Mergers. ONDS has agreed to indemnify NSC against certain liabilities associated with the issuance of this Opinion. In addition to the current engagement, in the two years preceding the date of this Opinion, NSC has acted in (1) an advisory capacity to, (2) as placement agent in three private placements for and (3) as underwriter in one public offering for ONDS, and in each instance compensation was received as a result of such relationship. NSC has not had any other material relationships during the two years preceding this Opinion or that are mutually understood to be contemplated with any party to the Mergers other than ONDS in which any compensation was received or is intended to be received as a result of such relationship.

Annex C - C-3

Ondas Holdings Inc.

Fairness Opinion

Our Opinion has been authorized for issuance by NSC’s Fairness Opinion Review Committee (FORC) in accordance with NSC’s written supervisory procedures.

In the ordinary course of our and our affiliates' businesses, we and our affiliates may actively trade or hold the securities of ONDS for our or for others’ accounts and, accordingly, we may at any time hold a long or short position in such securities.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration in connection with the Mergers is fair to ONDS from a financial point of view.

Sincerely,

NATIONAL SECURITIES CORP.

/s/ National Securities Corp.

Annex C - C-4

PRELIMINARY - SUBJECT TO COMPLETION

FORM OF PRELIMINARY PROXY CARD

ONDAS HOLDINGS INC.

Special Meeting of Stockholders, [●], 2021

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of Ondas Holdings Inc. (the “Company” or “Ondas”) hereby appoints [●] and [●], or either of them, as Proxies, each with the power to appoint a substitute, and hereby authorizes them to vote all such shares of the Company as to which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company and at all adjournments or postponements thereof, to be held at [●] at [●] a.m., Eastern time, in accordance with the following instructions:

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR: (1) THE APPROVAL OF the issuance of shares of Ondas common stock, including shares of common stock underlying WARRANTS, in connection with the TRANSACTION PURSUANT TO THE AGREEMENT AND PLAN OF MERGER BY AND AMONG ONDAS, DRONE MERGER SUB I INC., DRONE MERGER SUB II INC., AND AMERICAN ROBOTICS, INC. (THE “TRANSACTION”) AND (2) tHE APPROVAL OF an adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the APPROVAL OF THE STOCK ISSUANCE PROPOSAL.

(DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED)

ONDAS HOLDINGS INC.

SPECIAL MEETING OF STOCKHOLDERS

[●], 2021

The Board of Directors recommends that you vote “FOR” the following proposals:

1.	Approval of Stock Issuance Proposal – a proposal to approve the issuance of shares of Ondas common stock, including shares of common stock underlying warrants, in connection with the Transaction (as defined above).

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Adjournment Proposal – a proposal to approve an adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the Stock Issuance Proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

SIGNATURE(S)

(Please sign exactly as your name appears on your proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or partner, please give full title as such. If a corporation, please sign in full corporate name by president or by other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Date: